As filed with the Securities and Exchange Commission on July 12, 2013

Registration No. 333-189142

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

US Foods, Inc.

(Exact name of registrant as specified in its charter)

(See table of additional registrants below.)

Delaware	5140	36-3642294
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 600

Rosemont, IL 60018

(847) 720-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Juliette W. Pryor

Executive Vice President, General Counsel and Chief Compliance Officer

US Foods, Inc.

9399 W. Higgins Road, Suite 600

Rosemont, IL 60018

(847) 720-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kevin T. Collins, Esq.

Elaine Wolff, Esq.

Jenner & Block LLP

919 Third Avenue

New York, NY 10022-3908

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
8.5% Senior Notes due 2019	$26,183,000	100%	$26,183,000	$3,571	(4)
Guarantees of 8.5% Senior Notes due 2019(2)(3)	$26,183,000	—	—	None
Total			$26,183,000	$3,571	(4)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	See below for a table of guarantor registrants.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate filing fee is required for the guarantees.
(4)	Previously paid.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
E & H Distributing, LLC	Nevada	5140	88-0066486
Great North Imports, LLC	Delaware	5046	52-2190438
Trans-Porte, Inc.	Delaware	4213	52-1749428
US Foods Culinary Equipment & Supplies, LLC	Delaware	5046	52-2275400

*	The address for each of the guarantor registrants is: c/o US Foods, Inc., 9399 W. Higgins Road, Suite 600 , Rosemont, IL 60018, telephone: (847) 720-8000. The name and address, including zip code, of the agent for service for each guarantor registrant is: Juliette W. Pryor, Executive Vice President, General Counsel and Chief Compliance Officer of US Foods, Inc., 9399 W. Higgins Road, Suite 600, Rosemont, IL 60018, telephone: (847) 720-8000.

The information in this prospectus is not complete and may be changed. The selling noteholders named herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 12, 2013

PRELIMINARY PROSPECTUS

$26,183,000

8.5% Senior Notes due 2019

US FOODS, INC.

Selling noteholders, affiliates of Kohlberg Kravis Roberts & Co., L.P., may sell, from time to time, up to $26,183,000 aggregate principal amount of our 8.5% Senior Notes due 2019 (the “Notes”). We are not selling any Notes pursuant to this prospectus. We will not receive any proceeds from the sale of the Notes by the selling noteholders.

The selling noteholders may offer for sale the Notes covered by this prospectus in one or more transactions, directly to purchasers or through underwriters, brokers or dealers or agents, in public or private transactions, at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” We will bear all expenses in connection with this offering of our Notes, other than any underwriting fees, discounts, selling commissions and transfer taxes, if any.

Interest on the Notes will accrue at a rate of 8.5% per annum and will be payable on June 30 and December 31 of each year.

The Notes will mature on June 30, 2019 unless earlier redeemed. At any time (which may be more than once) on or prior to June 30, 2014, we may redeem some or all of the Notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium plus accrued and unpaid interest to the redemption date. Beginning on June 30, 2014, we may redeem some or all of the Notes at specified redemption prices plus accrued and unpaid interest to the redemption date.

The Notes are our unsecured senior obligations and rank senior in right of payment to our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes; rank equally in right of payment to all of our existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes; and are effectively subordinated in right of payment to all of our existing and future secured debt, to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the Notes. The Notes are fully and unconditionally guaranteed on an unsecured basis by the subsidiaries indicated herein.

We have not applied, and do not intend to apply, for listing of the Notes on any national securities exchange.

You should carefully read this prospectus before you invest. Investing in our Notes involves risk. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission (the “SEC” or the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2013

You should rely only on the information contained in this prospectus. Neither we nor the selling noteholders have authorized anyone to give you any information or to make any representations about the transaction discussed in this prospectus other than as contained in this prospectus. If you are given any information or representation that is not discussed in this prospectus, you must not rely on that information. We and the selling noteholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date. The delivery of this prospectus shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

The Notes offered pursuant to this prospectus have not been and will not be qualified under the securities laws of any province or territory of Canada. The Notes are not being offered or sold, directly or indirectly, in Canada or to or for the account of any resident of Canada in contravention of the securities laws of any province or territory thereof.

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THIS PROSPECTUS DOES NOTE CONSTITUTES AN OFFER TO PURCHASE NOTES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS.

MARKET AND INDUSTRY DATA

Information in this prospectus about the foodservice distribution industry, including our general expectations concerning the industry, are based on estimates prepared using data from various sources and on assumptions made by us. We believe data regarding the foodservice industry are inherently imprecise, but generally indicate our size and position within the industry. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to our general expectations concerning the foodservice industry, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors.”

GENERAL INFORMATION

Our principal executive offices are located at 9399 West Higgins Road, Suite 500, Rosemont, Illinois 60018 and our telephone number there is (847) 720-8000. Our website address is www.usfoods.com. The information on our website is not deemed part of this prospectus.

Unless otherwise indicated or the context otherwise requires, in this prospectus, references to “US Foods,” “USF,” the “Company,” “we,” “us” and “our” mean US Foods, Inc. and its consolidated subsidiaries. US Foods was previously known as U.S. Foodservice, Inc. prior to November 4, 2011.

References to “USF Holding” means USF Holding Corp., our direct parent which owns all of the outstanding shares of common stock of US Foods.

While USF Holding is the parent of US Foods, the Notes are the obligations of US Foods, as issuer, and not of USF Holding. In addition, USF Holding is not a guarantor of the Notes.

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SUMMARY

This summary highlights selected information regarding us and should be read as an introduction to the more detailed information included elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in the Notes. You should read the following summary carefully together with the more detailed information, the section entitled “Risk Factors” beginning on page 7 and the audited consolidated financial statements of US Foods, including the accompanying notes, and the unaudited consolidated interim financial statements of US Foods, including the accompanying notes, included elsewhere in this prospectus before making any investment decision.

Our Company

We are a leading foodservice distributor, and one of only two national foodservice distributors in the United States. In fiscal year 2012, we generated approximately $22 billion in net sales providing an important link between over 5,000 suppliers and our more than 200,000 foodservice customers nationwide. We offer an extensive array of fresh, frozen and dry food and non-food products with approximately 350,000 stock-keeping units or “SKUs” as well as value-added distribution services that meet specific customer needs. We have also developed what we believe to be one of the most extensive private label product portfolios in the foodservice distribution industry, representing approximately 30,000 SKUs and over $6 billion in net sales in fiscal year 2012. In addition, many of our customers depend on us for critical business functions, including product selection, menu preparation and costing strategies.

We market our food products through a sales force of approximately 5,000 associates to a diverse mix of foodservice customers. Our principal customers include independently owned, single location restaurants, regional concepts, national chains, hospitals, nursing homes, hotels and motels, country clubs, fitness centers, government and military organizations, colleges and universities and retail locations. Our customers are managed either locally or by our national sales team.

Due to the similarity of our operations across the country, we manage our operations as a single operating segment that encompasses 64 divisions nationwide. Our primary operating activities include providing a broad line of foodservice products and value-added distribution services focused on meeting the needs of our customers. We support our business with one of the largest private refrigerated fleets in the United States, with approximately 6,000 refrigerated trucks traveling approximately 230 million miles annually. We also provide our customers with expertise for their “center of the plate” needs through our Stock Yards brand and essential restaurant equipment and supplies through US Foods Culinary Equipment & Supplies.

Industry Overview

The foodservice distribution industry is highly fragmented with approximately 16,500 foodservice distributors nationwide. The foodservice distribution industry includes a wide spectrum of companies ranging from businesses selling a single category of product (e.g., produce) to large broadline distributors with many divisions and thousands of products across all categories. Recent trends show large-scale distributors taking market share from smaller regional and local distributors as a result of acquisitions of smaller distributors by larger distributors. We expect this trend to continue through additional acquisitions and also organically due to scale efficiencies inherent to larger distributors with broader product and value-added service offerings.

Based upon data provided by the USDA Economic Research Service, for over 25 years prior to 2008, the foodservice market in the United States was characterized by stable, predictable industry growth with annual year-over-year increases in total food purchases by dollar value. In 2008, the economic recession and dislocation in the financial markets adversely impacted the foodservice industry leading to unprecedented levels of decline, impacting both large and small operators. In 2010, as the macroeconomic environment began to recover, the foodservice market stabilized. The industry has since demonstrated signs of continued stabilization and modest growth, as consumer confidence and discretionary spending have strengthened.

Corporate History

On July 3, 2007, investment funds associated with or managed by Clayton, Dubilier & Rice, LLC (“CD&R”) and Kohlberg Kravis Roberts & Co., L.P. (“KKR”, and together with CD&R, the “Sponsors”), through Restore Acquisition Corp., a wholly-owned subsidiary of USF Holding Corp., a corporation formed by the Sponsors, acquired all of the outstanding common shares of U.S. Foodservice and certain related assets from Koninklijke Ahold N.V. (“Ahold”) for approximately $7.2 billion including fees and expenses (the “Acquisition”). Restore Acquisition Corp. subsequently merged into U.S. Foodservice, resulting in U.S. Foodservice becoming a wholly-owned subsidiary of USF Holding Corp. In December 2007, U.S. Foodservice merged into its wholly-owned subsidiary, U.S. Foodservice, Inc. The Acquisition and the transactions related thereto are referred to in this prospectus as the “2007 Transactions.” In connection with our “US Foods” brand strategy, on November 4, 2011, U.S. Foodservice, Inc. changed its name to US Foods, Inc.

Ownership and Corporate Structure

The following diagram shows an overview of our corporate structure and debt structure as of March 30, 2013, adjusted to reflect the June 2013 Refinancing (as defined below) and the expiration of the Revolving Credit Facility.

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US Foods, Inc. is incorporated under the laws of the state of Delaware. Our corporate headquarters are located at 9399 West Higgins Road, Suite 500, Rosemont, Illinois 60018. Our telephone number is (847) 720-8000. We maintain a site on the World Wide Web at www.usfoods.com. Please note that the information found on our website is not a part of this prospectus and this web address is not an active hyperlink.

OFFERING SUMMARY

The summary below describes the principal terms of the offer and the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Notes.

This prospectus relates to Notes held by affiliates of KKR, one of our Sponsors, that may be offered from time to time by such selling noteholders. As of May 30, 2013, affiliates of KKR collectively held $26,183,000 in aggregate principal amount of Notes. These Notes were purchased in private placements in aggregate principal amounts of $400 million on May 11, 2011, $400 million on December 6, 2012, $175 million on December 27, 2012, and $375 million on January 16, 2013. The Notes were issued pursuant to an indenture, dated May 11, 2011, by and among US Foods, the respective Subsidiary Guarantors (as defined below in “Offering Summary”) and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee (the indenture, as the same may be amended, modified or supplemented from time to time, including pursuant to supplemental indentures, collectively, the “Indenture” and Wilmington Trust, National Association, the “Trustee”). We refer to all notes issued under the Indenture, collectively, as the Senior Notes. In connection with the private placements of Notes, affiliates of KKR received an aggregate of approximately $5 million in underwriting discounts and fees.

In addition, in connection with our issuance of Notes, we entered into registration rights agreements with the initial purchasers of the Notes, including affiliates of KKR. On April 5, 2013, as required under the registration rights agreements, we commenced concurrent exchange offers (the “Exchange Offers”) to exchange the privately placed Notes with Notes that had been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Offers expired on May 2, 2013, and we promptly exchanged all Notes tendered into the Exchange Offers for registered Notes. As affiliates of US Foods, KKR and its affiliates could not participate in the Exchange Offers, and the registration statement of which this prospectus forms a part has been filed in accordance with the terms of the registration rights agreements to cover the reasale of Notes held by affiliates of KKR that could not be tendered in the Exchange Offers.

Issuer	US Foods, Inc.

Securities Offered	Up to $26,183,000 principal amount of 8.5% Senior Notes due 2019.

Maturity Date	The Notes mature on June 30, 2019.

Interest	Interest on the Notes accrues at a rate of 8.5% per annum. Interest will be payable on June 30 and December 31 of each year.

Use of Proceeds	The selling noteholders will receive all of the proceeds from the sale of the Notes offered by this prospectus. We will not receive any proceeds from the sale of our Notes by the selling noteholders.

Ranking	The Notes are our unsecured senior obligations and:

•	rank senior in right of payment to our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

•	rank equally in right of payment to all of our existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes; and

•

are effectively subordinated in right of payment to all of our existing and future secured debt, to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the Notes.

Similarly, the Notes guarantees are unsecured senior obligations of the guarantors and:

•	rank senior in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

•

rank equally in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes; and

•

are effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt, to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the Notes.

As of March 30, 2013, on an adjusted basis to give effect to the June 2013 Refinancing and the July 2013 expiration of the Revolving Credit Facility, we would have had $3,496 million of secured debt, excluding approximately $761 million that we expect to have available to borrow under our Senior ABL Facility, and Amended 2011 Term Facility (collectively, the “Senior Credit Facilities”), to which the Notes are effectively subordinated, and our subsidiaries that are not guarantors of the Notes had debt of approximately $1,158 million, consisting of debt of $686 million under our 2012 ABS Facility and debt of $472 million under our CMBS Fixed Rate Loan. See “Risk Factors—Risks Relating to Our Substantial Indebtedness—We have substantial debt, which could adversely affect our financial health and our ability to obtain financing in the future, react to changes in our business and make payments on our debt, including the Notes.” Our senior revolving credit facility (the “Revolving Credit Facility”) expired on July 3, 2013. We refer to the June 7, 2013 amendment of our then-existing term loan credit agreement, dated as of May 11, 2011 (the “2011 Term Facility,” and as amended by such First Amendment, the “Amended 2011 Term Facility”) to, among other things, increase the aggregate principal amount of senior secured term loans outstanding to $2,100 million, the repayment in full of all outstanding amounts (approximately $1,674 million) under our term loan credit agreement, dated as of July 3, 2007 (the “2007 Term Facility”), and the termination of the 2007 Term Facility, as the “June 2013 Refinancing.”

Guarantees	Our material 100% owned domestic subsidiaries that guarantee our Senior Credit Facilities and the Notes (the “Subsidiary Guarantors”) guarantee the Notes.

Optional Redemption	At any time (which may be more than once) on or prior to June 30, 2014, we may redeem some or all of the Notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium (as described in “Description of the Notes—Redemption—Optional Redemption”) plus accrued and unpaid interest to the redemption date. Beginning on June 30, 2014, we may redeem some or all of the Notes at the redemption prices listed under “Description of the Notes—Redemption—Optional Redemption” plus accrued and unpaid interest to the redemption date.

Optional Redemption after Certain Equity Offerings	At any time (which may be more than once) prior to June 30, 2014, we can choose to redeem up to 35% of the outstanding Notes with the net proceeds of certain equity offerings at a redemption price equal to 108.5% of the principal amount thereof plus accrued and unpaid interest, if any, so long as at least 50% of the original aggregate principal amount of the Notes remains outstanding immediately after such redemption.

Change of Control Offer	If we experience a change in control, we must give holders of Notes the opportunity to sell us their Notes at 101% of their face amount, plus accrued and unpaid interest (unless the Notes are or have been otherwise redeemed). Any such offer will comply with any applicable regulations under the federal securities laws, including Rule 14e-1 under the Exchange Act.

We might not be able to pay you the required price for Notes you present to us as a result of a change of control because we might not have enough funds at that time. See “Description of the Notes—Change of Control.”

Asset Sale Proceeds	If we or our subsidiaries engage in certain asset sales, we generally must either invest amounts equal to the net cash proceeds from such sales in our business within a period of time, prepay senior debt or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds. The purchase price of the Notes will be 100% of their principal amount, plus accrued and unpaid interest.

Certain Covenants	The Indenture contains covenants limiting our ability and the ability of our restricted subsidiaries to:

•	incur additional debt;

•	pay dividends or distributions on our capital stock or repurchase our capital stock;

•	issue stock of subsidiaries;

•	make certain investments;

•	create liens on our assets;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	transfer and sell assets.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes—Certain Covenants.”

Suspension of Covenants	Under the Indenture, in the event the Notes are rated investment grade and no default or event of default has occurred or is continuing, many of the covenants described above will no longer apply for so long as the Notes remain rated investment grade. See “Description of the Notes— Suspension of Covenants on Achievement of Investment Grade Rating.”

Book-Entry Form; Denomination	The Notes were issued in book-entry form, which means that they are represented by one or more permanent global securities registered in the name of The Depositary Trust Company or its nominee. The global securities are deposited with the Trustee as custodian for the depositary. Notes can only be transferred in denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Form, Denomination, Transfer, Exchange and Book-Entry Procedures for the Notes.”

No Prior Market; No Listing	We have not applied, and do not intend to apply, for listing of the Notes on a national securities exchange. We cannot assure you as to the liquidity of markets that may develop for the Notes, your ability to sell the Notes or the price at which you would be able to sell the Notes.

Risk Factors

You should consider carefully all of the information set forth in this prospectus and, in particular, the information under the heading “Risk Factors” beginning on page 7 before deciding to invest in the Notes.

Ratio of Earnings to Fixed Charges

Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

	13-Weeks Ended March 30, 2013	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended January 1, 2011	Year Ended January 2, 2010	Year Ended December 27, 2008
Ratio of earnings to fixed charges	(a)	(a)	(a)	1.0	(a)	(a)

(a)	Earnings (loss) from continuing operations before income taxes and fixed charges for the 13-weeks ended March 30, 2013 and the years ended December 29, 2012, December 31, 2011, January 2, 2010, and December 27, 2008, were inadequate to cover fixed charges for the period by $95.0 million, $10.2 million, $147.4 million, $59.0 million, and $125.3 million, respectively.

RISK FACTORS

You should carefully consider the risks and uncertainties set forth below as well as the other information contained in this prospectus before deciding to invest in the Notes. Any of the following risks and uncertainties could materially and adversely affect our business, financial condition, operating results or cash flow and we believe that the following information identifies the material risks and uncertainties affecting our company. In such a case, the trading price of the Notes could decline or we may not be able to make payments of interest and principal on the Notes, and you may lose all or part of your original investment.

Risks Relating to the Notes

The Notes are unsecured and subordinated to the rights of our and the guarantors’ existing and future secured creditors.

As of March 30, 2013, after giving effect to the June 2013 Refinancing and the July 2013 expiration of the Revolving Credit Facility, we would have had $3,496 million of secured indebtedness. The Indenture, will permit us to incur a significant amount of secured indebtedness, including indebtedness under the Senior Credit Facilities, the 2012 ABS Facility, and our fixed rate term loan facility secured by mortgages on certain of our properties and pledges of equity interests in certain special purpose bankruptcy remote entities that directly or indirectly own certain of such properties (the “CMBS Fixed Rate Loan”). Indebtedness under the Senior Credit Facilities is secured by liens on substantially all of our assets (other than the assets securing the 2012 ABS Facility and the CMBS Fixed Rate Loan), including pledges of all or a portion of our interests in the capital stock of certain of our subsidiaries and certain designated receivables, inventory and motor vehicles collateral under our ABL Facility. The 2012 ABS Facility is secured by certain trade receivables and related assets of US Foods and certain of its subsidiaries, and the CMBS Fixed Rate Loan is secured by first mortgages on 38 owned properties consisting primarily of distribution centers and pledges of equity interests in certain special purpose bankruptcy remote entities that directly or indirectly own certain of such properties. The Notes are unsecured and therefore do not have the benefit of such collateral. Accordingly, the Notes are effectively subordinated to all such secured indebtedness to the extent of the assets securing such indebtedness. If an event of default occurs under the Senior Credit Facilities, the 2012 ABS Facility, or the CMBS Fixed Rate Loan, the applicable secured lenders will have a prior right to our assets, to the exclusion of the holders of the Notes, even if we are in default under the Notes. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by our assets (including all amounts outstanding under the Senior Credit Facilities, the 2012 ABS Facility, or the CMBS Fixed Rate Loan, as the case may be), resulting in all or a portion of our assets being unavailable to satisfy the claims of the holders of the Notes and other unsecured indebtedness. Therefore, in the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of the Notes will participate in our remaining assets ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as such Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. Further, if the lenders foreclose and sell the pledged interests in any subsidiary guarantor under the Notes, then that guarantor will be released from its guarantee of such Notes automatically and immediately upon the sale. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Notes. As a result, holders of Notes may receive less, ratably, than holders of secured indebtedness.

The Notes are effectively subordinated to the debt of our non-guarantor subsidiaries.

The Notes are guaranteed by our material 100% owned domestic subsidiaries that guarantee our debt under the Senior Credit Facilities; however, such notes are not guaranteed by the special purpose finance subsidiaries in connection with the 2012 ABS Facility and the CMBS Fixed Rate Loan and certain of our other subsidiaries. Payments on the Notes are only required to be made by us and the Subsidiary Guarantors. Accordingly, claims of holders of the Notes are structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries, including trade payables, will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon liquidation or otherwise, to us or a guarantor of the Notes. The non-guarantor subsidiaries will be permitted to incur additional debt in the future under the Indenture. As of March 30, 2013, our subsidiaries that are not guarantors of the Senior Notes had debt of approximately $1,158 million.

As of March 30, 2013, our non-guarantor subsidiaries consisted principally of our special purpose finance subsidiaries in connection with the 2012 ABS Facility and the CMBS Fixed Rate Loan and would have accounted for approximately $1,848 million or 20% of our total assets. See “Description of the Notes—Ranking.”

If the lenders under the Senior Credit Facilities release the guarantors under the credit agreements, those guarantors will be released from their guarantees of the Notes.

The lenders under the Senior Credit Facilities have the discretion to release the guarantees under the credit agreements. If a guarantor is no longer a guarantor of obligations under the Senior Credit Facilities or any other successor credit facility that may be then outstanding, then the guarantee of the Notes by such guarantor will be released automatically without action by, or consent of, any holder of the Notes or the trustee under the Indenture. See “Description of the Notes—Subsidiary Guarantees.” You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the Notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of holders of such Notes.

We may be unable to raise funds necessary to finance the change of control repurchase offers required by the Indenture and the Senior Credit facilities may limit or prohibit the change of control repurchase offers required by the Indenture.

If we experience specified changes of control, we would be required to make an offer to purchase all of the outstanding Notes and at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase unless we have otherwise exercised our rights to redeem the Notes. The occurrence of specified events that would constitute a change of control will constitute a default under the Senior Credit Facilities. In addition, the Senior Credit Facilities may limit or prohibit the purchase of Notes by us in the event of a change of control, unless and until such time as the indebtedness under the Senior Credit Facilities is repaid in full. As a result, following a change of control event, we may not be able to repurchase Notes unless we first repay all indebtedness outstanding under the Senior Credit Facilities and any of our certain indebtedness that contains similar provisions, or obtain a waiver from the holders of such indebtedness to permit us to repurchase the Notes. We may be unable to repay all of that indebtedness or obtain a waiver of that type. Any requirement to offer to repurchase outstanding Notes may therefore require us to refinance our other outstanding debt, which we may not be able to do on commercially reasonable terms, if at all. In addition, our failure to purchase the Notes after a change of control in accordance with the terms of the Indenture would constitute an event of default under the Indenture, which in turn would result in a default under the Senior Credit Facilities.

Our inability to repay the indebtedness under the Senior Credit Facilities would also constitute an event of default under the Indenture, which could have materially adverse consequences to us and to the holders of the Notes. Our future indebtedness may also require such indebtedness to be repurchased upon a change of control.

The definition of change in control in the Indenture includes the transfer of all or substantially all of our and our restricted subsidiaries’ assets, any merger or consolidation by us with another entity pursuant to which persons other than USF Holding or our sponsors or affiliates of our sponsors own more than 50% of the voting stock of the surviving entity and the acquisition of beneficial ownership of more than 50% of the voting stock of USF Holding.

The definition of “change of control” contained in the Indenture includes a disposition of all or substantially all of our assets and the assets of our restricted subsidiaries. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of our assets. As a result, it may be unclear as to whether a change of control has occurred and whether we are required to make an offer to repurchase the Notes.

Federal and state fraudulent transfer laws may permit a court to void the Notes or the guarantees thereof, and if that occurs, you may not receive any payments with respect to the Notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and the incurrence of the guarantees thereof. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (a) issued the Notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	we or such guarantor was insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of the guarantees;

•	the issuance of the Notes or the incurrence of the guarantees left us or such guarantor with an unreasonably small amount of capital or assets to carry on its business; or

•	we or such guarantor intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that we or a guarantor of the Notes did not receive reasonably equivalent value or fair consideration for the Notes or its guarantee, as applicable, to the extent we or such guarantor did not obtain a reasonably equivalent benefit from the issuance of the Notes or the incurrence of its guarantee, as applicable. To the extent that our 11.25%/12% Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes”) that were repurchased with the proceeds of the Notes or the guarantees thereof were not valid for the full amount thereof (including as a result of fraudulent conveyance laws), a court would likely find that we or such guarantors did not receive reasonably equivalent value or fair consideration in the amount of such Senior Subordinated Notes or the guarantees thereof for issuing the Notes or incurring the guarantees, as applicable. Although there is a risk a court could find otherwise, because the proceeds of the Senior Subordinated Notes were retained by us and because the proceeds of the Notes were used primarily by us to repurchase the Senior Subordinated Notes, we believe it is unlikely that the issuance of the Notes would be found to be a fraudulent transfer.

We cannot be certain as to the standards a court would use to determine whether or not we or any guarantor was insolvent at the relevant time or, regardless of the standard that a court uses, whether the Notes or the guarantees would be subordinated to our or any of the guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the Notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or that guarantee, could subordinate the Notes or that guarantee to presently existing and future indebtedness of us or the applicable guarantor or could require the holders of the Notes to repay any amounts received with respect to the Notes or that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes.

The indenture contains a “savings clause” intended to limit each guarantor’s liability under its guarantee to the maximum amount that it could incur without causing the guarantee to be a fraudulent transfer under applicable law. There can be no assurance that this provision will be upheld as intended.

The ability to transfer the Notes may be limited by the absence of an active trading market.

We have not listed, and do not currently intend to apply for listing, of the Notes on any securities exchange or automated quotation system. There can be no guaranty that you will be able to sell your Notes at a particular time, if at all, or that you will be able to obtain the price you desire for your Notes. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuations in the price of securities. The Notes may trade at a discount from their face value or from the offering price depending on many factors, including prevailing interest rates, the market for similar securities, our credit rating, the interest of securities dealers in making a market for the Notes, the price of any other securities we issue, our performance, prospects, operating results and financial condition, as well as of other companies in our industry.

The liquidity of, and trading market for, the Notes also may be adversely affected by general declines in the market or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of our financial performance and prospects.

Many covenants contained in the Indenture will no longer apply if the Notes achieve certain investment grade ratings, and you will lose the protection afforded by such covenants.

The Notes offered hereby have not been rated at investment grade, and the Indenture contains certain covenants that are typical for similar “high yield” debt securities. If, at any time after the issue date of the Notes receive certain investment grade ratings and no default or event of default has occurred and is continuing under the Indenture, certain covenants will no longer apply, including covenants that limit our ability to incur additional indebtedness, make restricted payments and sell certain assets and the covenant limiting our ability to consummate certain change of control transactions will be suspended. These covenants, other than the change in control covenant, fall away until maturity of the Notes, and as a result you will not regain the protection of these covenants even if the Notes were to be subsequently downgraded to below investment grade. See “Description of the Notes—Suspension of Covenants on Achievement of Investment Grade Rating.”

Risks Relating to Our Substantial Indebtedness

We have substantial debt, which could adversely affect our financial health and our ability to obtain financing in the future, react to changes in our business and make payments on our debt, including the Notes.

As of March 30, 2013, after giving effect to the June 2013 Refinancing and the July 2013 expiration of the Revolving Credit Facility, we would have had an aggregate principal amount of approximately $4,846 million of outstanding debt, excluding $21 million of unamortized premium. Our substantial debt could have important consequences to holders of the Notes. Because of our substantial debt:

•

our ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt service requirements, acquisitions or general corporate purposes and our ability to satisfy our obligations with respect to our indebtedness, including the Notes, may be impaired in the future;

•

a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds available to us for other purposes (for example, approximately $286 million was dedicated to the payment of interest for the fiscal year ended December 29, 2012);

•	we are exposed to the risk of increased interest rates because a portion of our borrowings, including under the Senior Credit Facilities and the 2012 ABS Facility, are at variable rates of interest;

•	it may be more difficult for us to satisfy our obligations to our lenders, resulting in possible defaults on and acceleration of such indebtedness;

•	we may be more vulnerable to general adverse economic and industry conditions;

•

we may be at a competitive disadvantage compared to our competitors with less debt or comparable debt at more favorable interest rates and they, as a result, may be better positioned to withstand economic downturns;

•	our ability to refinance indebtedness may be limited or the associated costs may increase; and

•

our flexibility to adjust to changing market conditions and ability to withstand competitive pressures could be limited, or we may be prevented from carrying out capital spending that is necessary or important to our growth strategy and efforts to improve operating margins or our business.

Despite our indebtedness levels, we and our subsidiaries may be able to incur substantially more debt, including secured debt. This could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the Indenture do not fully prohibit us or our subsidiaries from doing so. As of March 30, 2013, after giving effect to the June 2013 Refinancing and the July 2013 expiration of the Revolving Credit Facility, we would have had commitments for additional borrowings under our asset-based senior secured revolving loan facility (the “Senior ABL Facility”) and our new 2012 ABS facility (the “2012 ABS Facility” and together with our prior ABS facility, the “ABS Facilities”) of $1,069 million (of which approximately $661 million was available based on our borrowing base), all of which were secured. All of those borrowings and any other secured indebtedness permitted under the agreements governing such credit facilities and indentures are effectively senior to the Notes to the extent of the value of the assets securing such indebtedness. If new debt is added to our current debt levels, the related risks that we now face would increase and we may not be able to meet all our debt obligations, including the repayment of the Notes. In addition, the Indenture does not prevent us from incurring obligations that do not constitute indebtedness.

The agreements and instruments governing our debt contain restrictions and limitations that could significantly impact our ability to operate our business and adversely affect the holders of the Notes.

The Senior Credit Facilities and the Indenture contain covenants that, among other things, restrict our ability to:

•	dispose of assets;

•	incur additional indebtedness (including guarantees of additional indebtedness);

•	pay dividends and make certain payments;

•	make voluntary prepayments on the Notes or make amendments to the terms thereof;

•	create liens on assets;

•	make investments (including joint ventures);

•	engage in mergers, consolidations or sales of all or substantially all of our assets;

•	engage in certain transactions with affiliates;

•	change the business conducted by us; and

•	amend specific debt agreements.

In addition, if borrowing availability under the Senior ABL Facility plus the amount of cash and cash equivalents held by us falls below a specified threshold of $100 million, the borrowers are required to comply with a minimum fixed charge coverage ratio of 1 to 1. In addition, if our borrowing availability under the Senior ABL Facility falls below $110 million, additional reporting responsibilities are triggered under the ABL Facility and the ABS Facility.

Our ability to comply with these provisions in future periods will depend on our ongoing financial and operating performance, which in turn will be subject to economic conditions and to financial, market and competitive factors, many of which are beyond our control. Our ability to comply with these provisions in future periods will also depend substantially on the pricing of our products, our success at implementing cost reduction initiatives and our ability to successfully implement our overall business strategy.

The Indenture contains restrictive covenants similar to those of the Senior Credit Facilities that will further limit our and our restricted subsidiaries ability to take certain actions.

The restrictions in the Indenture and the terms of the Senior Credit Facilities, the 2012 ABS Facility, and the CMBS Fixed Rate Loan may prevent us from taking actions that we believe would be in the best interest of our business, and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility. We cannot assure you that we will be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements, or that we will be able to refinance our debt on terms acceptable to us, or at all.

Our ability to comply with the covenants and restrictions contained in the Senior Credit Facilities, the 2012 ABS Facility and the CMBS Fixed Rate Loan, and the Indenture may be affected by economic, financial and industry conditions beyond our control. The breach of any of these covenants or restrictions could result in a default under the Senior Credit Facilities, the 2012 ABS Facility and the CMBS Fixed Rate Loan or our indentures that would permit the applicable lenders or noteholders, as the case may be, to declare all amounts outstanding thereunder to be due and payable, together with accrued and unpaid interest. If we are unable to repay debt, lenders having secured obligations, such as the lenders under the Senior Credit Facilities, the 2012 ABS Facility and the CMBS Fixed Rate Loan, could proceed against the collateral securing the debt. In any such case, we may be unable to borrow under the Senior Credit Facilities, the 2012 ABS Facility and the CMBS Fixed Rate Loan and may not be able to repay the amounts due under the Senior Credit Facilities, the 2012 ABS Facility, the CMBS Fixed Rate Loan, or the Notes. This could have serious consequences to our financial condition and results of operations and could cause us to become bankrupt or insolvent.

Our ability to generate the significant amount of cash needed to pay interest and principal on the Notes and service our other debt and our ability to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors beyond our control.

Our ability to make scheduled payments on, or to refinance our obligations under, our debt will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business factors, many of which may be beyond our control, described under “Risk Factors—Risks Relating to Our Business” below.

If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek to obtain additional equity capital or restructure our debt.

In the future, our cash flow and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

The 2012 ABS Facility will mature in 2015. The Senior ABL Facility will mature in 2016. The CMBS Fixed Rate Loan will mature in 2017. The Notes and the Amended 2011 Term Facility will mature in 2019. As a result, we may be required to refinance any outstanding amounts under our other credit facilities prior to or concurrently with the maturity date of the Notes. We cannot assure you that we will be able to refinance any of our indebtedness or obtain additional financing, particularly because of our anticipated high levels of debt and the debt incurrence restrictions imposed by the agreements governing our debt, as well as prevailing market conditions. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our Senior Credit Facilities and the Indenture restrict our ability to dispose of assets and use the proceeds from any such dispositions. In addition, the terms of the 2012 ABS Facility significantly restrict our ability to dispose of the receivables that are collateral thereunder, and the terms of the CMBS Fixed Rate Loan significantly restrict our ability to dispose of the properties that are collateral thereunder. As a result, we cannot assure you we will be able to consummate those sales, or if we do, what the timing of the sales will be or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

An increase in interest rates would increase the cost of servicing our debt and could reduce our profitability.

A significant portion of our outstanding debt, including under the Senior Credit Facilities and the 2012 ABS Facility, bear interest at variable rates. As a result, an increase in interest rates, whether because of an increase in market interest rates or a decrease in our creditworthiness, would increase the cost of servicing our debt and could materially reduce our profitability and cash flows. The impact of such an increase would be more significant for us than it would be for some other companies because of our substantial debt.

Risks Relating to Our Business

Our business is a low margin business and our profitability is directly impacted by cost inflation, commodity volatility and other factors.

The foodservice distribution industry is characterized by relatively high inventory turnover with relatively low profit margins. We make a significant portion of our sales at prices that are based on the cost of products we sell plus a percentage margin. As a result, our profit levels may be negatively impacted during periods of product cost deflation, even though our gross profit percentage may remain relatively constant. Prolonged periods of product cost inflation also may have a negative impact on our profit margins and earnings to the extent such product cost increases are not able to be passed on to customers due to resistance to higher prices or negatively impact consumer spending. In addition, periods of rapid inflation may negatively impact our business due to the timing needed to pass on such increases, as well as the impact it may have on discretionary spending by consumers.

Competition in our industry is intense, and we may not be able to compete successfully.

Foodservice distribution is highly competitive. While there is currently only one other national broadline distributor, there are numerous smaller regional, local and specialty distributors. These distributors often align themselves with other smaller distributors through purchasing cooperatives and marketing groups to enhance their geographic reach, private label offerings, overall purchasing power, cost efficiencies and ability to meet customer requirements for national or multi-regional distribution. These suppliers also rely on local presence as a source of competitive advantage and may have lower costs and other competitive advantages due to geographic proximity. We generally do not have exclusive service agreements with our customers, and our customers may switch to other distributors if those distributors can offer lower prices, differentiated products or customer service that is perceived to be superior. We believe that most purchasing decisions in the foodservice distribution industry are based on the quality and price of the product and a distributor’s ability to completely and accurately fill orders and provide timely deliveries.

Increased competition has caused the foodservice distribution industry to undergo changes as distributors seek to lower costs, further increasing pressure on the industry’s profit margins. Continued consolidation in the industry, heightened competition among our suppliers, significant pricing initiatives or discount programs established by competitors, new entrants and trends towards vertical integration could create additional competitive pressures that reduce margins and adversely affect our business, financial condition and results of operations.

We rely on third-party suppliers and our business may be impacted by interruption of supplies or increases in product costs.

We obtain substantially all of our foodservice and related products from third-party suppliers. We typically do not have long-term contracts with our suppliers. Although our purchasing volume can provide leverage when dealing with suppliers, suppliers may not provide the foodservice products and supplies needed by us in the quantities and at the prices requested. Because we do not control the actual production of the products we sell, we are also subject to delays caused by interruption in production and increases in product costs based on conditions outside our control. These conditions include work slowdowns, work interruptions, strikes or other job actions by employees of suppliers, severe weather, crop conditions, product recalls, transportation interruptions, unavailability of fuel or increases in fuel costs, competitive demands and natural disasters or other catastrophic events (including, but not limited to, the outbreak of food-borne illnesses in the United States). Our inability to obtain adequate supplies of foodservice and related products as a result of any of the foregoing factors or otherwise could mean that we could not fulfill our obligations to our customers and, as a result, our customers may turn to other distributors.

Significant increases in fuel costs could adversely impact our business.

The high cost of fuel can negatively impact consumer confidence and discretionary spending and, as a result, reduce the frequency and amount spent by consumers for food prepared away from home. In addition, the high cost of fuel can also increase the price we pay for products as well as the costs incurred by us to deliver products to our customers. These factors in turn negatively impact our sales, margins, operating expenses and operating results. Recent political turmoil in North Africa and the Middle East has led to increased fuel prices and, if such turmoil continues, may negatively impact our results of operations. Additionally, from time to time we enter into forward purchase commitments for a portion of our fuel requirements at prices equal to the then-current market price. If fuel prices decrease significantly, these forward purchases may prove ineffective and result in us paying higher than market costs for a portion of our fuel.

An economic downturn or other factors affecting consumer confidence could result in a decline in consumption of food prepared away from home, which could harm our business.

The foodservice market is sensitive to national, and regional economic conditions. The general economic slowdown in the United States from 2008 through 2011 and uncertainty in the financial markets negatively affected consumer confidence and discretionary spending. Inflation, a renewed decline in economic activity and other factors affecting consumer confidence, and the frequency and amount spent by consumers for food prepared away from home may negatively impact our sales and operating results in the future. Additionally, prolonged periods of product cost inflation also may have a negative impact on our profit margins and earnings to the extent such product cost increases are not able to be passed on to customers due to resistance to higher prices or negatively impact consumer spending. Our operating results are also sensitive to, and may be adversely affected by, other factors, including difficulties collecting accounts receivable, competitive price pressures, severe weather conditions and unexpected increases in fuel or other transportation-related costs that are beyond our control. There can be no assurance that one or more of these factors will not adversely affect future operating results.

We face risks relating to labor relations and the availability of qualified labor.

As of December 29, 2012, we had approximately 25,000 employees of which approximately 4,700 were members of local unions associated with the International Brotherhood of Teamsters and other labor organizations. In fiscal year 2012, eight agreements covering approximately 573 employees were renegotiated, and in fiscal year 2013, eight agreements covering approximately 880 employees will be subject to renegotiation. Failure to effectively renegotiate any of these contracts could result in work stoppages. We may be subject to increased efforts to subject us to a multi-location labor dispute as an individual labor agreement expires which would place us at greater risk of being materially adversely affected by labor disputes. Although we have not experienced any significant labor disputes or work stoppages since 2011, and we believe we have satisfactory relationships with our employees, including the unions that represent some of our employees, a work stoppage due to our failure to renegotiate union contracts could have a material adverse effect on us.

We rely heavily on our employees, particularly drivers, and any shortage of qualified labor could significantly affect our business. We do extensive contingency planning in advance of all negotiations to ensure that we are able to operate a facility that may be impacted by a work stoppage. Our recruiting and retention efforts and efforts to increase productivity may not be successful and we could encounter a shortage of qualified drivers in future periods. Any such shortage would decrease our ability to effectively serve our customers. Such a shortage would also likely lead to higher wages for employees and a corresponding reduction in our profitability.

A change in our relationships with Group Purchasing Organizations could negatively impact our relationships with our customers, which could negatively impact our profitability.

Although no single customer represented more than 4% of our total customer sales in fiscal year 2012, some of our customers purchase their products from us pursuant to arrangements with Group Purchasing Organizations or GPOs. GPOs act as agents on behalf of their members in negotiating pricing, delivery, and other terms with us. Our customers who are members of GPOs purchase products directly from us on the terms negotiated by their GPO. GPOs use the combined purchasing power of their members to lower prices paid by their members, and we have experienced some pricing pressure from customers who purchase from us through GPOs. Approximately 23% of our total customer purchases in fiscal year 2012 were made by customers pursuant to terms negotiated by GPOs.

To the extent our customers are able to independently negotiate competitive pricing or become members of GPOs, we may be forced to lower the prices we charge these customers in order to retain them as customers, which would negatively impact our operating margins. In addition, if we are unable to maintain our relationships with GPOs or if GPOs are able to negotiate more favorable terms for their members with our competitors, we could lose some or all of the business with our customers who are members of such GPOs, which loss could adversely reflect our future operating profits.

If we fail to increase our sales to independent customers our profitability may suffer.

Our most profitable customers are independent restaurants. We typically provide a higher level of services to these customers and are able to earn a higher operating margin on sales. Our ability to continue to gain market share of independent customers is critical to achieving increased operating profits. Changes in the buying practices of independent customers or decreases in our sales to this type of customer could have a material negative impact on our profitability.

Changes in industry pricing practices could negatively affect our profitability.

Foodservice distributors have traditionally generated a significant percentage of their gross margins from promotional allowances. Promotional allowances are payments from suppliers based upon the efficiencies that the distributor provides to its vendors through purchasing scale and marketing and merchandising expertise. Promotional allowances are a standard industry practice and represent a significant source of profitability for us and our competitors. Any change in industry practices that resulted in the reduction or elimination of purchasing allowances without corresponding increases in sales margin could be disruptive to us and the industry as a whole and could have a material negative impact on our profitability while new methods for vendor and customer pricing were established.

If one or more of our competitors implement a lower cost structure they may be able to offer lower prices to customers, and we may be unable to adjust our cost structure in order to compete profitably.

Over the last several decades the food retail industry has undergone significant change as companies such as Wal-Mart and Costco have developed a lower cost structure to provide their customer base with an everyday low cost product offering. In addition, commercial wholesale outlets, such as Restaurant Depot, offer an additional low-cost option in the markets they serve. As a large-scale foodservice distributor, we have similar strategies to remain competitive in the marketplace by reducing our cost structure. However, if one or more of our competitors in the foodservice distribution industry adopted an everyday low price strategy, we would potentially be pressured to lower prices to our customers and would need to achieve additional cost savings to offset these reductions. We may be unable to change our cost structure and pricing practices rapidly enough to successfully compete in such an environment.

Our business may be subject to significant environmental, health and safety costs.

Our operations are subject to a broad range of federal, state and local laws and regulations, including those governing environmental issues (e.g., discharges to air, soil and water, the handling and disposal of hazardous substances and the investigation and remediation of contamination resulting from releases of petroleum products and other hazardous substances), employee health and safety, and fleet safety. In the course of our operations, we use and dispose of limited volumes of hazardous substances and we store fuel in on-site aboveground and underground storage tanks. We are currently investigating and remediating known or suspected contamination at several current and former facilities that resulted from releases of fuel and other hazardous substances. We cannot assure you that compliance with existing or future environmental, health and safety laws, such as those relating to remediation obligations, will not adversely affect future operating results.

We are subject to extensive governmental regulation, the enforcement of which could adversely impact our business, financial condition and results of operations.

Our operations are subject to a number of complex and stringent food safety, transportation, labor, employment and other laws and regulations. These laws and regulations generally require us to maintain and comply with a wide variety of certificates, permits, licenses and other approvals. See “Business—Regulation.” These regulatory authorities have broad powers with respect to our operations and may revoke, suspend, condition or limit our licenses or ability to conduct business. Our failure to maintain required certificates, permits or licenses, or to comply with applicable laws, ordinances or regulations, could result in substantial fines or possible revocation of our authority to conduct our operations.

We cannot assure you that existing laws or regulations will not be revised or that new laws or regulations, which could have an adverse impact on our operations, will not be adopted or become applicable to us. We also cannot assure you that we will be able to recover any or all increased costs of compliance from our customers or that our business and financial condition will not be materially and adversely affected by future changes in applicable laws and regulations.

We rely heavily on technology in our business and any technology disruption or delay in implementing new technology could adversely impact our business.

Our ability to control costs and maximize profits, as well as to serve customers most effectively, depends on the reliability of our information technology systems and related data entry processes in our transaction intensive business. We rely on software and other technology systems to manage significant aspects of our business, including to make purchases, process orders, manage our warehouses, load trucks in the most efficient manner and to optimize the use of storage space. Any disruption to these information systems could adversely impact our customer service, decrease the volume of our business and result in increased costs. While we have invested and continue to invest in technology security initiatives, business continuity, and disaster recovery plans, these measures cannot fully insulate us from technology disruption that could result in adverse effects on operations and profits.

Information technology systems evolve rapidly and in order to compete effectively we are required to integrate new technologies in a timely and cost-effective manner. If competitors implement new technologies before we do, allowing such competitors to provide lower priced or enhanced services of superior quality compared to those we provide, it could have an adverse effect on our operations and profits.

We may be subject to or impacted by product liability claims relating to products we distribute.

We, like any other seller of food, may be exposed to product liability claims in the event that the use of products we sell causes injury or illness. We believe we have sufficient primary or excess umbrella liability insurance with respect to product liability claims. However, our current insurance may not continue to be available at a reasonable cost, or, if available, may not be adequate to cover all of our liabilities. We generally seek contractual indemnification and insurance coverage from parties supplying products to us, but this indemnification or insurance coverage is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by suppliers. If we do not have adequate insurance or contractual indemnification available, liability relating to defective products could adversely affect our results of operations.

Any negative media exposure or other event that harms our reputation could adversely impact our business.

Maintaining a good reputation is critical to our business, particularly to selling our private label products. Any event that damages our reputation, whether or not justified, including adverse publicity about the quality, safety or integrity of our products, could quickly affect our revenues and profits. Reports, whether true or not, of food-borne illnesses (such as e. coli, avian flu, bovine spongiform encephalopathy, hepatitis A, trichinosis or salmonella) and injuries caused by food tampering could also severely injure our reputation. If patrons of our national chain and local restaurant customers become ill from food-borne illnesses, the customers could be forced to temporarily close restaurant locations and our sales would be correspondingly decreased. In addition, instances of food-borne illnesses or food tampering or other health concerns, even those unrelated to the use of our products, can result in negative publicity about the food service distribution industry and cause our sales to decrease dramatically.

We may be exposed to counterparty risk in our cash flow, interest rate, and commodity hedging arrangements.

From time to time we enter into arrangements with financial institutions to hedge our exposure to fluctuations in interest rates, including interest and swap agreements. A number of financial institutions similar to those that serve or may serve as counterparties to our hedging arrangements were adversely affected by the global credit crisis. The failure of any of the counterparties, financial or otherwise, to our hedging arrangements to fulfill their obligations to us could adversely affect our results of operations.

We have been the subject of governmental investigations.

In September 2010, we completed a settlement with the Civil Division of the U.S. Attorney’s Office for the Southern District of New York (the “SDNY Civil Division”) regarding past pricing practices for products sold to certain federal agency customers. Subsequent to the settlement of this claim, we received inquiries from other parties concerning past pricing practices. The Office of the Attorney General of the State of New York has requested information regarding contracts we may have had with New York state schools and other New York state public entities during the period 2002 through 2010 in order to review whether our pricing was consistent with the contracts and certain statutes. We are cooperating with the Attorney General’s investigation. In October 2012, the government requested and we made a good faith offer to resolve the matter; we await a response from the Attorney General’s office. We have also received requests for information from the State of Florida’s Department of Financial Services regarding a contract we have with the Florida Department of Corrections, as well as a request from the Office of the Attorney General of the State of California seeking information regarding our California customers from 2001 to present. In each respective instance, we are cooperating with the investigation. We are further aware of two qui tam actions filed in Florida courts against the Company; however, because each suit is sealed, we do not have any further information about the nature of the claims alleged or remedies sought. At this stage, we cannot determine the likelihood of success of any of the above claims or the potential liability if they are successful and therefore there can be no assurance that adverse determination with respect to either matter would not have a material adverse effect on our financial condition.

Our retirement benefits could give rise to significant expenses and liabilities in the future.

We sponsor defined benefit pension and other post-retirement plans. Pension and post-retirement obligations give rise to significant expenses that are dependent on assumptions discussed in our audited consolidated financial statements included in this prospectus. Pension and post-retirement expense for fiscal year 2012 was $56 million.

The amount by which the present value of projected benefit obligations of our pension and other post-retirement plans exceeded the market value of plan assets of our plans, as of December 29, 2012, was $240 million. We review our pension and post-retirement plan assumptions regularly.

We participate in various “multi-employer” pension plans administered by labor unions representing some of our employees. We make periodic contributions to these plans to allow them to meet their pension benefit obligations to their participants. In the event that we withdraw from participation in one of these plans, then-applicable law could require us to make withdrawal liability payments to the plan, and we would have to reflect that on our balance sheet. Our withdrawal liability for any multi-employer plan would depend on the extent of the plan’s funding of vested benefits. In connection with the closing of our Eagan, MN and Fairfield, OH distribution facilities in 2008, we incurred aggregate withdrawal liability of approximately $40 million, which we are paying in installments, with interest, through 2023. We have been assessed with an additional $17 million withdrawal liability in connection with the Eagan, MN closing; however, we are contesting this additional assessment and no liability has been recorded because at this time we do not believe that a loss from this obligation is probable. In connection with the closing of our Boston South distribution facility in 2011, we incurred a withdrawal liability of approximately $40 million, to be paid in installments, including interest, through 2031. In 2012, we incurred an $18 million settlement charge resulting from lump-sum payments to former employees participating in several Company-sponsored pension plans. In the ordinary course of our renegotiation of collective bargaining agreements with labor unions that maintain these plans, we could decide to discontinue participation in a plan, and in that event we could face a withdrawal liability. We could also be treated as withdrawing from participation in one of these plans if the number of our employees participating in these plans is reduced to a certain degree over certain periods of time. Such reductions in the number of our employees participating in these plans could occur as a result of changes in our business operations, such as facility closures or consolidations.

Some multi-employer plans, including ones in which we participate, are reported to have significant underfunded liabilities. Such underfunding could increase the size of our potential withdrawal liability. For a detailed description of our retirement plans see Note 17—Retirement Plans to our audited consolidated financial statements for the fiscal year ended December 29, 2012.

We will incur substantial ongoing costs and additional risks as a result of being obligated to file reports under the Securities Exchange Act of 1934, as amended, and our management is required to devote substantial time to new compliance initiatives.

As a private company, we have not historically been subject to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Sarbanes-Oxley Act of 2002. In connection with the exchange offers that expired on May 2, 2013, we are required to file annual, quarterly and current reports under the Exchange Act with the SEC with respect to our business and financial condition. In addition, we are now subject to some of the requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, which require us to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these obligations will require us to devote significant management time and may place significant additional demands on our finance and accounting staff and on our financial, accounting and information systems. Other expenses associated with these requirements include increased auditing, accounting and legal fees and expenses, increased directors’ fees and director and officer liability insurance costs, trustee fees, as well as other expenses that we did not incur as a private company.

In addition, as a result of filing the registration statements in connection with the exchange offers that expired on May 7, 2013, we are required to maintain effective disclosure controls and procedures and internal control over financial reporting. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in value and liquidity of our indebtedness, including the Notes, and make it more difficult for us to raise capital in the future. Failure to comply with the Sarbanes-Oxley Act of 2002 or applicable rules and regulations of the SEC could potentially subject us to sanctions or investigations by the SEC, or other regulatory authorities.

We must integrate acquired businesses effectively.

Historically, a portion of our growth has come through acquisitions. If we are unable to integrate acquired businesses successfully or realize anticipated economic, operational and other benefits and synergies in a timely manner, our profitability may decrease. Integration of acquired businesses may be more difficult in a region or market in which we have limited expertise. A significant expansion of our business and operations, in terms of geography or magnitude, could strain our administrative and/or operational resources. Significant acquisitions may also require the incurrence of additional amounts of debt, which could increase our interest expense, decrease earnings per share, and make it difficult for us to obtain favorable financing for other acquisitions or capital investments in the future.

We may be unable to achieve some or all of the benefits that we expect to achieve from our cost savings initiatives.

We may not be able to realize some or all of the cost savings we expect to achieve in the future as a result of certain cost savings initiatives we have implemented in the time frame we anticipate. A variety of factors could cause us not to realize some of the expected cost savings, including, among other, delays in the anticipated timing of activities related to our cost savings initiatives, lack of sustainability in cost savings over time and unexpected costs associated with operating our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus include “forward-looking statements.” Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, including, without limitation, those risks and uncertainties discussed in “Risk Factors.”

Some important factors that could affect our actual results include, among others, the following:

•	our ability to remain profitable during times of cost inflation, commodity volatility, and other factors;

•	competition in the industry and our ability to compete successfully;

•	our reliance on third-party suppliers, including the impact of any interruption of supplies or increases in product costs;

•	shortages of fuel and increases or volatility in fuel costs;

•	any declines in the consumption of food prepared away from home, including as a result of changes in the economy or other factors affecting consumer confidence;

•	costs and risks associated with labor relations and the availability of qualified labor;

•	any change in our relationships with GPOs;

•	our ability to increase sales to independent customers;

•	changes in industry pricing practices;

•	changes in cost structure of competitors;

•

costs and risks associated with government laws and regulations, including environmental, health, and safety, food safety, transportation, labor and employment, laws and regulations, and changes in existing laws or regulations;

•	technology disruptions and our ability to implement new technologies;

•	product liability claims relating to products that we distribute;

•	our ability to maintain a good reputation;

•	costs and risks associated with litigation;

•	our ability to manage future expenses and liabilities with respect to our retirement benefits;

•	our ability to successfully integrate future acquisitions;

•	our ability to achieve the benefits that we expect to achieve from our cost savings programs;

•	risks relating to our indebtedness, including our substantial amount of debt, our ability to incur substantially more debt, and increases in interest rates;

•	risks relating to the Notes and any offering of the Notes contemplated by this prospectus generally; and

•	other factors discussed in this prospectus.

In light of these risks, uncertainties and assumptions, the forward looking statements contained in this prospectus might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The selling noteholders will receive all of the proceeds from the sale of the Notes offered by this prospectus. We will not receive any proceeds from the sale of our Notes by the selling noteholders.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 30, 2013, on an actual and as adjusted basis giving effect to:

•

The June 2013 Refinancing, which, among other things: (i) increased the aggregate principal amount of loans under the Amended 2011 Term Facility (the “Amended 2011 Term Loans”) from $425 million to $2,100 million, (ii) refinanced $417 million of the 2011 Term Loan and $1,674 million of loans under the 2007 Term Facility (the “2007 Term Loans”), and (iii) terminated the 2007 Term Facility;

•	The expiration of the Revolving Credit Facility;

•	The payment of related fees, expenses and taxes; and

•	The expensing of certain fees and expenses of the Amended 2011 Term Loan and the write-off of certain unamortized debt issuance cost related to the 2011 Term Facility and the 2007 Term Facility.

You should read the following table in conjunction with the information in this prospectus under the captions “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and with the unaudited consolidated interim financial statements of US Foods and the audited consolidated financial statements of US Foods, including in each case the accompanying notes, included elsewhere in this prospectus. The following does not include any potential refinancing of the Company’s existing loan facilities, which are currently under discussion with prospective lenders. See “Management’s Discussion and Analysis—Liquidity and Capital Resources” for a discussion of the potential refinancing.

	As of March 30, 2013
	Historical	Adjustments	As Adjusted for the June 2013 Refinancing and July 2013 Expiration of the Revolving Credit Facility
	(Unaudited) (Dollars in millions)
Cash and cash equivalents	$149.1	(11.6)	$137.5

Existing debt
2012 ABS Facility	$686.0		$686.0
Senior ABL Facility (1)	145.0		145.0
Amended 2011 Term Facility (2)		2,100.0	2,100.0
2011 Term Facility (3)	416.5	(416.5)	—
2007 Term Facility (4)	1,673.9	(1,673.9)	—
CMBS Fixed Rate Loan	472.4		472.4
Revolving Credit Facility (5)	—		—
Senior Notes (6)	1,370.8		1,370.8
Other Debt (7)	93.0		93.0

Total debt (including current portion)	4,857.6		4,867.2
Total shareholder’s equity (8)	1,725.8	(17.8)	1,708.0

Total capitalization	$6,583.4		$6,575.2

(1)	Does not include $100 million in letters of credit in favor of certain lessors securing our obligations with respect to certain leases or in favor of Ahold, securing Ahold’s contingent exposure under guarantees of our obligations with respect to certain leases. Additionally, we entered into letters of credit of $179 million in favor of certain commercial insurers securing our obligations with respect to our insurance program and letters of credit of $15 million for other obligations. See “Description of Certain Indebtedness—Amended Senior ABL Facility.”
(2)	In connection with the June 2013 Refinancing, we amended the 2011 Term Facility to refinance all indebtedness then outstanding under each of the 2011 Term Facility and the 2007 Term Facility. See

“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Amended 2011 Term Loan.”
(3)	In connection with our issuance of the Senior Notes in May 2011, we entered into a $425 million senior secured term loan facility (the “2011 Term Facility”).
(4)	In connection with the December 2012 refinancing, we amended the 2007 Term Facility. See “Description of Certain Indebtedness—2007 Term Facility—Second 2007 Term Facility Amendment.” $450 million of our 2007 Term Loans due 2014 converted to Extended Term Loans.
(5)	The Revolving Credit Facility expired on July 3, 2013. No borrowings were outstanding at that time.
(6)	Gives effect to the premium of 101.5% at which the Senior Notes were issued in December 2012 and the premium of 103.5% at which the Notes were issued in January 2013.
(7)	Consists of capital lease obligations and other long-term obligations.
(8)	Includes certain fees and expenses of the June 2013 Refinancing and write-off of certain unamortized debt issuance costs related to the 2011 Term Facility and the 2007 Term Facility.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents selected historical consolidated financial data for our business. The selected historical financial data at December 29, 2012 and December 31, 2011 and for the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011 presented below have been derived from our audited consolidated financial statements and the related notes thereto included in this prospectus. The selected historical financial data at January 1, 2011, January 2, 2010 and December 27, 2008 and for the periods ended January 2, 2010 and December 27, 2008 presented below have been derived from our audited consolidated financial statements and the related notes thereto not included in this prospectus. The selected historical financial data at March 30, 2013 and for the 13-weeks ended March 30, 2013 and March 31, 2012 presented below have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The interim results are not necessarily indicative of the results for the full year.

You should read the following information in conjunction with the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our unaudited consolidated interim financial statements and our audited consolidated financial statements and related notes contained elsewhere in this prospectus.

	13-Weeks Ended March 30, 2013	13-Weeks Ended March 31, 2012	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended January 1, 2011	Year Ended January 2, 2010	Year Ended December 27, 2008
	(Dollars in millions)
Consolidated Statements of Operations Data:
Net sales	$5,404.9	$5,259.7	$21,664.9	$20,344.9	$18,862.1	$18,960.9	$19,805.9
Cost of goods sold	4,495.8	4,383.3	17,971.9	16,839.9	15,452.0	15,507.8	16,360.1

Gross profit	909.1	876.4	3,693.0	3,505.0	3,410.1	3,453.1	3,445.8
Operating expenses:
Distribution, selling and administrative costs	884.0	810.1	3,349.6	3,193.7	3,055.3	3,094.8	3,144.3
Restructuring and tangible asset impairment charges	1.8	—	8.9	71.9	10.5	47.5	33.6
Intangible asset impairment charges	—	—	—	—	—	21.2	—

Total operating expenses	885.8	810.1	3,358.5	3,265.6	3,065.8	3,163.5	3,177.9

Operating income	23.3	66.3	334.5	239.4	344.3	289.6	267.9
Interest expense, net	81.8	71.6	311.8	307.6	341.7	358.5	387.8
Loss on extinguishment of debt	23.9	—	31.4	76.0	—	—	—
Gain on repurchase of senior subordinated notes	—	—	—	—	—	(11.1)	—

Loss before income taxes	(82.4)	(5.3)	(8.7)	(144.2)	2.6	(57.8)	(119.9)
Income tax provision (benefit)	12.3	(1.8)	42.5	(42.0)	15.6	(13.6)	(6.0)

Loss from continuing operations	(94.7)	(3.5)	(51.2)	(102.2)	(13.0)	(44.2)	(113.9)
Loss from discontinued operations net of tax	—	—	—	—	—	—	(1.7)

Net loss	$(94.7)	$(3.5)	$(51.2)	$(102.2)	$(13.0)	$(44.2)	$(115.6)

Other Data:
Cash flows (used in) from operating activities	$(10.1)	$(65.5)	$315.9	$419.2	$481.4	$88.9	$307.8
Cash flows used in investing activities	(51.1)	(122.1)	(379.8)	(338.3)	(258.3)	(145.9)	(198.7)
Cash flows (used in) from financing activities	(32.1)	97.2	103.7	(301.3)	(30.0)	(363.0)	246.0
Capital Expenditures	54.6	124.9	293.5	304.4	271.5	165.0	203.6
EBITDA (a)	93.6	150.2	659.0	506.1	651.9	596.7	550.2
Adjusted EBITDA (a)	156.5	177.5	840.8	812.1	736.2	690.0	690.0

	As of
	March 30, 2013	December 29, 2012	December 31, 2011	January 1, 2011	January 2, 2010	December 27, 2008
	(Dollars in millions)
Balance Sheet Date:
Cash and cash equivalents	$149.1	$242.5	$202.7	$423.1	$230.0	$650.0
Total assets	9,254.9	9,263.4	8,916.4	9,053.7	8,975.7	9,576.3
Total debt	4,857.6	4,813.8	4,641.0	4,855.2	4,886.1	5,214.1
Shareholder’s equity	1,725.8	1,814.6	1,861.0	1,941.9	1,971.0	1,967.3

(a)	EBITDA is defined as net income (loss), plus interest expense, net, provision (benefit) for income taxes and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA adjusted for (i) Sponsor fees, (ii) restructuring and tangible and intangible asset impairment charges, (iii) share-based compensation expense, (iv) gains, losses, or charges as specified under the Company’s debt agreements, and (v) the non-cash impact of LIFO adjustments.

EBITDA and Adjusted EBITDA are not measures of our financial condition, liquidity or profitability and should not be considered as a substitute for net income (loss) from continuing operations for the period, operating profit or any other performance measures derived in accordance with GAAP or as a substitute for cash flow from operating activities as a measure of our liquidity in accordance with GAAP. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as these measures do not take into account certain items such as interest and principal payments on our indebtedness, working capital needs, tax payments and capital expenditures. We present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We present Adjusted EBITDA as a further supplemental measure of our performance as it excludes items not related to our ongoing performance and therefore enhances comparability between periods and between us and similar companies. Adjusted EBITDA is the key operating performance metric used by our Chief Operating Decision Maker to assess operating performance.

We believe these non-GAAP financial measures provide meaningful supplemental information regarding our operating performance because they exclude amounts that our management and our board of directors do not consider part of core operating results when assessing the performance of the Company. Our management uses these non-GAAP financial measures to evaluate the Company’s historical financial performance, establish future operating and capital budgets and determine variable compensation for management and employees.

Our debt agreements specify items that should be added to EBITDA in arriving at Adjusted EBITDA, including sponsor fees, share-based compensation expense, impairment charges, restructuring charges, LIFO reserve charges and gains and losses on debt transactions. Where other specified costs to be added to EBITDA in arriving at Adjusted EBITDA are smaller in amount we combine those items under Other. The non-recurring charge resulting from lump-sum payment settlements to former employees participating in several Company-sponsored pension plans was also added to EBITDA in arriving at Adjusted EBITDA. Costs to optimize our business are also added to EBITDA in arriving at Adjusted EBITDA. Such business transformation costs include third party and duplicate internal costs to functionalize and optimize our processes and systems in areas such as replenishment, finance and category management, as well as to implement our new brand image.

The aforementioned items are specified as items to add to EBITDA in arriving at Adjusted EBITDA per the Company’s debt agreements and accordingly, our management includes such adjustments when assessing the operating performance of the business.

We caution readers that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate EBITDA and Adjusted EBITDA in the same manner. The following is a quantitative reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net loss:

	13-Weeks Ended March 30, 2013	13-Weeks Ended March 31, 2012	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended January 1, 2011	Year Ended January 2, 2010	Year Ended December 27, 2008
	(Dollars in millions)
Net loss	$(95)	$(3)	$(51)	$(102)	$(13)	$(44)	$(116)
Interest expense, net	82	71	312	307	341	359	388
Income tax provision (benefit)	12	(2)	42	(42)	16	(14)	(6)
Depreciation and amortization expense	94	84	356	343	308	296	284

EBITDA	93	150	659	506	652	597	550
Adjustments:
Sponsor fees (1)	3	3	10	10	11	8	7
Restructuring and tangible asset impairment charges (2)	2	—	9	72	11	47	34
Intangible asset impairment charges (3)	—	—	—	—	—	21	—
Share-based compensation expense (4)	4	2	4	15	3	4	8
LIFO reserve change (5)	2	(2)	13	59	30	(38)	60
Loss on extinguishment of debt (6)	24	—	31	76	—	—	—
Pension settlement (7)	—	—	18	—	—	—	—
Business transformation costs (8)	14	19	75	45	18	—	—
Legal (9)	—	—	—	3	1	43	12
Gain on repurchase of senior subordinated notes (10)	—	—	—	—	—	(11)	—
Other (11)	14	6	22	26	10	19	19

Adjusted EBITDA	$156	$178	$841	$812	$736	$690	$690

(1)	Consists of management fees paid to the Sponsors.
(2)	Restructuring and tangible asset impairment charges primarily consist of facility closing, severance and related costs and tangible asset impairment charges.
(3)	Intangible asset impairment charges represent the partial impairment recorded for private label brand names.
(4)	Share-based compensation expense represents costs recorded for Share Option and Restricted Share Awards granted.
(5)	Consists of changes in the LIFO reserve.
(6)	The 2013 loss on extinguishment of debt consists of an early redemption premium and a write-off of unamortized debt issuance costs related to the Senior Subordinated Notes redemption. The 2012 loss on extinguishment of debt consists of an early redemption premium and a write-off of unamortized debt issuance costs related to the Senior Subordinated Notes redemption, fees paid to debt holders, certain third party costs and the write-off of unamortized debt issuance costs related to the 2007 Term Loan amendments, certain third party costs related to the 2012 ABS Facility and a write-off of unamortized debt issuance costs related to the previous ABS Facility. The 2011 loss on extinguishment of debt consists of an early redemption premium and a write-off of unamortized debt issuance costs related to the May 2011 debt refinancing transactions.
(7)	Consists of a non-recurring charge resulting from lump-sum payment settlements to former employees participating in several Company-sponsored pension plans.
(8)	Consists of costs incurred to functionalize and optimize our business processes and systems, as well as implement our new brand image.
(9)	Legal includes settlement costs accrued in 2011 and 2009 for class action matters and costs incurred for Ahold related legal matters in 2010 and 2009.
(10)	Consists of a gain from an open market purchase of our senior subordinated notes, net of a write-off of unamortized debt issuance costs.
(11)	Other includes gains, losses, or charges as specified under our debt agreements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless indicated otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “the Company,” or “US Foods,” as used in this discussion and analysis refer to US Foods, Inc. and its consolidated subsidiaries. You should read the following discussion of our results of operations and financial condition with the accompanying annual audited consolidated financial statements and related notes.

Overview

We are a leading foodservice distributor in the United States with approximately $22 billion of net sales in fiscal year 2012, and one of only two national foodservice distributors. We market and distribute fresh, frozen and dry food and non-food products to more than 200,000 foodservice customers including independently owned single location restaurants, regional concepts, national chains, hospitals, nursing homes, hotels and motels, country clubs, fitness centers, government and military organizations, colleges and universities, and retail locations.

We serve geographical areas representing substantially all of the United States population. Our over 200,000 foodservice customers are served by our sales force of approximately 5,000 associates. We offer an extensive array of products with approximately 350,000 SKUs and we believe we have developed one of the most extensive private label product portfolios in the foodservice industry today, representing approximately 30,000 SKUs and over $6 billion in fiscal year 2012 net sales. We source our products from over 5,000 suppliers and serve as a valuable channel for them to reach our customers. We support our business with one of the largest private refrigerated transport fleets in the United States, with approximately 6,000 refrigerated trucks traveling approximately 230 million miles annually. Due to the similarity of our operations across the country, we manage our operations as a single operating segment.

The business environment and overall economy in 2013 continues to be challenging and the slow economic recovery continues to impact the foodservice market. Foodservice distribution is a highly competitive and fragmented industry. Competition consists of a large number of local and regional distributors as well as one other national broadline foodservice distribution company. Increased competition has further pressured the industry’s profit margins and caused distributors to seek to lower costs. Although we expect this challenging environment may continue through the remainder of 2013, we will remain focused on executing our strategies to drive continued improvement in the business.

Results of Operations

Accounting Periods

We operate on a 52-53 week fiscal year with all periods ending on a Saturday. When a 53-week fiscal year occurs, we report the additional week in the fourth quarter. The fiscal years ended December 29, 2012, December 31, 2011, and January 1, 2011 are also referred to herein as the years 2012, 2011 and 2010, respectively. The consolidated financial statements representing the 52-week fiscal year 2012 are for the calendar period January 1, 2012 through December 29, 2012. The consolidated financial statements representing the 52-week fiscal year 2011 are for the calendar period January 2, 2011 through December 31, 2011. The consolidated financial statements representing the 52-week fiscal year 2010 are for the calendar period January 3, 2010 through January 1, 2011. The unaudited consolidated interim financial statements representing the fiscal 13-weeks ended March 30, 2013 are for the calendar period December 30, 2012 through March 30, 2013. The unaudited consolidated interim financial statements for the period representing the fiscal 13-weeks ended March 31, 2012 are for the calendar period January 1, 2012 through March 31, 2012.

The following table presents selected historical results of operations of our business for the periods indicated:

	13-Weeks Ended March 30, 2013	13-Weeks Ended March 31, 2012	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended January 1, 2011
	(in millions)
Consolidated Statements of Operations:
Net sales	$5,405	$5,260	$21,665	$20,345	$18,862
Cost of goods sold	4,496	4,384	17,972	16,840	15,452

Gross profit	909	876	3,693	3,505	3,410
Operating expenses:
Distribution, selling and administrative costs	884	810	3,350	3,194	3,055
Restructuring and tangible asset	2	—
impairment charges	—	—	9	72	11

Total operating expenses	886	810	3,359	3,266	3,066

Operating income	23	66	334	239	344
Interest expense, net	82	71	312	307	341
Loss on extinguishment of debt	24	—	31	76	—

(Loss) income before income taxes	(83)	(5)	(9)	(144)	3
Income tax provision (benefit)	12	(2)	42	(42)	16

Net loss	$(95)	$(3)	$(51)	$(102)	$(13)

Percentage of Net Sales:
Gross profit	16.8%	16.7%	17.0%	17.2%	18.1%
Distribution, selling and administrative costs	16.4%	15.4%	15.5%	15.7%	16.2%
Operating expense	16.4%	15.4%	15.5%	16.1%	16.3%
Operating income	0.4%	1.3%	1.5%	1.2%	1.8%
Net loss	(1.8)%	(0.1)%	(0.2)%	(0.5)%	(0.1)%
Other Data:
EBITDA (1)	$93	$150	$659	$506	$652
Adjusted EBITDA (1)	$156	$178	$841	$812	$736

(1)	EBITDA and Adjusted EBITDA are measures used by management to measure operating performance. EBITDA is defined as net income (loss), plus interest expense, net, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for (i) Sponsor fees, (ii) restructuring and tangible and intangible asset impairment charges, (iii) share-based compensation expense, (iv) other gains, losses, or charges as specified under our debt agreements, and (v) the non-cash impact of LIFO adjustments. EBITDA and Adjusted EBITDA, as presented in this prospectus, are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. They are not measurements of our performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of our liquidity.

We believe these non-GAAP financial measures provide meaningful supplemental information regarding our operating performance because they exclude amounts that our management and our board of directors do not consider part of core operating results when assessing the performance of the Company. Our management uses these non-GAAP financial measures to evaluate the Company’s historical financial performance, establish future operating and capital budgets and determine variable compensation for management and employees.

Our debt agreements specify items that should be added to EBITDA in arriving at Adjusted EBITDA, including, among other things, Sponsor fees, share-based compensation expense, impairment charges, restructuring charges, the non-cash impact of LIFO adjustments and gains and losses on debt transactions. Where other specified costs to be added to EBITDA in arriving at Adjusted EBITDA are smaller in amount we combine those items under Other. The non-recurring charge resulting from lump-sum payment settlements to former employees participating in several Company-sponsored pension plans was also added to EBITDA in arriving at Adjusted EBITDA. Costs to optimize our business are also added to EBITDA in arriving at Adjusted EBITDA. Such business transformation costs include third party and duplicate internal costs to functionalize and optimize our processes and systems in areas such as replenishment, finance, and category management, as well as to implement our new brand image.

The aforementioned items are specified as items to add to EBITDA in arriving at Adjusted EBITDA per the Company’s debt agreements and accordingly, our management includes such adjustments when assessing the operating performance of the business.

We caution readers that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate EBITDA or Adjusted EBITDA in the same manner. We present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We present Adjusted EBITDA as it is the key operating performance metric used by our Chief Operating Decision Maker to assess operating performance.

The following is a quantitative reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net loss:

	13-Weeks Ended March 30, 2013	13-Weeks Ended March 31, 2012	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended January 1, 2011
	(Dollars in millions)
Net loss	$(95)	$(3)	$(51)	$(102)	$(13)
Interest expense, net	82	71	312	307	341
Income tax provision (benefit)	12	(2)	42	(42)	16
Depreciation and amortization expense	94	84	356	343	308

EBITDA	93	150	659	506	652
Adjustments:
Sponsor fees (1)	3	3	10	10	11
Restructuring and tangible asset impairment (2)	2	—	9	72	11
Share-based compensation expense (3)	4	2	4	15	3
LIFO reserve change (4)	2	(2)	13	59	30
Legal (5)	—	—	—	3	1
Loss on extinguishment of debt (6)	24	—	31	76	—
Pension settlement (7)	—	—	18	—	—
Business transformation costs (8)	14	19	75	45	18
Other (9)	14	6	22	26	10

Adjusted EBITDA	$156	$178	$841	$812	$736

(1)	Consists of management fees paid to the Sponsors.
(2)	Restructuring and tangible asset impairment charges primarily consist of facility closing, severance and related costs and tangible asset impairment charges.
(3)	Share-based compensation expense represents costs recorded for Share Option and Restricted Share Awards granted.
(4)	Consists of changes in the LIFO reserve.
(5)	Legal includes settlement costs accrued in 2011 for a class action matter and costs incurred for Ahold related legal matters in 2010.
(6)	The 2013 loss on extinguishment of debt consists of an early redemption premium and a write-off of unamortized debt issuance costs related to the Senior Subordinated Notes redemption. The 2012 loss on extinguishment of debt consists of an early redemption premium and a write-off of unamortized debt issuance costs related to the Senior Subordinated Notes redemption, fees paid to debt holders, certain third party costs and the write-off of unamortized debt issuance costs related to the 2007 Term Loan amendments, certain third party costs related to the 2012 ABS Facility and a write-off of unamortized debt issuance costs related to the previous ABS Facility. The 2011 loss on extinguishment of debt consists of an early redemption premium and a write-off of unamortized debt issuance costs related to the May 2011 debt refinancing transactions.
(7)	Consists of a non-recurring charge resulting from lump-sum payment settlements to former employees participating in several Company-sponsored pension plans.
(8)	Consists of costs to functionalize and optimize our business processes and systems, as well as implement our new brand image.
(9)	Other includes gains, losses, or charges as specified under the Company’s debt agreements.

Comparison of Results

13-Weeks Ended March 30, 2013 and March 31, 2012

Highlights

Net sales increased $145 million, or 2.8%, in 2013 as compared to 2012. Gross profit increased $33 million, or 3.8% in 2013 as compared to 2012. Operating expenses, as a percentage of net sales, increased to 16.4% in 2013 as compared to 15.4% in 2012. Operating income, as a percentage of net sales, decreased to 0.4% in 2013 as compared to 1.3% in 2012. Net interest expense increased $11 million to $82 million in 2013 from $71 million in 2012. In January 2013, we redeemed the remaining $355 million in principal of our 11.25% Senior Subordinated Notes (“Senior Subordinated Notes”) and recorded a loss on extinguishment of debt of $24 million. Net loss was $95 million in 2013 as compared to $3 million in 2012.

Net Sales

Net sales increased $145 million, or 2.8% to $5,405 million in 2013 as compared to $5,260 million in 2012, primarily due to increased sales to independent restaurant and healthcare and hospitality customers, partially offset by decreased sales to national chain customers. Approximately $100 million of the net sales increase is attributable to a combination of passing through product cost inflation to our customers and an 0.8% increase in case volume. The increase in case volume is primarily due to 2012 business acquisitions. Product cost inflation favorably impacts selling prices to the extent we are able to pass increased costs on to our customers, as a significant portion of our business is based on percentage markups over actual cost. Year over year changes in product costs, our internal measure of inflation or deflation, was estimated as inflation of 2.1%.

Gross Profit

Gross profit increased $33 million, or 3.8%, to $909 million in 2013, as compared to $876 million in 2012. Gross profit as a percentage of net sales increased by 0.1% to 16.8% for 2013, compared to 16.7% for 2012. The increase in gross profit was primarily a result of improved vendor costing terms and modestly higher case volume, partially offset by competitive market conditions.

The foodservice industry has demonstrated signs of modest growth in recent years. The industry’s modest growth and food service distributors’ desire to grow case volume has led to increased competition within the industry and contributed to margin pressures, which has prevented us from fully passing product cost increases on to our customers. Although the Company has experienced declines in gross profit margin in recent years, this trend stabilized in 2012, resulting in modest declines in year over year gross profit margins through 2012 and a modest increase in year over year gross profit margin in the first quarter of 2013. We expect the competitive market conditions will continue through the remainder of 2013.

Distribution, Selling and Administrative Expenses

Distribution, selling and administrative expenses increased $74 million, or 9.1%, to $884 million in 2013, compared to $810 million in 2012. Distribution, selling and administrative expenses as a percentage of net sales increased by 1.0% to 16.4% for 2013 as compared to 15.4% for 2012. The 2013 increase in distribution, selling and administrative costs is primarily due to a $46 million increase in payroll and related costs, driven by increased incentive compensation costs, inflationary cost increases and additional headcount in support of our company strategy. Other increases in distribution, selling and administrative costs included a $12 million increase in self-insurance costs due to less favorable business insurance claims experience in 2013 and a $10 million increase in depreciation and amortization expense due to recent capital expenditures for fleet replacement, investments in technology and amortization of intangible assets resulting from our 2012 business acquisitions.

Restructuring and Tangible Asset Impairment Charges

During 2013, certain Assets Held for Sale were adjusted to equal their estimated fair value less costs to sell resulting in tangible asset impairment charges of $2 million. During 2012, we incurred minimal residual severance costs relating to 2011 initiatives.

Operating Income

Operating income decreased $43 million or 65.2% to $23 million in 2013, as compared to $66 million in 2012. Operating income as a percentage of net sales decreased 0.9% to 0.4% in 2013 as compared to 1.3% for 2012. The operating income changes were primarily due to the factors discussed above.

Interest Expense

Interest expense increased $11 million to $82 million in 2013 from $71 million in 2012. An increase in the average interest rate due to the 2012 debt refinancing transactions was partially offset by the January 2013 maturity of the interest rate swaps on our 2007 Term Loan.

Loss on Extinguishment of Debt

The 2013 loss on extinguishment of debt consists of an early redemption premium and a write-off of unamortized debt issuance costs related to the redemption of our 11.25% Senior Subordinated Notes. For a detailed description of our Senior Subordinated Notes redemption transaction, see Note 9—Debt in our unaudited consolidated interim financial statements for the 13-weeks ended March 30, 2013.

Income Taxes

We recorded an income tax provision of $12 million in 2013 and an income tax benefit of $2 million in 2012. Our effective tax rates for 2013 and 2012 were (15)% and 34%, respectively.

The effective tax rate for the quarter ended March 30, 2013 varied from the federal statutory rate of 35% primarily due to expenses not deductible for federal income tax purposes and an $11 million increase in our valuation allowance as a result of increased deferred tax assets (net operating losses) not covered by future reversals of deferred tax liabilities. For the 13-weeks ended March 30, 2013, the Company has utilized an annual effective tax rate for purposes of determining its year-to-date tax expense, excluding the effect of tax expense on the amortization of its tax goodwill, which was instead measured discretely by quarter to calculate income taxes resulting in the valuation allowance being recognized ratably during 2013 consistent with the tax amortization of goodwill. For the 13-week period ended March 30, 2013, the Company concluded that the use of the expected annual effective tax rate, but excluding the effective rate effects of the tax goodwill amortization was more appropriate than use of the comprehensive expected annual effective tax rate. Management concluded that to use the forecast annual rate with the amortization of tax goodwill included would not be reliable for use in quarterly reporting of income taxes due to such rate’s significant sensitivity to minimal changes in forecasted annual pre-tax earnings. The impact of including the tax goodwill amortization in the annual effective tax rate computation, as applied to the quarterly pre-tax loss of $82 million, would be distortive to the financial statements. It is as a result of that effect that management concluded that the readers of the financial statements would best benefit from a tax provision for the quarter that reflects the accretion of the valuation allowance on a discrete, ratable basis.

We have a valuation allowance against our net deferred tax assets (excluding “naked credits”). Naked credits refer to deferred tax liabilities associated with the tax amortization of goodwill and indefinite lived intangible assets that are not amortized for financial reporting purposes. The deferred tax liability remains on the balance sheet indefinitely until such time the related assets are impaired or the business to which those assets relate are disposed. As the deferred tax liability could have an indefinite life, it is not netted against our deferred tax assets when determining the required valuation allowance. The valuation allowance was established based upon management’s assessment of all available evidence, both positive and negative, including current and historical operating results and potential tax-planning strategies. The conclusion was based primarily on our cumulative pretax losses in recent years and the need to generate significant amounts of taxable income in future periods in order to utilize existing deferred tax assets. Given the Company’s cumulative loss position, there was no reliance placed upon future income projections. The valuation allowance was $129 million at December 29, 2012. Our deferred tax assets, related to federal and state net operating losses, increased $11 million during the 13-weeks ending March 30, 2013, which resulted in the valuation allowance increasing by $11 million at March 30, 2013. We intend to maintain a full valuation allowance on our deferred tax assets until sufficient positive evidence related to sources of future taxable income exists to support a reversal of the valuation allowance.

The effective tax rate for the quarter ended March 31, 2012 varied from the federal statutory rate of 35% primarily due to changes in the valuation allowance, partially offset by the effect of state income taxes.

Net Loss

Our net loss increased $92 million to $95 million in 2013 as compared to a net loss of $3 million in 2012. The 2013 increase in net loss was primarily due to the factors discussed above.

Fiscal Years Ended December 29, 2012 and December 31, 2011

Highlights

Net sales increased $1,320 million, or 6.5%, in 2012 compared to 2011. Gross profit, as a percentage of net sales, decreased to 17.0% in 2012 as compared to 17.2% in 2011. Operating expenses, as a percentage of net sales, decreased to 15.5% in 2012 as compared to 16.1% in 2011. Operating income, as a percentage of net sales, increased to 1.5% in 2012 as compared to 1.2% in 2011. Net interest expense increased $5 million to $312 million in 2012 from $307 million in 2011. In 2012, we entered into a series of debt refinancing transactions resulting in an aggregate loss on extinguishment of debt of $31 million. In May 2011, we redeemed all of our 10.25% Senior Notes due June 30, 2015 (“Old Senior Notes”), with an aggregate principal of $1 billion, and recorded a loss on extinguishment of debt of $76 million. Net loss was $51 million in 2012 compared to a net loss of $102 million in 2011.

Net Sales

Net sales increased $1,320 million, or 6.5%, to $21,665 million in 2012 as compared to $20,345 million in 2011, primarily due to increased sales to independent restaurant and national chain customers. Approximately $800 million of the net sales increase is attributable to a 3.9 % increase in case volume as compared to the prior year period. The remainder of the 2012 net sales increase is attributable to product cost inflation, which favorably impacted selling prices to the extent we were able to pass increased costs on to our customers, as a significant portion of our business is based on percentage markups over actual cost. Year over year changes in product costs, our internal measure of inflation or deflation, was estimated as inflation of 3.4%.

Gross Profit

Gross profit increased $188 million, or 5.4%, to $3,693 million in 2012, as compared to $3,505 million in 2011. The increase in gross profit was primarily a result of approximately $220 million of gross profit earned on incremental sales, partially offset by competitive market conditions of our slowly growing industry, which prevented us from fully passing our product cost increases on to our customers, and a $13 million increase in our LIFO reserves.

The Company has experienced a decline in gross profit margin in recent years. Gross profit as a percent of net sales has declined annually from 18.2% in fiscal year 2009 to 18.1%. 17.2% and 17.0% in fiscal years 2010. 2011 and 2012, respectively. In 2008, the food service market was adversely impacted by the economic recession, impacting both large and small foodservice operators. The foodservice industry has stabilized after declines in 2008 and 2009 and has since demonstrated signs of very modest growth. The industry’s modest growth and food service distributors’ desire to grow cases has lead to increased competition within the industry, which has prevented us from fully passing product cost increases on to our customers. This increased competition and significant product cost inflation that began in the fourth quarter of 2010 through the first quarter of 2012 also negatively affected our gross profit margins. While we are generally able to pass through moderate levels of inflation, we were not able to pass along significant levels of inflation to our customers during these periods. We expect the competitive market conditions will continue in 2013.

Distribution, Selling and Administrative Costs

Distribution, selling and administrative costs increased $156 million, or 4.9%, to $3,350 million in 2012, compared to $3,194 million in 2011. Distribution, selling and administrative costs as a percentage of net sales decreased by 0.2% to 15.5% for 2012 as compared to 15.7% for 2011. The 2012 increase in distribution, selling and administrative costs is primarily due to a $79 million increase in payroll and related costs and a $25 million increase in diesel fuel costs as a result of the increase in cases shipped to customers and inflationary cost increases. Other increases in distribution, selling and administrative costs included a $30 million increase in costs incurred to functionalize and optimize our business processes and systems, a $23 million increase in pension expense primarily due to a settlement charge resulting from lump-sum payments to former employees participating in several Company sponsored pension plans and a $9 million increase in depreciation expense, primarily due to recent capital expenditures for fleet replacement. The aforementioned 2012 increases in distribution, selling and administrative costs were partially offset by an $8 million decrease in self-insurance costs due to favorable business insurance claims experience and a $6 million decrease bad debt expense due to improved credit and collection results.

Restructuring and Tangible Asset Impairment Charges

During 2012, we recognized restructuring and tangible asset impairment charges of $9 million. Also, we announced the closing of four facilities, including three distribution facilities and one administrative support facility. The closed facilities ceased operations in 2012 and were consolidated into other Company facilities. The closing of the four facilities resulted in $5 million of tangible asset impairment charges and minimal severance and related costs. During 2012, we recognized $3 million of net severance and related costs for initiatives to optimize and transform our business processes and systems. Also, certain Assets Held for Sale were adjusted to equal their estimated fair value less costs to sell, resulting in tangible asset impairment charges of $3 million. Additionally, we reversed $2 million of liabilities for unused leased facilities.

During 2011, we announced the closing of four distribution facilities and recognized restructuring and tangible asset impairment charges of $72 million. Three of the facilities ceased operations in 2011 and the other facility closed in 2012. One facility was closed due to construction of a new facility and the operations of the remaining three closed facilities were consolidated into other Company facilities. The closing of the four distribution facilities resulted in $45 million of severance and related costs, inclusive of a $40 million multiemployer pension withdrawal charge, and $7 million of tangible asset impairment charges. We also recognized $17 million of severance and related costs primarily for the reorganization and centralization of various functional areas of the Company including finance, human resources, replenishment and category management and $1 million of facility closing costs. Additionally, certain other Assets Held for Sale were adjusted to equal their estimated fair value less costs to sell, resulting in tangible asset impairment charges of $2 million.

Operating Income

Operating income increased $95 million or 39.7% to $334 million in 2012, compared to $239 million in 2011. Operating income as a percentage of net sales increased 0.3% to 1.5% in 2012 as compared to 1.2% for 2011. The operating income changes were primarily due to the factors discussed above.

Interest Expense

Interest expense increased $5 million to $312 million in 2012 from $307 million in 2011, primarily due to nominal increases in the average interest rate and average borrowings outstanding under our debt facilities.

Loss on Extinguishment of Debt

In 2012, we entered into a series of debt refinancing transactions resulting in an aggregate loss on extinguishment of debt of $31 million. The 2012 loss on extinguishment of debt consists of an early redemption premium and a write-off of unamortized debt issuance costs related to the Senior Subordinated Notes redemption, fees paid to debt holders, certain third party costs and the write-off of unamortized debt issuance costs related to the 2007 Term Loan amendments, certain third party costs related to the 2012 ABS Facility and a write-off of unamortized debt issuance costs related to the previous ABS Facility. In May 2011, we entered into a series of transactions resulting in the redemption of our Old Senior Notes, resulting in a loss on extinguishment of debt of $76 million. For a detailed description of our debt refinancing transactions, see Note 11—Debt in our audited consolidated financial statements for the fiscal year ended December 29, 2012.

Income Taxes

We recorded an income tax provision of $42 million in 2012, as compared to an income tax benefit of $42 million in 2011. Our effective tax rates for 2012 and 2011 were (487)% and 29%, respectively. The 2012 effective tax rate varied from the federal statutory rate of 35% primarily due to a $43 million increase in our valuation allowance as a result of increased deferred tax assets not covered by future reversals of deferred tax liabilities. The 2011 effective tax rate varied from the federal statutory rate of 35% primarily due to changes in the valuation allowance, partially offset by the effect of state income taxes.

Net Loss

Net loss decreased $51 million to $51 million in 2012 as compared to net loss of $102 million in 2011. The 2012 decrease in net loss was primarily due to the factors discussed above.

Fiscal Years Ended December 31, 2011 and January 1, 2011

Highlights

Net sales increased $1,483 million, or 7.9%, in 2011 compared to 2010. Gross profit, as a percentage of net sales, decreased to 17.2% in 2011 as compared to 18.1% in 2010. Operating expenses, as a percentage of net sales, decreased to 16.1% in 2011 as compared to 16.3% in 2010. Operating income, as a percentage of net sales, decreased to 1.2% in 2011 as compared to 1.8% in 2010. Net interest expense decreased $34 million to $307 million in 2011 from $341 million in 2010. In May 2011, we redeemed all of our Old Senior Notes with an aggregate principal of $1 billion, and recorded a loss on extinguishment of debt of $76 million. Net loss was $102 million in 2011 compared to a net loss of $13 million in 2010.

Net Sales

Net sales increased $1,483 million, or 7.9%, to $20,345 million in 2011 as compared to $18,862 million in 2010. The 2011 increase in net sales was primarily due to product inflation, which favorably impacted selling prices to the extent we were able to pass increased costs on to our customers, as a significant portion of our business is based on percentage markups over actual cost, and by increased case volume. Year over year changes in product costs, our internal measure of inflation or deflation, was estimated as inflation of 7.2% in 2011. Case volume increased 2% in 2011 as compared to 2010.

Gross Profit

Gross profit increased $95 million, or 2.8%, to $3,505 million in 2011, as compared to $3,410 million in 2010. Gross profit as a percentage of net sales decreased by 0.9% to 17.2% for 2011 compared to 18.1% for 2010. Gross profit earned on incremental sales and a $19 million increase in diesel fuel surcharges, was partially offset by the effect of significant product cost inflation experienced in 2011 and a $59 million increase in our LIFO reserves. While we are generally able to pass through moderate levels of inflation, we were not able to pass along the significant levels of inflation realized in 2011 to our customers. Gross profit was also negatively impacted offset by competitive market conditions of our slowly growing industry.

Diesel fuel surcharges are included in net sales and gross profit, while diesel fuel costs are included in distribution, selling and administrative costs.

Distribution, Selling and Administrative Costs

Distribution, selling and administrative costs increased $139 million, or 4.5%, to $3,194 million in 2011, compared to $3,055 million in 2010. Distribution, selling and administrative costs as a percentage of net sales decreased by 0.5% to 15.7% for 2011 as compared to 16.2% for 2010. The 2011 increase in distribution, selling and administrative costs is primarily due to a $50 million increase in payroll and related costs and a $31 million increase in diesel fuel costs as a result of the increase in cases shipped to customers and inflationary cost increases. Other increases in distribution, selling and administrative costs included a $27 million increase in costs incurred to functionalize and optimize our business processes and systems and a $35 million increase in depreciation expense, primarily due to recent capital expenditures for new or expanded distribution facilities, fleet replacement and investments in information technology. The aforementioned 2011 increases in distribution, selling and administrative costs were partially offset by an $20 million decrease in self-insurance costs due to favorable business insurance claims experience and a $9 million decrease in bad debt expense due to improved credit and collection results.

Restructuring and Tangible Asset Impairment Charges

During 2011, we announced the closing of four distribution facilities and recognized restructuring and tangible asset impairment charges of $72 million. Three of the facilities ceased operations in 2011 and the other facility closed in 2012. One facility was closed due to construction of a new facility and the operations of the remaining three closed facilities were consolidated into other Company facilities. The closing of the four distribution facilities resulted in $45 million of severance and related costs, inclusive of a $40 million multiemployer pension withdrawal charge, and $7 million of tangible asset impairment charges. We also recognized $17 million of severance and related costs primarily for the reorganization and centralization of various functional areas of the Company including finance, human resources, replenishment and category management and $1 million of facility closing costs. Additionally, certain other Assets Held for Sale were adjusted to equal their estimated fair value less costs to sell, resulting in tangible asset impairment charges of $2 million.

During 2010, we completed two facility closings announced in late 2009 and recognized restructuring and tangible asset impairment charges of $11 million. The closing date of one facility was deferred until later in 2010 resulting in $6 million of additional severance and related costs before it closed in 2010. We recognized $2 million of severance and related costs for reorganization and centralization of certain functional areas of the Company and $2 million related to additional reductions of administrative personnel. Also, certain Assets Held for Sale were also adjusted to equal their estimated fair value less costs to sell, resulting in tangible asset impairment charges of $2 million. Additionally, we recognized facility closing costs of $1 million and reversed $2 million of liabilities for unused leased facilities.

Operating Income

Operating income decreased $105 million or 30.5% to $239 million in 2011, compared to $344 million in 2010. Operating income as a percentage of net sales decreased 0.6% to 1.2% in 2011 as compared to 1.8% for 2010. The operating income changes were primarily due to the factors discussed above.

Interest Expense

Interest expense decreased $34 million to $307 million in 2011 from $341 million in 2010. Our May 2011 debt refinancing transactions lowered our overall borrowing costs, primarily due to lower borrowing rates.

Loss on Extinguishment of Debt

In May 2011, we entered into a series of transactions resulting in the redemption of our Old Senior Notes resulting in a loss on extinguishment of debt of $76 million.

Income Taxes

We recorded an income tax benefit of $42 million in 2011 as compared to an income tax provision of $16 million in 2010. Our effective tax rates for 2011 and 2010 were 29% and 595%, respectively. The 2011 effective tax rate varied from the federal statutory rate of 35% primarily due to changes in the valuation allowance, partially offset by the effect of state income taxes. The 2010 effective rate tax variance from the federal statutory rate was primarily attributable to the small amount of book income.

Net Loss

Net loss increased $89 million to $102 million in 2011 as compared to net loss of $13 million in 2010. The increase was primarily due to the factors discussed above.

Liquidity and Capital Resources

Our operations and strategic objectives require continuing capital investment, and our resources include cash provided by operations, as well as access to capital from bank borrowings, various types of debt and other financing arrangements.

We believe that the combination of cash generated from operations, together with availability under our debt agreements and other available financing arrangements will be adequate to permit us to meet our debt service obligations, ongoing costs of operations, working capital needs and capital expenditure requirements for the next twelve months. Our future financial and operating performance, ability to service or refinance our debt and ability to comply with covenants and restrictions contained in our debt agreements will be subject to future economic conditions, the financial health of our customers and suppliers and to financial, business and other factors, many of which are beyond our control.

Indebtedness

We are highly leveraged with significant debt maturities during the next five years. A substantial portion of our liquidity needs arise from debt service requirements and from the ongoing costs of operations, working capital and capital expenditures. During 2012 and 2011, as well as the first two quarters of 2013, we entered into a series of transactions to refinance debt facilities and extend debt maturity dates. These transactions include the following:

2013 Term Loan Amendment—On June 7, 2013, we amended our 2011 Term Facility resulting in the following:

•

The aggregate principal amount outstanding of the 2011 Term Loan was increased from $425 million to $2,100 million, and the maturity date of the 2011 Term Facility was extended from March 31, 2017 to March 31, 2019;

•

Net proceeds from the incremental Amended 2011 Term Loan were used to refinance the outstanding principal amounts of $417 million under the 2011 Term Loan and $1,674 million under the 2007 Term Loan; and

•	The interest rate on outstanding borrowings was reduced to prime plus 2.5% or the London InterBank Offered Rate (“LIBOR”) plus 3.5%, with a LIBOR floor of 1.0%.

We incurred loan fees of $10 million and transaction costs of $11 million (primarily arrangement fees, rating agency fees and legal fees) relating to this transaction.

Senior Subordinated Notes Redemptions—On January 16, 2013, we entered into the following transactions in which we:

•

Redeemed $355 million in principal of our Senior Subordinated Notes at face value plus an early redemption premium of $20 million. An entity affiliated with CD&R,one of our Sponsors held the redeemed Senior Subordinated Notes; and

•

Issued an additional $375 million in aggregate principal of our Senior Notes to fund the Senior Subordinated Notes redemption. Such Senior Notes were issued at 103.5% of the face value of such Senior Notes for gross proceeds of $388 million. Entities affiliated with KKR, one of our Sponsors, were initial purchasers of $6 million in aggregate principal of Senior Notes. Additionally, we incurred third party costs (principally transaction and legal fees) of $6 million relating to this transaction.

On December 27, 2012, we entered into the following transactions in which we:

•

Redeemed $166 million in principal of our Senior Subordinated Notes at face value plus an early redemption premium of $9 million. An entity affiliated with CD&R held the redeemed Senior Subordinated Notes; and

•

Issued an additional $175 million in aggregate principal of Senior Notes to fund the Senior Subordinated Notes redemption. Such Senior Notes were issued at 101.5% of the face value of such Senior Notes for gross proceeds of $178 million. Additionally, we incurred third party costs (principally transaction and legal fees) of $3 million relating to this transaction.

2012 Term Loan Amendments—On June 6, 2012, we entered into an agreement to amend our 2007 Term Loan due July 3, 2014. Holders of $1,241 million in principal of the 2007 Term Loan, as of June 6, 2012, consented to extend the maturity date of their debt holdings from July 3, 2014 to March 31, 2017. As consideration for the modification, the interest rate on the extended 2007 Term Loan was increased to Prime plus 2.5% or LIBOR plus 4.25% with a LIBOR floor of 1.5%. We paid fees of $4 million to the 2007 Term Loan holders in consideration for their approval and/or participation in the transaction. Additionally, we incurred third party costs (principally transaction and legal fees) of $3 million relating to this transaction. Entities affiliated with one of our Sponsors, holding $321 million of the 2007 Term Loans as of June 6, 2012, participated in the transaction.

On December 6, 2012, we entered into a series of transactions resulting in the refinancing of the remaining $699 million in principal of the 2007 Term Loan due July 3, 2014 in which we:

•	Issued an additional $400 million in aggregate principal of Senior Notes at 101.5% of the face value of such Senior Notes for gross proceeds of $406 million;

•	Extended the maturity of $450 million in principal of the 2007 Term Loan to March 31, 2017;

•	Repaid $249 million in principal of the 2007 Term Loan due July 3, 2014; and

•	Used the remaining proceeds from the issuance of the Senior Notes and other cash on hand to pay down approximately $150 million in borrowings under our ABL revolving loan agreement (“ABL Facility”).

As consideration for the modification, the interest rate on the $450 million in principal of extended 2007 Term Loan was increased to Prime plus 2.5% or LIBOR plus 4.25% with a LIBOR floor of 1.5%. We paid fees of $9 million to the 2007 Term Loan holders in consideration for their participation in the transaction. Additionally, we incurred third party costs (principally transaction and legal fees) of $13 million relating to these transactions.

2012 ABS Loan Refinancing—On August 27, 2012, we entered into a new ABS loan facility (“2012 ABS Facility”), providing commitments to fund up to $800 million against certain customer accounts receivable and related assets originated by US Foods and certain other subsidiaries through August 27, 2015. We borrowed $686 million under the 2012 ABS Facility, substantially the entire amount available to it based on its available collateral at August 27, 2012, and used the proceeds to repay all amounts due on our previous ABS Facility. We paid loan fees of $2 million to the 2012 ABS Facility lenders in connection with the transaction and incurred third party costs (principally transaction and legal fees) of $1 million relating to this transaction. The refinancing resulted in the full payment of the previous ABS Facility and the contemporaneous receipt of proceeds under the 2012 ABS Facility. A portion of the lenders under the 2012 ABS Facility were also lenders under the previous ABS Facility.

2011 Debt Refinancing—On May 11, 2011, we entered into a series of transactions resulting in the redemption of our Old Senior Notes, primarily with proceeds from new debt financings. The refinancing consisted of the following transactions in which we:

•	Redeemed all of the Old Senior Notes outstanding with an aggregate principal of $1 billion at face value plus an early redemption premium of $64 million;

•	Issued $400 million in principal of Senior Notes;

•	Entered into a new $425 million senior secured term loan facility, the 2011 Term Loan, maturing March 31, 2017; and

•	Amended our ABL Facility primarily to extend the maturity date to May 11, 2016 and initially borrowed $75 million under the ABL Facility.

•	Funded the remainder of the debt extinguishment, including fees and expenses, with approximately $200 million of cash on hand.

The debt refinancing transactions have reduced our total debt maturities during 2013 and 2014 from $2.6 billion to approximately $100 million.

As of March 30, 2013, after giving effect to the June 2013 Refinancing and the July 2013 expiration of the Revolving Credit Facility, we would have had $4,846 million in aggregate indebtedness outstanding, excluding $21 million of unamortized premium, with $661 million of additional borrowing capacity available under our debt agreements and other available financing arrangements. Our outstanding debt facilities mature at various dates, primarily from July 2013 to 2019. Our debt maturities during the next five fiscal years are $1.5 billion, with $0.7 billion scheduled to mature in 2015 and with $0.5 billion scheduled to mature in 2017. As economic conditions permit, we will consider further opportunities to repurchase, refinance or otherwise reduce our debt obligations on favorable terms. Any further potential debt reduction or refinancing could require significant use of our liquidity and capital resources. For a detailed description of our indebtedness, see Note 9—Debt in our unaudited consolidated interim financial statements for the 13-weeks ended March 30, 2013.

On a quarterly basis, we perform a review of all of our lenders that have a continuing obligation to provide funding to us by reviewing rating agency changes and discussing the obligations directly with the lenders. We are not aware of any facts that would cause us to conclude that our lender banks will not be able to comply with the contractual terms of their agreements with us. We continue to monitor the credit markets generally and the strength of our lender counterparties.

We regularly assess the counterparty risk on our derivative contracts for credit downgrades, bankruptcy filings or other events of default. Specifically, we meet with our hedge accounting advisor on a quarterly basis to discuss any changes in counterparty creditworthiness. The Company and its advisor monitor changes in the credit status of all counterparty banks on a regular basis through the advisor’s daily involvement with the derivative markets and by performing quarterly reviews of rating agency changes. We are not aware of any facts that would cause us to conclude that the counterparty banks will not be able to comply with the contractual terms of their derivative contracts with us.

The Company, its Sponsors or affiliates may from time to time repurchase or otherwise retire our debt and take other steps to reduce our debt or otherwise improve our balance sheet. These actions may include open market repurchases, negotiated repurchases and other retirements of outstanding debt. The amount of debt that may be repurchased or otherwise retired, if any, will depend on market conditions, trading levels of our debt from time to time, our cash position and other considerations. Our Sponsors or their affiliates may also purchase our debt from time to time, through open market purchases or other transactions. In such cases, our debt is not retired and we would continue to pay interest in accordance with the terms of the debt.

Our credit facilities, loan agreements and indentures contain customary covenants, including, among other things, covenants that restrict our ability to incur certain additional indebtedness, create or permit liens on assets, pay dividends, or engage in mergers or consolidations. Certain debt agreements also contain various and customary events of default with respect to the loans, including, without limitation, the failure to pay interest or principal when the same is due under the agreements, cross default provisions, the failure of representations and warranties contained in the agreements to be true and certain insolvency events. If an event of default occurs and is continuing, the principal amounts outstanding, together with all accrued unpaid interest and other amounts owed thereunder may be declared immediately due and payable by the lenders. Were such an event to occur, we would be forced to seek new financing that may not be on as favorable terms as our current facilities. Our ability to refinance our indebtedness on favorable terms, or at all, is directly affected by the current economic and financial conditions. In addition, our ability to incur secured indebtedness (which may enable us to achieve more favorable terms than the incurrence of unsecured indebtedness) depends in part on the value of our assets, which depends, in turn, on the strength of our cash flows, results of operations, economic and market conditions and other factors. We are currently in compliance with all of our debt agreements.

Cash Flows

For the periods presented the following table presents condensed highlights from the cash flow statements:

	13-Weeks Ended March 30, 2013	13-Weeks Ended March 31, 2012	Year ended December 29, 2012	Year ended December 31, 2011	Year ended January 1, 2011
	(in millions)
Net loss	$(95)	$(3)	$(51)	$(102)	$(13)
Changes in operating assets and liabilities, net of acquisitions of businesses	(61)	(148)	(101)	84	125
Other adjustments	146	85	468	437	369

Net cash provided by operating activities	(10)	(66)	316	419	481

Net cash used in investing activities	(51)	(122)	(380)	(338)	(258)

Net cash provided by (used in) financing activities	(32)	97	103	(301)	(30)

Net increase (decrease) in cash and cash equivalents	(93)	(91)	39	(220)	193
Cash and cash equivalents, beginning of period	242	203	203	423	230

Cash and cash equivalents, end of period	$149	$112	$242	$203	$423

Operating Activities

Cash flows used in operating activities were $10 million for the 13-weeks ended March 30, 2013 compared to cash flows used in operating activities of $66 million for the 13-weeks ended March 31, 2012. Cash flows used in operating activities in 2013 were unfavorably impacted by changes in operating assets and liabilities, including an increase in accounts receivable and a decrease in accrued expenses and other liabilities, partially offset by an increase in accounts payable. Cash flows used in operating activities in 2012 were the result of changes in operating assets and liabilities, including increases in inventories and accounts receivable and a decrease in accrued expenses and other current liabilities, partially offset by an increase in accounts payable.

Cash flows used in operating activities decreased $56 million in 2013, as compared to 2012. Decreases in accounts receivable and inventories, partially offset by a decrease in accounts payable, resulted in a $43 million decrease in cash used in operations in 2013 as compared to 2012. The remainder of the decrease in cash flows used in operating activities is primarily due to the decrease in operating income.

Cash flows provided by operating activities were $316 million in 2012 compared to $419 million in 2011 and $481 million in 2010. Cash flows provided by operating activities in 2012 were unfavorably impacted by changes in operating assets and liabilities, including increases in inventories and accounts receivable and a decrease in accrued expenses and other current liabilities, partially offset by an increase in accounts payable and improved operating results.

Cash flows provided by operating activities in 2011 were favorably impacted by changes in operating assets and liabilities, including increases in accounts payable and accrued expenses and other current liabilities and a decrease in inventories, primarily offset by increases in accounts receivable. Cash flows provided by operating activities in 2010 were favorably impacted by changes in operating assets and liabilities, including increases in accounts payable and accrued expenses and a decrease in restricted cash.

The decrease in cash flows provided by operating activities of $103 million in 2012, as compared to 2011, is primarily due to an increase in inventories of $239 million in 2012, partially offset by a $60 million decrease in accounts receivable and improved operating results. The 2012 inventory increase is primarily attributable to higher inventory levels carried to support improved sales and better serve our customers.

The decrease in net cash provided by operating activities of $62 million in 2011 as compared to 2010 is primarily attributable to an increase in accounts receivable, partially offset by an increase in accrued expenses and other liabilities and a decrease in inventories. Accounts receivable increased $128 million in 2011 as compared to 2010 due to improved sales. The $37 million increase in accrued expenses in 2011 was primarily due to an increase in interest accrued on indebtedness. Due to the timing of our fiscal year end, a $51 million semi-annual interest payment for the second half of 2011 on our Senior Notes and Senior Subordinated Notes was paid in early January 2012. The $60 million reduction in inventory levels in 2011 was partially offset by product cost inflation. The remainder of the decrease in net cash provided by operating activities was primarily due to the 2011 decrease in operating income.

Investing Activities

Cash flows used in investing activities for the 13-weeks ended March 30, 2013 included purchases of property and equipment of $55 million and proceeds from sales of property and equipment of $3 million. Cash flows used in investing activities for the 13-weeks ended March 31, 2012 included purchases of property and equipment of $125 million and proceeds from sales of property and equipment of $4 million. Capital expenditures for the 13-weeks ended March 30, 2013 and for the 13-weeks ended March 31, 2012 primarily included fleet replacement and investments in information technology to improve our business, as well as new construction and/or expansion of distribution facilities.

We expect capital expenditures in 2013 to be approximately $330 million and to include expenditures for new facilities or facility expansions, information technology and fleet replacement. We expect to fund our 2013 capital expenditures with either available cash balances or cash generated from operations. Additionally, we expect to enter into approximately $100 million of capital lease obligations for fleet replacement, of which $50 million was incurred during the 13-weeks ended March 30, 2013.

Cash flows used in investing activities in 2012 included purchases of property plant and equipment of $293 million and proceeds from sales of property and equipment of $20 million. Cash flows used in investing activities in 2011 included purchases of property plant and equipment of $304 million and proceeds from sales of property and equipment of $7 million. Cash flows used in investing activities of $258 million in fiscal year 2010 included purchases of property and equipment of $272 million and proceeds from sales of property and equipment of $15 million.

Capital expenditures in 2012, 2011 and 2010 included fleet replacement and investments in information technology to improve our business, as well as new construction and/or expansion of distribution facilities. Cash flows used in investing activities in 2012 included business acquisitions of five foodservice distributors for cash of $106 million plus contingent consideration of $6 million, and cash flows used in investing activities in 2011 included business acquisitions of $41 million. The acquisitions were purchases which have been or are being integrated into our foodservice distribution network. We expect to continue to explore potential acquisitions of other foodservice distributors in order to expand our operational capabilities and geographic presence.

Financing Activities

Cash flows used in financing activities of $32 million for the 13-weeks ended March 30, 2013 were primarily a result of net payments on debt facilities, and costs and fees paid related to our January 2013 debt refinancing transactions. We used proceeds of $388 million from Senior Note issuances primarily to redeem $355 million in principal of our Senior Subordinated Notes, plus an early redemption premium of $20 million. We incurred total cash costs of $6 million in connection with the 2013 debt refinancing transaction. Additionally, we made net payments on our ABL Facility of $25 million as well as $13 million of scheduled payments on other debt facilities. In 2013, we paid $1 million to repurchase common shares of our parent company, USF Holding

Corp., from employees after they ceased employment. The shares were acquired pursuant to a management stockholder’s agreement associated with the Company’s stock incentive plan.

Cash flows provided by financing activities of $97 million for the 13-weeks ended March 31, 2012 were primarily a result of $111 million of net working capital borrowings on our ABL Facility, partially offset by repayments on other debt facilities. We also received proceeds of $0.2 million from certain employees of the Company who purchased shares of USF Holding Corp. pursuant to a management stockholder’s agreement associated with the Company’s stock incentive plan.

Cash flows from financing activities of $103 million in 2012 were primarily a result of net borrowings on debt facilities, partially offset by transaction costs and fees paid related to our 2012 debt refinancing transactions. We used proceeds of $584 million from Senior Note issuances primarily to repay $249 million of 2007 Term Loan principal due July 3, 2014 and redeem $166 million in principal of our Senior Subordinated Notes, plus an early redemption premium of $9 million. Our CMBS floating rate loan matured on July 9, 2012 and its outstanding borrowings totaling $163 million were repaid with proceeds from our ABL Facility. Scheduled repayments on debt and capital leases totaled $18 million. We incurred total cash costs of $35 million in connection with 2012 debt refinancing transactions. In 2012, we received proceeds of $1 million from certain employees of the Company who purchased shares of our parent company, USF Holding Corp., pursuant to a management stockholder’s agreement associated with the Company’s stock incentive plan and we also paid $4 million to repurchase common shares of USF Holding Corp. from employees after they ceased employment.

Cash flows used in financing activities of $301 million in 2011 were primarily a result of the redemption of our Old Senior Notes funded with a combination of new borrowings and cash on hand. We redeemed the Old Senior Notes for cash of $1.1 billion, including an early redemption premium of $64 million. We borrowed $900 million from our new debt facilities to fund the redemption and paid financing costs of $29 million in connection with the transactions. We repaid the $225 million borrowed on our ABL Facility for working capital uses and the $75 million of ABL Facility borrowings used in part to fund the redemption of the Old Senior Notes. Scheduled repayments on debt and capital leases totaled $39 million. We received proceeds of $10 million from certain employees of the Company who purchased shares of USF Holding Corp. pursuant to a management stockholder’s agreement associated with the Company’s stock incentive plan. We also paid $3 million to repurchase common shares of USF Holding Corp. from employees after they ceased employment.

Cash flows used in financing activities of $30 million in 2010 were primarily a result of repayments on debt and capital leases. In addition, we received proceeds from certain employees of the Company who purchased shares of USF Holding Corp., pursuant to a management stockholder’s agreement associated with the Company’s stock incentive plan and repurchased common shares of USF Holding Corp. from employees after they ceased employment.

Retirement Plans

We maintain several qualified retirement plans (the “Retirement Plans”) that pay benefits to certain employees at retirement using formulas based on a participant’s years of service and compensation. We contributed $9 million and $7 million to the Retirement Plans during the 13-weeks ended March 30, 2013 and March 31, 2012, respectively. Estimated required and discretionary contributions expected to be contributed by the Company to the Retirement Plans in 2013 total $49 million. We contributed $47 million, $37 million and $34 million to the Retirement Plans in the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011, respectively. Estimated required and discretionary contributions expected to be contributed by the Company to the Retirement Plans in 2013 total $49 million. See Note 17—Retirement Plans in our audited consolidated financial statements for the fiscal year ended December 29, 2012.

We also contribute to various multi-employer benefit plans under collective bargaining agreements. We made contributions to multi-employer benefit plans of $7 million during each of the 13-weeks ended March 30, 2013 and March 31, 2012. We made contributions to multi-employer benefit plans of $28 million, $26 million and $26 million in the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011,

respectively. At March 30, 2013, we had $65 million of multiemployer pension withdrawal liabilities relating to closed facilities, payable in monthly installments through 2031 at interest effectively at 6.5% to 6.7%. As discussed in Note 15 – Commitments and Contingencies in our unaudited consolidated interim financial statements for the 13-weeks ended March 30, 2013, we were assessed an additional $17 million multiemployer pension withdrawal liability for a facility closed in 2008. We believe we have meritorious defenses against the assessment for the additional pension withdrawal liability and intend to vigorously defend our self against the claim. We do not believe at this time that payment of such obligation is probable and, accordingly, no liability has been recorded.

Additionally, employees are eligible to participate in a Company-sponsored defined contribution 401(k) plan which provides that under certain circumstances we may make matching contributions of up to 50% of the first 6% of a participant’s compensation. We made contributions to this plan of $25 million, $23 million and $21 million in the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011, respectively.

Contractual Obligations

The following table, as of December 29, 2012, includes information about our contractual obligations that impact our liquidity and capital needs. The table includes information about payments due under specified contractual obligations and is aggregated by type of contractual obligation. It includes the maturity profile of our audited consolidated debt, operating leases and other long-term liabilities.

	Payments Due by Period (in millions)
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
Recorded Contractual Obligations:
Debt	$4,805	$49	$746	$3,004	$1,006
Multi-employer pension withdrawal obligations (1)	67	6	8	9	44
Uncertain tax positions, including interest and penalties (2)	4	—	—	4	—
Pension plans and other post-retirement benefits contributions (3)	49	49	—	—	—
Unrecorded Contractual Obligations:
Interest payments on debt (4)	1,449	284	560	427	178
Operating leases	219	39	58	43	79
Purchase obligations (5)	801	801	—	—	—

Total contractual cash obligations	$7,394	$1,228	$1,372	$3,487	$1,307

(1)	The amount shown in the table represents multi-employer pension withdrawal obligations payable in monthly installments through 2031.
(2)	The liabilities shown in the table represent uncertain tax positions relating to temporary differences and include $2 million in interest and penalties.
(3)	Pension plans and other postretirement benefits contributions are based on estimates for 2013. We do not have minimum funding requirement estimates under ERISA guidelines for the plans beyond 2013.
(4)	The amounts shown in the table include future interest payments on variable rate debt at current interest rates.
(5)	For purposes of this table, purchase obligations include agreements for purchases of product in the normal course of business, for which all significant terms have been confirmed. Such amounts included in the table above are based on estimates.

Off-Balance Sheet Arrangements

We have entered into letters of credit of $100 million in favor of certain lessors securing our obligations with respect to certain leases or in favor of Ahold securing Ahold’s contingent exposure under guarantees of our obligations with respect to certain leases. Additionally, we entered into letters of credit of $179 million in favor of certain commercial insurers securing our obligations with respect to our insurance program and letters of credit of $15 million for other obligations.

Except as disclosed above, we have no off-balance sheet arrangements that currently have or are reasonably likely to have a material effect on our audited consolidated financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

We have prepared the financial information in this registration statement in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We base our estimates and judgments on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our most critical accounting policies and estimates pertain to the valuation of goodwill, other intangibles assets and property and equipment, accounts receivable, vendor consideration, self-insurance programs, and income taxes.

Valuation of Goodwill and Other Intangible Assets

Goodwill and other intangible assets include the cost of the acquired business in excess of the fair value of the net assets recorded in connection with acquisitions. Other intangible assets include customer relationships, brand names and trademarks. As required, we assess goodwill and other intangible assets with indefinite lives for impairment annually, or more frequently, if events occur that indicate an asset may be impaired. For goodwill and indefinite-lived intangible assets, our policy is to assess for impairment at the beginning of each fiscal year’s third quarter. For other intangible assets with definite lives, we assess for impairment only if events occur that indicate that the carrying amount of an asset may not be recoverable. All goodwill is assigned to the consolidated Company as the reporting unit.

We adopted the guidance in Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2011-08, Intangibles—Goodwill and Other (Topic 350); Testing Goodwill for Impairment for our fiscal year 2012 goodwill impairment assessment. The amendments in this ASU allow entities the option to first perform a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying value. Under this ASU, if an entity concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the entity is required to perform the two-step impairment test for the reporting unit. The revised guidance also allows an entity to bypass the qualitative assessment and proceed directly to step one of the two-step impairment analysis where a fair value calculation is performed. Under both the qualitative assessment and the two-step quantitative impairment test, we are required to evaluate events and circumstances that may affect the performance of our reporting unit and the extent to which the events and circumstances may impact the future cash flows of our reporting unit to determine whether its fair value exceeds its carrying value. The qualitative factors we evaluated included macroeconomic conditions, industry and market considerations, cost factors, overall financial performance, as well as company specific events. Based upon our assessment of qualitative factors for our 2012 annual goodwill impairment assessment, we believe the fair value of our reporting unit substantially exceeded its carrying value.

Our fair value estimates of the brand name and trademark intangible assets are based on a discounted cash flow analysis. Due to the many variables inherent in estimating fair value and the relative size of the recorded indefinite-lived intangible assets, differences in assumptions may have a material effect on the results of our impairment assessment.

Property and Equipment

Property and equipment held and used by us are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. For purposes of evaluating the recoverability of property and equipment, we compare the carrying value of the asset or asset group to the estimated, undiscounted future cash flows expected to be generated by the long-lived asset or asset group. If the future cash flows included in a long-lived asset recoverability test do not exceed the carrying value, the carrying value is compared to the fair value of such asset. If the carrying value exceeds the fair value, an impairment charge is recorded for the excess. We also assess the recoverability of our facilities classified as Assets Held for Sale. If a facility’s carrying value exceeds its fair value, less an estimated cost to sell, an impairment charge is recorded for the excess. Assets Held for Sale are not depreciated. Impairments are recorded as a component of restructuring and tangible asset impairment charges in the consolidated statements of comprehensive loss and a reduction of the assets’ carrying value on the consolidated balance sheets.

Vendor Consideration

We participate in various rebate and promotional incentives with our suppliers, primarily through purchase-based programs. Consideration earned under these incentives is recorded as a reduction of inventory cost as our obligations under the programs are fulfilled, primarily by the purchase of product. Consideration may be received in the form of cash and/or invoice deductions. Changes in the estimated amount of incentives to be received are treated as changes in estimates and are recognized in the period of change.

Self-Insurance Programs

We accrue estimated liability amounts for claims covering general liability, fleet liability, workers’ compensation and group medical insurance programs. The amounts in excess of certain levels are fully insured. We accrue our estimated liability for the self-insured medical insurance program, including an estimate for incurred but not reported claims, based on known claims and past claims history. We accrue an estimated liability for the general liability, fleet liability and workers’ compensation programs based on an assessment of exposure related to known claims and incurred but not reported claims, as applicable. The inherent uncertainty of future loss projections could cause actual claims to differ from our estimates.

Income Taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the consolidated financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. We record net deferred tax assets to the extent we believe these assets will more likely than not be realized.

An uncertain tax position is recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Uncertain tax positions are recorded at the largest amount that is more likely than not to be sustained. We adjust the amounts recorded for uncertain tax positions when our judgment changes as a result of the evaluation of new information not previously available. These differences are reflected as increases or decreases to income tax expense in the period in which they are determined.

Recent Accounting Pronouncements

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This update requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of Accumulated Other Comprehensive Income by the respective line items of net income. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2012. The update does not change the items reported in other comprehensive income or when an item of other comprehensive income is reclassified to net income. As this guidance only revises the presentation and disclosures related to the reclassification of items out of accumulated other comprehensive income, our adoption of this guidance in the first quarter of 2013 did not affect our financial position, results of operations or cash flows.

In September 2011, the FASB issued ASU No. 2011-08, Intangibles — Goodwill and Other (Topic 350); Testing Goodwill for Impairment. The amendments in this ASU allow entities the option to first perform a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying value. If an entity concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the entity would be required to perform the two-step impairment test for the reporting unit. We adopted the guidance in ASU No. 2011-08 for our annual goodwill impairment assessment performed at the beginning of our 2012 fiscal year third quarter. Since this ASU did not change the accounting for recognizing or measuring any impairment losses which may be required, our adoption of this guidance did not affect our financial position, results of operations or cash flows.

Quantitative and Qualitative Disclosures about Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates and commodity prices. A substantial portion of our debt facilities bear interest at floating rates based on LIBOR or the prime rate. Accordingly, we will be exposed to changes in interest rates. A 1% change in LIBOR and the prime rate would cause our interest expense on our $3 billion floating rate debt facilities to change by approximately $30 million per year. This change did not consider the LIBOR floor of 1.5% on $2 billion in principal of our variable rate term loans.

We are exposed to certain risk arising from both our business operations and overall economic conditions. We principally manage our exposures to a wide variety of business and operational risks through management of our core business activities. We manage economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of our debt funding. We have entered into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The derivative financial instruments were used to manage differences in the amount, timing, and duration of our known or expected cash receipts and our known or expected cash payments principally related to investments and borrowings. We did not enter into derivatives or other financial instruments for trading or speculative purposes. We are also exposed to risk due to fluctuations in the price and availability of diesel fuel. Increases in the cost of diesel fuel can negatively impact consumer spending, increase the price we pay for product purchases and increase the costs we incur to deliver product to our customers. To minimize our cost of fuel risk, we enter into forward purchase commitments for a portion of our projected diesel fuel requirements. As of March 30, 2013, we had diesel fuel forward purchase commitments totaling $95 million through December 2013, which locked in approximately 70% of our projected diesel fuel purchase needs for the contracted periods. A 10% change in diesel prices would cause our uncommitted diesel fuel costs through December 2013 to change by less than $10 million.

BUSINESS

Our Company

We are a leading foodservice distributor in the United States with approximately $22 billion in net sales in fiscal year 2012, and one of only two national foodservice distributors. We serve geographical areas representing substantially all of the United States population. We market and distribute fresh, frozen and dry food and non-food products to more than 200,000 foodservice customers, including independently owned single location restaurants, regional concepts, national chains, hospitals, nursing homes, hotels and motels, country clubs, fitness centers, government and military organizations, colleges and universities and retail locations. We market our food products through a sales force of approximately 5,000 associates to a diverse mix of foodservice customers. We offer an extensive array of fresh, frozen and dry food and non-food products with approximately 350,000 SKUs and we believe we have developed one of the most extensive private label product portfolios in the foodservice distribution industry today, representing approximately 30,000 SKUs and over $6 billion in 2012 net sales. We source our products from over 5,000 suppliers and serve as a valuable channel for them to reach our customers. We support our business with one of the largest private refrigerated fleets in the United States, with approximately 6,000 refrigerated trucks traveling approximately 230 million miles annually.

Organization

We manage our operations as a single operating segment. Our principal customers include independently owned single location restaurants, regional concepts, national chains, hospitals, nursing homes, hotels and motels, country clubs, fitness centers, government and military organizations, colleges and universities and retail locations. In addition to “broadline” food procurement, many of our customers depend on us for product selection, menu preparation and costing strategies. We also provide our customers with expertise for their “center of the plate” needs through Stock Yards and with restaurant equipment and supplies through US Foods Culinary Equipment & Supplies.

Corporate History

US Foods traces its roots back over 150 years to a number of heritage companies including Monarch Foods, founded in 1853, and White Swan, founded in 1872. Over the course of the 20th Century, through both acquisition and organic growth, three organizations emerged that would eventually become US Foods. These companies were US Foods, PYA/Monarch and Alliant Foodservice. In 2000, Ahold entered the United States foodservice distribution industry, embarking on a period of rapid growth through acquisition. Ahold purchased US Foods and PYA/Monarch in April and December of 2000, respectively. In November 2001, Ahold acquired Alliant Foodservice. With this acquisition, US Foods firmly established itself as the second largest broadline foodservice distribution company in the United States. In 2007, investment funds affiliated with CD&R and KKR acquired all the outstanding common shares of US Foods from Ahold.

Industry Overview

The foodservice distribution industry is highly fragmented; with approximately 16,500 foodservice distributors nationwide.

The foodservice distribution industry includes a wide spectrum of companies ranging from businesses selling a single category of product (e.g., produce) to large broadline distributors with many divisions and thousands of products across all categories. Large-scale distributors have been gaining market share from the smaller regional and local distributors in recent years, particularly as a result of acquisitions of smaller distributors by larger distributors. We expect this trend to continue through additional acquisitions and also organically due to scale efficiencies inherent to larger distributors with broader product and value-added service offerings.

Based upon data provided by the USDA Economic Research Service, for over 25 years prior to 2008, the foodservice market in the United States was characterized by stable, predictable industry growth with annual year-over-year increases in total food purchases by dollar value. In 2008, however, the foodservice market was adversely impacted by the economic recession and dislocation in the financial markets, leading to significant declines impacting both large and small operators. In 2010, the foodservice market began to demonstrate signs of stabilization as the macroeconomic environment began to recover and consumer confidence and discretionary spending strengthened.

Competitive Strengths

We believe the following competitive strengths contribute to our success:

Attractive Industry Fundamentals

We operate in the U.S. foodservice distribution industry, which is highly fragmented with approximately 16,500 operators and has historically demonstrated remarkable stability through a variety of economic cycles. Based upon data provided by the USDA Economic Research Service, for over 25 years prior to 2008, the foodservice market in the United States was characterized by stable, predictable industry growth, with annual year-over-year increases in total food purchases by dollar value. After declines in 2008 and 2009, the industry stabilized, and has since demonstrated signs of continued stabilization and modest growth. We believe long-term growth has been driven by a general societal move toward food consumption away from home, which has primarily been driven by growth in a desirable target demographic (people between the ages of 45 and 64), greater disposable family income, an increase in the number of dual-income households resulting in less time to prepare meals at home and a social acceptance for eating out more often. We believe we are well positioned to capitalize on these industry fundamentals and trends as a leading foodservice distributor in the United States.

Leading National Position in Foodservice Distribution Industry

We are a leading foodservice distributor in the United States and are one of only two national foodservice distributors. We serve more than 200,000 foodservice customers across the continental United States through a sales force of approximately 5,000 associates. We believe that this position provides the advantages of purchasing scale, logistics expertise, established private label portfolio and favorable customer mix, which all serve as a foundation for continued profitable growth.

Strong Position in Local Geographies

We have developed delivery route density and warehouse scale in local markets, which we believe allow us to operate efficiently and to provide superior customer service and fulfillment. We are also able to offer a broad selection of products and value-added services such as menu preparation and costing strategies that many smaller local distributors cannot. We believe this customer fulfillment combined with our national and local scale is a significant competitive advantage.

Stable, Diversified Customer Base

We believe we are a critical distribution partner for our large and diverse base of more than 200,000 foodservice customers nationwide, as we efficiently facilitate access to a broad supplier group of over 5,000 partners. Our customers are diversified across a number of end-markets, including independently owned single location restaurants, regional concepts, national chains, hospitals, nursing homes, hotels and motels, country clubs, fitness centers, government and military organizations, colleges and universities and retail locations. We provide a full range of product offerings to our customers, from a broad line of products to specialized, value-added services. We believe our customers value this full offering suite, which builds loyalty and leads to move profitable long-term relationships.

Leading Procurement and Private Label Capabilities

We believe we are one of the only foodservice distributors with the scale and resources to leverage a broad range of vendors to reduce our costs and continually optimize our vendor relationships while also growing our private label programs. We source our products from over 5,000 suppliers and serve as a valuable channel for these suppliers to reach our broad customer base. Although no single supplier represented more than 4% of our total purchases in fiscal year 2012, we believe that we are one of the largest customers to many of our suppliers. This purchasing scale, in addition to the access we provide these manufacturers to our foodservice customers, allows us to obtain products on attractive terms. Additionally, we believe that we have one of the most extensive private label offerings in the foodservice distribution industry with approximately 30,000 SKUs and over $6 billion in net sales in fiscal year 2012. This private label portfolio typically provides us a significant margin advantage compared to national brand equivalents that we sell and allows us to offer a wider range of product alternatives to our customers. Finally, we believe that we have one of the only internal product innovation and development capabilities in the industry, enabling us to develop products with performance attributes specifically for our customers and that can only be purchased from us. We have launched over 100 new items over the past year under the banner The Scoop. This marketing program is the centerpiece of our strategy of becoming a leading foodservice company.

Significant Operations and Logistics Expertise

We operate 64 divisions across the nation and have considerable expertise in warehouse and delivery operations. Many of these facilities employ robust software solutions to optimize activities such as order selection, route optimization and inbound logistics. With approximately 6,000 refrigerated trucks, we have one of the largest private refrigerated delivery fleets in the United States with particular expertise in the movement of perishable refrigerated and frozen products, or cold chain freight management. These attributes enable us to operate efficiently and provide strong customer service by delivering the proper products in a timely fashion.

Talented Management Team with Proven Track Record

Our management team is comprised of proven strategic leaders and executives who have an extensive background in foodservice distribution. Since 2007, our leadership team has successfully executed on transformational company initiatives while simultaneously navigating what we believe, based upon industry data, has been the worst decline in the food service distribution industry in more than 30 years, delivering a more streamlined business and improved financial results. The team has been led since September 2010 by Mr. John Lederer, an executive with a strong track record of driving growth, innovation and change in retail organizations under his leadership. We are actively building upon this core foundation of leadership by attracting new high caliber executives with a demonstrated history of success.

Our Strategy

We believe there are significant opportunities to continue to build on our historical success through the differentiation of our company in certain key areas and through further integration of our operating model.

The foodservice industry has historically been characterized by a highly decentralized operating model with a lack of differentiation across competitors in most areas of the business. We believe that significant opportunities exist to evolve this model based upon the following principles:

•	We will create a superior food proposition and deliver solutions for our customers.

•	We will differentiate ourselves through the development of passionate, knowledgeable food people.

•	We will strive to be the easiest to do business with in the industry.

In furtherance of these principles, we are implementing our strategic vision for the company by pursuing the following strategic initiatives:

Engrain our US Foods strategy

Many of the entities that make up US Foods were founded in the 19th century, including one that sold provisions to travelers heading west during the 1850s gold rush. The roots of our organization trace back over

150 years and we have grown significantly through acquisition, resulting in an organization with affinities to numerous legacy companies rather than the central brand and strategy of US Foods. We believe that both a unified and cohesive corporate vision and strategy are critical in positioning us for future success. To that end, in 2011 we unveiled our new corporate name, US Foods, and brand identity reflecting our strategic focus on creating a better food offering and an easier service experience for customers.

Deliver a superior food proposition

We believe that there is an opportunity to grow sales and gross margins by providing a superior food proposition to our customers. As demonstrated in other industries, there is mutual benefit from harvesting customer insights and knowledge. We believe partnering with our customers to provide innovative products, packaging and services to meet their needs is a relatively untapped opportunity in foodservice distribution and will engender loyalty, reduce churn, protect margins and promote sales growth. To that end, we have developed and plan to continue to develop innovative products targeted to specific customer needs.

Implement nationally led category management

We believe significant opportunities exist through the implementation of nationally led category management practices. Category management—the practice of managing product categories as business units—to drive sales and margin growth, has existed within the retail food and consumer packaged goods industries for over twenty years. We believe the foodservice distribution industry, however, has generally not adopted traditional category management practices as a result of the highly decentralized model deployed in the industry. During 2012, we completed a re-balancing of our field merchandising resources to the center, optimizing our economies of scale and better leveraging our purchase power. We expect category management will drive substantial financial benefit for our business, including:

•	Stronger sales growth and margin improvement—Category management driven customer insights should enable us to offer more products at the right price for our customers.

•	Increased private label penetration—We are driving private label sales through developing, sourcing and marketing new and innovative private label products.

•

Enhanced sourcing and procurement leverage—We expect our category management strategies will drive enhanced sourcing leverage through increased sharing of information, scale and rationalization of vendors.

•

Improved pricing disciplines—Pricing in the foodservice distribution industry can vary significantly by geography, customer type as well as numerous other factors. Our category management process includes robust pricing methodologies, similar to that used in many other industries, that seek to optimize pricing in our competitive marketplace.

•

Reductions in inventory—We currently offer approximately 350,000 SKUs, including approximately 30,000 SKUs in our private label across 21 active brand names. This SKU proliferation has resulted in a low commonality of SKUs across our portfolio. Category management disciplines can result in higher SKU productivity and rationalization for the mutual benefit of USF and our customers.

To lead the execution of this strategy, in 2011 we hired a new Chief Merchandising Officer with deep experience in both national category management and innovation, including leading one of the largest and most successful retail private label and innovation platforms in North America.

Integrate certain functional areas of our business

We operate our business through 64 divisions across the country. This geographic reach and local market presence is a competitive strength of our business but has historically resulted in significant decentralization and duplication of numerous administrative and certain supply chain activities. As a result, we are pursuing significant efficiency and cost opportunities associated with these areas of our business.

•

Functionalization of administrative activities—In 2011, we functionalized numerous areas of the business, including operations, human resources, information technology, and finance. Functionalization of the category management organization was completed in 2012. These efforts allow us to provide improved customer service and operational performance through streamlined processes, the elimination of redundant activities and improved efficiency. We also expect to eliminate significant redundant costs in these areas of the business.

•

Supply chain optimization—We have invested in robust software solutions and training to optimize activities such as order selection, route optimization and inbound logistics. In addition, we believe that there continues to be opportunity for improved efficiency and cost reduction in our supply chain through ongoing rationalization. We are pursuing all areas of the supply chain including inbound, freight, warehouse and delivery productivity. The supply chain optimization initiative focuses on better integrating all areas of the supply chain including inbound freight, warehouse and delivery. We have and continue to invest in software solutions and training to further standardize and optimize policy and process in areas including inbound logistics, order selection and route optimization.

Enable and inspire our selling organization

We service over 200,000 customers through an approximately 5,000 person sales organization. Through significant primary research and focus groups with our sales representatives and customers, we have identified a number of areas of opportunity to further enable and inspire our selling organization. Initiatives to improve sales growth and profitability include incremental support, reduced administrative time, improved training practices and enhanced compensation models. In addition, we have identified a number of areas where technology is playing an increasingly important role in our interactions with our sales organization and customers.

Build industry-leading brand and customer loyalty

We are committed to delivering best-in-class products to our customers every day and differentiating our offering through value-added services. This includes providing our innovative and unique marketing properties to our customers as well as harnessing technology solutions to deliver “easy” services. We believe our comprehensive offering differentiates our brand and builds more loyal and profitable relationships with customers. Recently launched publications, such as “The Scoop” and “Food Fanatics,” as well as personalized content and one-to-one marketing through “My Kitchen,” are helping to drive engagement and loyalty with customers while increasing account penetration and profits. Additionally, significant IT investments over the last three years has laid the foundation for efficient execution of our overall customer-centric strategy by providing greater cross-functional integration, access to valuable information across the organization and enabling new “easy” solutions. We believe that delivering these foodservice solutions to our customers builds loyalty and leads to more profitable long-term relationships.

Build upon our talented management team with proven track record

Our management team is comprised of proven strategic leaders and executives who have an extensive background in foodservice distribution. Since 2007, our leadership has successfully executed on transformational company initiatives while simultaneously navigating what we believe, based upon industry data, has been the worst decline in the foodservice distribution industry in more than 30 years, delivering a more streamlined business and improved financial results. The management team is led by Mr. John Lederer, an executive with a strong track record of driving innovative growth and change in the organizations that he has guided. We are actively building upon this core foundation of leadership by attracting new high caliber executives with a demonstrated history of success.

Deliver a differentiated company

We plan to continue to execute on current proven value generating initiatives and implement the strategy set forth above with the goal of delivering a differentiated company that is recognized as the leading foodservice purveyor in the United States.

Competition

We operate in the highly fragmented and competitive foodservice distribution industry. Competition consists of a large number of local and regional distributors as well as one other national broadline foodservice distribution company, Sysco Corporation. In addition, regional distributors often align themselves with other local and regional distributors through purchasing cooperatives and marketing groups. These groups enhance geographic reach, private label offerings, overall purchasing power and their ability to meet customers’ requirements for national or multi-regional distribution.

Additionally, alternative distribution channels such as cash and carry operations, commercial wholesale outlets such as Restaurant Depot, and club stores continue to serve the commercial foodservice market. We believe that our local operations are typically one of the leading foodservice distributors in many of the geographies in which we operate. US Foods differentiates itself from its competition through management and sales expertise (better service), purchasing scale (better price) and logistics expertise (better delivery). Our national scope and strong local presence allows us to serve a diverse customer base effectively and our sales force of approximately 5,000 associates is well equipped to meet evolving customer demands. We have increased our category management capabilities, while remaining focused on innovation and differentiation in our exclusive brand portfolio and leveraged our investment in information technology to make the customer experience easy. While we do experience certain competitive advantages, we do face many challenges, such as the foodservice market is sensitive to national and regional economic conditions, the foodservice distribution industry is a low-margin industry and our margins continue to be squeezed between strong local/regional players and a powerful national distributor twice our size who can layer price reductions onto a substantial cost/price advantage.

Operations/Distribution

Across all of our divisions, distribution activities are split into day and night operations. Over the course of the day, each division works on three parallel activities: delivery of that day’s orders, receipt and replenishment of on-hand inventory and acceptance of sales orders to be delivered the next day. Throughout the night, three main functions are accomplished: routing, order selecting and truck loading. In addition, divisions will perform facilities and fleet maintenance, and safety and compliance activities to support the distribution activities.

Daytime Activities:

•

Customer Order Processing: Typically, customers can place orders until 5:00 PM each day and receive their order the next day. On average, a division can deliver to between 2,500 to 4,000 customers per week, with an average of 1.6 deliveries per customer per week.

•

Delivery: Divisions are responsible for the coordination of outbound delivery logistics. Trucks are dispatched by early morning and deliveries are typically completed by late afternoon each day. A typical division’s fleet consists of an average of over 120 trucks. A significant majority of an average division’s customers are within an approximate 100-mile radius of the servicing location.

•	Purchasing: A division will typically inventory 8,000 to 12,000 items. The balance of the items will be sourced from vendors that act as virtual warehouses.

•

Receiving: On average, over 180,000 cases a week are delivered to divisions from suppliers. All products must be received and either put away in storage or placed for order selecting. In an additional effort to drive efficiencies, a number of our divisions “cross-dock” products for other locations by staging the product for loading and transfer. Receiving ends the daytime activities between 3:30 and 5:00 PM.

Nighttime Activities:

•	Routing: Beginning in the late afternoon, the division begins to consolidate customer orders and assigns those individual orders to specific trucks.

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Order Selecting: After routing is complete, customer orders are selected from the dry, refrigerated and freezer sections of the warehouse and staged within specific temperature zones to ensure food safety and quality.

•

Truck Loading: Trucks are loaded according to temperature compartment (frozen, refrigerated or dry) and organized by customer to facilitate safe and efficient delivery by the driver. Customer’s order pallets are shrink-wrapped to ensure food safety and quality and to minimize damage.

Merchandising

Our merchandising group manages our procurement activities and portfolio of products, including private label and national brand products. This unit is responsible for setting and executing product and category strategies and interfacing with division personnel to ensure the implementation of our category vision.

Our merchandising group places particular focus on driving private label sales through the development, sourcing and marketing of private label products. During 2012, we completed a re-balancing of our merchandising resources to optimize economies of scale and better leverage our purchasing scale. At the same time, we have undertaken a strategic vendor management process to ensure that we have partnered with the suppliers that we believe can provide the most effective combination of quality, service and price over the long-term. This will allow us to implement a national marketing calendar intended to more effectively reach our diverse customer base.

To support these efforts, the merchandising group is revamping its test kitchen to facilitate product research and development with a focus on exclusive product development and product performance attributes. A team of chefs and product developers works closely with our category managers and supplier partners to develop products that are available exclusively from us, and serve to differentiate our offerings. We have launched over 100 new items in four waves over the past year under the banner of The Scoop. This marketing program is the centerpiece of the Company’s strategy of becoming a leading food company. Finally, the merchandising group utilizes extensive food safety and quality assurance resources to ensure the consistency and integrity of the products we distribute.

Logistics

Our logistics group is focused on increasing company-managed inbound freight and on other freight reduction and freight optimization initiatives. Logistics consists of a national operations and logistics support team in Chicago, with a field based logistics development team. The centralized operations team handles the building, tracking and execution of inbound transportation loads with our centralized transactional processing. The field based logistics development team is responsible for increasing logistics income for the organization by implementing programs developed by logistics support team. The logistics support team works with the operations, logistics development, and divisions to identify opportunities, reduce costs, and scope and manage broader strategic initiatives associated with managing inbound freight. In addition, the logistics support team will also manage carrier and vendor relationships (i.e., the inbound freight component of a vendor relationship, not the product cost component which is managed by our merchandising group) in an effort to improve overall service levels and reduce inbound freight expenses as well as begin to scope and implement network-wide opportunities.

Suppliers

We purchase from over 5,000 individual suppliers, none of which accounted for more than 4% of our aggregate purchases in fiscal year 2012. In fiscal year 2012, our top five suppliers accounted for approximately 12% of our aggregate purchases, and our top 50 suppliers accounted for approximately 50% of our aggregate purchases. Our supplier base consists generally of large corporations selling brand name and private label products. Additionally, regional suppliers support targeted geographic initiatives and private label programs requiring regional distribution. We generally negotiate supplier agreements on a centralized basis.

Customers and Business Mix

Our principal customers include independently owned, single location restaurants, regional concepts, national chains, hospitals, nursing homes, hotels and motels, country clubs, fitness centers, government and military organizations, colleges and universities and retail locations. Restaurants, healthcare, and hospitality accounted for approximately 55%, 16%, and 14% of sales, respectively, in fiscal year 2012.

In fiscal year 2012, no individual customer represented more than 4% of total customer purchasers, and our top 50 customers represented approximately 45% of total customer purchases. Some of our customers purchase their products from us pursuant to arrangements with Group Purchasing Organizations or GPOs. GPOs act as agents on behalf of their members in negotiating pricing, delivery, and other terms with us. Our customers who are members of GPOs purchase products directly from us on the terms negotiated by their GPO. Approximately 23% of our total customer purchases in fiscal year 2012 were made by customers pursuant to terms negotiated by GPOs. Our customers are managed either locally and are referred to by us as Street customers or by our national sales team and are referred to by us as National Sales customers.

Street

Street customers consist primarily of independently owned restaurants, as well as a diverse group of other independent customers such as country clubs, caterers, independent nursing homes and community centers. Street customers tend to rely on distribution partners for support in many areas including product expertise and selection, menu preparation, recipe ideas and costing strategies. Street customers are characterized by a need for both nationally branded and private label products, value added offerings and customer service. Street customers typically purchase products from more than one broadline foodservice distributor.

We service Street customers through a sales force of approximately 4,000 territory managers and 450 district sales managers. This sales force is the customer’s principal point of contact with US Foods. The territory manager is responsible for developing a long term relationship with the customer and each territory manager may have as many as 25 to 35 active customers.

National Sales

National Sales customers are multi-unit foodservice businesses operating within five primary types: healthcare, hospitality, education, government/military and regional and chain restaurants. National Sales also oversees national chain restaurants and other large customers. The majority of sales for National Sales customers are derived from customers for whom food is not the customers’ primary business (e.g., healthcare customers’ primary mission is patient care), as well as regional and emerging restaurant chains. In addition, our relationships with GPOs are generally managed by our National Sales team. For example, among healthcare and hospitality customers, GPOs have a broad membership base.

The GPO negotiates discounts from manufacturers in exchange for the supply-chain efficiencies generated by the GPO, which is coordinated through the GPO’s distribution partner.

Similar to Street customers, National Sales customers tend to look to their foodservice distribution partner to provide food expertise and value added services. In addition, National Sales customers generally offer the opportunity for large orders, share a significant interest in the value of private label products and value our expertise in procurement. We deploy a sales team focused exclusively on National Sales customers.

Properties

We maintain 80 primary operating facilities used in our divisions, of which approximately 79% are owned and 21% are leased. In addition to the operating facilities, our real estate includes general corporate facilities in Rosemont, IL, and Tempe, AZ. The Rosemont, IL and Tempe, AZ facilities are leased. The portfolio also includes a number of local sales offices, truck “drop-sites” and vacant land. Additionally, there is a minimal amount of surplus owned or leased property. Leases with respect to our leased facilities expire at various dates from 2013 to 2026, exclusive of renewal options.

The table below sets out the number of distribution facilities occupied by us in each state and the aggregate square footage of such facilities. The table reflects single divisions that may contain multiple locations or buildings. The table does not include retail sales locations, such as cash and carry or US Foods Culinary Equipment & Supply outlet locations, closed locations, vacant properties or ancillary use owned and leased properties such as temporary storage, remote sales offices or parking lots. In addition the table shows the square footage of our Rosemont, IL Headquarters and Tempe, AZ Shared Services Center:

Location	Number of Facilities	Square Feet
Alabama	1	371,744
Arizona	2	317,071
Arkansas	1	135,009
California	6	1,319,975
Colorado	1	314,883
Connecticut	1	268,248
Florida	5	1,406,084
Georgia	2	703,852
Illinois	3	553,743
Indiana	1	233,784
Iowa	1	114,250
Kansas	2	375,644
Maryland	1	356,000
Massachusetts	1	188,000
Michigan	1	276,003
Minnesota	4	514,247
Mississippi	1	202,519
Missouri	3	602,947
Nebraska	1	112,070
Nevada	4	886,016
New Jersey	3	952,523
New Mexico	1	133,486
New York	3	388,683
North Carolina	3	916,433
North Dakota	2	231,742
Ohio	2	404,815
Oklahoma	2	529,772
Pennsylvania	6	1,189,879
South Carolina	2	1,059,437
Tennessee	2	602,272
Texas	5	1,028,453
Utah	1	264,474
Virginia	2	629,318
Washington	2	297,600
West Virginia	1	137,337
Wisconsin	1	172,826

Total	80	18,191,139
	Owned	14,410,589(79%)
	Leased	3,780,550(21%)
Headquarters: Rosemont, IL		290,465
Shared Services Center: Tempe, AZ		133,225

Information Systems

We have a common transaction processing system across the majority of our divisions. Our system supports key transaction processes including: forecasting, purchasing, shipping, receiving, warehouse management, order guide management, order entry, invoicing and delivery management. We have a robust Electronic Data Interchange (EDI) capability for both vendors and customers. We maintain strategic applications that support on-line order entry, proof-of-delivery, vendor and customer allowance tracking, product data management and customer contract pricing. In addition, our transaction processing systems interface with a PeopleSoft application suite for financial processing, reporting, human resources and payroll. We have a robust data warehouse environment that supports operational performance reporting and strategic analysis.

Product Brands and Other Intellectual Property

In July 2012, we began a rebranding initiative to strengthen and simplify our portfolio of product brands. This initiative was conducted with input from our customers and personnel selling our products, including our territory managers. We have combined several of our product brands and reduced the overall number of brands to 21. In addition, we created a simpler, “Good, Better, Best” tier strategy for products based on price and quality. Our Good tier features our value brands, which offer a wide variety of lower cost products for customers who demand consistent quality and superior value. Our Better tier features brands that we believe are equivalent to or higher quality than comparable manufacturer brand products. Our Best tier features our exclusive, differentiated brands. We plan to complete our rebranding work over the next 18 to 24 months, with a cross section of about 30% of our products already transitioned to new brands, logos and packaging in 2012, about 30% more to be transitioned in 2013, and the remaining products to be transitioned in 2014.

We have registered the trademark Alliant Logistics in connection with our logistics services and have applied to register the trademarks US Foods, Food Fanatics, and CHEF’STORE, in connection with our overall US Foods brand strategy and with our new retail outlets. We have also registered or applied to register the following trademarks in the United States in connection with our brand portfolio: Chef’s Line, Rykoff Sexton, Stock Yards and Metro Deli in our Best tier; Monarch, Monogram, Molly’s Kitchen and Glenview Farms, among others, in our Better tier; and Valu+Plus and Harvest Value in our Good Tier.

Other than the trademarks US Foods and the trademarks for our brand portfolio, we do not believe that trademarks, patents, copyrights or trade secrets are material to our business. Other than commercially available software licenses, we do not believe that any of our licenses to third-party intellectual property are material to our business, taken as a whole.

Employees

We employ a large and diverse workforce, of which approximately 62% are non-exempt employees. As of December 29, 2012, we had approximately 25,000 employees. Our non-exempt employee base is primarily comprised of warehouse and driver labor, consisting of approximately 16,000 non-exempt employees. Approximately 4,700 of our employees were members of local unions associated with the International Brotherhood of Teamsters and other labor organizations. In fiscal year 2012, eight agreements covering approximately 573 employees were renegotiated, and in fiscal year 2013 eight agreements covering approximately 880 employees will need to be renegotiated. Division management is comprised of an experienced team at all levels of the organization. We believe we have good relations with both union and non-union employees and we are well-regarded in the communities in which we operate.

Insurance

We maintain a self-insurance program for general liability, fleet liability and workers’ compensation claims. Claims in excess of certain levels are fully insured, subject to certain limitations and exclusions.

Regulation

As a marketer and distributor of food products in the United States, US Foods is subject to regulation by numerous federal, state and local regulatory agencies. At the federal level, we are subject to the Federal Food, Drug and Cosmetic Act, the Bioterrorism Act and regulations promulgated by the U.S. Food and Drug Administration (the “FDA”). The FDA regulates manufacturing and holding requirements for foods, specifies the standards of identity for certain foods and prescribes the format and content of certain information required to appear on food product labels. For certain product lines, we are also subject to the Federal Meat Inspection Act, the Poultry Products Inspection Act, the Perishable Agricultural Commodities Act, the Country of Origin Labeling Act and regulations promulgated thereunder by the U.S. Department of Agriculture (the “USDA”). The USDA imposes standards for product quality and sanitation, including the inspection and labeling of meat and poultry products and the grading and commercial acceptance of produce shipments from our vendors.

We and our products are also subject to state and local regulation through such measures as the licensing of our facilities, enforcement by state and local health agencies of state and local standards for our products and facilities and regulation of our trade practices in connection with the sale of our products.

Our premises are generally inspected at least annually by federal and/or state authorities. These facilities are also subject to inspections and regulations issued pursuant to the Occupational Safety and Health Act by the U.S. Department of Labor, which require us to comply with certain manufacturing, health and safety standards to protect our employees from accidents and to establish hazard communication programs to transmit information about the hazards of certain chemicals present in certain products we distribute.

We are also subject to regulation by numerous federal, state and local regulatory agencies. In particular, among other things, we service the federal government, including the Department of Defense and Department of Veterans Affairs facilities, as well as certain state and local entities, which subjects us to government contractor regulation at those respective levels. Our operations are subject to zoning, environmental and building regulations, as well as laws that prohibit discrimination in employment on the basis of disability, including the Americans with Disabilities Act, and other laws relating to accessibility and the removal of barriers. Our workers’ compensation and workers’ compensation self-insurance are subject to regulation by state regulatory agencies.

Environmental, Health and Safety Matters

Our operations are subject to a broad range of federal, state and local laws and regulations, including those governing environmental issues (e.g., discharges to air, soil and water, the handling and disposal of solid and hazardous wastes and the investigation and remediation of contamination resulting from releases of petroleum products and other regulated substances), employee health and safety and fleet safety. Compliance with environmental, health and safety laws and/or regulations is not currently requiring us to incur material expenditures. However, the discovery of currently unknown conditions, new laws or regulations or changes in the enforcement of existing requirements, could require us to incur additional costs or result in unexpected liabilities which could be significant.

Legal Proceedings

We are involved in a number of legal proceedings arising from the conduct of our business. The legal proceedings discussed below, whether pending, threatened or unasserted, if decided adversely to or settled by us, may result in liabilities material to our financial condition or results of operations. We have recognized provisions with respect to our proceedings, where appropriate, which are reflected on our audited consolidated balance sheets.

Pricing Litigation

In October 2006, two customers filed a putative class action against the Company and Ahold. In December 2006, an amended complaint was filed naming a third plaintiff. The complaint focuses on certain pricing practices of the Company in contracts with some of its customers. In February 2007, the Company filed a motion to dismiss the complaint. In August 2007, two additional customers of the Company filed putative class action complaints. These two additional lawsuits are based upon the pricing practices at issue in the case described in the first two sentences of this paragraph. In November 2007, the Judicial Panel on Multidistrict Litigation ordered the transfer of the two subsequently filed lawsuits to the jurisdiction in which the first lawsuit was filed, the U.S. District Court for the District of Connecticut, for consolidated or coordinated proceedings. In June 2008, the Plaintiffs filed their consolidated and amended class action complaint; the Company moved to dismiss this complaint. In August 2009, the Plaintiffs filed a motion for class certification. In December 2009, the court issued a ruling on the Company’s motion to dismiss, dismissing Ahold from the case and also dismissing certain of the plaintiffs’ claims. On November 30, 2011, the court issued its ruling granting the plaintiffs’ motion to certify the class. On April 4, 2012, the U.S. Court of Appeals for the Second Circuit granted the Company’s request to appeal the district court’s decision which granted class certification. Oral arguments were held on May 29, 2013 before the Second Circuit, and we await the Court’s decision. In the meantime, the case continues through the discovery stage. The Company believes it has meritorious defenses to the remaining claims and continues to vigorously defend against the lawsuit. The Company does not believe at this time that an unfavorable outcome from this matter is probable and, accordingly, no such liability has been recorded. Due to the inherent uncertainty of legal proceedings, it is reasonably possible the Company could suffer a loss as a result of this matter. An estimate of a possible loss or range of loss from this matter cannot be made. However, any potential liability is subject to the Company’s rights of indemnification from Ahold to the extent and as described below.

In September 2010, we completed a settlement with the Civil Division of the U.S. Attorney’s Office for the Southern District of New York (the “SDNY Civil Division”) regarding past pricing practices for products sold to certain federal agency customers. Subsequent to the settlement of this claim, we received inquiries from other parties concerning past pricing practices. The Office of the Attorney General of the State of New York has requested information regarding contracts we may have had with New York state schools and other New York state public entities during the period 2002 through 2010 in order to review whether our pricing was consistent with the contracts and certain statutes. We are cooperating with the Attorney General’s investigation. In October 2012, the government requested and we made a good faith offer to resolve the matter; we await a response from the Attorney General’s office. We have also received requests for information from the State of Florida’s Department of Financial Services regarding a contract we have with the Florida Department of Corrections, as well as a request from the Office of the Attorney General of the State of California seeking information regarding our California customers from 2001 to present. In each respective instance, we are cooperating with the investigation. We are further aware of two qui tam actions filed in Florida courts against the Company; however, because each suit is sealed, we do not have any further information about the nature of the claims alleged or remedies sought. At this stage, we cannot determine the likelihood of an adverse determination of any of the above inquiries or claims or the potential liability if the outcome of any such inquiries or claims is adverse to us.

Eagan Labor Dispute

In 2008, the Company completed the closure of its Eagan, Minnesota and Fairfield, Ohio divisions and recorded a liability of approximately $40 million for the related multiemployer pension withdrawal liability. In 2010, the Company received formal notice and demand for payment of a $40 million withdrawal liability, which is payable in monthly installments through November 2023. During the third quarter of 2011, the Company was assessed an additional $17 million multiemployer pension withdrawal liability for the Eagan facility. The parties have agreed to arbitrate this matter and discovery commenced during the third quarter of 2012. The Company believes it has meritorious defenses against the assessment for the additional pension withdrawal liability and intends to vigorously defend itself against the claim. The Company does not believe, at this time, that a loss from such obligation is probable and, accordingly, no liability has been recorded. However, it is reasonably possible the Company may ultimately be required to pay an amount up to $17 million.

Other Legal Proceedings

In addition to the legal proceedings described above, the Company and its subsidiaries are parties to a number of other legal proceedings arising out of their business operations. The Company believes that the ultimate resolution of these other proceedings will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or cash flows. Such other legal proceedings, however, are subject to inherent uncertainties and the outcome of individual matters is not predictable. It is possible that the Company could be required to make expenditures, in excess of established provisions, in amounts that cannot reasonably be estimated.

Indemnification by Ahold for Certain Matters

In connection with the Acquisition, Ahold committed to indemnify and hold harmless the Company from and against damages (which includes losses, liabilities obligations, and claims of any kind) and litigation costs (including attorneys’ fees and expenses) suffered, incurred or paid after July 3, 2007, relating to the class action originally filed in October 2006 against the Company by certain customers in relation to pricing practices that defined a sale price in terms of a cost component plus a markup and for which US Foods used a so-called “Value Added Service Provider” or “VASP” transaction, as defined for purposes of the plaintiffs definition of the alleged class, to calculate the cost component (“Pricing Practice Matters”) for sales made prior to July 3, 2007 and any actions that might be brought by any current or former customers relating to Pricing Practice Matters (which include the two additional pricing class action complaints filed by customers in August 2007, which follow-on lawsuits were consolidated with the first complaint into one proceeding, as further discussed in Note 20 to our audited consolidated financial statements and Note 15 to our unaudited consolidated interim financial statements). The Company was responsible for the first $40 million of damages and litigation expenses incurred after the closing of the Acquisition and Ahold’s indemnification obligations apply to any such damages and litigation expenses as may be incurred after July 3, 2007, in excess of $40 million. As of the end of its 2009 fiscal year, the Company had incurred $40 million in costs related to these matters; therefore, any future litigation expenses related to the aforementioned matters are subject to the rights of indemnification from Ahold. In addition to the indemnification obligations described in the preceding paragraph, Ahold generally indemnified the Company from and against damages and litigation costs related to (i) government investigations and litigation stemming from Ahold’s public announcement in 2003 of its need to restate Ahold’s fiscal year 2001 and 2000 financial statements and that Ahold’s fiscal year 2002 earnings would be significantly lower than previously reported and (ii) claims of the Company’s directors and officers at that time related to such matters. As of December 29, 2012, no material amounts are due to the Company from Ahold under the indemnification agreement.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions of the executive officers of US Foods and the members of the board of directors of each of US Foods and USF Holding, our parent company. Investment funds associated with or managed by the Sponsors currently beneficially own, in the aggregate, a majority of the outstanding shares of USF Holding common stock. These funds are party to a stockholders agreement pursuant to which each of the funds has agreed to vote in favor of the other funds’ nominees to the USF Holding board of directors. Therefore, the Sponsors control USF Holding and, through their control of USF Holding board of directors, indirectly control our board of directors and as a result control our management and policies.

Name	Age	Number of years employed by us(1)	Position
John A. Lederer	58	2	President, Chief Executive Officer Director of USF Holding and US Foods
Allan D. Swanson	53	9	Chief Financial Officer Director of US Foods
Stuart Schuette	48	24	Chief Operating Officer
Juliette W. Pryor	48	8	Executive Vice President, General Counsel and Chief Compliance Officer Director of US Foods
Dave Esler	46	14	Chief Human Resources Officer
David Schreibman	45	7	Executive Vice President, Strategy
Pietro Satriano	50	2	Chief Merchandising Officer
Keith Rohland	45	2	Chief Information Officer
Mark Scharbo	49	1	Chief Supply Officer
Edward M. Liddy	67	—	Chairman of the Board of Directors of USF Holding
Michael M. Calbert	50	—	Director of USF Holding
Richard J. Schnall	43	—	Director of USF Holding
Nathan K. Sleeper	39	—	Director of USF Holding
Nathaniel H. Taylor	36	—	Director of USF Holding

(1)	Includes years of service at companies we have acquired.

Mr. Lederer has served as President, Chief Executive Officer and one of our directors since September 2010. Previously, Mr. Lederer was chairman and chief executive officer of Duane Reade, a New York based pharmacy retailer acquired by Walgreens in 2010. Mr. Lederer joined Duane Reade in 2008 and led a company-wide revitalization effort. Prior to Duane Reade, he spent 30 years at Loblaw Companies Limited, Canada’s largest grocery retailer and wholesale food distributor. Mr. Lederer held a number of leadership roles at Loblaw, including President from 2000 to 2006. Mr. Lederer currently serves as a director of Tim Hortons, Inc. Mr. Lederer was chosen as a director because of his extensive experience in the food industry. Mr. Lederer is a Sponsor Nominee designated jointly by the Sponsors, pursuant to the terms of the Management Stockholders Agreement described under “Certain Relationships and Related Party Transactions—Management Stockholders Agreement.”

Mr. Swanson has served as Chief Financial Officer of the Company since early 2007. Since joining US Foods in 2004, he has also worked in several other senior financial positions, including Senior Vice President, Finance of Broadline operations. From 2000 to 2004, he worked for Motor Coach Industries, where his last position was Chief Financial Officer. From 1994 to 2000, he worked for Specialty Foods Corporation in various senior financial positions, including Executive Vice President and Chief Financial Officer of its subsidiary, Metz Baking Company. He began his financial career at the accounting firm Coopers & Lybrand, leaving in 1994 as Senior Audit Manager.

Mr. Schuette has served as Chief Operating Officer since January 2009. Previously, he was Region President, Broadline North Region. From November 2003 to November 2005, he worked for Martin-Brower, where his last position was Region President for the Reinhart FoodService division. He joined Kraft Foods in June 1989 and, until 1997, worked in finance positions for both the retail and foodservice businesses of Kraft. In 1998, he moved into a general management position at Kraft Foodservice.

Ms. Pryor has served as Executive Vice President, General Counsel and Chief Compliance Officer of US Foods since March 2009. Since joining US Foods in May 2005, Ms. Pryor has held several executive positions, including Senior Vice President, Deputy General Counsel and Chief Diversity Officer. Prior to joining US Foods, she was in private practice in the Washington, D.C. office of Skadden, Arps, Slate, Meagher & Flom.

Mr. Esler has served as Chief Human Resources Officer since October 2007. During his 12-year career at US Foods, he has held a number of executive positions at the Company, including Senior Vice President for Field Human Resources. Prior to joining US Foods, he served in a senior Human Resources role at Grainger Industrial Supply.

Mr. Schreibman has served as Executive Vice President, Strategy since early 2007. He joined US Foods in November 2005 as Senior Vice President, Strategy and was a consultant to the company since early 2004. Previously, he served as Vice President, Secretary and General Counsel of Specialty Foods Corporation. From 1995 to 1998, he was Chief Counsel, Mergers and Acquisitions for Sara Lee Corporation. He serves on the board of directors of the International Foodservice Distributor Association. He began his career at Sidley Austin LLP, practicing corporate and securities law.

Mr. Satriano has served as Chief Merchandising Officer since February 2011. Prior to joining US Foods, Mr. Satriano was president of LoyaltyOne from 2009 to 2011. From 2002 to 2008 he served in a number of leadership positions at Loblaw Companies, including executive vice president, Loblaw Brands and executive vice president, Food Segment. Mr. Satriano began his career in strategy consulting, first with The Boston Consulting Group in Toronto and then with the Monitor Company in Milan, Italy.

Mr. Rohland joined US Foods as Chief Information Officer in April 2011. Prior to joining US Foods, Mr. Rohland had several leadership positions at Citigroup, including Managing Director of Risk and Program Management from March 2007 until April 2011. Prior to joining Citigroup, Mr. Rohland was Chief Information Officer for Volvo Car Corporation of Sweden from November 2005 to March 2007. He also held a number of leadership positions at Ford Motor Company.

Mr. Scharbo joined US Foods as Chief Supply Officer in March 2013. Prior to joining US Foods, Mr. Scharbo was Group Vice President—Inventory Strategy at Walgreens. Previously, he was Senior Vice President, Supply Chain at Duane Reade from 2008 until its acquisition by Walgreens in 2010. From 2005 until 2008, Mr. Scharbo was Chief Operating Officer of Case-Mate.

Mr. Liddy has been the chairman the board of directors of USF Holding since April 2010. Mr. Liddy has served as a partner at CD&R since rejoining CD&R in 2010. Mr. Liddy joined CD&R initially in 2008 and served from April 2008 to September 2008 as a partner. At the request of the U.S. Secretary of the Treasury, Mr. Liddy served as interim chairman and chief executive officer of American International Group, Inc. from September 2008 to August 2009. Mr. Liddy served The Allstate Corporation for many years as chairman and chief executive officer and other senior executive positions beginning in August 1994 until his retirement in April 2008. Previously, Mr. Liddy served as senior vice president and chief financial officer and senior vice president-operating of Sears, Roebuck and Co., and as chief financial officer of G. D. Searle & Co. Mr. Liddy currently serves as a director of ServiceMaster Global Holdings, Inc., 3M Company, Abbott Laboratories, the Boeing Company, AbbVie, and the Allstate Corporation. Mr. Liddy previously served as a director of American International Group, Inc. from 2008 to 2009, and Goldman Sachs Group, Inc. from 2003 to 2008. Mr. Liddy was chosen as a director because of his extensive management, financial and operational expertise. Mr. Liddy is a Sponsor Nominee designated by CD&R, pursuant to the terms of the Management Stockholders Agreement described under “Certain Relationships and Related Party Transactions—Management Stockholders Agreement.”

Mr. Calbert has been one of the directors of USF Holding since 2007. Mr. Calbert is a member of KKR, which he joined in 2000. Previously, Mr. Calbert served as the Chief Financial Officer of Randall’s Food Markets. Mr. Calbert started his professional career as a consultant with Arthur Anderson Worldwide. Mr. Calbert is currently on the board of directors of Dollar General and Toys ‘R’ Us. Mr. Calbert was chosen as a director based on his extensive experience in the food industry, his extensive experience in private equity and his financial expertise. Mr. Calbert is a Sponsor Nominee designated by KKR, pursuant to the terms of the Management Stockholders Agreement described under “Certain Relationships and Related Party Transactions—Management Stockholders Agreement.”

Mr. Schnall has been one of the directors of USF Holding since 2007. Mr. Schnall is a financial partner of CD&R. Prior to joining CD&R in 1996, he worked in the Investment Banking division of Donaldson, Lufkin & Jenrette, Inc. and Smith Barney & Co. Mr. Schnall serves as a director of Emergency Medical Services Corporation, AssuraMed, Inc., and David’s Bridal. Mr. Schnall served as a director of Sally Beauty Holdings, Inc. from 2006 to 2012. Mr. Schnall was chosen as a director based on his financial and business expertise. Mr. Schnall is a Sponsor Nominee designated by CD&R, pursuant to the terms of the Management Stockholders Agreement described under “Certain Relationships and Related Party Transactions—Management Stockholders Agreement.”

Mr. Sleeper has been one of the directors of USF Holding since 2007. Mr. Sleeper is a financial principal of CD&R, which he joined in 2000. Prior to joining CD&R, he worked in the investment banking division of Goldman, Sachs & Co. and at the investment firm Tiger Management Corp. Mr. Sleeper serves as a director of Hussmann International, Inc., Culligan Ltd., Atkore International, Inc., NCI Building Systems, Inc. and HD Supply, Inc. Mr. Sleeper was chosen as a director because of his in-depth experience with investments and financial expertise. Mr. Sleeper is a Sponsor Nominee designated by CD&R, pursuant to the terms of the Management Stockholders Agreement described under “Certain Relationships and Related Party Transactions — Management Stockholders Agreement.”

Mr. Taylor has been one of the directors of USF Holding since March 2011. Mr. Taylor joined KKR in 2005. Mr. Taylor currently also sits on the board of directors of Aricent, Academy Sports and Outdoors and Toys ‘R’ Us. Prior to joining KKR, Mr. Taylor was with Bain Capital where he was involved in the execution of investments in the retail, health care and technology sectors. Mr. Taylor was chosen as a director based on his significant expertise in private equity and extensive business knowledge. Mr. Taylor is a Sponsor Nominee designated by KKR pursuant to the terms of the Management Stockholders Agreement described under “Certain Relationships and Related Party Transactions — Management Stockholders Agreement.”

Composition of our Board of Directors

Our board is composed of three directors who were elected by our direct parent company, USF Holding. Our business and affairs are managed under the direction of the board of directors of USF Holding, our direct parent company. The USF Holding board of directors is composed of seven directors, one of whom is our chief executive officer. As of the date of this prospectus, there are only six directors on the USF Holding board of directors with one seat vacant.

Our stockholders agreement with our Sponsors entitle investment funds affiliated with the Sponsors to elect (or cause to be elected) all of USF Holding directors. The directors include three designees of investment funds affiliated with CD&R (one of whom shall serve as the chairman of the board of directors), and three designees of investment funds affiliated with KKR (one of whom shall serve as chairman of the executive committee and one of whom shall serve as chairman of the compensation committee), subject to adjustment if the ownership percentage of shares of USF Holding. owned by investment funds affiliated with or managed by the applicable Sponsor decrease by more than a specified amount. The stockholders agreement also grants to investment funds affiliated with the Sponsors special governance rights, including rights of approval over certain corporate and other transactions such as a merger, consolidation, acquisition, incurrence of indebtedness or payment of dividends and rights to approve the selection, hiring and termination of our chief executive officer, for so long as they and other funds affiliated with or managed by the applicable Sponsor maintain at least ten percent (10%) of the outstanding shares of common stock of USF Holding.

Director Independence

Neither US Foods nor its parent company, USF Holding, are listed on a national securities exchange, and therefore they are not subject to the director independence requirements of any such exchange. Neither our organizational documents nor those of USF Holding require that a majority of the directors of such company be independent directors.

Investment funds associated with or managed by the Sponsors currently beneficially own, in the aggregate, a majority of the outstanding shares of USF Holding’s common stock. These funds are party to a stockholders agreement pursuant to which each of the funds has agreed to vote in favor of the other funds’ nominees to USF Holding’s board of directors. Therefore, the Sponsors control USF Holding’s and, through their control of USF Holding’s board of directors, indirectly control our board of directors and as a result control our management and policies. All of the directors of USF Holding were appointed pursuant to the terms of the stockholders agreement and are employed by US Foods or the Sponsors. As such, the directors of USF Holding would not be considered “independent” as defined in the federal securities laws or the rules of the New York Stock Exchange or the Nasdaq Stock Market.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee of USF Holding (the “Compensation Committee”) are Michael Calbert, Nathaniel H. Taylor, Edward M. Liddy, and Richard Schnall. The Compensation Committee is responsible for overseeing our executive compensation. No compensation committee interlock relationships existed in 2012.

Non-Employee Director Compensation

All members of the board of directors of US Foods and USF Holding are entitled to be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending all board and other committee meetings. Directors who are our employees or are employees of CD&R do not receive remuneration for serving as members of the board. Non-employee directors, who are not employees of CD&R, receive a quarterly retainer of $10,000. The fees earned or paid in cash by us to non-employee directors for service as directors for the fiscal year 2012 were as follows:

Name	Fees Earned or Paid in Cash	Other Compensation	Total
Mr. Calbert	$40,000	$0	$40,000
Mr. Taylor	40,000	0	40,000
Mr. Liddy	0	0	0
Mr. Schnall	0	0	0
Mr. Sleeper	0	0	0

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we provide an overview of our philosophy and objectives of our executive compensation program and describe the material components of our executive compensation program for our five Named Executive Officers or “NEOs,” whose compensation is set forth in the 2012 Summary Compensation Table and other compensation tables contained in this prospectus:

•	John A. Lederer, our President and Chief Executive Officer

•	Allan D. Swanson, our Chief Financial Officer

•	Stuart S. Schuette, our Chief Operating Officer

•	Pietro Satriano, our Chief Merchandising Officer

•	David J. Esler, our Chief Human Resources Officer

In addition, we explain how and why the Compensation Committee arrives at compensation policies and decisions involving the Named Executive Officers.

Executive Summary

Our long-term success depends on our ability to attract, retain and motivate highly talented individuals who are committed to our vision and strategy. A key objective of our executive compensation program is to link executives’ pay to their performance and their advancement of our overall annual and long-term performance and business strategies. Other objectives include encouraging high-performing executives to remain with US Foods over the course of their careers.

We believe that the amount of compensation for each Named Executive Officer reflects extensive management experience, continued high performance and exceptional service to US Foods. We also believe that our compensation strategies have been effective in attracting executive talent and promoting performance and retention.

Philosophy of Executive Compensation Program

US Foods provides reward strategies and programs that attract, retain and motivate the right talent, in the right places, at the right time. We strive to provide a total compensation package that is competitive with that of comparable employers who compete with us for talent and that is equitable among our internal workforce.

Historically, our executive compensation plans have directly linked a substantial portion of annual executive compensation to US Foods’ performance. These plans are designed to deliver superior compensation for superior company performance. Likewise, when our performance falls short of expectations, these programs deliver lower levels of compensation.

However, the Compensation Committee tries to balance pay-for-performance objectives with retention considerations, so that even during temporary downturns in the economy and the foodservice distribution industry, the programs continue to ensure that successful, high-performing employees stay committed to increasing US Foods’ long-term value.

Guiding Principles

We use the following guiding principles as the basis of our executive compensation philosophy to attract, develop and retain talent that will drive financial and strategic growth and build long-term value:

•	Establish and support a link between pay and performance—both at the broad US Foods’ level and at individual levels;

•	Differentiate pay for superior performers that recognizes and rewards contributions to US Foods’ success;

•	Appropriately balance short-term and long-term compensation opportunities with US Foods’ short- and long-term goals and priorities;

•	Focus our leadership on long-term value creation by providing equity ownership incentives to executives; and

•	Offer cost-efficient programs that ensure accountability in meeting US Foods’ performance goals and are easily understood by participants.

Components and Objectives of Executive Compensation Program

The Compensation Committee has built the executive compensation program upon a framework that includes the following components and objectives, each of which is described in greater detail later in this Compensation Discussion and Analysis. The Compensation Committee reviews each component of the executive compensation program to see how it affects target total pay levels and generally targets total cash compensation at the median of the target total pay ranges for similar executive positions among companies in our peer group.

	Component	Description	Objective of Component
Annual Compensation	Base Salary	Fixed amount based on level of responsibility, experience, tenure and qualifications. For a further discussion see “How We Make Compensation Decisions” below.

•  Support talent attraction and retention

•  Consistent with competitive pay practice. Based on our external market comparison, generally targeted at the median of total cash compensation for similar executive positions.

Annual Incentive Plan Award

The Annual Incentive Plan is designed to encourage and reward executive officers for achieving annual financial performance goals. Under the Annual Incentive Plan, we pay annual incentive awards in cash with payments made in the first quarter of the fiscal year for bonuses earned with respect to performance in the prior fiscal year.

Payment of the Annual Incentive Plan award is based on satisfaction of key financial performance criteria: (1) adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and (2) Cash Flow—Net Debt Reduction. The adjusted EBITDA metric is required by the Annual Incentive Plan to be increased to the extent that amounts that were accrued for the Incentive Plan Awards, but are no

•  Links pay and performance.

•  Drives the achievement of short-term business objectives.

•  Based on our external market comparison, generally targeted at the median of the annual incentive ranges for similar executive positions.

	Component	Description	Objective of Component
longer expected to be paid, are reduced. For a further discussion, see “Overview of the 2012 Executive Compensation Program—Overview of Annual Incentive Plan Award.”

Long-Term Incentives	Equity Investment Program	Key management employees, including our Named Executive Officers, have an opportunity to invest in our parent, USF Holding. For their investment, participants receive (1) an investment stock grant equal to the fair market value of their investment level, plus (2) an investment stock option grant based on a multiple of their investment level (1.00x to 5.00x).

•  Designed to focus our key management employees on long-term value creation by providing a significant financial reward for operational success.

•  Promotes an “owner” mentality by providing incentives to management.

Stock Options

Stock options granted to our Named Executive Officers are directly related to the level of their participation in the equity investment program. For a further discussion of the program see “Equity Investments” below.

50% of the investment stock options vest based on time—vesting equally over five years (20% per year) at the end of each fiscal year. The remaining 50% of the investment stock options vest equally over five years (20% per year) subject to the achievement of annual or cumulative EBITDA performance targets.

• Provides long-term value creation by providing a significant financial reward for operational success.

Restricted Stock

Grants of restricted stock are provided on a rare and selective basis. All of our Named Executive Officers have received restricted stock grants in 2012.

All restricted stock grants vest over time, although the time periods vary.

• Restricted stock grants are generally designed to enhance retention of key management employees through time vesting requirements.

Retirement, Other Benefit Programs and Perquisites	Retirement Benefits

Retirement benefits are provided through the 401(k) Retirement Savings Plan. This plan is a long-term investment savings plan in which participants and the company contribute money on a pre-tax basis.

Additionally, a traditional defined benefit pension plan which provides a regular, monthly income after retirement remains in place for certain Named Executive Officers. With respect to the participating Named Executive Officers, the defined benefit pension plan is frozen so that there can be no further accruals.

• Designed as a long-term investment savings vehicle.

	Other Benefits and Perquisites	Our Named Executive Officers participate in the same benefit programs that are offered to other salaried and hourly employees.	• Designed to provide market competitive benefits to protect employees’ and their covered dependents’ health and welfare.

Component	Description	Objective of Component
The Named Executive Officers are eligible for enhanced Long Term Disability (LTD) and life insurance coverage levels. The LTD benefit amount is increased from 60% of monthly earnings to 66 2/3% of monthly earnings. The basic life insurance is subject to a greater maximum coverage amount of $1,500,000 and the supplemental life/AD&D insurance is subject to a greater maximum coverage amount of $3,500,000.

	Additionally, our Named Executive Officers participate in the Executive Perquisite Allowance Plan which provides an annual allowance to defray the cost of services normally provided as executive perquisites, such as financial or legal planning, club memberships or executive physicals. Each of our eligible executives, including our Named Executive Officers, is provided an annual payment of $12,000 ($25,000 in the case of Mr. Lederer), on an after-tax basis, which is paid during the first quarter of each calendar year.	• The Executive Perquisite Allowance is not viewed as a significant element of our compensation structure, but it is useful in attracting, motivating and retaining high caliber executive talent.

Severance Agreements	Each of our Named Executive Officers has entered into a Severance Agreement with the company. Structured as “severance” agreements rather than “employment” agreements, these agreements outline compensation considerations in the event of (1) the executive’s termination by the company other than for cause and (2) termination by the executive with good reason.	• Designed to provide standard protections to both the executive and to US Foods to ensure continuity, and to aid in retention.

How We Make Compensation Decisions

The Compensation Committee, in consultation with management and the Compensation Committee’s independent compensation consultant, Meridian Compensation Partners (“Meridian”), focuses on ensuring that our executive compensation programs reinforce our pay for performance philosophy and enhance longer-term value creation.

After reviewing both management’s and Meridian’s competitive studies, the Compensation Committee determined that each Named Executive Officer’s target cash compensation (that is base salary and target Annual Incentive Plan award) provided the executive with an appropriate compensation opportunity and that each Named Executive Officer’s total cash compensation was generally appropriate in light of US Foods’ overall performance and the executive’s personal performance.

Committee Oversight

The Compensation Committee, which is comprised of non-employee directors of USF Holding designated by our Sponsors, is responsible for overseeing our executive compensation program. The Compensation Committee determines and approves all compensation of our Named Executive Officers.

Although the entire board of directors of USF Holding meets to discuss our CEO’s goals and performance in achieving such goals each fiscal year, the Compensation Committee solely approves all compensation awards and payout levels.

The Compensation Committee develops and oversees programs designed to compensate our Named Executive Officers, as well as the presidents of our operating divisions. The Compensation Committee is also authorized to approve all equity investments, grants of restricted stock, restricted stock units, stock options, stock appreciation rights and other awards under our equity-based incentive plans for US Foods employees.

The Compensation Committee has several resources and analytical tools it employs in making decisions related to executive compensation. The table below discusses the key tools the Compensation Committee uses.

Compensation Committee Resources

Independent Committee Consultant—Meridian

Meridian provides independent advice to the Compensation Committee in connection with matters pertaining to executive compensation. The scope of Meridian’s services generally includes attending, as requested, select Compensation Committee meetings and associated preparation work, guiding the Compensation Committee’s decision making with respect to executive compensation matters, providing advice on our compensation peer group, providing competitive market studies, and apprising the Compensation Committee about emerging best practices and changes in the regulatory and governance environment.

Meridian did not provide any other services to US Foods in 2012 unrelated to executive compensation.

In 2012, in relation to a reexamination of the previously established compensation peer group, Meridian provided specific recommendations as to the composition of a new compensation peer group. In July 2012, the composition of the peer group was changed. The details are discussed under “Peer Group Data” and “Market Survey Data.”

US Foods’ Human Resources Department

US Foods’ Chief Human Resources Officer and the Human Resources Department provides benchmarking data (comprised of peer group analysis and supplemental external compensation survey data analysis) and resulting recommendations with respect to 2012 annual base salary, annual incentive plan, and long-term incentive compensation decisions.

US Foods’ Human Resources Department works with Meridian to gather and analyze relevant competitive data and to identify and evaluate various alternatives for executive compensation.

CEO

For other Named Executive Officers, the CEO makes individual recommendations to the Compensation Committee on base salary and annual incentive award and long-term incentive compensation opportunities. The CEO also provides initial recommendations for Annual Incentive Plan performance targets for the Compensation Committee to consider.

Although the Compensation Committee values and welcomes input from management, it retains and exercises sole authority to make decisions regarding Named Executive Officer compensation. No member of management, including the CEO, has a role in determining his or her own compensation.

Role of CEO in Determining Executive Compensation

As described in the table above, our CEO, Mr. Lederer, assists the Compensation Committee by providing his evaluation of the performance of the other Named Executive Officers and recommends compensation levels for them. In forming his recommendations, he is advised by US Foods’ Human Resources Department as described above. US Foods’ Human Resources Department assesses the design of, and makes recommendations related to, our compensation and benefits programs.

Mr. Lederer also consults with other Named Executive Officers for recommendations related to the appropriate financial performance measures used in our Annual Incentive Plan. In developing recommendations for the Compensation Committee, Mr. Lederer and the US Foods’ Human Resources Department consult benchmarking and other market surveys from Meridian and other compensation consultants as described elsewhere in this Compensation Discussion and Analysis, and follow the philosophy and pursue the objectives described above under “Philosophy of Executive Compensation Program.”

The Compensation Committee determines each element of compensation for Mr. Lederer and, with input from Meridian, US Foods’ Human Resources Department and Mr. Lederer, the Compensation Committee determines each element of compensation for the other Named Executive Officers. The Compensation Committee is under no obligation to utilize these recommendations.

Use of Competitive Data

We believe that we must pay compensation that is competitive with the external market for executive talent in order to attract, retain and motivate executives, including the Named Executive Officers, who will enhance our long-term business results. For the Named Executive Officers, we construct external market comparison points by examining (a) peer group proxy data and (b) compensation market survey data.

Peer Group Data

Since 2009, the Compensation Committee has been using a peer group of companies for benchmarking purposes. The methodology used to construct the peer group involved identifying peer companies based on the following:

•	Industry Attributes: similarly-sized food distributors plus distribution companies with similar operations and size but not focused on food distribution;

•	Financial Performance: similar financial performance, regardless of industry classification; focused on key ratios and financial metrics; and

•	Capital Structure: private companies with publicly traded debt that exhibit similar leverage to US Foods.

The final peer group was determined based on how well each company matched US Foods’ size, performance and capital structure using the following parameters:

•	Market capitalization

•	Enterprise value and revenue

•	Profitability (gross profit margin and EBITDA margin)

•	Growth (one year revenue and EBITDA growth)

•	Leverage (as measured by debt/EBITDA)

For each parameter an acceptable range of values was defined and weights were assigned to reflect their relative importance. Those companies that scored above the average for each parameter were selected for inclusion in our peer group. The peer group companies included:

Food Distributors	Food Retail	Drug Retail	Specialty Retail
• Spartan Stores Inc. • Sysco Corp • United Natural Foods Inc.	• BJ’s Wholesale Club Inc.	• Rite Aid Corp	• Toys “R” Us Inc.

Technology Distributors	Healthcare Distributors
• Arrow Electronics Inc • Avnet	• Schein (Henry) Inc

Aerospace and Defense	Auto Components	Chemicals	Energy
• Navistar International Corp	• Goodyear Tire & Rubber • TRW Automotive Holdings Corp	• Huntsman Corporation	• Integrys Energy Group, Inc. • MidAmerican Energy Holdings Co. • TEPPCO Partners LP

In 2012, the Compensation Committee asked Meridian to work with US Foods’ Human Resources Department to review the construction of the peer group. The Compensation Committee wanted to ensure that the peer group continued to be comprised of companies whose business size and complexity are similar to US Foods and with which US Foods competes for top executive talent. The methodology employed in constructing the proposed peer group included:

•	For data availability purposes, the group of available companies first included publicly-traded US companies plus other companies who file with the Securities and Exchange Commission (SEC).

•	The group of available companies was narrowed to

(1)	food distributors (in the Global Industrial Classification Standard “GICS” Consumer Staples sector);

(2)	non-food distributors in high volume/low margin businesses (in four explicit GICS categories—trading companies and distributors (Materials sector); retail distributors (Consumer Discretionary sector); health care distributors (Health Care sector) and technology distributors (Information Technology sector));

(3)	other food/staples retailers (also in the Consumer Staples sector) and

(4)	food products companies (added for food focus).

•

The potential peers were screened based on (a) revenues—for food distribution included all companies with revenues greater than $3 billion and for others included all companies with revenues that ranged from $6 billion to $60 billion and (b) EBITDA margin in the range of 2% to 8%.

In July 2012, the Compensation Committee approved the inclusion of the following companies in the peer group for executive pay and program design benchmarking:

Food Distributors	Food Retail	Food Products	Technology Distributors
• Sysco Corp • Andersons Inc • Nash Finch • United Natural Foods Inc.	• Safeway Inc • Whole Foods Market Inc	• Campbell Soup Co • Dean Foods Co • Dole Food Company Inc • Heinz (HJ) Co • Smithfield Foods Inc • Tyson Foods Inc	• Arrow Electronics Inc • Avnet • Synnex Corp • Tech Data Corp

Trading & Distribution	Healthcare Distributors	Other Distributors
• Grainger (W W) Inc • Wesco International Inc	• Owens & Minor Inc • Schein (Henry) Inc	• Genuine Parts Co

Capturing the compensation data for our peer group involved reviewing the most recently available proxies. All compensation data captured was adjusted to US Foods’ revenue levels to make compensation comparisons relevant.

Compensation Market Survey Data

To supplement our peer group data and to obtain a more complete picture of the overall compensation environment for our Named Executive Officers, we look to multiple survey sources.

During 2011, we utilized supplemental data for the Named Executive Officers, from the following survey sources:

Survey	Publisher
• Aon Hewitt TCM Online Executive: United States 2011	Aon Hewitt
• 2011 United States Mercer Executive Benchmark Database	Mercer LLC
• U.S. Compensation Data Bank (CDB) TriComp Executive Database	Towers Watson & Co.

During 2012, we utilized supplemental data for the Named Executive Officers, from the following survey sources:

Survey	Publisher
• Aon Hewitt TCM Online Executive: United States 2012	Aon Hewitt
• 2012 United States Mercer Executive Benchmark Database	Mercer LLC
• U.S. Compensation Data Bank (CDB) TriComp Executive Database	Towers Watson & Co.

Because these surveys contain competitive compensation market data on a number of companies spanning different industries, our market analysis involves narrowing the available information to selected data that more accurately reflect our size (revenues in the $10 billion to $20 billion range) and industry (retail/wholesale industry). Median reported values from these three market data sources are averaged in order to reduce reliance on any one data source and to smooth out anomalies that might exist in the actual individual position data reported by the market data source.

Constructing the Market Compensation Comparisons

To construct final market compensation comparison data points, we equally weight the peer group proxy data (50% weight) and the compensation market survey data (50% weight).

In December 2011, the Compensation Committee approved the 2012 Annual Incentive Plan targets for the Named Executive Officers, by relying upon the external market comparison points constructed using the 2009 peer group proxy data for 2011 and the 2011 compensation market survey data.

In July 2012, the Compensation Committee approved the base salary increases for the Named Executive Officers, by relying upon the external market comparison points constructed using the 2012 peer group proxy data and the 2012 compensation market survey data.

Because we were a private company with attendant liquidity issues, it is difficult to compare equity awards that were granted to our Named Executive Officers under an equity structure that is more common to private companies with equity granted to named executive officers of public companies. In this connection, our equity awards generally fall below the 25th percentile of long term incentives received by executives in our comparator group. As a result, the Compensation Committee has focused on total cash compensation which is targeted at the median of total compensation in comparing our executive compensation program with companies in the peer group.

Use of Performance Evaluations

Annually, the Compensation Committee assesses the performance of Mr. Lederer, and Mr. Lederer assesses the performance of each other Named Executive Officer to determine each such executive’s overall success in meeting or exhibiting certain enumerated factors, including our operating priorities and core attributes on which all of our employees are evaluated. These evaluations are subjective; no objective criteria or relative weighting is assigned to any individual factor.

The Compensation Committee uses the performance evaluations as an eligibility threshold for annual base salary increases and Annual Incentive Plan award payments for the Named Executive Officers. A performance rating of “Below Expectations” for the last completed performance period would generally preclude a Named Executive Officer from receiving any annual base salary increase and would result in lowered Annual Incentive Plan award payment. Details on how individual performance impacts Annual Incentive Plan awards is described under “Overview of Annual Incentive Award Plan Award.”

The performance evaluation results may impact the amount of a Named Executive Officer’s, annual base salary increase. Any Named Executive Officer who receives either a “Meets Expectations” or “Exceeds Expectations” performance rating is given a percentage base salary increase that is reflective of:

•	the Named Executive Officer’s performance relative to the other Named Executive Officers; and/or

•	the median base salary of the market comparator group; and/or

•	any additional or exceptional event that occurs, such as an internal equity adjustment, a promotion or a change in responsibilities; and

•	the overall budgeted increase for our salaried employee population.

Actual annual base salary determinations are discussed under “Base Salary.”

Internal Analysis

With respect to annual salary and the Annual Incentive Plan awards available to the Named Executive Officers, the Compensation Committee does not perform a formal internal equity analysis, but does consider the internal equity of the compensation awarded by utilizing comparisons within the US Foods organization.

With respect to the annual salary review, this analysis involves comparing the merit increase-based base salary awards for the Named Executive Officers (in aggregate and on an individual basis) to the aggregate merit increase awards for the exempt employees of US Foods.

With respect to the Annual Incentive Plan awards review, this analysis involves comparing the formula-determined bonus plan award for the Named Executive Officers to the individual performance factor formula-determined bonus plan awards for business divisions.

On an annual basis, the Compensation Committee compares the CEO’s total compensation with that of the other Named Executive Officers by arraying the total direct compensation (base salary, Annual Incentive Plan targets and annualized actual long-term incentive compensation) for the CEO and each of the other Named Executive Officers from highest paid to lowest paid. This review ensures that the CEO compensation, as well as its relationship to the compensation of the other Named Executive Officers, is reasonable in comparison to similar positions based on our external market comparisons. These comparisons only provide a point of reference, as the Compensation Committee has not typically used specific formulas to determine compensation levels. Although employees at different levels of the organization receive a different Annual Incentive Plan target award as a percent of their eligible base salary earnings, the quantitative financial performance criteria used for all employees, including the Named Executive Officers, to determine earned Annual Incentive Plan awards are consistent.

Business Performance and Impact on Pay

US Foods’ executive compensation program directly links a substantial portion of executive compensation to US Foods’ performance through annual and long-term incentives. In developing our pay for performance policies, the Compensation Committee generally reviews elements of pay for each executive position against external market comparison data points for similar executive positions. The external market comparison data points are comprised of (a) peer group compensation proxy-reported data (50% weight) and (b) external compensation market survey data (50% weight).

However, the Compensation Committee has not historically used an exact formula for allocating between fixed and variable, cash and non-cash, or short-term and longer-term compensation, allowing it to incorporate flexibility into our annual and longer-term compensation programs and adjust for the evolving business environment.

The Target Compensation Mix charts below includes: (a) current base salary; (b) Annual Incentive Plan award targets; and (c) the grant date value of stock options and restricted stock awards granted in 2012, annualized over a five-year period. Because US Foods has not granted equity awards on an annual basis due to its equity award structure as a private company, “annualizing” the Named Executive Officers’ stock option and restricted stock grant over a five-year period provides a reasonable proxy for an annual equity grant award.

Target Compensation Mix—FY 2012

(consisting of base salary, Annual Incentive Plan award target and long-term incentives)

The Actual Compensation Paid chart below includes: (a) base salary paid in fiscal year 2012; (b) the Annual Incentive Plan award amounts paid out to the Named Executive Officers with respect to fiscal year 2012; (c) the grant date value of stock options and restricted stock awards granted, annualized over a five-year period; and (d) the unrealized Annual Incentive Plan target amount.

Actual Compensation Paid—FY 2012

(consisting of base salary, Annual Incentive Award Target and long-term incentives)

The details on how our Compensation Committee determined US Foods’ long-term incentives are discussed under “Overview of the 2012 Executive Compensation Program.” The performance-linked components of NEO compensation constituted approximately 61% and 75% for the NEO and CEO, respectively of total target direct compensation, and approximately 53% and 69% for the NEO and CEO, respectively of total actual direct compensation paid for 2012. This includes the Annual Incentive Plan award payment, which is wholly dependent on US Foods’ financial performance, and the value of stock options and restricted stock which depends upon USF Holding’s stock price performance.

Overview of the 2012 Executive Compensation Program

Base Salary

We pay base salaries to attract and retain talented executives and to provide a fixed base of cash compensation. The table below shows the base salaries of each Named Executive Officer that were approved by the Compensation Committee and became effective on July 1, 2012:

Named Executive Officer	2012 Base Salary
John A. Lederer	$1,150,000
Allan D. Swanson	510,000
Stuart S. Schuette	585,000
Pietro Satriano	480,000
David J. Esler	385,000

2012 Adjustments to Base Salary

In determining the base salaries for the Named Executive Officers, the Compensation Committee reviewed each executive’s job responsibilities, management experience, individual contributions, number of years in his or her position and then-current salary. The Compensation Committee determined that the base salaries including the increases from fiscal year 2011, reflected in the chart above were appropriate.

Following a comprehensive review of Mr. Lederer’s performance by the Board, the Compensation Committee approved a raise in Mr. Lederer’s salary of $25,000, or 2.2%, reflecting the average merit increase for all US Foods exempt employees.

After considering input from Mr. Lederer regarding the individual contributions of each of the Named Executive Officers, and after reviewing the position of each Named Executive Officer relative to his or her calculated median market value and in consideration of our merit increase budget, the Compensation Committee approved the following salary increases in July 2012:

Named Executive Officer	2012 Base Salary Increase	2012 Base Salary Increase	2012 Base Salary
Allan D. Swanson	$10,000	2.0%	$510,000
Stuart S. Schuette	$10,000	1.7%	$585,000
Pietro Satriano	$30,000	6.7%	$480,000
David J. Esler	$10,000	2.7%	$385,000

These changes placed the base salary of Mr. Lederer near the calculated median market value (7% above the calculated median market value). The positioning of the other Named Executive Officers is as follows:

Named Executive Officer	Position above (below) Relative to Calculated Median Market Value
Allan D. Swanson	(10.6)%
Stuart S. Schuette	(16.5)%
Pietro Satriano	(11.5)%
David J. Esler	(3.8)%

Overview of Annual Incentive Plan Award

The Annual Incentive Plan (or AIP) is designed to offer opportunities for cash compensation tied directly to company performance. Under the terms of the Annual Incentive Plan, we pay the Annual Incentive Plan award in cash with payments made in the first quarter of the fiscal year for bonuses earned with respect to performance in the prior fiscal year. Each year, the Compensation Committee approves the incentive plan framework for each of the Named Executive Officers. In December 2011, the Compensation Committee approved the Annual Incentive Plan framework for fiscal year 2012.

The framework for the 2012 Annual Incentive Plan for the Named Executive Officers was based on the following:

The possible payout range of 2012 Annual Incentive Plan awards is 0.0% to 205.8%.

The performance measures relate to performance completed for fiscal year 2012. The Compensation Committee determines and pays Annual Incentive Plan awards within 90 days following the end of the fiscal year for which the award was earned.

Eligible Earnings is equal to the participant’s base salary earnings during the incentive plan year.

AIP Target Percentage is the individual Annual Incentive Plan target percentage. The individual Annual Incentive Plan target percentages are based on market-competitive data and are established as a percentage of base pay. At the beginning of each plan year, the Compensation Committee designates individual Annual Incentive Plan target percentages for each of our Named Executive Officers. For 2012, individual Annual Incentive Plan target percentages for our Named Executive Officers were generally positioned at the calculated median market short-term incentive target value.

The 2012 Annual Incentive Plan individual incentive targets for our Named Executive Officers were as follows:

Named Executive Officer	2012 Annual Incentive Plan Target
John A. Lederer	125%
Allan D. Swanson	85%
Stuart S. Schuette	85%
Pietro Satriano	85%
David J. Esler	85%

The Business Performance Factor is calculated based on the following financial objectives.

The various levels of performance targets to reach threshold, target and maximum payouts for the 2012 Annual Incentive Plan are described in the table below:

Business Performance Factor Targets—FY 2012
	Adjusted EBITDA	Adjusted EBITDA (payout scale)	Cash Flow—Net Debt Reduction	Cash Flow—Net Debt Reduction (payout scale)
Threshold	$840,750,000	37.50%	$(114,000,000)	37.50%
Target	$885,000,000	75.00%	$(120,000,000)	75.00%
Maximum	$1,032,180,000	150.00%	$(122,890,000)	120.00%

It is important to note that the financial performance measures are independent of each other. Performance against the adjusted EBITDA measure is determined independently from performance against the Cash Flow—Net Debt Reduction measure. The final Business Performance Factor is calculated by adding the resulting payout percentage for adjusted EBITDA with the resulting payout percentage for Cash Flow—Net Debt Reduction. As a result, it is possible that the payout for either measure, or both measures, could be zero.

The business performance factor is calculated as described in the table below:

Calculating the Business Performance Factor
Performance Metric	Potential Payment	Weighting	X		=
				2012 Performance(1)		Payout
Adjusted EBITDA	0% - 150%	90%		37.5% - 150%		33.75% - 135%
Cash Flow—Net Debt Reduction	0% - 120%	10%		37.5% - 120%		3.75% - 12%
TOTAL	0% - 147%	100%

(1)	Assumes the threshold is met. See “FY2012 Annual Incentive Awards” below for 2012 actual payout amounts.

The 2012 Annual Incentive Plan placed a strong emphasis on incenting financial performance—with 90% of the total weighting based on adjusted EBITDA and the remaining 10% based on Cash Flow—Net Debt Reduction. The 2012 Annual Incentive Plan target was purposefully set to reward adjusted EBITDA performance equal to our annual operating plan with a 75% of target Annual Incentive Plan award. Our 2012 annual operating plan target range was set with maximum goals that provided the opportunity to pay Annual Incentive Plan awards above the 75% of target bonus level.

In order to provide any Annual Incentive Plan award under the adjusted EBITDA performance metric, we must achieve a threshold amount of adjusted EBITDA equal to 95% of the established Annual Incentive Award adjusted EBITDA target. During the course of our fiscal year we accrue a bonus expense for the projected amount of the aggregate Annual Incentive Plan awards to be paid out to employees that are part of the NEO’s bonus plan (the “Bonus Pool”). If at any time during the year management determines it is no longer probable that we will meet our established Annual Incentive Plan adjusted EBITDA target, management will reduce the amount to be accrued for a given period or reduce the Bonus Pool to more accurately reflect the expected payout. If we have not met the Annual Incentive Plan adjusted EBITDA threshold for the year and amounts remain in the Bonus Pool (amounts accrued for expected payouts), management is required by the Annual Incentive Plan and thus by applicable accounting practices to reduce the Bonus Pool by the amount no longer expected to be paid out which in turn will increase adjusted EBITDA (i.e. each dollar that has been accrued to fund the Bonus Pool reduced the adjusted EBITDA amount by one dollar, therefore each dollar removed from the Bonus Pool will increase adjusted EBITDA by one dollar). If the amount by which the threshold exceeds the actual adjusted EBITDA is greater than the accruals remaining in the Bonus Pool, no Annual Incentive Plan award will be paid out. The percentage difference between the amount of award payments to be paid out to employees if the Company had met the adjusted EBITDA threshold and the amount remaining in the Bonus Pool that will not reduce the adjusted EBITDA amount below the threshold is the “Haircut Reduction.” Under the Annual Incentive Plan, the Company will not pay out any incentive plan award if the Haircut Reduction equals 100% (i.e. the Company does not meet the threshold set at the beginning of the year). For example, if $5 million was accrued in the Bonus Pool at the end of 2012 (the amount that was accrued and expected to be paid out as bonuses) and the adjusted EBITDA threshold was $5 million more than actual adjusted EBITDA, no bonus would be paid out (i.e. the Haircut Reduction would equal 100%).

An Individual Performance Factor based on the performance rating of participating employees is used in calculating the final Annual Incentive Plan award. The Named Executive Officers will be evaluated using Individual Performance Factors.

We strive to establish a clear line of sight by linking our performance management process with the compensation our employees receive. Individual performance is measured by both what an individual accomplishes (in other words, goal achievement) and how the individual accomplishes those goals (in other words, demonstration of leadership behaviors). The Compensation Committee has the discretion to adjust Annual Incentive Plan awards by establishing an Individual Performance Factor for each Named Executive Officer to account for differences in individual contribution and performance. The Compensation Committee has not yet completed its evaluation of our Named Executive Officers 2012 individual contributions and performance nor has it determined the final Individual Performance Factor.

Individual Performance Factors can range from 0 (in other words, no award paid) for poor performance to 1.4 (in other words, 140% of the formula-driven award) for exceptional performance.

Annual Incentive Plan Award—2012 Payouts

The Compensation Committee believes that the threshold and target levels of performance represent challenging but obtainable US Foods performance while the maximum target level represents exemplary and extremely challenging performance.

The individual Annual Incentive Plan target percentages for our Named Executive Officers were generally positioned at the calculated median market short-term incentive target value. The 2012 Annual Incentive Plan was purposefully set to reward performance at the annual operating plan level with a 75% of target Annual

Incentive Plan award. We set the fiscal year 2012 annual operating plan with maximum goals that provided the opportunity to pay Annual Incentive Plan awards beyond the 75% of target bonus level.

Basing Annual Incentive Plan target percentages on the median market short-term incentive target values and setting the reward level for performance at the annual operating plan level with a 75% of target Annual Incentive Plan award ensures that total cash compensation does not significantly exceed the median unless outstanding performance levels are achieved.

The following table reflects the 2012 actual achieved performance levels for each of the 2012 Business Performance Factor metrics that pertain to the Named Executive Officers.

FY 2012 Annual Incentive Award

Calculating the Business Performance Factor
Performance Metric	Potential Payment	Weighting	x	2012 Performance	=	Payout
Adjusted EBITDA(1)	0% - 150%	90%		37.50%		33.75%
Cash Flow—Net Debt Reduction(2)	0% - 120%	10%		0.00%		0.00%

TOTAL	0% - 147%	100%				33.75%

Haircut Reduction %(3)						75.00%
TOTAL FINAL PAYOUT %						8.44%

(1)	For purposes of the 2012 Annual Incentive Plan, adjusted EBITDA is $841 million. Adjusted EBITDA is defined as EBITDA ($659 million for the fiscal year ended December 29, 2012) adjusted for (i) sponsor fees ($10 million), (ii) restructuring and tangible asset impairment charges ($9 million), (iii) share-based compensation expense ($4 million), (iv) gains, losses, or charges as specified under the Company’s debt agreements ($40 million), (v) loss on extinguishment of debt ($31 million), (vi) business transformation costs ($75 million), and (vii) the non-cash impact of LIFO adjustments ($13 million).
(2)	For the purposes of the 2012 Annual Incentive Plan, Cash Flow—Net Debt Reduction is determined by calculating the reduction of fiscal year-end 2011 Net Debt compared to fiscal year-end 2012 Net Debt. Net Debt is defined as long term debt plus the current portion of long term debt ($4,641 million as of December 31, 2011 and $4,814 million as of December 29, 2012) net of (i) restricted cash held on deposit in accordance with our credit agreements ($7 million as of December 31, 2011 and $7 million as of December 29, 2012) and (ii) total cash and cash equivalents remaining on the balance sheet at year-end ($203 million as of December 31, 2011 and $242 million as of December 29, 2012). We did not have a reduction of the 2011 Net Debt amount in 2012 (Net Debt $4,431 million as of December 31, 2011, Net Debt $4,565 million as of December 29, 2012). The 2012 Annual Incentive Plan Business Performance Factor is 8.44%.
(3)	As discussed above under “Overview of Annual Incentive Plan Award,” because the Bonus Pool (the amount that was accrued and expected to be paid as bonuses) was reduced by 75%, the Business Performance Factor payout (33.75%) was also reduced by 75% to 8.44%. Under the Annual Incentive Plan, the Company will not pay out any incentive plan award if the Haircut Reduction equals 100%, i.e. the Company does not meet the threshold set at the beginning of the year.

In view of the results achieved as reflected in the Business Performance Factor and the performance evaluations for each Named Executive Officer, the Compensation Committee set the Individual Performance Factor of each of our Named Executive Officers at 1.0 (in other words, 100% of the formula-driven award).

Based on the approved 2012 Business Performance Factor and Individual Performance Factor, the actual 2012 Annual Incentive Plan award for each Named Executive Officer is as follows:

Summary of Awards
Name	Eligible Earnings	x	Target %	x	Business Performance Factor	x	Individual Performance Factor	=	Award for FY2012 Performance
John A. Lederer(1)	$1,137,568		125%		8.44%		100%		$119,978
Allan D. Swanson	$505,027		85%		8.44%		100%		$36,220
Stuart S. Schuette	$580,027		85%		8.44%		100%		$41,599
Pietro Satriano	$465,082		85%		8.44%		100%		$33,355
David J. Esler	$380,027		85%		8.44%		100%		$27,255

(1)	Mr. Lederer has decided to forgo his 2012 Annual Incentive Plan award.

The Compensation Committee intends that the fiscal year 2012 Annual Incentive Plan awards be subject to being “clawed back”, subject to applicable law, if there is a restatement of our financial results, other than an restatement due to a change in accounting policy, within 36 months of the payment of the awards and the restatement would result in the payment of a reduced award if the award was recalculated using the restated financial results. The Compensation Committee has the sole discretion to determine the form and timing of any such repayment.

Overview of Long-term Equity Incentives

Long-term equity incentives motivate participating executives, including our Named Executive Officers, to focus on our long-term success. These incentives help provide a balanced focus on both short-term and long-term goals and are important to recruiting, retention and motivation objectives. Such incentives are designed to compensate our Named Executive Officers, for a long-term commitment to US Foods, while motivating sustained increases in our financial performance and shareholder value.

Equity awards are made under our 2007 Stock Incentive Plan and are always granted in USF Holding equity securities with a per share exercise price equal to the “fair market value” of one share of USF Holding common stock on the date of grant.

The “fair market value” of one share of USF Holding common stock is determined quarterly, effective the close of the fiscal quarter. Fair market value is determined reasonably and in good faith by the board of directors of USF Holding, consistent with the determination of an independent, third party appraisal of the fair market value of one share of USF Holding common stock.

Our long-term equity incentives include (a) the ability to make an equity investment and (b) grants of stock options, stock appreciation rights (Equity Appreciation Rights), restricted stock and restricted stock units and other stock–based awards. The maximum limit on the number of shares that are available for issuance under grant awards is equal to 5.5% of USF Holding’s total equity.

Equity Investments

Key management employees, including our Named Executive Officers, have an opportunity to invest side-by-side with our Sponsors. There are 145 management employees participating as equity investors. The ability to invest in our parent, USF Holding, focuses our key management on long-term value creation by providing a significant financial reward for operational success. An ownership mentality is promoted by providing incentives to management.

The Named Executive Officers have specific minimum investment level requirements they are asked to meet. For their investment, participants receive (a) investment shares equal to the value of their investment plus (b) an investment stock option grant based on a multiple of their investment level (1.00x to 5.00x). Each of the Named Executive Officers satisfied the minimum investment levels and in many cases invested beyond the specified investment requirement. The downside risk to investors is limited to their initial investment. The upside potential is linked directly to the US Foods share price appreciation.

All of our Named Executive Officers are investors in USF Holding. The following table depicts the level of investment of each of our Named Executive Officers. All of the investments depicted below were completed prior to December 31, 2011.

Named Executive Officer	Investment Level	Investment Shares	Stock Option Multiple	Investment Stock Options
John A. Lederer	$3,500,000	777,778	5.00x	3,888,892
Allan D. Swanson	1,400,000	291,111	5.01x	1,484,444
Stuart S. Schuette	600,000	124,445	3.92x	487,779
Pietro Satriano	850,000	170,000	4.00x	680,000
David J. Esler	400,000	81,111	3.50x	283,888

The investment level of each of the Named Executive Officers as a Multiple of Base Salary is depicted below:

Named Executive Officer	Investment Level	Multiple of Base Salary
John A. Lederer	$3,500,000	3.04x
Allan D. Swanson	1,400,000	2.75x
Stuart S. Schuette	600,000	1.03x
Pietro Satriano	850,000	1.77x
David J. Esler	400,000	1.04x

Stock Options

As stated in “Equity Investments” above, key management employees who participate as equity investors, including our Named Executive Officers, receive an investment stock option grant based on a multiple of their investment level. None of our Named Executive Officers were granted stock options in 2012. All outstanding stock option grants are shown under “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.”

According to the terms of the 2007 Stock Incentive Plan, the exercise price of stock options may not be less than the fair market value on the date of the grant. For each award of stock options half the options granted are time based, vesting in equal increments over 5 years (20% each year) and half the options granted are performance based, vesting in equal increments over 5 years (20% each year) based on a comparison of an EBITDA-based performance metric, as described below, against pre-set goals for that performance metric. The combination of time-based and performance-based vesting criteria is designed to compensate participating management employees, including our Named Executive Officers, for long-term commitment to US Foods, while motivating sustained increases in our financial performance.
The vesting of the performance-based stock options is subject to continued employment with US Foods over the performance period and the determination by the board of directors of USF Holding that we have achieved for each of the relevant fiscal years the specified annual performance target based on EBITDA. If a performance target for a given fiscal year is not met, the performance-based stock options may still vest and become exercisable on a catch- up basis if, at the end of a subsequent fiscal year, a specified cumulative adjusted EBITDA performance target is achieved. The annual and cumulative adjusted EBITDA performance targets are based on our long-term financial plans in existence at the time of the grant. These targets are reviewed and approved on a yearly basis. Accordingly, in each case at the time of grant, we believed those levels, while attainable, would require strong performance and execution.

For purposes of calculating the achievement of EBITDA-based performance target, “EBITDA” means earnings before interest, taxes, depreciation and amortization plus transaction, management and/or similar fees paid to our Sponsors and/or affiliates. In addition, the board of directors of USF Holding adjusts the calculation of EBITDA to reflect certain events to the extent not contemplated in our financial plan but generally, the board of directors of USF Holding has made identical adjustments to EBITDA for purposes of calculating our long-term equity incentive program as for other purposes, including the covenants contained in our principal financial agreements.

Restricted Stock

The 2007 Stock Incentive Plan allows for the granting of restricted stock awards. We grant restricted stock on a rare and selective basis. Restricted stock grants are designed to enhance retention of key management employees through specific time vesting requirements.

In March 2012, the Compensation Committee awarded a restricted stock grant to the Named Executive Officers in recognition of their contributions and performance accomplishments to date and to encourage them to maintain focus on driving US Foods to an initial public offering of USF Holding. The restricted stock will become 100% vested on the earlier of (a) December 31, 2013 or (b) the occurrence of an initial public offering of USF Holding that occurs prior to December 31, 2013, subject to their continued employment with US Foods. These restricted stock grants were granted under the 2007 Stock Incentive Plan.

Additionally, with respect to Mr. Esler, in 2012 the Compensation Committee granted a special retention restricted stock grant of which one-fifth of the shares will vest on each December 31, of 2012, 2013, 2014, 2015, and 2016 or 100% in the event of a Change in Control prior to December 31, 2016. Vesting of this restricted stock grant is contingent upon Mr. Esler’s continued service with the Company.

The specific grants made in 2012 are shown under “Executive Compensation—Grants of Plan-Based Awards.”

Other Equity-Based Awards

The Compensation Committee may grant other types of equity-based awards based upon the common stock of USF Holding, including deferred stock, bonus stock, unrestricted stock and dividend equivalent rights. To date, the Compensation Committee has not granted any other type of equity-based awards.

Long-term Equity Incentives—Annualized

Since US Foods does not grant equity awards on an annual basis, making market positioning comparisons with our peer group and with the labor market in general is challenging. We have adopted an “annualizing” methodology to facilitate such comparisons. “Annualizing” all of the stock option and restricted stock grants received over a five-year period provides a reasonable proxy for an annual equity grant award.

In comparison to the market, our annualized long-term equity incentives are well below the calculated median market values. The positioning of the Named Executive Officers is as follows:

Named Executive Officer	Position Relative to Calculated Median Market Value
John A. Lederer	(56.2)%
Allan D. Swanson	(30.2)%
Stuart S. Schuette	(77.0)%
Pietro Satriano	(36.7)%
David J. Esler	(57.8)%

Given the relatively low positioning of our long-term equity incentives, the Compensation Committee is working with Management to develop a new long-term equity incentive structure that is more in line with typical public company equity structures.

Retirement Benefits

We historically provided retirement plan benefits to corporate employees and most of our non-union operating company employees under the broad-based tax qualified US Foods, Inc. Defined Benefit Pension Plan, which we simply refer to as the “pension plan.” However, effective September 15, 2004, pension plan benefits are no longer provided to salaried employees. The only remaining retirement benefits for salaried employees are those provided under the tax-qualified U.S. Foodservice 401(k) Retirement Savings Plan.

Executive Perquisites and Other Benefits

Our Named Executive Officers participate in the same benefit programs that are offered to other salaried and hourly employees. Our comprehensive benefits program offers medical coverage, prescription drug plans, dental plans, vision plan, life insurance and disability plans and a 401(k) savings plan. These programs are designed to provide market competitive benefits to protect employees’ and their covered dependents’ health and welfare. Although our executives, including our Named Executive Officers, are eligible to participate in US Foods’ group medical and dental coverage, we adjust employees’ contributions towards the cost of this coverage according to salary level; therefore, executives pay a higher percentage of the cost of these benefits than do non-executives.

The Named Executive Officers are eligible for enhanced Long Term Disability (LTD) and life insurance coverage levels. The LTD benefit amount for Named Executive Officers is increased from 60% of monthly earnings to 66 2/3% of monthly earnings. The basic life insurance is subject to a greater maximum coverage amount of $1,500,000 and the supplemental life/AD&D insurance is subject to a greater maximum coverage amount of $3,500,000.

Additionally, our Named Executive Officers participate in the Executive Perquisite Allowance Plan which provides an annual allowance to defray the cost of services normally provided as executive perquisites, such as financial or legal planning, club memberships or executive physicals. Each of our eligible executives, including our Named Executive Officers, is entitled to an annual payment of $12,000 ($25,000 in the case of Mr. Lederer), plus a tax gross-up, which is paid during the first quarter of each calendar year.

The Executive Perquisite Allowance is not viewed as a significant element of our compensation structure, but it is useful in attracting, motivating and retaining high caliber executive talent.

US Foods also utilizes a Relocation Assistance program that is designed to minimize the inconvenience, time loss, and personal or financial burden created by the relocation of our employees. The provisions outlined in our Relocation Assistance program are intended to establish a fair and equitable system for the reimbursement of most reasonable and normal expenses. In addition, the Relocation Assistance program outlines a relocation package designed to facilitate and encourage a timely move to the new location. In 2012, we incurred relocation expenses for Mr. Satriano related to his 2011 relocation to Rosemont, Illinois. The specific relocation expenses for Mr. Satriano are reflected in the “All Other Compensation” column of the Summary Compensation Table located below in “Executive Compensation.”

Effect of a Change in Control

In the event of a Change in Control of US Foods, the Compensation Committee will likely have the authority to vest outstanding awards, and/or provide for the cancellation in exchange for cash or substitution of outstanding awards under the 2007 Stock Incentive Plan. A more complete explanation of the effect of a Change in Control is found under “Payments after a Change in Control.”

Amendments to 2007 Stock Incentive Plan and Related Agreements

On May 28, 2013, the Board of Directors of USF Holding, parent of US Foods, adopted an amended 2007 Stock Incentive Plan applicable to employees of USF Holding and its affiliates (including US Foods), which, among other things, changed the definition of “Public Offering” to mean the sale of shares of common stock of USF Holding to the public pursuant to a registration statement under the Securities Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any similar form) and increased the number of shares of common stock of USF Holding available for grant under the 2007 Stock Incentive Plan from approximately 31.5 million shares to approximately 53.2 shares.

The Board of Directors of USF Holding also adopted amendments to forms of agreements related to the 2007 Stock Incentive Plan that apply to awards granted after May 28, 2013. The following is a summary of those amendments:

•	The material amendments to the form of management stockholder’s agreement:

•	apply the terms of the agreement to restricted stock and/or shares of common stock subject to RSUs in addition to common stock and common stock underlying options;

•	remove representations and warranties of the employee with respect to the employee’s financial condition;

•	allow the employee’s right to resell stock and options to the Company to continue after a public offering and terminate only in the case of a change in control;

•	provide that upon termination of the employee such employee’s stock will be repurchased by USF Holding at the fair market value;

•	provide the Board of Directors of USF Holding Corp. with the right to waive transfer restrictions in connection with a public offering;

•	modified restrictive covenants applicable to the employee;

•	change the venue for dispute arbitration from New York, NY to Chicago, IL;

•	and make other administrative changes.

•	The material amendments to the form of restricted stock unit agreement:

•	allow for greater flexibility in the vesting terms of individual grants of RSUs;

•	allow for performance-based RSUs;

•	provide for mandatory arbitration of disputes in Chicago, IL;

•	and make other administrative changes.

•	The material amendments to the form of stock option agreement:

•	allow for greater flexibility in the vesting terms of individual grants of time-based and performance-based options;

•	provide that the employee must maintain his or her employment through the date of a change in control in order for such employee’s options to vest upon a change in control;

•	change the venue for dispute arbitration from New York, NY to Chicago, IL;

•	and make other administrative changes.

•	The amendments to the restricted stock award agreement make administrative changes.

•	The amendments to the sale participation agreement make administrative changes .

Executive Compensation

The following discussion, as well as the Compensation Discussion and Analysis contained herein, contains references to target performance levels for our long-term incentive compensation. These targets and goals are discussed in the limited context of US Foods’ compensation programs and should not be interpreted as management’s expectations or estimates of results or other guidance. We specifically caution against applying these statements to other contexts.

Summary Compensation Table

The following table sets forth information with respect to each of the Named Executive Officers – our Chief Executive Officer, our Chief Financial Officer, and the three most highly compensated of the other executives of US Foods at the end of fiscal year 2012. In determining the most highly compensated executives, we excluded the amounts shown under “Change in Pension Value and Nonqualified Deferred Compensation.”

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary	Bonus	Stocks Awards(1)	Options Awards	Non-Equity Incentive Plan Compensation(2)		Change in Pension Value and Nonqualified Deferred Compensation(3)	All Other Compensation(4)	Total
John A. Lederer	2012	$1,137,568	0	$500,000	0	$119,978	(5)	0	$38,850	$1,796,396
President and Chief Executive Officer
Allan D. Swanson	2012	$505,027	0	$100,000	0	$36,220		$940	$26,148	$668,335
Chief Financial Officer
Stuart S. Schuette	2012	$580,027	0	$100,000	0	$41,599		$1,770	$26,148	$749,544
Chief Operating Officer
Pietro Satriano	2012	$465,082	0	$100,000	0	$33,355		0	$30,833	$629,270
Chief Merchandising Officer
David J. Esler	2012	$380,027	0	$215,000	0	$27,255		$9,590	$26,148	$658,020
Chief Human Resources Officer

(1)	These amounts relate to grants of restricted stock units made in 2012 and are calculated using the fair market value of USF Holding common stock on the grant date. A discounted cash flow analysis, market multiples for comparable companies and transaction multiples for comparable companies are used to determine the projected fair value of USF Holding common stock. Regarding Mr. Esler, the amount includes a special retention restricted stock grant on March 30, 2012.
(2)	These amounts include the 2012 annual incentive plan award. The determination of the awards is described in “FY 2012 Annual Incentive Plan Award.”
(3)	The amounts reported in the Change in Pension Value column reflect the actuarial increase in the present value of the Named Executive Officers’ benefits under all pension plans maintained by US Foods, determined using interest rate and mortality assumptions consistent with those used in US Foods financial statements. The interest rate as of December 31, 2012 was estimated by the plans’ actuary in October 2012 as this rate is not determinable until year-end.
(4)	These amounts include (a) perquisite allowance; (b) with regards to Mr. Satriano, a taxable relocation assistance payment of $3,387 and taxable moving expense gross up payment of $1,298; and (c) Company matching contribution in the 401(k) plan: Mr. Lederer = $0; Mr. Swanson = $7,500; Mr. Schuette = $7,500; Mr. Satriano = $7,500; and Mr. Esler = $7,500.
(5)	Mr. Lederer has decided to forgo his 2012 Annual Incentive Plan award.

Grants of Plan-Based Awards

The following table provides information on Annual Incentive Plan awards under the Annual Incentive Plan, stock options and restricted stock granted during fiscal year 2012 to each of our Named Executive Officers.

				Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Fair Market Value Price on the Date of Grant(4)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date		Number of Shares, Units or Other Rights	Threshold	Target	Maximum
John A. Lederer	1/1/2012	(1)	—	$533,235	$1,421,960	$2,090,282	—	—	—	—	—
	3/30/2012		—	—	—	—	86,957	—	—	$5.75	$500,000
Allan D. Swanson	1/1/2012	(1)	—	$160,977	$429,273	$631,032	—	—	—	—	—
	3/30/2012		—	—	—	—	17,392	—	—	$5.75	$100,000
Stuart S. Schuette	1/1/2012	(1)	—	$184,884	$493,023	$724,744	—	—	—	—	—
	3/30/2012		—	—	—	—	17,392	—	—	$5.75	$100,000
Pietro Satriano	1/1/2012	(1)	—	$148,245	$395,320	$581,120	—	—	—	—	—
	3/30/2012		—	—	—	—	17,392	—	—	$5.75	$100,000
David J. Esler	1/1/2012	(1)	—	$121,134	$323,023	$474,844	—	—	—	—	—
	3/30/2012		—	—	—	—	17,392	—	—	$5.75	$100,000
	3/30/2012		—	—	—	—	20,000	—	—	$5.75	$115,000

(1)	These grants relate to Annual Incentive Plan awards with respect to fiscal year 2012. See discussion above relating to the fiscal year 2012 Annual Incentive Plan awards. The levels of performance targets to reach threshold, target and maximum amounts include both the Adjusted EBITDA and Cash Flow—Net Debt Reduction targets.
(2)	With respect to Messrs. Lederer, Swanson, Schuette, Satriano and Esler, we awarded restricted stock grants under the 2007 Stock Incentive Plan and they 100% “cliff” vest upon the earlier of (1) an initial public offering of USF Holding or (2) December 31, 2013. Vesting of the restricted stock granted to each Named Executive Officer is contingent upon the executive’s continued service with US Foods. Additionally, with respect to Mr. Esler, we granted a special retention restricted stock grant of which one-fifth of the shares will vest on the last day of each of the fiscal years ending 2012, 2013, 2014, 2015, and 2016 or 100% in the event of a Change in Control prior to December 31, 2016. Vesting of this restricted stock grant is contingent upon Mr. Esler’s continued service with US Foods.
(3)	We valued the restricted stock grants on March 30, 2012 at $5.75 per share, which was determined to be the fair market value price of USF Holding common stock at the time of grant.
(4)	A discounted cash flow analysis, market multiples for comparable companies and transaction multiples for comparable companies were used to determine the fair value of USF Holding common stock.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on each Named Executive Officer’s stock option and restricted stock grants outstanding as of December 29, 2012.

	Option Awards
Name	Date Granted	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2)
John A. Lederer	3/30/2012	—	—		$—	—	86,957	(3)	$521,742
	12/20/2010	333,330	222,226	(4)	$4.50	12/20/2020	—		$—
	9/28/2010	1,999,998	1,333,338	(5)	$4.50	9/28/2020	—		$—
	9/28/2010	—	—		$—	—	113,334	(6)	$680,004
Allan D. Swanson	3/30/2012	—	—		$—	—	17,392	(3)	$104,352
	12/20/2010	266,664	177,780	(4)	$4.50	12/20/2020	—		$—
	10/26/2007	1,040,000	—		$5.00	10/26/2017	—		$—
Stuart S. Schuette	3/30/2012	—	—		$—	—	17,392	(3)	$104,352
	12/20/2010	26,664	17,780	(4)	$4.50	12/20/2020	—		$—
	10/21/2010	73,998	49,337	(4)	$4.50	10/21/2020	—		$—
	10/21/2010	—	—		$—	—	35,556	(7)	$213,336
	9/17/2008	40,000	—		$5.00	9/17/2018	—		$—
	11/16/2007	280,000	—		$5.00	11/16/2017	—		$—
Pietro Satriano	3/30/2012	—	—		$—	—	17,392	(3)	$104,352
	4/1/2011	—	—		$—	—	66,667	(8)	$400,002
	4/1/2011	272,000	408,000	(9)	$5.00	4/1/2021	—		$—
David J. Esler	3/30/2012	—	—		$—	—	17,392	(3)	$104,352
	3/30/2012	—	—		$—	—	16,000	(10)	$96,000
	12/20/2010	23,328	15,560	(4)	$4.50	12/20/2020	—		$—
	10/21/2010	—	—		$—	—	18,000	(7)	$108,000
	10/21/2010	21,000	14,000	(4)	$4.50	10/21/2020	—		$—
	10/26/2007	210,000	—		$5.00	10/26/2017	—		$—

(1)	These numbers assume that both the time and performance options due to vest on December 31, 2012 vested on such date. The 2012 performance-based vesting was contingent upon the achievement of adjusted EBITDA performance target of $885 million. Actual 2012 adjusted EBITDA was $841 million. The Compensation Committee exercised discretion to vest the 2012 performance options on December 31, 2012.
(2)	The aggregate dollar value is calculated using $6.00, the fair market value of USF Holding common stock on December 3, 2012, as determined by the USF Holding board of directors using a discounted cash flow analysis, market multiples for comparable companies and transaction multiples for comparable companies.
(3)	So long as the grantee continues to be employed by US Foods through the applicable vesting date: (i) all the Restricted Stock will vest on December 31, 2013 or upon the occurrence of an initial public offering of USF Holding that occurs prior to December 31, 2013.
(4)

Vesting of options is contingent on continued employment of the individual by US Foods through the applicable vesting date. The original grant, comprised of 50% of time-based options and 50% performance-based options, is scheduled to vest in equal increments, based on conditions explained in this note. The outstanding time options will vest in equal portions on the last day of the fiscal years ending 2013 and 2014. The outstanding performance-based options will vest in equal portions on the last day of the fiscal years ending 2013 and 2014, so long as the Company, on a consolidated basis, achieves its annual or cumulative EBITDA performance targets. If neither the annual or cumulative EBITDA targets are met, the performance based options will not vest that fiscal year, but could vest in a subsequent fiscal year if the cumulative EBITDA target is met at the end of the subsequent fiscal year(s).

The 2010 and 2011 performance-based vesting was contingent upon the achievement of the following EBITDA performance targets:

	Target EBITDA Performance	Actual EBITDA Performance	Result
2010	$741.0 M	$736.2 M	The Compensation Committee exercised discretion to vest the 2010 performance options.
2011	$805.0 M	$812.1 M	The Compensation Committee vested the 2011 performance options.

(5)	Vesting of options is contingent on continued employment of the individual by US Foods through the applicable vesting date. The original grant, comprised of 50% of time-based options and 50% performance-based options, is scheduled to vest in equal increments based on conditions explained in this note. The outstanding time-based options will vest in equal portions on the last day of the fiscal years ending 2013 and 2014. If an initial public offering occurs prior to December 31, 2013, the portion of the time-based option that would be eligible to vest on the last day of each of 2013 and 2014 will become vested and exercisable upon completion of such public offering. The outstanding performance-based options will vest in equal portions on the last day of the fiscal years ending 2013 and 2014, so long as the Company, on a consolidated basis, achieves its annual or cumulative EBITDA performance targets. If neither the annual or cumulative EBITDA targets are met, the performance-based options will not vest that fiscal year, but could vest in a subsequent fiscal year if the cumulative EBITDA target is met at the end of the subsequent fiscal year(s). The 2010 and 2011 performance-based vesting was contingent upon the achievement of the EBITDA performance targets disclosed above in footnote 4.
(6)	So long as the grantee continues to be employed by US Foods through the applicable vesting date: (i) the Restricted Stock vests as to one-third of the shares on each December 31 of 2011, 2012, and 2013; and (ii) all Restricted Stock will become vested as to 100% of such shares upon the occurrence of a Change in Control that occurs prior to December 31, 2013.
(7)	So long as the grantee continues to be employed by US Foods through the applicable vesting date: (i) the Restricted Stock vests in increments of 20% of such shares on each December 31 of 2010, 2011, 2012, 2013, and 2014; and (ii) all Restricted Stock will become vested as to 100% of such shares upon the occurrence of a Change in Control that occurs prior to December 31, 2014.
(8)	So long as the grantee continues to be employed by US Foods through the applicable vesting date: (i) the Restricted Stock vests as to 20% of the shares on each December 31 of 2011, 2012, 2013, 2014, and 2015; and (ii) all Restricted Stock will become vested as to 100% of such shares upon the occurrence of a Change in Control that occurs prior to December 31, 2015.
(9)	Vesting of options is contingent on continued employment of the individual by US Foods through the applicable vesting date. The original grant, comprised of 50% of time-based options and 50% performance-based options, is scheduled to vest in equal increments based on conditions explained in this note. The outstanding time-based options will vest in equal portions on the last day of the fiscal years ending 2013, 2014, and 2015. The outstanding performance-based options will vest in equal portions on the last day of the fiscal years ending 2013, 2014, and 2015, so long as the Company, on a consolidated basis, achieves its annual or cumulative EBITDA performance targets. If neither the annual or cumulative EBITDA targets are met, the performance based options will not vest that fiscal year, but could vest in a subsequent fiscal year if the cumulative EBITDA target is met at the end of the subsequent fiscal year(s). The 2011 performance-based vesting was contingent upon the achievement of the EBITDA performance target disclosed above in footnote 4.

(10)	Mr. Esler received a special retention restricted stock grant on March 30, 2012. So long as Mr. Esler continues to be employed by US Foods or its Subsidiaries through the applicable vesting date: (i) the restricted stock vests in increments of 20% of such shares on each December 31 of 2012, 2013, 2014, 2015, and 2016; and (ii) all restricted stock will become vested as to 100% of such shares upon the occurrence of a Change in Control that occurs prior to December 31, 2016.

Option Exercises and Stock Vested

The following table provides information with respect to aggregate stock option exercises and the vesting of stock awards during 2012 for each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
John A. Lederer	—	—	110,000	$660,000
Allan D. Swanson	—	—	—	$—
Stuart S. Schuette	—	—	17,778	$106,668
Pietro Satriano	—	—	22,222	$133,332
David J. Esler	—	—	13,000	$78,000

(1)	The value realized upon vesting is calculated by multiplying the number of shares of stock that vested by $6.00, the fair market value of USF Holding common stock on December 3, 2012, as determined by the board of directors of USF Holding.

Pension Benefits

With respect to our Named Executive Officers, the defined benefit plans (as described and defined below) were frozen so that there can be no further benefit accruals.

Under the US Foods, Inc. Defined Benefits Pension Plan (frozen to Named Executive Officers as of September 15, 2004), a participant’s annual benefit is based on final average compensation and years of benefit service. For this purpose, compensation generally includes salary and bonus. The annual benefit is 1% times the final average compensation times the years of benefit service. Upon normal retirement (first day of the month following the later of age 65 or five years of vesting service), the normal form of payment in the case of a married participant is a 50% joint and survivor annuity. Participants become vested in their benefit upon completion of five years of vesting service.

Under the Alliant Foodservice, Inc. Pension Plan (the “Alliant Plan”; frozen to Named Executive Officers as of December 31, 2002), a participant’s pension benefit is based on accumulated pension credits, final average pay and a Social Security breakpoint. For this purpose, pay generally includes salary and certain bonuses. Accumulated pension credits are awarded according to age and are expressed as a percentage of a participant’s final average pay. The Social Security breakpoint is two-thirds of the applicable Social Security wage base. Upon normal retirement (first day of the month following the later of age 65 or five years of vesting service), a participant may select among the following optional forms subject to the terms of the plan: single life annuity, joint and survivor annuity, level income option and lump sum. Participants become vested in their benefit upon completion of three years of vesting service.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
John A. Lederer	—	—	$—
Allan D. Swanson	US Foods, Inc. Defined Benefit Pension Plan	0.389	$5,791
Stuart S. Schuette	US Foods, Inc. Defined Benefit Pension Plan	0.811	$9,402
Pietro Satriano	—	—	$—
David J. Esler	US Foods, Inc. Defined Benefit Pension Plan	0.444	$4,597
	Alliant Foodservice, Inc. Pension Plan	4.250	$43,733

We calculated the present value of the accumulated pension plan benefits based upon an estimated discount rate of 4.55% for the US Foods, Inc. Defined Benefit Pension Plan and 4.00% for the Alliant Foodservice, Inc. Pension Plan with a post-retirement mortality assumption based on the RP 2000 mortality table projected to 2018 using Scale AA.

Following are the estimated accrued benefits through fiscal year 2012 for the pension plan. These annual amounts would be payable at the earliest unreduced age shown.

Name	Plan Name	Earliest Unreduced Retirement Age	Expected Years of Payment	Estimated Annual Benefit
John A. Lederer	—	—	—	$—
Allan D. Swanson	US Foods, Inc. Defined Benefit Pension Plan	65	19	$797
Stuart S. Schuette	US Foods, Inc. Defined Benefit Pension Plan	65	19	$1,622
Pietro Satriano	—	—	—	$—
David J. Esler	US Foods, Inc. Defined Benefit Pension Plan	65	19	$870
	Alliant Foodservice, Inc. Pension Plan	65	Lump Sum	$8,062

The pension plans, which are intended to be tax-qualified, are funded through an irrevocable tax-exempt master trust and cover approximately 16,000 eligible employees as of the end of fiscal year 2012. In general, a participant’s accrued benefit is equal to 1% times final average compensation times years of benefit service.

Benefits provided under any pension plan are based upon compensation up to a limit, $250,000 for calendar year 2012, under the Internal Revenue Code. In addition, annual benefits provided under the pension plans may not exceed a limit, $200,000 for calendar year 2012, under the Internal Revenue Code.

Potential Payments upon Termination, Change in Control or Public Offering

Severance Agreements

Each of our Named Executive Officers has entered into a severance agreement with the company. Structured as “severance” agreements rather than “employment” agreements, these agreements outline additional compensation considerations in the event of (1) the executive’s termination by the company other than for cause and (2) termination by the executive with Good Reason. The severance agreements are designed to provide standard protections to both the executive and to US Foods and is viewed as a help to ensure continuity and an aid in retention.

The key terms of the severance agreements include:

•

General Employment Terms. The covered executive is employed “at will.” The covered executive has agreed to provide 45 days notice of termination. The severance agreements are silent regarding compensation and benefits during the term. The severance agreements allow for automatic renewal for successive one-year periods absent notice of non-renewal at least 90 days prior to end of term.

•

Severance Triggers. The severance agreement is triggered in the event of (1) the covered executive’s termination by the Company other than for Cause and (2) termination by the covered executive with Good Reason. Company notice of non-renewal of the severance agreement during the last 90 days of the term gives the covered executive the right to terminate with Good Reason.

•	Severance Benefits. If the covered executive signs a release, the covered executive will be entitled to severance benefits described below in “Voluntary Termination For Good Reason.”

•

Restrictions. For the applicable severance period (24 months for Mr. Lederer, 18 months for the other Named Executive Officers), the covered executive cannot (1) compete in the foodservice distribution industry, (2) solicit any employees of the Company, and (3) disparage the Company in any way. Additionally, the covered executive cannot use Company confidential information at any time.

•

Clawback of Severance Benefits. The covered executive’s severance benefits will be “clawed back” in the event of the covered executive’s violation of the non-compete/non-solicit or in the event of a material financial restatement attributable to the covered executive’s fraud.

We believe that reasonable severance benefits are appropriate to protect the Named Executive Officers against circumstances over which he or she does not have control and as consideration for the promises of non-disclosure, non-competition, non-solicitation and non-interference that we require in our Severance Agreements.

A Change in Control, by itself, does not trigger any severance provision applicable to our Named Executive Officers, except for the provisions related to long-term equity incentives under our 2007 Stock Incentive Plan.

Impact of a Public Offering

A “Public Offering”, defined in the management’s stockholders agreement as the sale of shares of USF Holding common stock to the public on the New York Stock Exchange or the Nasdaq National Market or other nationally recognized stock exchange or listing system pursuant to a registration statement which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form), has no automatic acceleration impact on the vesting of stock options but will accelerate vesting of certain grants of restricted stock and if the Sponsors have sold at least 35% of their aggregate investment and have achieved certain other financial milestones, certain options, to the extent not already vested, will vest.

A Public Offering does not trigger severance benefits under the Severance Agreements with our Named Executive Officers.

Payments Upon Termination Due to Death or Permanent Disability

Under our stock option award agreement, in the event of death or permanent disability, with respect to each Named Executive Officer:

•

The portion of the time-based options that would have become exercisable on the next scheduled vesting date if the Named Executive Officer had remained employed with us through that date will become vested and exercisable.

•

The portion of the performance-based options that would have become exercisable in respect of the fiscal year in which the Named Executive Officer’s employment terminates if the Named Executive Officer had remained employed with us through that date will remain outstanding through the date we determine whether the applicable performance targets are met for that fiscal year. If such performance targets are met, such portion of the performance-based options will become exercisable on such performance-vesting determination date. Otherwise, such portion will be forfeited.

•

All otherwise unvested stock options will be forfeited, and vested stock options generally may be exercised (by the employee’s survivor in the case of death) for a period of one year from the service termination date unless we purchase such vested options in total at the fair market value of the shares underlying the vested options less the aggregate exercise price of the vested options.

In the event of death, each Named Executive Officer’s beneficiary will receive payments under our basic life insurance program in an amount, up to a maximum of $1,500,000. If a Named Executive Officer chose to participate in the supplemental life/AD&D insurance program, the Named Executive Officer’s beneficiary will receive payments up to a maximum of $3,500,000.

We have included amounts that the Named Executive Officer would receive under our enhanced Long Term Disability (LTD) insurance program. The LTD benefit is increased from 60% of monthly earnings to 66 2/3% of monthly earnings.

For purposes of the Named Executive Officers’ severance agreements, “permanent disability” shall be deemed to exist if the Named Executive Officer becomes eligible to receive long-term disability benefits under any long-term disability plan or program maintained by US Foods for its employees.

Payments Upon Termination Due to Retirement

Retirement is not treated differently from any other voluntary termination without Good Reason (as defined under the relevant agreements, as discussed below under “Payments Upon Voluntary Termination”) under any of our plans or agreements for Named Executive Officers. None of the Named Executive Officers qualify for retirement as of December 29, 2012.

Payments Upon Voluntary Termination

Under the Severance Agreements with our Named Executive Officers, the payments to be made upon voluntary termination vary depending upon whether he or she resigns with or without “Good Reason” or after our failure to offer to renew, extend or replace his or her Severance Agreement under certain circumstances. “Good Reason” is deemed to exist if:

•	there is a material diminution in title and/or duties, responsibilities or authority, including a change in reporting responsibilities;

•	US Foods changes the geographic location of the Named Executive Officer’s principal place of business to a location that is at least 50 miles away from the geographic location prior to the change;

•	there is a willful failure or refusal by US Foods to perform any material obligation under the Severance Agreement; or

•

there is a reduction in the Named Executive Officer’s annual rate of base salary or annual bonus target percentage of base salary, other than a reduction which is part of a general cost reduction affecting at least 90% of the executives holding positions of comparable levels of responsibility and which does not exceed 10% of the Named Executive Officer’s annual base salary and target bonus percentage, in the aggregate, when combined with any such prior reductions.

In any case of any event described above, the Named Executive Officer will have 90 days from the date the triggering event arises to provide written notice of the grounds for a “Good Reason” termination and US Foods will have 30 days to cure the claimed event. Resignation by the Named Executive Officer following US Foods’ cure or before the expiration of the 30-day cure period constitutes a voluntary resignation and not a termination for “Good Reason.”

Voluntary Termination with Good Reason

If any Named Executive Officer resigns with “Good Reason,” all then unvested stock option grants and restricted stock grants held by that Named Executive Officer will be forfeited.

Unless we purchase any then vested stock options in total at a price equal to the fair market value of the shares underlying the vested stock options, less the aggregate exercise price, the Named Executive Officer generally may exercise vested stock options for a period of 180 days from the termination date.

In the event any Named Executive Officer resigns under the circumstances described below, such Named Executive Officer’s equity will be treated as described under “Voluntary Termination without Good Reason” below.

Additionally, if the Named Executive Officer (1) resigns with Good Reason or (2) resigns within 60 days of our failure to offer to renew, extend or replace his or her Severance Agreement before or at the end of the Severance Agreement’s term, then in each case the Named Executive Officer will receive the following benefits after termination of employment but contingent upon the execution and effectiveness of a release of certain claims against us and our affiliates in the form attached to the Severance Agreement:

•	all accrued but unpaid base salary through the date of the Named Executive Officer’s termination of active employment;

•

current year Annual Incentive Plan award pro-rated to the date of the Named Executive Officer’s termination of active employment and based on actual performance of the current year Annual Incentive Plan;

•

continuation of base salary, as in effect immediately before the termination, for 18 months (24 months in the case for Mr. Lederer) payable in accordance with our normal payroll cycle and procedures (lump sum payment in the case for Mr. Lederer);

•

fixed bonus paid in equal installments for 18 months (24 months in the case for Mr. Lederer) based on the two-year average attainment of Annual Incentive Plan performance applied to the Named Executive Officer’s current Annual Incentive Plan target and base salary amounts multiplied by 1 1/2 (multiplied by 2 in the case of Mr. Lederer);

•

continuation of medical and dental coverage through COBRA, paid for the Named Executive Officer and his or her covered dependents (with tax gross-up) for 18 months (lump sum payment equal to 24 months in the case for Mr. Lederer);

•	lump sum payment for unused vacation accrued during the calendar year of the Named Executive Officer’s termination;

•	12 months of career transition and outplacement services; and

•	tax gross-up if payments trigger excess parachute payment excise tax.

During the time period in which the Named Executive Officer is receiving benefits under the Severance Agreement, such Named Executive Officer cannot:

(1)	compete in the foodservice distribution industry—for purposes of the Severance Agreement, “competition” means becoming directly or indirectly involved with an entity located in the United States that competes directly or indirectly with US Foods;

(2)	solicit to hire any US Foods employees; and

(3)	make any statements that disparage or defame US Foods in any way.

Additionally, the Named Executive Officer must maintain the confidentiality of, and refrain from disclosing or using, our (a) trade secrets for any period of time as the information remains a trade secret under applicable law and (b) any Company confidential information at all times.

The Named Executive Officer’s severance benefits will be recovered and any unpaid benefits will be forfeited in the event of the Named Executive Officer’s violation of the non-compete/non-solicit or in the event of a material financial restatement attributable to the Named Executive Officer’s fraud.

Voluntary Termination without Good Reason

If the Named Executive Officer resigns without Good Reason, he or she will forfeit all unvested equity grants and all vested but unexercised options. The Named Executive Officer will be paid all (a) accrued but unpaid base salary and (b) accrued but unused vacation through the date of the Named Executive Officer’s termination of active employment.

Payments Upon Involuntary Termination

The payments to be made to a Named Executive Officer upon involuntary termination vary depending upon whether termination is with or without “cause.” “Cause” is deemed to exist if:

•	the Company determines in good faith and following a reasonable investigation that the Named Executive Officer has committed fraud, theft or embezzlement from the Company;

•	the Named Executive Officer pleads guilty or nolo contendre to or is convicted of any felony or other crime involving moral turpitude, fraud, theft or embezzlement;

•

the Named Executive Officer willfully fails or refuses to perform any material obligation under his or her Severance Agreement or to carry out the reasonable directives of the Named Executive Officer’s supervisor (or the Board in the case for Mr. Lederer), and the Named Executive Officer fails to cure the same within a period of 30 days after written notice of such failure is provided; or

•	the Named Executive Officer has engaged in on-the-job conduct that violates US Foods’ written Code of Ethics or company policies, and which is materially detrimental to US Foods.

The Named Executive Officer’s resignation in advance of an anticipated termination for cause shall constitute a termination for cause.

Involuntary Termination for Cause

If the Named Executive Officer is involuntarily terminated for cause, he or she will forfeit all unvested equity grants, as well as all vested but unexercised stock options.

Involuntary Termination without Cause

If the Named Executive Officer is involuntarily terminated without cause, the Named Executive Officer’s equity grants will be treated, and he or she will receive the same severance payments and benefits, as described under “Voluntary Termination with Good Reason” above.

Payments After a Change in Control

For purposes of equity treatment and treatment under our Severance Agreements, a “Change in Control” means, in one or a series of transactions,

•

the sale of all or substantially all of the assets of USF Holdings to any person, or group of persons acting in concert, other than to (x) the Sponsors or their affiliates or (y) any employee benefit plan maintained by USF Holdings or its affiliates; or

•

a sale by USF Holdings, the Sponsors or any of their respective affiliates to a person, or group of persons acting in concert, of USF Holdings common stock, or a merger, consolidation or similar transaction involving USF Holdings that results in more than 50% of the USF Holdings common stock being held by a person or group of persons acting in concert that does not include an affiliated person;

•	which results in the Sponsors and their affiliates ceasing to hold the ability to elect a majority of the members of the board of directors of USF Holdings.

A Change in Control, by itself, does not trigger any severance provision applicable to our Named Executive Officers, except for the provisions related to long-term equity incentives under our 2007 Stock Incentive Plan.

The Severance Agreements covering our Named Executive Officers are a binding obligation of US Foods and any successor of US Foods.

In the event of a Change in Control of USF Holdings, the Compensation Committee will likely have the authority to vest outstanding equity awards, and/or provide for the cancellation in exchange for cash or substitution of outstanding equity awards under the plan, regardless of whether the Named Executive Officer’s employment terminates.

Under the 2007 Stock Incentive Plan:

(1)	all time-vested options will vest and become immediately exercisable as to 100% of the shares subject to such options immediately prior to a Change in Control and

(2)	all performance-vested options will vest and become immediately exercisable as to 100% of the shares subject to such options immediately prior to a Change in Control if, as a result of the Change in Control, (x) the Sponsors achieve an Investor internal rate of return of at least 20% of their aggregate investment and (y) the Sponsors earn an investor return of at least 3.0 times the base price of their aggregate investment.

If the Named Executive Officer is involuntarily terminated without cause or resigns for Good Reason, he or she will receive the same severance payments and benefits as described above under “Voluntary Termination with Good Reason.”

If any payments or benefits in connection with a Change in Control (as defined in Section 280G of the Internal Revenue Code) would be subject to the “golden parachute” excise tax under federal income tax rules, we will pay an additional amount to the Named Executive Officer to cover the excise tax and any other excise and income taxes resulting from this payment.

Potential Payments Upon Termination or Change in Control Tables

The tables below reflect potential payments to each of our Named Executive Officers in various termination and change in control scenarios based on compensation, benefit, and equity levels in effect on, and assuming the scenario will be effective as of, December 31, 2012.

For stock valuations in the following tables, we have used $6.00 per share as the fair market value price of USF Holding common stock on December 3, 2012, as determined by the USF Holding board of directors. The tables report only amounts that are increased, accelerated or otherwise paid or owed as a result of the applicable scenario and, as a result, exclude stock options and restricted stock that had vested on the employment termination date.

The tables also exclude any amounts that are available generally to all salaried employees and do not discriminate in favor of our Named Executive Officers. The amounts shown are merely estimates. We cannot determine actual amounts to be paid until a termination or change in control scenario occurs.

John A. Lederer

President and Chief Executive Officer

	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
Executive Benefits and Payments Upon Termination	Good Reason	Retirement (1)		For Cause	Not For Cause	Change in Control
Compensation
Severance (2)	$2,300,000	—	—	—	$2,300,000	—
Annual Incentive (3)	$1,962,188	—	—	—	$1,962,188	—
Long-term Incentives
Stock Options (Unvested and Accelerated or Continued Vesting) (4)	—	—	—	—	—	$2,333,346
Restricted Stock and Restricted Stock Units (Unvested and Accelerated or Continued Vesting) (5)	—	—	—	—	—	$680,004
Benefits and Perquisites
Life Insurance Payment (6)	—	—	—	—	—	—
LTD Insurance Payment (7)	—	—	—	—	—	—
Health and Welfare Benefits Continuation (8)	$15,630	—	—	—	$15,630	—
Excise Tax Gross Up	—	—	—	—	—	$2,364,691

TOTAL	$4,277,818	$—	$—	$—	$4,277,818	$5,378,041

Allan D. Swanson

Chief Financial Officer

	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
Executive Benefits and Payments Upon Termination	Good Reason	Retirement (1)		For Cause	Not For Cause	Change in Control
Compensation
Severance (9)	$765,000	—	—	—	$765,000	—
Annual Incentive (10)	$500,855	—	—	—	$500,855	—
Long-term Incentives
Stock Options (Unvested and Accelerated or Continued Vesting) (4)	—	—	—	—	—	$266,670
Restricted Stock and Restricted Stock Units (Unvested and Accelerated or Continued Vesting) (5)	—	—	—	—	—	—
Benefits and Perquisites
Life Insurance Payment (6)	—	—	—	—	—	—
LTD Insurance Payment (11)	—	—	$1,296,000	—	—	—
Health and Welfare Benefits Continuation (8)	$28,144	—	—	—	$28,144	—
Excise Tax Group Up	—	—	—	—	—	—

TOTAL	$1,293,999	$—	$1,296,000	$—	$1,293,999	$266,670

Stuart S. Schuette

Chief Operating Officer

	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
Executive Benefits and Payments Upon Termination	Good Reason	Retirement (1)		For Cause	Not For Cause	Change in Control
Compensation
Severance (9)	$877,500	—	—	—	$877,500	—
Annual Incentive (10)	$574,510	—	—	—	$574,510	—
Long-term Incentives
Stock Options (Unvested and Accelerated or Continued Vesting) (4)	—	—	—	—	—	$100,676
Restricted Stock and Restricted Stock Units (Unvested and Accelerated or Continued Vesting) (5)	—	—	—	—	—	$213,336
Benefits and Perquisites
Life Insurance Payment (6)	—	—	—	—	—	—
LTD Insurance Payment (11)	—	—	$1,800,000	—	—	—
Health and Welfare Benefits Continuation (8)	$28,864	—	—	—	$28,864	—
Excise Tax Group Up	—	—	—	—	—	—

TOTAL	$1,480,875	$—	$1,800,000	$—	$1,480,875	$314,012

Pietro Satriano

Chief Merchandising Officer

	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
Executive Benefits and Payments Upon Termination	Good Reason	Retirement (1)		For Cause	Not For Cause	Change in Control
Compensation
Severance (9)	$720,000	—	—	—	$720,000	—
Annual Incentive (10)	$417,690	—	—	—	$417,690	—
Long-term Incentives
Stock Options (Unvested and Accelerated or Continued Vesting) (4)	—	—	—	—	—	$408,000
Restricted Stock and Restricted Stock Units (Unvested and Accelerated or Continued Vesting) (5)	—	—	—	—	—	$400,002
Benefits and Perquisites
Life Insurance Payment (6)	—	—	—	—	—	—
LTD Insurance Payment (11)	—	—	$1,640,000	—	—	—
Health and Welfare Benefits Continuation (8)	$36,697	—	—	—	$36,697	—
Excise Tax Gross Up	—	—	—	—	—	—

TOTAL	$1,174,387	$—	$1,640,000	$—	$1,174,387	$808,002

David J. Esler

Chief Human Resources Officer

	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
Executive Benefits and Payments Upon Termination	Good Reason	Retirement (1)		For Cause	Not For Cause	Change in Control
Compensation
Severance (9)	$577,500	—	—	—	$577,500	—
Annual Incentive (10)	$378,096	—	—	—	$378,096	—
Long-term Incentives
Stock Options (Unvested and Accelerated or Continued Vesting) (4)	—	—	—	—	—	$44,340
Restricted Stock and Restricted Stock Units (Unvested and Accelerated or Continued Vesting) (5)	—	—	—	—	—	$204,000
Benefits and Perquisites
Life Insurance Payment (6)	—	—	—	—	—	—
LTD Insurance Payment (11)	—	—	$2,000,000	—	—	—
Health and Welfare Benefits Continuation (8)	$27,968	—	—	—	$27,968	—
Excise Tax Gross Up	—	—	—	—	—	—

TOTAL	$983,565	$—	$2,000,000	$—	$983,565	$248,340

(1)	None of the Named Executive Officers are eligible for retirement as of December 31, 2012.
(2)	Assuming that Mr. Lederer executes (and does not later revoke) a release agreement, the amount of severance payment for Mr. Lederer is equal to 24 months of his annual base salary and will be paid in equal installments over the period of 24 months. In the event Mr. Lederer’s termination of employment falls within 24 months following a Change in Control, the severance amount will be paid in a lump sum on the sixtieth day after the date of termination assuming Mr. Lederer executes (and does not later revoke) a release agreement. This amount does not include the value of any outplacement benefit.
(3)	This amount is in addition to the 2012 Annual Incentive Plan award. Subject to execution (without revocation) of the release agreement, this amount will equal the product of: (A) the executive’s average target achievement, which is calculated as the sum of the executive’s target bonus percentage actually earned by the executive pursuant to the annual incentive program for each of the two most recently completed calendar years for which annual cash bonus earnings have been finally determined under such program as of the date of termination divided by two; (B) the executive’s current target bonus percentage, multiplied by (C) the executive’s current annual base salary, multiplied by (D) two. Such amount will be paid in equal installments over a period of 24 months. In the event Mr. Lederer’s termination of employment falls within twenty four months following a Change in Control, this amount will be paid in a lump sum on the on the sixtieth day after the date of termination assuming Mr. Lederer executes (and does not later revoke) a release agreement.
(4)	The amounts shown include the difference between the exercise prices of the unvested options that would accelerate due to a Change in Control and the fair market value of USF Holding common stock on December 3, 2012, as determined by the USF Holding board of directors, multiplied by the number of such options outstanding. This value is calculated based on the assumption that the Sponsors achieve certain liquidity requirements on the entire aggregate investment, thus the outstanding performance-based options vest.

(5)	These amounts reflect the outstanding restricted stock units that would vest upon a change in control multiplied by the fair market value of the USF Holding common stock on December 3, 2012, as determined by the USF Holding board of directors.
(6)	No Named Executive Officer has basic and supplemental life insurance coverage (company provided or purchased) beyond the $1,500,000 maximum benefit amount for employees (excluding executive officers or region presidents).
(7)	Mr. Lederer has not elected long term disability insurance coverage provided by US Foods.
(8)	Assuming the Named Executive Officer elects to enroll in COBRA for medical and dental coverage, this amount includes the estimated grossed up lump sum payment to be paid to the Named Executive Officer under the severance agreement to cover the COBRA premiums for 24 months for Mr. Lederer and 18 months for the other Named Executive Officers, who currently have US Foods medical and/or dental insurance. These amounts assume that the Named Executive Officers do not have unused vacation.
(9)	Assuming the Named Executive Officer executes (and does not later revoke) a release agreement, the amount of severance is equal to 18 months of the respective annual base salary and shall be paid in equal installments over the period of 18 months. This amount does not include the value of outplacement benefits.
(10)	This amount is in addition to the 2012 Annual Incentive Plan award. Subject to execution (without revocation) of the release agreement, this amount will equal the product of: (A) the executive’s average target achievement, which is calculated as the sum of the executive’s target bonus percentage actually earned by the executive pursuant to the annual incentive program for each of the two most recently completed calendar years for which annual cash bonus earnings have been finally determined under such program as of the date of termination divided by two; (B) the executive’s current target bonus percentage, multiplied by (C) the executive’s current annual base salary, multiplied by (D) one and one- half. Such amount will be paid in equal installments over a period of 18 months.
(11)	Each Named Executive Officer who has elected long term disability insurance coverage would exceed the monthly maximum benefit amount of $20,000 under the executive long term disability plan. Thus, this amount is reflective of the difference between the maximum benefit amounts of the long term disability plan and the executive long term disability plan ($8,000) multiplied by the number of months until retirement age under the Social Security Act, where retirement depends on the year of birth.

Executive Compensation Recoupment Policy

While no official policy exists, in the event of a restatement of our financial results, other than a restatement due to a change in accounting policy, the Compensation Committee intends to review all incentive payments made to Annual Incentive Plan participants, including our Named Executive Officers, within the 36 month period prior to the restatement on the basis of having met or exceeded specific performance targets in Annual Incentive Plan awards or equity incentive grants.

If such incentive payments would have been lower had they been calculated based on the restated results, the Compensation Committee intends, to the extent permitted by applicable law, to seek to recoup any such excess payments for the benefit of US Foods. The Compensation Committee anticipates that future Annual Incentive Plan awards and equity incentive grants will contain a contractual provision binding the grantee to this recovery right.

The Compensation Committee has the sole discretion, subject to applicable law, to determine the form and timing of the recoupment, which may include repayment from the Annual Incentive Plan participant and/or equity incentive grant participant or an adjustment to the payout of a future incentive award.

Tax Impact on Compensation

Income Deduction Limitations (Section 162(m) of the Internal Revenue Code)

Section 162(m) of the Internal Revenue Code, which applies to any publicly-held corporation, generally sets a limit of $1 million on the amount of non-performance-based compensation that companies may deduct for federal income tax purposes in any given year with respect to the compensation of each of the Named Executive Officers other than the Chief Financial Officer. Because neither we nor our parent has publicly held equity, we are not subject to Section 162(m). Going forward, we will continue to consider the impact of Section 162(m).

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code deals specifically with the taxation of non-qualified deferred compensation arrangements. We have designed all of our executive benefit plans, including our Severance Agreements and the 2007 Stock Incentive Plan, such that they are exempt from, or otherwise comply with, the requirements of Section 409A of the Internal Revenue Code.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of June 30, 2013 with respect to the ownership of the common stock of USF Holding Corp. by:

•	Each person known to own beneficially more than 5% of the common stock of USF Holding Corp.;

•	Each of the directors of USF Holding Corp.;

•	Each of our Named Executive Officers; and

•	All of our executive officers and directors of USF Holding Corp. as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. As of June 30, 2013, 457,849,061 shares of common stock outstanding of USF Holding Corp. were outstanding.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed below is c/o US Foods, Inc., 9399 W. Higgins Road, Suite 500, Rosemont, IL 60018.

Name and Address of Beneficial Holder (1)	Number	Percent
Investment Funds Associated With or Managed By Clayton, Dubilier & Rice, LLC (2) (3)	225,000,000	49.14%
Clayton, Dubilier & Rice Fund VII, L.P.	120,000,000	26.21%
Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P.	35,000,000	7.64%
CD&R Parallel Fund VII, L.P.	854,416	*
CDR USF Co-Investor, L.P.	49,145,584	10.73%
CDR USF Co-Investor No. 2, L.P.	20,000,000	4.37%
Investment Funds Associated With Kohlberg Kravis Roberts & Co., L.P. (3) (4)	225,000,000	49.14%
KKR 2006 Fund L.P.	199,530,000	43.58%
KKR PEI Investments, L.P.	20,000,000	4.37%
KKR Partners III, L.P.	3,670,000	*
OPERF Co-Investment LLC	1,800,000	*
Directors and Named Executive Officers
Edward M. Liddy (5)	—	—
Richard J. Schnall (5)	—	—
Nathan K. Sleeper (5)	—	—
Michael Calbert (6)	—	—
Nathaniel H. Taylor (6)	—	—
John A. Lederer (7)(8)	3,531,404	*
Allan D. Swanson (8)	1,695,169	*
Stuart S. Schuette (8)	651,393	*
Pietro Satriano (8)	570,503	*
David J. Esler (8)	417,836	*
Mark Scharbo (8)	150,001	*
All directors and executive officers as a group (14 people)	8,564,150	1.87%
*	less than 1%

(1)	This table represents shares of common stock of USF Holding Corp., our direct parent, which owns all of the outstanding shares of US Foods, Inc. As set forth in this table, investment funds associated with or managed by the Sponsors currently beneficially own, in the aggregate, a majority of the outstanding shares of USF Holding Corp. common stock.

(2)	Represents shares held by the following investment funds associated with or managed by Clayton, Dubilier & Rice, LLC (“CD&R”): (i) 120,000,000 shares of common stock held by Clayton, Dubilier & Rice Fund VII, L.P., whose general partner is CD&R Associates VII, Ltd., whose sole stockholder is CD&R Associates VII, L.P., whose general partner is CD&R Investment Associates VII, Ltd.; (ii) 35,000,000 shares of common stock held by Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., whose general partner is CD&R Associates VII (Co-Investment), Ltd., whose sole stockholder is CD&R Associates VII, L.P.; (iii) 854,416 shares of common stock held by CD&R Parallel Fund VII, L.P., whose general partner is CD&R Parallel Fund Associates VII, Ltd.; (iv) 49,145,584 shares of common stock held by CDR USF Co-Investor, L.P. whose general partner is CDR USF Co-Investor GP Limited, whose sole stockholder is Clayton, Dubilier & Rice Fund VII, L.P., and (v) 20,000,000 shares of common stock held by CDR USF Co-Investor No. 2, L.P. whose general partner is CDR USF Co-Investor GP No. 2, Limited, whose sole stockholder is CD&R Associates VII, L.P. (collectively, the “CD&R Funds”).

CD&R Investment Associates VII, Ltd. and CD&R Parallel Fund Associates VII, Ltd. are each managed by a two person board of directors. Donald J. Gogel and Kevin J. Conway as the directors of CD&R Investment Associates VII, Ltd. and CD&R Parallel Fund Associates VII, Ltd., may be deemed to share beneficial ownership of the shares shown as beneficially owned by the funds associated with CD&R. Such persons disclaim such beneficial ownership. Investment and voting decisions with respect to shares held by each of the CD&R Funds are made by an investment committee of limited partners of CD&R Associates VII, L.P., currently consisting of more than ten individuals (the “Investment Committee”). All members of the Investment Committee disclaim beneficial ownership of the shares shown as beneficially owned by the investment funds managed by CD&R.

The address for each of Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P., Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., CD&R Associates VII, Ltd., CD&R Associates VII, L.P., CD&R Parallel Fund Associates VII, Ltd., CD&R Associates VII (Co-Investment), Ltd. and CD&R Investment Associates VII, Ltd. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The address for CD&R is 375 Park Avenue, 18th Floor, New York, NY 10152.

(3)	USF Holdings Corp. and US Foods, Inc. are a party to the Stockholders’ Agreement, among each of them, and the Sponsors. Among other things, USF Holdings Corp. and each stockholder that is a party to the Stockholders’ Agreement is required to take all necessary action to cause the Board nominees that the Sponsors have chosen to be elected, which actions include recommending the nominees of the Sponsors to our Board for inclusion in the slate of nominees recommended by the Board to stockholders for election. (See “Certain Relationships and Related Party Transactions—Stockholders’ Agreement”).

(4)	Represents shares held by the following investment funds associated with Kohlberg Kravis Roberts & Co., L.P.: (i) 199,530,000 shares of common stock held by KKR 2006 Fund L.P., (ii) 20,000,000 shares of common stock held by KKR PEI Investments, L.P.; (iii) 3,670,000 shares of common stock held by KKR Partners III, L.P.; and (iv) 1,800,000 shares of common stock held by OPERF Co-Investment LLC (collectively, the “KKR Funds”). The sole general partner of the KKR 2006 Fund L.P. is KKR Associates 2006 L.P., and the sole general partner of KKR Associates 2006 L.P. is KKR 2006 GP LLC. The designated member of KKR 2006 GP LLC is KKR Fund Holdings L.P. The sole general partner of KKR PEI Investments, L.P. is KKR PEI Associates, L.P., and the sole general partner of KKR PEI Associates, L.P. is KKR PEI GP Limited. The sole shareholder of KKR PEI GP Limited is KKR Fund Holdings L.P. Messrs. Henry Kravis and George Roberts have also been designated as managers of KKR 2006 GP LLC by KKR Fund Holdings L.P. KKR III GP LLC is the sole general partner of KKR Partners III, L.P. The managers of KKR III GP LLC are Messrs. Kravis and Roberts. The manager of OPERF Co-Investment LLC is KKR Associates 2006 L.P. The general partners of KKR Fund Holdings L.P. are KKR Fund Holdings GP Limited and KKR Group Holdings L.P. The sole shareholder of KKR Fund Holdings GP Limited is KKR Group Holdings L.P. The sole general partner of KKR Group Holdings L.P. is KKR Group Limited. The sole shareholder of KKR Group Limited is KKR & Co. L.P. The sole general partner of KKR & Co. L.P. is KKR Management LLC. The designated members of KKR Management LLC are Messrs. Kravis and Roberts.

Each of the KKR entities and Messrs. Kravis and Roberts may be deemed to share voting and investment power with respect to the shares beneficially owned by the KKR Funds, but each has disclaimed beneficial ownership of such shares, except to the extent directly held.

The address for all entities noted above and for Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(5)	Does not include 225,000,000 shares of common stock held by investment funds associated with or managed by CD&R. Messrs. Liddy, Schnall, and Sleeper are directors of USF Holdings Corp. and executives of CD&R. They disclaim beneficial ownership of the shares held by investment funds associated with or managed by CD&R.

(6)	Does not include 225,000,000 shares of common stock held by investment funds associated with Kohlberg Kravis Roberts & Co., L.P. Messrs. Calbert and Taylor are directors of USF Holdings Corp. and executives of KKR. They disclaim beneficial ownership of the shares held by investment funds associated with KKR.

(7)	Does not include 450,000,000 shares of common stock held by investment funds associated with or managed by the Sponsors. Mr. Lederer is a director of USF Holdings Corp. and is a Sponsor Nominee designated jointly by the Sponsors. Mr. Lederer disclaims beneficial ownership of the shares held by investment funds associated with or managed by the Sponsors.

(8)	Includes restricted stock, shares that were purchased pursuant to USF Holding Corp.’s employee stock purchase plan, and vested options exercisable within 60 days. Does not include unvested restricted stock units or unvested options. No unvested restricted stock units or unvested options are scheduled to vest within 60 days.

SELLING NOTEHOLDERS

The Notes to which this prospectus relates are being registered for sale by the selling noteholders named below. The Notes were originally issued in transactions exempt from registration in reliance upon Section 4(2) of the Securities Act. We have registered the Notes to permit the selling noteholders and certain of their transferees after the date of this prospectus to sell the Notes when they deem appropriate. We refer to all of these possible sellers as the “selling noteholders” in this prospectus. The selling noteholders may sell all, a portion or none of their Notes at any time.

The following table sets forth information with respect to the selling noteholders and the principal amount of Notes beneficially owned by each selling noteholder that may be offered under this prospectus. This information is based on information provided by, or on behalf of, each selling noteholder. The percentage of Notes beneficially owned before the offering is based on $1,350,000,000 aggregate principal amount of Notes outstanding as of the date of this prospectus. The information regarding the principal amount of Notes owned after the offering assumes the sale of all Notes offered by each selling noteholder. In addition, a selling noteholder may have sold, transferred or otherwise disposed of all or a portion of that holder’s Notes since the date on which they provided information for this table.

Only the selling noteholders identified below who beneficially own the Notes set forth opposite the selling noteholder’s name in the table below on the effective date of the registration statement of which this prospectus forms a part may sell those notes under the registration statement. Prior to any use of this prospectus in connection with an offering of Notes by any noteholder not identified below, this prospectus will be supplemented to set forth the name and aggregate principal amount of Notes beneficially owned by the selling noteholder intending to sell such Notes, and the aggregate principal amount of notes to be offered.

None of the selling noteholders is a registered broker-dealer. The selling noteholders are affiliates of KKR Capital Markets LLC, a registered broker-dealer affiliated with KKR. The selling noteholders have informed us that (1) each selling noteholder purchased in the ordinary course of business, and (2) at the time of purchase of the securities, the seller had no agreements or understandings, directly or indirectly, with any person, to distribute the securities.

	Principal Amount of Notes Beneficially Owned Prior to the Offering (1)		Maximum Principal Amount of Notes that May be Sold Hereunder	Principal Amount of Notes Beneficially Owned After the Offering (1)
Name of Selling Noteholder	Notes	%		Notes	%
Investment Funds Associated With Kohlberg Kravis Roberts & Co., L.P. (2)	$26,183,000	1.94%	$26,183,000	—	—
KKR Debt Investors II (2006)(Ireland) L.P.	$24,459,000	1.81%	$24,459,000	—	—
KKR-PBPR Capital Partners L.P.	$1,093,000	*	$1,093,000	—	—
KKR Corporate Credit Partners L.P.	$631,000	*	$631,000	—	—
*	less than 1%
(1)	The beneficial ownership of the Notes by the selling noteholders set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any Notes as to which the selling noteholder has sole or shared voting power or investment power and also any Notes that the selling noteholder has the right to acquire within 60 days.
(2)	These funds are managed by KKR Asset Management LLC ( “KAM”) or a wholly-owned subsidiary of KAM, which is wholly-owned by Kohlberg Kravis Roberts & Co. L.P. The sole general partner of KKR Debt Investors II (2006) (Ireland) L.P. is KKR Debt Investors 2006 (Cayman) Corp. The sole general partner of KKR-PBPR Capital Partners L.P. is KKR Associates CS V L.P. The sole general partner of KKR Corporate Credit Partners L.P. is KKR FI Advisors Cayman Ltd.

The address for all entities noted above is c/o KKR Asset Management LLC, 555 California Street, 50th Floor, San Francisco, CA 94104.

For information about transactions between US Foods, on the one hand, and the selling noteholders and their affiliates, on the other hand, see “Certain Relationships and Related Party Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreements with Sponsor Investors

Following the 2007 Transactions, investment funds affiliated with or managed by each of the Sponsors own approximately one-half of all of the outstanding capital stock of our ultimate parent company, USF Holding Corp. Certain members of management also own common stock of USF Holding Corp. USF Holding Corp. entered into a stockholders agreement with its stockholders simultaneous with the closing of the 2007 Transactions. This stockholders agreement contains agreements that entitle investment funds affiliated with both of the Sponsors to elect (or cause to be elected) all of USF Holding Corp.’s directors. The directors include three designees of investment funds affiliated with CD&R (one of whom shall serve as the chairman), and three designees of investment funds affiliated with KKR (one of whom shall serve as chairman of the executive committee and one of whom shall serve as chairman of the compensation committee), subject to adjustment if the ownership percentage of shares of USF Holding Corp. owned by investment funds affiliated with or managed by the applicable Sponsor decrease by more than a specified amount of their shareholdings in USF Holding Corp. The stockholders agreement also grants to investment funds affiliated with the Sponsors special governance rights, including rights of approval over certain corporate and other transactions and certain rights regarding the appointment and removal of our chief executive officer, for so long as they and other investment funds affiliated with or managed by the applicable Sponsor maintain certain specified minimum levels of shareholdings in USF Holding Corp.

This stockholders agreement gives investment funds affiliated with the Sponsors’ preemptive rights with respect to certain issuances of equity securities of USF Holding Corp. and its subsidiaries, including us, subject to certain exceptions, and contains restrictions on the transfer of shares of USF Holding Corp., as well as tag-along rights, drag-along rights and rights of first offer.

Consulting Agreements and Indemnification Agreements

Upon completion of the 2007 Transactions, USF Holding Corp. and we entered into a consulting agreement with both of the Sponsors (or one of their affiliates), pursuant to which such Sponsor or its affiliate provides USF Holding Corp., us and our subsidiaries with financial advisory and management consulting services. We pay a combined monthly management fee of $0.8 million to the Sponsors (or their affiliates) for such services, plus expenses, unless the Sponsors unanimously agree to a higher amount, and may pay to them a fee for certain types of transactions that USF Holding Corp. or we complete. For the fiscal years ended December 29, 2012, December 31, 2011, and January 1, 2011, we paid $10 million, $10 million, and $11 million in management fees and related expenses, respectively. We have also entered into indemnification agreements with USF Holding Corp., the Sponsors and USF Holding Corp. stockholders affiliated with the Sponsors, pursuant to which USF Holding Corp. and we indemnify the Sponsors, the USF Holding Corp. stockholders affiliated with the Sponsors and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons, against certain liabilities arising out of performance of the consulting agreement and certain other claims and liabilities.

USF Holding Corp. and the Company have in the past received financial and management services from an affiliate of one of the Sponsors. No such services were received by us in 2012 or 2011, and no payments for such services were made in 2012 or 2011. For the fiscal year ended January 1, 2011, we paid the affiliate $1 million in fees.

Management Stockholders Agreements

In connection with the purchase of stock of USF Holding Corp., certain of our executive officers entered into agreements with USF Holding Corp. and the Sponsors, including management stockholder’s agreements, sale and participation agreements, and subscription agreements, pursuant to which our executives purchased common stock (and were granted additional options to acquire common stock) of USF Holding Corp. These agreements contain, among other things, restrictions on the transfer of shares of USF Holding Corp., as well as tag-along rights, drag-along rights and rights of first offer. On May 28, 2013, the Board of Directors of USF Holding, parent of US Foods, adopted an amended form of management stockholder’s agreement. See the section of this prospectus entitled “Executive Compensation—Amendments to 2007 Stock Incentive Plan and Related Agreements.”

Certain Payments in Connection with Refinancings

In connection with our May 2011 refinancing, we paid affiliates of KKR approximately $1.1 million in transaction fees. In connection with the First 2007 Term Facility Amendment, affiliates of KKR received approximately $1.3 million in transaction fees, and affiliates of KKR received approximately $0.7 million in transaction fees in connection with the Second 2007 Term Facility Amendment.

Affiliates of KKR received approximately $3.2 million in underwriting discounts and fees in connection with the initial private placements of our Senior Notes.

In connection with the June 2013 Refinancing, we paid affiliates of KKR approximately $0.4 million in transaction fees.

Financing Arrangements

Entities affiliated with our Sponsors are lenders on some of our debt facilities. As of December 31, 2011, entities affiliated with our Sponsors held approximately $16 million of our Senior Notes, $521 million of our Senior Subordinated Notes, $326 million of our 2007 Term Loan and $33 million of our 2011 Term Loan. As of December 29, 2012, entities affiliated with one of our Sponsors held approximately $20 million of our Senior Notes, $355 million of our Senior Subordinated Notes, $329 million of our extended 2007 Term Loan, and $32 million of our 2011 Term Loan. As of March 30, 2013, entities affiliated KKR, with one of our sponsors, held approximately $26 million of our Senior Notes, $320 million of our extended 2007 Term Loan, and $32 million of our 2011 Term Loan. After giving effect to the June 2013 Refinancing, entities affiliated with KKR held approximately $290 million of the Amended 2011 Term Loan. Entities affiliated with KKR are also lenders on the Senior ABL Facility and as of March 30, 2013 and December 29, 2012 there were $145 million and $170 million of outstanding borrowings under this facility, respectively. We used a portion of the proceeds from the issuance of Senior Notes in December 2012 and the issuance of Senior Notes in January 2013 and cash on hand to repurchase $166 million and $355 million, respectively, in aggregate principal amount of Senior Subordinated Notes, which were owned by an affiliate of CD&R, at a price equal to 105.625% of the principal amount of such Senior Subordinated Notes, plus accrued and unpaid interest to the purchase date. See “Description of Certain Indebtedness” for more detailed descriptions of these facilities and the repurchase of Senior Subordinated Notes.

Policy and Procedures For Reviewing Related Party Transactions

We have not formally adopted a written policy and procedure governing the review, approval or ratification of related party transactions.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The principal terms of our outstanding indebtedness are summarized below.

Senior Notes

On May 11, 2011, US Foods issued $400 million aggregate principal amount of 8.5% Senior Notes, due 2019. On December 6, 2012 and December 27, 2012, US Foods issued $400 million and $175 million, respectively, respectively, in aggregate principal amount of Senior Notes at 101.5% of the face value of such Senior Notes. On January 16, 2013, US Foods issued $375 million in aggregate principal amount of Senior Notes at 103.5% of the face value of such Senior Notes. All Senior Notes were issued pursuant to the original Indenture or supplemental indentures thereto. All the Senior Notes are treated as a single series for all purposes under the Indenture. See “Description of the Notes.”

As of March 30, 2013, $1,350 million in aggregate principal of Senior Notes were outstanding. The Senior Notes will mature on June 30, 2019.

Interest

Interest on the Senior Notes is paid semi-annually, on June 30 and December 31 of each year.

Guarantees and Ranking

The Senior Notes are guaranteed by each of our domestic subsidiaries that guarantees our obligations under the Senior Credit Facilities. The Senior Notes are pari passu in right of payment with all our existing and future senior indebtedness.

Optional Redemption

The Senior Notes are redeemable, at our option, in whole or in part, at any time and from time to time on and after June 30, 2014 and prior to maturity at the applicable redemption price set forth below. Any such redemption may, in our discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a change of control. The Senior Notes are redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date, if redeemed during the 12-month period commencing on June 30 of the years set forth below:

Redemption Period	Price
2014	106.375%
2015	104.250%
2016	102.125%
2017 and thereafter	100.000%

Change of Control

Upon the occurrence of a change of control (as defined in the Indenture, which governs the Senior Notes), each holder of Senior Notes has the right to require us to repurchase some or all of such holder’s Senior Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

Covenants; Events of Default

The indenture governing the Senior Notes contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to incur more debt, pay dividends, redeem stock or make other distributions, make investments, create liens, transfer or sell assets, merge or consolidate, enter into certain transactions with the Company’s affiliates, enter into agreements restricting distributions from restricted subsidiaries, and incur subordinated indebtedness that does not rank equally or junior in right of payment to the Senior Notes. The Indenture, which governs the Senior Notes, also provides for customary events of default.

Senior Subordinated Notes

On July 3, 2008, the Company issued $550 million in aggregate principal amount of 11.25%/12% Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes”). The Senior Subordinated Notes were issued under an indenture among the Company, certain subsidiaries of the Company party thereto as subsidiary guarantors and Wells Fargo Bank, National Association, as trustee.

As of December 29, 2012, $355 million of Senior Subordinated Notes were outstanding, all of which were held by an affiliate of CD&R. We used net proceeds from the issuance of Senior Notes on January 16, 2013 and cash on hand to repurchase the $355 million in outstanding aggregate principal amount of Senior Subordinated Notes, which were owned by an affiliate of CD&R, at a price equal to 105.625% of the principal amount of such Senior Subordinated Notes, plus accrued and unpaid interest to the purchase date. As of March 30, 2013, there were no Senior Subordinated Notes outstanding.

Senior Credit Facilities

Amended 2011 Term Facility

The Amended 2011 Term Facility consists of a term loan facility in an aggregate principal amount of up to $2,100 million. As of March 30, 2013, after giving effect to the June 2013 Refinancing, $2,100 million was outstanding under the Amended 2011 Term Facility.

Maturity; Prepayments

The Amended 2011 Term Facility will mature on March 31, 2019. The term loan amortizes in nominal quarterly installments (not exceeding one percent of the aggregate principal amount thereof per annum) until the maturity date.

Subject to certain exceptions, the Amended 2011 Term Facility is subject to mandatory prepayment and reduction in an amount equal to:

•	the net cash proceeds of certain specified asset sales by us; and

•	50% of annual excess cash flow (as defined in the Amended 2011 Term Facility) for any fiscal year unless a certain secured leverage ratio target is met.

Guarantees; Security

The obligations of the borrower under the Amended 2011 Term Facility are guaranteed by each of our direct and indirect 100% owned domestic subsidiaries (other than certain special purpose subsidiaries, certain subsidiaries of foreign subsidiaries, certain immaterial subsidiaries, certain unrestricted subsidiaries, certain subsidiaries subject to regulation as an insurance company (or a subsidiary thereof), certain dormant subsidiaries and certain other exceptions). In addition, the Amended 2011 Term Facility and the guarantees thereunder are secured by security interests in (i) all of the capital stock of all direct domestic subsidiaries owned by the Company and the guarantors, (ii) 65% of the capital stock of each direct foreign subsidiary owned by the Company or any guarantor, and (iii) substantially all other tangible and intangible assets of the Company and the guarantors, subject in each case to certain exceptions, including in respect of the collateral securing the asset-backed securities financing, the collateral securing the collateralized mortgage-backed financing, and certain accounts receivable securing the Senior ABL Facility discussed below under “—2012 ABS Facility—Security,” “—CMBS Fixed Rate Loan—Guarantees; Security,” and “—Senior ABL Facility,” respectively. In addition, the liens securing the 2011 Term Facility (i) are pari passu with the liens securing the 2007 Term Facility, (ii) are pari passu with the liens securing the Revolving Credit Facility, (iii) have priority over the liens securing the Senior ABL Facility with respect to all collateral of the type described in the second sentence of this paragraph (other than the ABL Primary Collateral), and (iv) are second in priority (as between the 2011 Term Facility and the Senior ABL Facility) with respect to the ABL Primary Collateral.

Interest; Fees

At the Company’s election, the interest rates per annum applicable to the loans under the Amended 2011 Term Facility are based on a fluctuating rate of interest measured by reference to either (1) an adjusted London inter-bank offered rate, or “LIBOR,” plus a borrowing margin or (2) an alternate base rate plus a borrowing margin.

The borrower pays customary fees in respect of the Amended 2011 Term Facility.

Covenants

The Amended 2011 Term Facility contains a number of covenants that, among other things, limit or restrict the ability of the borrower and the guarantors to dispose of assets, incur or guarantee additional indebtedness, prepay certain other indebtedness upon the occurrence of a change of control, make dividends and other restricted payments (including prepayments of certain other indebtedness, and investments), incur or maintain liens, modify certain terms of certain debt instruments, engage in mergers, or engage in certain transactions with affiliates.

Events of Default

The Amended 2011 Term Facility contains a number of events of default including non-payment of principal, interest or fees, violation of covenants, material inaccuracy of representations or warranties, cross payment default and cross acceleration to certain other material indebtedness, certain bankruptcy events, certain ERISA events, material invalidity of guarantees or security interest, material judgments and change of control.

Senior ABL Facility

The Senior ABL Facility provides (subject to availability under a borrowing base) for aggregate maximum borrowings of $1,100 million under an asset-based senior secured revolving loan facility providing for loans denominated in U.S. Dollars. $800 million of the revolving loan facility is available for the issuance of letters of credit. As of March 30, 2013, $145 million was outstanding under this facility, and we had approximately $300 million in letters of credit issued and outstanding thereunder.

Maturity; Amortization and Prepayments

The Senior ABL Facility will mature on May 11, 2016.

Subject to certain exceptions, the Senior ABL Facility is subject to mandatory prepayment in amounts equal to the amount by which certain outstanding extensions of credit exceed the lesser of the borrowing base and the commitments then in effect.

Guarantees; Security

The obligations of each of the borrowers under the Senior ABL Facility are guaranteed by each of our direct and indirect 100% owned domestic subsidiaries (other than certain special purpose subsidiaries, certain subsidiaries of foreign subsidiaries, certain immaterial subsidiaries, certain unrestricted subsidiaries, certain subsidiaries subject to regulation as an insurance company (or a subsidiary thereof), certain dormant subsidiaries, and certain other exceptions). The Senior ABL Facility and the guarantees thereunder are secured by security interests in (i) all of the capital stock of all direct domestic subsidiaries owned by the Company and domestic borrower and guarantor, (ii) 65% of the capital stock of each direct foreign subsidiary owned by the Company and each borrower or guarantor, and (iii) substantially all other tangible and intangible assets of the Company, the borrowers and the guarantors, subject in each case to certain exceptions, including in respect of the collateral securing the asset-backed securities, the collateral securing the collateralized mortgage-backed financing, and certain accounts receivable securing the Senior ABL Facility discussed below under “—2012 ABS Facility—Security,” “—CMBS Fixed Rate Loan—Guarantees; Security,” and “—Senior ABL Facility,” respectively. In addition, the liens securing the Senior ABL Facility (i) have priority over the liens securing the 2007 Term Facility and the Revolving Credit Facility with respect to the ABL Primary Collateral and (ii) are second in priority (as between the 2007 Term Facility and the Revolving Credit Facility, on the one hand, and the Senior ABL Facility) with respect to all other collateral of the type described in the second sentence of this paragraph.

Interest; Fees

At any borrower’s election, the interest rates per annum applicable to the loans under the Senior ABL Facility are based on a fluctuating rate of interest measured by reference to either (1) adjusted LIBOR, plus a borrowing margin or (2) an alternate base rate plus a borrowing margin.

Each borrower pays (1) fees on the unused commitments of the lenders under the Senior ABL Facility, (2) a letter of credit fee on the outstanding stated amount of letters of credit plus facing fees for the letter of credit issuing banks and (3) other customary fees in respect of the Senior ABL Facility.

Covenants

The Senior ABL Facility contains a number of covenants that, among other things, limit or restrict the ability of the borrowers and the guarantors to make dividends and other restricted payments (including prepayments of certain other indebtedness and acquisitions), modify certain terms of certain debt instruments, engage in mergers or change the nature of their business or fiscal year end. In addition, under the Senior ABL Facility, if a certain availability level under the Senior ABL Facility falls below a specified threshold of $100 million, the borrowers are required to comply with a minimum fixed charge coverage ratio of 1 to 1.

Events of Default

The Senior ABL Facility contains a number of events of default including non-payment of principal, interest or fees, violation of covenants, material inaccuracy of representations or warranties, cross default and cross acceleration to certain other material indebtedness, certain bankruptcy events, certain ERISA events, material invalidity of guarantees or security interests, material judgments and change of control.

2012 ABS Facility

RS Funding Inc., a bankruptcy-remote special purpose subsidiary, or a bankruptcy-remote successor entity or another bankruptcy-remote subsidiary (any of the foregoing, as applicable, referred to herein as RS Funding), purchases, on a revolving basis, certain trade receivables of US Foods, Inc. and certain of our other 100% owned subsidiaries pursuant to a Receivables Sale Agreement. The trade receivables consist primarily of indebtedness or payment obligations owed arising in connection with the sale of merchandise or rendering of services by the receivables sellers to certain customers in the ordinary course of business. Trade receivables pledged to secure the Senior ABL Facility will not be sold or financed under the 2012 ABS Facility. RS Funding is permitted to borrow up to an aggregate amount equal to the lesser of $800 million and the borrowing base. US Foods, Inc. and certain subsidiaries of US Foods service the receivables as servicer and sub-servicer, respectively, under a Servicing Agreement. A portion of the 2012 ABS Facility is available for the issuance of letters of credit. As of March 30, 2013, $686 million was outstanding under this facility.

Revolving Termination Date

Funding under the 2012 ABS Facility is available until August 27, 2015.

Security

The 2012 ABS Facility is secured by a first priority security interest in all receivables and related assets purchased under the Receivables Sale Agreement and all right, title and interest of RS Funding in the Receivables Sale Agreement and related agreements, all collections and deemed collections on the receivables, and the related collection accounts.

Interest

The interest rate per annum applicable to borrowings issued under the 2012 ABS Facility is (i) if the borrowing has been funded by a conduit issuer of commercial paper (CP), the CP rate plus the applicable margin or (ii) if the borrowing has been funded by a bank, an adjusted rate of interest measured by reference to one-month LIBOR plus the applicable margin or the alternative base rate. The applicable margin in each case is 1.25% per annum. Amounts outstanding under the 2012 ABS Facility are not guaranteed by US Foods or any of its subsidiaries (other than RS Funding), but US Foods has provided a performance undertaking ensuring the performance and obligations of the sub-servicers and the sellers under the 2012 ABS Facility.

Covenants

RS Funding is subject to restrictive covenants under the 2012 ABS Facility, including restrictive covenants with respect to liens affecting receivables, mergers, dispositions of substantially all assets, corporate matters, changes in business conducted and other customary covenants. The servicer and the sellers are also subject to certain covenants under the 2012 ABS Facility, including the performance of certain obligations affecting the trade receivables.

Purchase Termination Events—Receivables Sales Agreement

The Receivables Sales Agreement contains customary purchase termination events including failure to make a payment when due, actual or asserted invalidity of the documents governing the 2012 ABS Facility, invalidity of the security interest in the receivables, violation of covenants, material inaccuracy of representations or warranties, termination of US Foods as a servicer, bankruptcy and imposition of certain tax or ERISA liens. Upon the occurrence of a purchase termination event, RS Funding is no longer obligated to purchase additional trade receivables.

Termination Events—2012 ABS Facility

The 2012 ABS Facility contains customary termination events including failure to make a payment when due, violation of covenants, material inaccuracy of representations or warranties, purchase termination event, actual or asserted invalidity of the documents governing the 2012 ABS Facility, change in control, characterization as an “investment company,” failure of certain ratios, failure to have a first priority perfected lien, imposition of certain liens, bankruptcy and acceleration of any other Senior Secured Facility following an event of default thereunder. Upon the occurrence of a termination event, substantially all the collections from the trade receivables will be applied to pay down the outstanding amounts under the 2012 ABS Facility.

CMBS Fixed Rate Loan

The CMBS Fixed Rate Loan is comprised of a fixed rate loan facility in the aggregate original principal amount of $472 million. Portions of the CMBS Fixed Rate Loan are securitized by the lenders as part of a commercial mortgage backed securitization. As of March 30, 2013, the outstanding principal balance of the CMBS Fixed Rate Loan is $472.4 million.

The original principal amount of the CMBS Fixed Rate Loan did not exceed 75% of the aggregate appraised values of the properties securing the CMBS Fixed Rate Loan as of the Acquisition. The properties currently securing the CMBS Fixed Rate Loan include approximately 38 owned properties, consisting primarily of distribution centers. USF Propco I, LLC (“PropCo I”) is a special purpose bankruptcy remote entity satisfying applicable rating agency criteria.

Sale of Properties

In connection with the Acquisition, certain owned properties of US Foods, Inc. and its subsidiaries were sold or contributed to PropCo I. The sale of each property was for its fair market value, which was determined based on an appraisal prepared by a third party appraiser. Following such transfer, PropCo I, as landlord, and US Foods, Inc., as tenant, entered into a single, unitary market rate master lease for the properties transferred to PropCo I (the “Master Lease”). The terms of the Master Lease are summarized below.

PropCo I financed a portion of the purchase price for the properties purchased by it with the proceeds of the CMBS Fixed Rate Loan. The lenders under the CMBS Fixed Rate Loan have first priority mortgages on the properties transferred to PropCo I.

PropCo I is not a guarantor of the Notes and will have no liability with respect to the Notes or any loan facility described herein other than the CMBS Fixed Rate Loan. The properties transferred to PropCo I and mortgaged to secure the CMBS Fixed Rate Loan are not available to satisfy indebtedness evidenced by the Notes, or any loan facility or other notes described herein other than the CMBS Fixed Rate Loan.

Master Lease

The Master Lease is a triple net market rate master lease with a 20-year term. US Foods, Inc., as tenant, is required to pay to PropCo I, as the landlord under the Master Lease, a scheduled rent amount set by an appraisal prepared by a third-party appraiser (referred to as the “Base Rent”), each month. The monthly Base Rent will increase by 10% on the fifth, tenth and fifteenth anniversary dates, subject to any reductions in the Base Rent arising from the release of any leased property from the Master Lease. In addition, US Foods, Inc. is required to pay, as additional rent, all taxes, insurance premiums and costs owing under operating agreements (such as reciprocal easement agreements) related to the leased properties. US Foods, Inc. is also responsible for maintaining the leased properties at its expense and paying all charges for utilities.

US Foods, Inc., as tenant, may request the release from the Master Lease of properties that are unnecessary or unsuitable for the conduct of its business, in which case the landlord, PropCo I, will have the right, but not the obligation, to market and sell such properties for their fair market value, and if landlord elects to sell such property, US Foods, Inc. will be required to pay the excess, if any, of the release price required to be paid to the lenders under the CMBS Fixed Rate Loan to release the applicable property from the mortgage securing the CMBS Fixed Rate Loan over the net sales proceeds from such sale. US Foods, Inc., as tenant, is also required to pay certain costs and expenses incurred by, and certain fees, payable to, PropCo I, as applicable, in connection with such sale. Upon a termination of the Master Lease with respect to any property, the Base Rent will be reduced by a specified percentage of the scheduled release amount.

Maturity; Amortization and Prepayments

The CMBS Fixed Rate Loan will mature on August 1, 2017.

There is no scheduled amortization. No prepayment was permitted through the earlier of 12 months following the closing date of the Acquisition and the commencement of the securitization of the CMBS Fixed Rate Loan (the “Lockout Period”). For the period commencing on termination of the Lockout Period and ending 2 years following the commencement of the securitization of the CMBS Fixed Rate Loan (the “YM Period”), prepayment in full is permitted with payment of a yield maintenance premium equal to the greater of 3% of the amount of the CMBS Fixed Rate Loan or the yield maintenance of the CMBS Fixed Rate Loan (at treasuries flat) through the stated maturity date. For the period after the YM Period but prior to the date that is 6 months prior to maturity (the “Permitted Prepayment Date”), the borrowers may defease the entire amount of the CMBS Fixed Rate Loan. From and after the Permitted Prepayment Date, the CMBS Fixed Rate Loan may be prepaid without premium.

Guarantees; Security

The CMBS Fixed Rate Loan is structured as a mortgage loan. The mortgage loan is secured by first-priority mortgages on the properties.

US Foods, Inc. is responsible for certain losses or damages by the CMBS lenders for fraud, waste, misrepresentation, misappropriation of funds and other “bad boy” acts, breach of special purpose entity covenants, bankruptcy (voluntary and collusive involuntary) of the borrowers, breach of transfer and encumbrance covenants and certain environmental liabilities.

Interest; Fees

The interest rate per annum applicable to the CMBS Fixed Rate Loan is 6.383% calculated on an actual/360 basis.

Certain commitment fees were payable in respect of the loans under the CMBS Fixed Rate Loan.

Covenants

The CMBS Fixed Rate Loan contains a number of covenants, including, among other things, covenants that limit or restrict the ability of the borrowers to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness (including the Notes), make dividends and other restricted payments, create liens, make investments, make acquisitions, engage in mergers, change the nature of their business, make capital expenditures, or engage in certain transactions with affiliates.

The borrowers are required to maintain property, casualty, business interruption, liability insurance and other standard coverages with respect to the properties with customary and limited exclusions.

The borrowers are also required to carry terrorism insurance in an amount equal to the release price of the property with the highest allocated loan amount.

Release of Property

After the Lockout Period, the release of a property will be permitted in connection with the sale of the property to a third party for market value as long as certain conditions are satisfied, including partial defeasance of the CMBS Fixed Rate Loan. In addition, the release cannot result in a reduction in the debt service coverage ratio or the loan-to-value ratio of the properties. Substitution of property is also permitted under specific circumstances.

Events of Default

The CMBS Fixed Rate Loan contains a number of events of default including non-payment of principal, interest or taxes, violation of covenants, material inaccuracy of representations or warranties, failure to maintain required insurance coverage, certain bankruptcy events, certain ERISA events, material invalidity of any security interest, material judgments and change of control.

An event of default under the CMBS Fixed Rate Loan or either Master Lease could result in loss of use of some or all of the properties that are subject thereto.

DESCRIPTION OF THE NOTES

General

The 8.5% Senior Notes due June 30, 2019 (the “Notes”) were issued under the Indenture. The Notes are fungible with, consolidated and form a single series with, and vote as a single class with and otherwise are treated as “Notes” (as defined in the Indenture) for all purposes under the Indenture. The Indenture contains provisions that define your rights and govern the obligations of the Company under the Notes. Copies of the Indenture and the forms of the Notes were filed as exhibits to the registration statement of which this prospectus is a part and will be made available to you upon request. See “Where You Can Find Additional Information.”

The following is a summary of certain provisions of the Indenture and the Notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the Notes, including the definitions of certain terms therein and (in the case of the Indenture) those terms to be made a part thereof by the Trust Indenture Act of 1939, as amended. The term “Company” and the other capitalized terms defined in “—Certain Definitions” below are used in this “Description of the Notes” as so defined. Any reference to a “Holder” or a “Noteholder” in this Description of the Notes refers to the Holders of the Notes.

Brief Description of the Notes

The Notes are:

•	unsecured Senior Indebtedness of the Company;

•

effectively subordinated to all secured Indebtedness of the Company to the extent of the value of the assets securing such secured Indebtedness and to all Indebtedness and other liabilities (including Trade Payables) of the Company’s Subsidiaries (other than Subsidiaries that become Subsidiary Guarantors pursuant to the provisions described below under “—Subsidiary Guarantees”);

•	pari passu in right of payment with all existing and future Senior Indebtedness of the Company; and

•	senior in right of payment to all existing and future Subordinated Obligations of the Company.

Brief Description of the Subsidiary Guarantees

The Subsidiary Guarantees of each Subsidiary Guarantor in respect of the Notes are:

•	unsecured Senior Indebtedness of such Subsidiary Guarantor;

•

effectively subordinated to all secured Indebtedness of such Subsidiary Guarantor to the extent of the value of the assets securing such secured Indebtedness and to all Indebtedness and other liabilities (including Trade Payables) of any Subsidiary Guarantor’s Subsidiaries (other than Subsidiaries that become Subsidiary Guarantors pursuant to the provisions described below under “—Subsidiary Guarantees”);

•	pari passu in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor; and

•	senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Subsidiary Guarantor.

Principal, Maturity and Interest

The Notes mature on June 30, 2019. Each Note will bear interest at the rate per annum shown on the front cover of this prospectus from the Issue Date. Interest will be payable semiannually in cash to Holders of record at the close of business on the

June 15 or December 15 immediately preceding the interest payment date, on June 30 and December 31 of each year. Interest will be paid on the basis of a 360-day year consisting of twelve 30-day months.

Additional securities may be issued under the Indenture in one or more series from time to time (“Additional Notes”), subject to the limitations set forth under “—Certain Covenants—Limitation on Indebtedness,” which will vote as a class with and otherwise are treated as “Notes” for purposes of the Indenture.

Other Terms

Principal of, and premium, if any, and interest on, the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company maintained for such purposes (which initially shall be the corporate trust office of the Trustee), except that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the registered holders of the Notes as such address appears in the Note Register.

The Notes were issued in the form of Global Notes that will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company, and purchasers of Notes will not receive or be entitled to receive physical, certificated Notes (except in the very limited circumstances described herein). The Notes were issued only in fully registered form, without coupons. The Notes were issued and may be transferred only in minimum denominations of $2,000 (the “Minimum Denomination”) and any integral multiple of $1,000 in excess thereof.

Redemption

Optional Redemption

The Notes will be redeemable, at the Company’s option, at any time prior to maturity at varying redemption prices in accordance with the applicable provisions set forth below.

The Notes will be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after June 30, 2014 and prior to maturity at the applicable redemption price set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the date of redemption (the “Redemption Date”). The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 30 of the years set forth below:

Redemption Period	Price
2014	106.375%
2015	104.250%
2016	102.125%
2017 and thereafter	100.000%

In addition, the Indenture provides that at any time and from time to time prior to June 30, 2014, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an equal aggregate amount (the “Redemption Amount”) not exceeding the aggregate proceeds of one or more Equity Offerings (as defined below), at a redemption price (expressed as a percentage of principal amount thereof) of 108.5%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that if Notes are redeemed, an aggregate principal amount of Notes equal to at least 50% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes) must remain outstanding immediately after each such redemption of Notes.

“Equity Offering” means a sale of Capital Stock (x) that is a sale of Capital Stock of the Company (other than Disqualified Stock), or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the equity capital of the Company or any of its Restricted Subsidiaries. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date (but in no event more than 180 days after the completion of the related Equity Offering). The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

At any time prior to June 30, 2014, the Notes may also be redeemed in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on June 30, 2014 (such redemption price being that described in the second paragraph of this “Optional Redemption” section) plus (2) all required remaining scheduled interest payments due on such Note through such date (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 30, 2014; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of the Minimum Denomination in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or if the Note is a Global Note, an adjustment shall be made to the schedule attached thereto).

Subsidiary Guarantees

The Company will cause each 100% Domestic Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Wholly Owned Domestic Subsidiary will guarantee payment of the Notes, whereupon such Wholly Owned Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the Indenture. In addition, the Company may cause any Subsidiary that is not a Subsidiary Guarantor so to guarantee payment of the Notes and become a Subsidiary Guarantor.

Each Subsidiary Guarantor, as primary obligor and not merely as surety, jointly and severally, irrevocably and fully and unconditionally Guarantees subject to certain exceptions described in this section below, on an unsecured senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the “Subsidiary Guaranteed Obligations”). Such Subsidiary Guarantor agrees to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Subsidiary Guarantee.

The obligations of each Subsidiary Guarantor are limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including but not limited to any Guarantee by it of any Credit Facility Indebtedness), result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

Each such Subsidiary Guarantee is a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Subsidiary Guaranteed Obligations then due and owing unless earlier terminated as described below, (ii) be binding upon such Subsidiary Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

Notwithstanding the preceding paragraph, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any direct or indirect sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein in accordance with the terms of the Indenture (including the covenants described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Merger and Consolidation”) by the Company or a Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under all of its Guarantees of payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a Subsidiary Guarantee pursuant to the covenant described under “—Certain Covenants—Future Subsidiary Guarantors”), (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor, (iv) concurrently with any Subsidiary Guarantor becoming an Unrestricted Subsidiary, (v) upon legal or covenant defeasance of the Company’s obligations, or satisfaction and discharge of the Indenture, (vi) during the Suspension Period, upon the merger or consolidation of any Subsidiary Guarantor with and into another Subsidiary that is not a Subsidiary Guarantor with such other Subsidiary being the surviving Person in such merger or consolidation, or upon liquidation of such Subsidiary Guarantor following the transfer of all of its assets to a Subsidiary that is not a Subsidiary Guarantor, or (vii) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding and all other Subsidiary Guaranteed Obligations then due and owing. In addition, the Company has the right, upon 30 days’ notice to the Trustee, to cause any Subsidiary Guarantor that has not guaranteed payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee.

Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any such Subsidiary Guarantee or any such release, termination or discharge.

Ranking

The indebtedness evidenced by the Notes (a) is unsecured Senior Indebtedness of the Company, (b) ranks pari passu in right of payment with all existing and future Senior Indebtedness of the Company, and (c) is senior in right of payment to all existing and future Subordinated Obligations of the Company. The Notes are effectively subordinated to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness, and to all Indebtedness and other liabilities (including trade payables) of its Subsidiaries (other than any Subsidiaries that are or become Subsidiary Guarantors pursuant to the provisions described above under “—Subsidiary Guarantees”).

Each Subsidiary Guarantee in respect of Notes (a) is unsecured Senior Indebtedness of the applicable Subsidiary Guarantor, (b) ranks pari passu in right of payment with all existing and future Senior Indebtedness of such Person and (c) is senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Person. Such Subsidiary Guarantee is also effectively subordinated to all secured Indebtedness of such Person to the extent of the value of the assets securing such Indebtedness, and to all Indebtedness and other liabilities (including trade payables) of the Subsidiaries of such Person (other than any Subsidiaries that are or become Subsidiary Guarantors pursuant to the provisions described above under “—Subsidiary Guarantees”).

The Company conducts a part of its operations through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the Notes, unless such Subsidiary is a Subsidiary Guarantor. The Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of other Subsidiaries of the Company (other than Subsidiaries that become Subsidiary Guarantors). In addition, certain of the operations of a Subsidiary Guarantor may be conducted through Subsidiaries thereof that are not also Subsidiary Guarantors. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of such Subsidiary Guarantor, including claims under its Subsidiary Guarantee. Such Subsidiary Guarantee, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of any such Subsidiaries. Although the Indenture limits the incurrence of Indebtedness (including preferred stock) by certain of the Company’s Subsidiaries, such limitation is subject to a number of significant qualifications.

Change of Control

Upon the occurrence after the Issue Date of a Change of Control (as defined below), each Holder of Notes will have the right to require the Company to repurchase all or any part of such Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its right to redeem all of the Notes as described under “—Redemption—Optional Redemption.”

The term “Change of Control” means:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that (x) so long as the Company is a Subsidiary of any Parent, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of the Company unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such Parent and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the “beneficial owner”; or

(ii) the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders or any Parent, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such surviving or transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the beneficial owner.

In the event that, at the time of such Change of Control, the terms of any Credit Facility Indebtedness constituting Designated Senior Indebtedness restrict or prohibit the repurchase of the Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control (unless the Company has exercised its right to redeem all the Notes as described under “—Redemption—Optional Redemption”), the Company shall, or shall cause one or more of its Subsidiaries to, (i) repay in full all such Credit Facility Indebtedness subject to such terms or offer to repay in full all such Credit Facility Indebtedness and repay the Credit Facility Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Credit Facility Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph. The Company shall first comply with the provisions of the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company’s failure to comply with such provisions or the provisions of the immediately following paragraph shall constitute an Event of Default described in clause (iv) and not in clause (ii) under “—Defaults” below.

Unless the Company has exercised its right to redeem all the Notes as described under “—Redemption—Optional Redemption,” the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail a notice (a “Change of Control Offer”) to each

Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (3) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased; and (4) if such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control. No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Limitation on Liens.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

Agreements governing certain Indebtedness of the Company may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. Agreements governing certain Indebtedness of the Company may prohibit the Company from repurchasing the Notes upon a Change of Control unless the Indebtedness governed by such agreements, has been repurchased or repaid (or an offer made to effect such repurchase or repayment has been made and the Indebtedness of those creditors accepting such offer has been repurchased or repaid) and/or other specified requirements have been met. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company and its Subsidiaries. Finally, the Company’s ability to pay cash to the Holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relating to the Company’s obligation to make an offer to purchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes. As described above under “—Redemption—Optional Redemption,” the Company also has the right to redeem the Notes at specified prices, in whole or in part, upon a Change of Control or otherwise.

The definition of Change of Control includes a phrase relating to the sale or other transfer of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders of the Notes have the right to require the Company to repurchase such Notes.

Certain Covenants

The Indenture contains covenants including, among others, the covenants as described below:

Limitation on Indebtedness. The Indenture provides as follows:

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00.

(b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

(i) Indebtedness Incurred pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers’ acceptances issued or created thereunder) and Indebtedness Incurred other than under any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $2,900 million plus (B) the greater of (x) $1,100 million and (y) an amount equal to (1) the Borrowing Base less (2) the aggregate principal amount of Indebtedness Incurred by Special Purpose Subsidiaries that are Domestic Subsidiaries and then outstanding pursuant to clause (ix) of this paragraph (b), plus (C) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

(ii) Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (ii);

(iii) Indebtedness represented by the Senior Subordinated Notes outstanding on the Issue Date (or any Senior Subordinated Notes issued in respect thereof or in exchange therefor) and the Senior Notes issued in May 2011, any Indebtedness (other than the Indebtedness described in clause (ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;

(iv) Purchase Money Obligations, Capitalized Lease Obligations, and in each case any Refinancing Indebtedness with respect thereto;

(v) Indebtedness (A) supported by a letter of credit issued pursuant to any Credit Facility in a principal amount not exceeding the face amount of such letter of credit or (B) consisting of accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries;

(vi) (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under “—Limitation on Indebtedness”), or (B) without limiting the covenant described under “—Limitation on Liens,” Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under “—Limitation on Indebtedness”);

(vii) Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

(viii) Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations, entered into for bona fide hedging purposes, or (D) Management Guarantees or Management Indebtedness, or (E) the financing of insurance premiums in the ordinary course of business, or (F) take-or-pay obligations under supply arrangements incurred in the ordinary course of business, or (G) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement, or (H) Junior Capital;

(ix) Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), (2) in the event such Indebtedness shall become recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this covenant for so long as such Indebtedness shall be so recourse, and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Company may classify such Indebtedness in whole or in part as Incurred under this clause (b)(ix) of this covenant;

(x) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to (A)(1) the Foreign Borrowing Base less (2) the aggregate principal amount of Indebtedness Incurred by Special Purpose Subsidiaries that are Foreign Subsidiaries and then outstanding pursuant to clause (ix) of this paragraph (b) plus (B) in the event of any refinancing of any Indebtedness Incurred under this clause (x), the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

(xi) Contribution Indebtedness and any Refinancing Indebtedness with respect thereto;

(xii) Indebtedness of (A) the Company or any Restricted Subsidiary Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or (B) any Person that is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary (including Indebtedness thereof Incurred in connection with any such acquisition, merger or consolidation), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (1) the Company would have a Consolidated Total Leverage Ratio equal to or less than 7.00:1.00 or (2) the Consolidated Total Leverage Ratio of the Company would equal or be less than the Consolidated Total Leverage Ratio of the Company immediately prior to giving effect thereto; and any Refinancing Indebtedness with respect to any such Indebtedness;

(xiii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $250 million and 6.0% of Consolidated Tangible Assets; and

(xiv) Indebtedness issuable upon the conversion or exchange of shares of Disqualified Stock issued in accordance with paragraph (a) above, and any Refinancing Indebtedness with respect thereto.

(xv) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses (including in part under one such clause and in part under another such clause), provided that (if the Company shall so determine) any Indebtedness Incurred pursuant to clause (b)(xiii) of this covenant shall cease to be deemed Incurred or outstanding for purposes of such clause but shall be deemed Incurred for the purposes of paragraph (a) of this covenant from and after the first date on which such Restricted Subsidiary could have Incurred such Indebtedness under paragraph (a) of this covenant without reliance on such clause; (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP and (iv) the principal amount of Indebtedness outstanding under any clause of paragraph (b) above shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

(xvi) For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to a Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments. The Indenture provides as follows:

(a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

(i) a Default shall have occurred and be continuing (or would result therefrom);

(ii) the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness”; or

(iii) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date and then outstanding would exceed, without duplication, the sum of:

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on April 3, 2011 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

(B) the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Company) of property or assets received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock or Designated Preferred Stock) after the Issue Date (other than Excluded Contributions and Contribution Amounts) or (y) by the Company or any Restricted Subsidiary from the Incurrence by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock) or Capital Stock of any Parent, plus the amount of any cash and the fair value (as determined in good faith by the Company) of any property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

(C) (i) the aggregate amount of cash and the fair value (as determined in good faith by the Company) of any property or assets received from dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to clause (x) of the following paragraph (b), plus (ii) the aggregate amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”);

(D) in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), the aggregate amount of cash and the fair value (as determined in good faith by the Company) of any property or assets received by the Company or a Restricted Subsidiary with respect to all such dispositions and repayments; and

(E) an amount equal to the amount available as of the Issue Date for making Restricted Payments pursuant to clause (a)(3) of Section 409 of the Senior Subordinated Indenture.

(b) The provisions of the foregoing paragraph (a) do not prohibit any of the following (each, a “Permitted Payment”):

(i) (x) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company (“Treasury Capital Stock”) or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) (“Refunding Capital Stock”) or a capital contribution to the Company, in each case other than Excluded Contributions and Contribution Amounts; provided that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (3)(B) of the preceding paragraph (a) and (y) if immediately prior to such acquisition or retirement of such Treasury Capital Stock, dividends thereon were permitted pursuant to clause (xi) of this paragraph (b), dividends on such Refunding Capital Stock in an aggregate amount per annum not exceeding the aggregate amount per annum of dividends so permitted on such Treasury Capital Stock;

(ii) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the Incurrence of, Indebtedness of the Company or Refinancing Indebtedness Incurred in compliance with the covenant described under “—Limitation on Indebtedness,” (x) from Net Available Cash or an equivalent amount to the extent permitted by the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock,” (y) following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have complied with the covenant described under “—Change of Control” and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations or (z) constituting Acquired Indebtedness;

(iii) any dividend paid or redemption made within 60 days after the date of declaration thereof or of the giving of notice thereof, as applicable, if at such date of declaration or notice, such dividend or redemption would have complied with the preceding paragraph (a);

(iv) Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;

(v) loans, advances, dividends or distributions by the Company to any Parent to permit any Parent to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Company to repurchase or otherwise acquire Capital Stock of any Parent or the Company (including any options, warrants or other rights in respect thereof), in each case from Management Investors (including any repurchase or acquisition by reason of the Company or any Parent retaining any Capital Stock, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (w) (1) $50.0 million, plus (2) $25.0 million multiplied by the number of calendar years that have commenced since the Issue Date, plus (x) the Net Cash Proceeds received by the Company since the Issue Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such

Net Cash Proceeds are not included in any calculation under clause (3)(B)(x) of the preceding paragraph (a), plus (y) the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary (or by any Parent and contributed to the Company) since the Issue Date to the extent such cash proceeds are not included in any calculation under clause (3)(A) of the preceding paragraph (a), plus (z) the excess of (1) the amount available as of the Issue Date for making Restricted Payments (as defined in the Senior Subordinated Indenture) pursuant to clause (b)(v) of Section 409 of the Senior Subordinated Indenture over (2) $50.0 million; provided that any cancellation of Indebtedness owing to the Company or any Restricted Subsidiary by any Management Investor in connection with any repurchase or other acquisition of Capital Stock (including any options, warrants or other rights in respect thereof) from any Management Investor shall not constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(vi) the payment by the Company of, or loans, advances, dividends or distributions by the Company to any Parent to pay, dividends on the common stock or equity of the Company or any Parent following a public offering of such common stock or equity in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company (whether directly, or indirectly through a contribution to common equity capital) in or from such public offering;

(vii) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed an amount (net of repayments of any such loans or advances) equal to the greater of $125 million and 3.2% of Consolidated Tangible Assets;

(viii) loans, advances, dividends or distributions to any Parent or other payments by the Company or any Restricted Subsidiary (A) to satisfy or permit any Parent to satisfy obligations under the Management Agreements, (B) pursuant to the Tax Sharing Agreement, or (C) to pay or permit any Parent to pay any Parent Expenses or any Related Taxes;

(ix) payments by the Company, or loans, advances, dividends or distributions by the Company to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of issuance of fractional shares of such Capital Stock, not to exceed $5.0 million in the aggregate outstanding at any time;

(x) dividends or other distributions of, or Investments paid for or made with, Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

(xi) (A) dividends on any Designated Preferred Stock of the Company issued after the Issue Date, provided that at the time of such issuance and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be at least 2.00:1.00, or (B) any dividend on Refunding Capital Stock that is Preferred Stock in excess of the amount of dividends thereon permitted by clause (ii) of this paragraph (b), provided that at the time of the declaration of such dividend and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be at least 2.00:1.00, or (C) loans, advances, dividends or distributions to any Parent to permit dividends on any Designated Preferred Stock of any Parent issued after the Issue Date, in an amount (net of repayments of any such loans or advances) not exceeding the aggregate cash proceeds received by the Company from the issuance or sale of such Designated Preferred Stock of such Parent;

(xii) Investments in Unrestricted Subsidiaries in an aggregate amount outstanding at any time not exceeding the greater of $75 million and 1.8% of Consolidated Tangible Assets;

(xiii) distributions or payments of Special Purpose Financing Fees;

(xiv) any Restricted Payment pursuant to or in connection with the Transactions; and

(xv) dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under “—Limitation on Indebtedness” above;

provided that (A) in the case of clauses (iii), (vi) and (ix), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in all cases other than pursuant to clause (A) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (C) solely with respect to clause (vii), no Default or Event of Default shall have occurred and be continuing at the time of any such Permitted Payment after giving effect thereto. The Company, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the provisions of this covenant (or, in the case of any Investment, the clauses of Permitted Investments) and in part under one or more other such provisions (or, as applicable, clauses). For the avoidance of doubt, nothing in this covenant shall restrict the making of any “AHYDO catch-up payment” required by the Senior Subordinated Indenture.

Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction:

(1) pursuant to an agreement or instrument in effect at or entered into on the Issue Date, any Credit Facility, the Indenture, the Senior Subordinated Indenture, the Notes or the Senior Subordinated Notes;

(2) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided that for purposes of this clause (2), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

(3) pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this covenant or this clause (3) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an Initial Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Holders of the Notes than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

(4) (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits, net worth or inventory imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and licenses) or in joint venture and other similar agreements, (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary, or (I) pursuant to Hedging Obligations;

(5) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(6) by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses, including any such law, rule, regulation, order or requirement applicable in connection with such Restricted Subsidiary’s status (or the status of any Subsidiary of such Restricted Subsidiary) as a Captive Insurance Subsidiary; or

(7) pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by or Indebtedness of a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition by or to or in favor of any Special Purpose Entity.

Limitation on Sales of Assets and Subsidiary Stock. The Indenture provides as follows:

(a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

(i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value shall be determined in good faith by the Company, which determination shall be conclusive (including as to the value of all noncash consideration),

(ii) in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $25.0 million or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and

(iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

(A) first, either (x) to the extent the Company elects (or is required by the terms of any Credit Facility Indebtedness, any Senior Indebtedness of the Company or any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), to prepay, repay or purchase any such Indebtedness or (in the case of letters of credit, bankers’ acceptances or other similar instruments) cash collateralize any such

Indebtedness (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 450 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or (y) to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the Company or another Restricted Subsidiary) within 450 days from the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such investment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 450 days to complete, the period of time necessary to complete such project;

(B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the “Excess Proceeds”), to make an offer to purchase Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Senior Indebtedness of the Company or a Restricted Subsidiary, pursuant and subject to the conditions of the Indenture and the agreements governing such certain Indebtedness; and

(C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions or equivalent amount that is not applied in accordance with this covenant exceeds $50.0 million. If the aggregate principal amount of Notes and/or certain Indebtedness of the Company or a Restricted Subsidiary validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between such Notes and such certain Indebtedness of the Company or a Restricted Subsidiary, with the portion of the Excess Proceeds payable in respect of such Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant certain Indebtedness of the Company or a Restricted Subsidiary, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

For the purposes of clause (ii) of paragraph (a) above, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary, (6) Additional Assets and (7) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed an aggregate amount at any time outstanding equal to the greater of $165 million and 4.0% of Consolidated Tangible Assets (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (iii)(B) of paragraph (a) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the “Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company for use in accordance with clause (iii)(B) of paragraph (a) above (to repay certain Indebtedness of the Company or a Restricted Subsidiary) or clause (iii)(C) of paragraph (a) above. The Company shall not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (iii)(A) of paragraph (a) above) is less than $50.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding.

(c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

Limitation on Transactions with Affiliates. The Indenture provides as follows:

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate consideration in excess of $20.0 million unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $50.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Board of Directors. For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

(b) The provisions of the preceding paragraph (a) will not apply to:

(i) any Restricted Payment Transaction,

(ii) (1) the entering into, maintaining or performance of any employment or consulting contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any current or former employee, officer, director or consultant of or to the Company, any Restricted Subsidiary or any Parent heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to any such employees, officers, directors or consultants in the ordinary course of business, (3) the payment of reasonable fees to directors of the Company or any of its Subsidiaries or any Parent (as determined in good faith by the Company, such Subsidiary or such Parent), (4) any transaction with an officer or director of the Company or any of its Subsidiaries or any Parent in the ordinary course of business not involving more than $100,000 in any one case, or (5) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term),

(iii) any transaction between or among any of the Company, one or more Restricted Subsidiaries, and/or one or more Special Purpose Entities,

(iv) any transaction arising out of agreements or instruments in existence on the Issue Date (other than any Tax Sharing Agreement or Management Agreement referred to in clause (b)(vii) of this covenant), and any payments made pursuant thereto,

(v) any transaction in the ordinary course of business on terms that are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or senior management of the Company, or are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company,

(vi) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity,

(vii) (1) the execution, delivery and performance of any Tax Sharing Agreement and any Management Agreements, and (2) payments to CD&R or KKR or any of their respective Affiliates (x) for any management consulting, financial advisory, financing, underwriting or placement services or in respect of other investment banking activities or in connection with any acquisition, disposition, merger, recapitalization or similar transactions, which payments are made pursuant to the Management Agreements or are approved by a majority of the Board of Directors in good faith, and (y) of all out-of-pocket expenses incurred in connection with such services or activities,

(viii) the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions,

(ix) any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or Junior Capital or any capital contribution to the Company; and

(x) any investment by any Investor in securities of the Company or any of its Restricted Subsidiaries so long as (i) such securities are being offered generally to other investors on the same or more favorable terms and (ii) such investment by all Investors constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Limitation on Liens. The Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness (the “Initial Lien”), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations or Guarantor Subordinated Obligations) such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Subsidiary Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of the Indenture or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company that is governed by the provisions of the covenant described under “—Merger and Consolidation” below) to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

Future Subsidiary Guarantors. As set forth more particularly under “—Subsidiary Guarantees,” the Indenture provides that the Company will cause each Wholly Owned Domestic Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities to execute and deliver to the Trustee within 30 days a supplemental indenture or other instrument pursuant to which such Wholly Owned Domestic Subsidiary will guarantee payment of the Notes, whereupon such Wholly Owned Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the Indenture. The Company will also have the right to cause any other Subsidiary so to guarantee payment of the Notes. Subsidiary Guarantees will be subject to release and discharge under certain circumstances prior to payment in full of the Notes. See “—Subsidiary Guarantees.”

Reports and Other Information. The Indenture provides that so long as any Notes are outstanding:

(a) At any time prior to such time as the Company first becomes required to be subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company shall furnish to the Trustee:

(i) within 105 days after the end of each fiscal year of the Company ending after the Issue Date, the consolidated financial statements of the Company for such year prepared in accordance with GAAP, together with a report thereon by the Company’s independent auditors, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to such financial statements substantially similar to that which would be included in an Annual Report on Form 10-K (as in effect on the Issue Date) filed with the SEC by the Company (if the Company were required to prepare and file such form); it being understood that the Company shall not be required to include (1) any consolidating financial information with respect to the Company, any Subsidiary Guarantor or any other affiliate of the Company, or any separate financial statements or information for the Company, any Subsidiary Guarantor or any other affiliate of the Company or (2) any adjustment that would be required by any SEC rule, regulation or interpretation, including but not limited to any “push down” accounting adjustment;

(ii) within 60 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, beginning with the first such fiscal quarter ending after the Issue Date, the condensed consolidated financial statements of the Company for such quarter prepared in accordance with GAAP, together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to such financial statements substantially similar to that which would be included in a Quarterly Report on Form 10-Q (as in effect on the Issue Date) filed with the SEC by the Company (if the Company were required to prepare and file such form); it being understood that the Company shall not be required to include (1) any consolidating financial information with respect to the Company, any Subsidiary Guarantor or any other affiliate of the Company, or any separate financial statements or information for the Company, any Subsidiary Guarantor or any other affiliate of the Company, (2) any adjustment that would be required by any SEC rule, regulation or interpretation, including but not limited to any “push down” accounting adjustment, or (3) quarterly financial statements or other information with respect to any fiscal quarter ended on or prior to the Issue Date, or any comparison to any such quarterly period in any such “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

(iii) information substantially similar to the information that would be required to be included in a Current Report on Form 8-K (as in effect on the Issue Date) filed with the SEC by the Company (if the Company were required to prepare and file such form) pursuant to Item 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 4.01 (Changes in Registrant’s Certifying Accountants) or 5.01 (Changes in Control of Registrant) of such form, within 15 days after the date of filing that would have been required for a current report on Form 8-K.

In addition, to the extent not satisfied by the foregoing, for so long as the Notes remain subject to this paragraph (a), the Company will furnish to Holders thereof and prospective investors in such Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) (as in effect on the Issue Date).

(b) Substantially concurrently with the furnishing or making available to the Trustee of the information specified in paragraph (a) above, the Company shall also (1) use its commercially reasonable efforts (i) to post copies of such reports on such website as may be then maintained by the Company, or (ii) to post copies of such reports on a website (which may be nonpublic) to which access is given to Holders, prospective investors in the Notes (which prospective investors, prior to the registration of the Notes under the Securities Act, shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act that certify their status as such to the reasonable satisfaction of the Company), and securities analysts and market-making financial institutions reasonably satisfactory to the Company, or (iii) otherwise to provide substantially comparable availability of such reports (as determined by the Company in good faith) (it being understood that, without limitation, making such reports available on Bloomberg or another private electronic information service shall constitute substantially comparable availability), or (2) to the extent the Company determines in good faith that it cannot make such reports available in the manner described in the preceding clause (1) after the use of its commercially reasonable efforts, furnish such reports to the Holders of the Notes, upon their request.

(c) Notwithstanding the foregoing, at any time following such time as the Company first becomes required to be subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as the Notes are outstanding, the annual reports, information, documents and other reports that the Company is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject.

(d) If, at any time, any audited or reviewed financial statements or information required to be included in any such statement or filing pursuant to clauses (a) or (c) above are not reasonably available on a timely basis as a result of the Company’s accountants not being “independent” (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), the Company may, in lieu of making such filing or transmitting or making available the financial statements or information, documents and reports so required to be filed, transmitted or made available, as the case may be, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that (i) the Company shall in any event be required to make such filing and so transmit or make available, as applicable, such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this paragraph (such initial date, the “Reporting Date”) and (ii) if the Company makes such an election and such filing has not been made, or such information, documents and reports have not been transmitted or made available, as the case may be, within 90 days after such Reporting Date, liquidated damages will accrue on the Notes at a rate of 0.50% per annum from the date that is 90 days after such Reporting Date to the earlier of (x) the date on which such filing has been made, or such information, documents and reports have been transmitted or made available, as the case may be, and (y) the first anniversary of such Reporting Date (provided that not more than 0.50% per annum in liquidated damages shall be payable for any period regardless of the number of such elections by the Company).

The Company will be deemed to have satisfied the requirements of this covenant if any Parent, in the case of paragraph (a), furnishes or makes available information of the type otherwise so required, and in the case of paragraph (c), files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file or make available, as the case may be, such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by such Parent.

The Company intends to hold regular quarterly conference calls for the holders of the Notes to discuss financial information for the first three fiscal quarters of each fiscal year and for each fiscal year, and prior to each conference call, to issue a press release announcing the time and date of such conference call and providing instructions for holders of Notes, securities analysts and prospective investors to obtain access to such call.

Merger and Consolidation

The Indenture provides that the Company will not consolidate with or merge with or into, or convey, lease or otherwise transfer all or substantially all its assets to, any Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes and the Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

(iii) immediately after giving effect to such transaction, either (A) the Company (or, if applicable, the Successor Company with respect thereto) could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness,” or (B) the Consolidated Coverage Ratio of the Company (or, if applicable, the Successor Company with respect thereto) would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

(iv) each Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, confirming its Subsidiary Guarantee (other than any Subsidiary Guarantee that will be discharged or terminated in connection with such transaction); and

(v) the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph, provided that (x) in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this covenant.

Any Indebtedness that becomes an obligation of the Company (or, if applicable, the Successor Company with respect thereto) or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under “—Limitation on Indebtedness.”

Upon any transaction involving the Company in accordance with first paragraph of this “Merger and Consolidation” covenant in which the Company is not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the Indenture, except that the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

Clauses (ii) and (iii) of the first paragraph of this “Merger and Consolidation” covenant will not apply to any transaction in which the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof. The first paragraph of this “Merger and Consolidation” covenant will not apply to any transaction in which any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company.

Suspension of Covenants on Achievement of Investment Grade Rating

If on any day following the Issue Date (a) the Notes have Investment Grade Ratings from both Rating Agencies, and (b) no Default or Event of Default has occurred and is continuing under the Indenture, then, beginning on that day subject to the provisions of the following paragraph, the covenants described under the following captions in this “Description of the Notes” section of this prospectus (collectively, the “Suspended Covenants”) will be suspended:

(i)	“—Limitation on Indebtedness”;

(ii)	“—Limitation on Restricted Payments”;

(iii)	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries”;

(iv)	“—Limitation on Sales of Assets and Subsidiary Stock”;

(v)	“—Limitation on Transactions with Affiliates”;

(vi)	“—Future Subsidiary Guarantors”; and

(vii)	clauses (iii) and (iv) of the first paragraph of “—Merger and Consolidation.”

During any period that the foregoing covenants have been suspended, the Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries unless such designation would have complied with the covenant described under “—Limitation on Restricted Payments” as if such covenant would have been in effect during such period.

If on any subsequent date one or both of the Rating Agencies downgrade the ratings assigned to the Notes below an Investment Grade Rating, the foregoing covenants will be reinstated as of and from the date of such rating decline (any such date, a “Reversion Date”). The period of time between the suspension of covenants as set forth above and the Reversion Date is referred to as the “Suspension Period.” Upon such reinstatement, all Indebtedness Incurred during the Suspension Period will be deemed to have been Incurred under the exception provided by clause (b)(iii) of the covenant described under “—Limitation on Indebtedness.” With respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments will be calculated as if the covenant described under “—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period. For purposes of the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock,” upon the occurrence of a Reversion Date the amount of Net Available Cash not applied in accordance with such covenant will be deemed to be reset to zero. The Subsidiary Guarantees of the Subsidiary Guarantors will be suspended during the Suspension Period.

During the Suspension Period, any reference in the definitions of “Permitted Liens” and “Unrestricted Subsidiary” to the covenant described under “—Limitation on Indebtedness” or any provision thereof shall be construed as if such covenant were in effect during the Suspension Period.

Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any actions taken by the Company or any Subsidiary (including for the avoidance of doubt any failure to comply with the Suspended Covenants) or other events that occurred during any Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period) and the Company and any Subsidiary will be permitted, without causing a Default or Event of Default or breach of any kind under the Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Defaults

An Event of Default is defined in the Indenture as:

(i) a default in any payment of interest on any Note when due, continued for 30 days;

(ii) a default in the payment of principal of any Note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(iii) the failure by the Company to comply with its obligations under the first paragraph of the covenant described under “—Merger and Consolidation” above;

(iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenant described under “—Change of Control” above (other than a failure to purchase Notes);

(v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture;

(vi) the failure by any Subsidiary Guarantor to comply for 45 days after notice with its obligations under its Subsidiary Guarantee;

(vii) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness for borrowed money (other than Indebtedness owed to the Company or any Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $75.0 million or its foreign currency equivalent; provided that no Default or Event of Default will be deemed to occur with respect to any such Indebtedness that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 20 Business Days after such failure to pay or such acceleration (the “cross acceleration provision”);

(viii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”);

(ix) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $75.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the “judgment default provision”); or

(x) the failure of any Subsidiary Guarantee by a Subsidiary Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any Subsidiary Guarantor that is a Significant Subsidiary of its obligations under the Indenture or any Subsidiary Guarantee (other than by reason of the termination of the Indenture or such Subsidiary Guarantee or the release of such Subsidiary Guarantee in accordance with such Subsidiary Guarantee or the Indenture), if such Default continues for 10 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a Default under clause (iv), (v) or (vi) will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes notify the Company in writing of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 30% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

Notwithstanding the foregoing, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued but unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security against any loss, liability or expense to its satisfaction. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity against any loss, liability or expense to its satisfaction, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default occurring during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Amendments and Waivers with the Consent of Holders

Subject to certain exceptions, the Indenture and the Notes may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of not less than a majority in principal amount of the Notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment or waiver may (i) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note, or change the date on which any Note may be redeemed as described under “—Redemption—Optional Redemption” above, (v) make any Note payable in money other than that stated in such Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes or (vii) make any change in the amendment or waiver provisions described in this sentence.

Amendments and Waivers without the Consent of Holders

Without the consent of any Holder, the Company, the Trustee and (as applicable) any Subsidiary Guarantor may amend the Indenture or the Notes to cure any ambiguity, mistake, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company or a Subsidiary Guarantor under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to secure the Notes, to evidence a successor Trustee, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under the Indenture, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to provide for or confirm the issuance of Additional Notes or Notes, to conform the text of the Indenture, the Notes or any Subsidiary Guarantee to any provision of this “Description of the Notes,” to increase the minimum denomination of Notes to equal the dollar equivalent of €1,000 rounded up to the nearest $1,000 (including for purposes of redemption or repurchase of any Note in part), to make any change that does not materially adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or otherwise.

The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. Until an amendment or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by such Noteholder and every subsequent Holder of all or part of the related Note. Any such Noteholder or subsequent holder may revoke such consent as to its Note by written notice to the Trustee or the Company, received thereby before the date on which the Company certifies to the Trustee that the Holders of the requisite principal amount of Notes have consented to such amendment or waiver. After an amendment or waiver that requires the consent of the Noteholders under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.

Defeasance

The Company at any time may terminate all obligations of the Company under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

The Company at any time may terminate its obligations under certain covenants under the Indenture, including the covenants described under “—Certain Covenants” and “Change of Control,” the operation of the default provisions relating to such covenants described under “—Defaults” above, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under “—Defaults” above, and the limitations contained in clauses (iii), (iv) and (v) under “—Merger and Consolidation” above (“covenant defeasance”). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v) (as it relates to the covenants described under “—Certain Covenants” above), (vi), (vii), (viii) (but only with respect to events of bankruptcy, insolvency or reorganization of a Subsidiary), (ix) or (x) under “—Defaults” above or because of the failure of the Company to comply with clause (iii), (iv) or (v) under “—Merger and Consolidation” above.

Either defeasance option may be exercised to any redemption date or to the maturity date for the Notes. In order to exercise either defeasance option, the Company must irrevocably deposit or cause to be deposited in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay principal of, and premium (if any) and interest on, the Notes to redemption or maturity, as the case may be (provided that if such redemption is made pursuant to the provisions described in the fifth paragraph under “Optional Redemption,” (x) the amount of money or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated by the Company, and (y) the Company must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date), and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel (x) must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the Issue Date and (y) need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year, or have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company).

Satisfaction and Discharge

The Indenture will be discharged and cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes, and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Company) have been cancelled or delivered to the Trustee for cancellation or (b) all Notes not previously cancelled or delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire Indebtedness on the Notes not previously cancelled or delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of redemption or their Stated Maturity, as the case may be (provided that if such redemption is made pursuant to the provisions described in the fifth paragraph under “Optional Redemption,” (x) the amount of money or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated by the Company, and (y) the Company must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date); (iii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (iv) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the “Satisfaction and Discharge” section of the Indenture relating to the satisfaction and discharge of the Indenture have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

No director, officer, employee, incorporator or stockholder of the Company, any Subsidiary Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, or any Subsidiary Guarantor under the Indenture, the Notes or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Concerning the Trustee

Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), is the Trustee under the Indenture and is appointed by the Company as initial Registrar and Paying Agent with regard to the Notes.

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and the TIA will impose certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest as described in the TIA, it must eliminate such conflict, apply to the SEC for permission to continue as Trustee with such conflict (if the Indenture is then qualified under the TIA), or resign.

Transfer and Exchange

A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require such Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require such Noteholder to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption or purchase or to transfer or exchange any Note for a period of 15 Business Days prior to the day of the mailing of the notice of redemption or purchase. No service charge will be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with the transfer or exchange. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Governing Law

The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“2007 Transactions” means the “Transactions” as defined in the Senior Subordinated Indenture.

“2011 Term Agreement” means the Credit Agreement, dated as of the Issue Date, among the Company; the lenders party thereto from time to time; and Citicorp North America, Inc., as administrative agent and collateral agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original 2011 Term Agreement or other credit agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a 2011 Term Agreement).

“2011 Term Facility” means the collective reference to the 2011 Term Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original 2011 Term Agreement or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a 2011 Term Facility). Without limiting the generality of the foregoing, the term “2011 Term Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Additional Assets” means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Related Business (including any capital expenditures on any property or assets already so used); (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) a disposition of Cash Equivalents, Investment Grade Securities or Temporary Cash Investments, (iv) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (v) any Restricted Payment Transaction, (vi) a disposition that is governed by the provisions described under “—Merger and Consolidation,” (vii) any Financing Disposition, (viii) any “fee in lieu” or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (ix) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, (x) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization, (xi) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement, (xii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xiii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiv) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, (xv) any disposition or series of related dispositions for aggregate consideration not to exceed $40.0 million, (xvi) any Exempt Sale and Leaseback Transaction or (xvii) the abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries taken as a whole.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.

“Borrowing Base” means the sum of (1) 95% of the book value of Inventory of the Company and its Domestic Subsidiaries, (2) 85% of the book value of Receivables of the Company and its Domestic Subsidiaries, (3) 85% of the book value of Equipment of the Company and its Domestic Subsidiaries, (4) 85% of the book value (or if higher appraised value) of Real Property of the Company and its Domestic Subsidiaries and (5) cash, Cash Equivalents and Temporary Cash Investments of the Company and its Domestic Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith). The Borrowing Base, as of any date of determination, shall not include Inventory, Equipment or Real Property the acquisition of which shall have been financed or refinanced by the Incurrence of Purchase Money Obligations pursuant to clause (b)(iv) of the covenant described under “—Certain Covenants—Limitation on Indebtedness,” to the extent such Purchase Money Obligations (or any Refinancing Indebtedness in respect thereof) shall then remain outstanding pursuant to such clause (on a pro forma basis after giving effect to an Incurrence of Indebtedness and the application of proceeds therefrom).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents” means any of the following: (a) money, (b) securities issued or fully guaranteed or insured by the United States of America or a member state of The European Union or any agency or instrumentality of any thereof, (c) time deposits, certificates of deposit or bankers’ acceptances of (i) any lender under any Senior Credit Agreement or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (f) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended and (g) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors.

“CD&R” means Clayton, Dubilier & Rice, LLC and any successor in interest thereto, or any successor to CD&R’s investment management business.

“CD&R Investors” means, collectively, (i) Clayton, Dubilier & Rice Fund VII, L.P., or any successor thereto, (ii) CD&R Parallel Fund VII, L.P., or any successor thereto, (iii) CD&R Parallel Fund VII (Co-Investment), L.P., or any successor thereto, and (iv) any Affiliate of any CD&R Investor.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commodities Agreement” means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Company” means US Foodservice, Inc., a Delaware corporation, and any successor in interest thereto. The Company is currently named US Foods, Inc.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided that

(1) if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

(2) if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

(5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest

Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), (ii) Consolidated Interest Expense, all items excluded from the definition of Consolidated Interest Expense pursuant to clause (iii) thereof (other than Special Purpose Financing Expense), any Special Purpose Financing Fees, and (for purposes of the Consolidated Secured Leverage Ratio and the Consolidated Total Leverage Ratio) any Special Purpose Financing Expense, (iii) depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by the Indenture (whether or not consummated or incurred, and including any offering or sale of Capital Stock to the extent the proceeds thereof were intended to be contributed to the equity capital of the Company or any of its Restricted Subsidiaries), (v) the amount of any minority interest expense, (vi) any management, monitoring, consulting and advisory fees and related expenses paid to any of CD&R, KKR or any of their respective Affiliates, (vii) interest and investment income, (viii) the amount of net cost savings projected by the Company in good faith to be realized as a result of actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions have been taken or are to be taken within 15 months after the date of determination to take such action and (z) the aggregate amount of cost savings added pursuant to this clause (viii) shall not exceed $50.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the proviso to the definition of “Consolidated Coverage Ratio,” “Consolidated Secured Leverage Ratio” or “Consolidated Total Leverage Ratio”), (ix) the amount of loss on any Financing Disposition, and (x) any costs or expenses pursuant to any management or employee stock option or other equity-related plan, program or arrangement, or other benefit plan, program or arrangement, or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Company or an issuance of Capital Stock of the Company (other than Disqualified Stock) and excluded from the calculation set forth in clause (a)(3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Consolidated Indebtedness” means, at the date of determination thereof, an amount equal to the aggregate principal amount of outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit), Capitalized Lease Obligations and debt obligations evidenced by bonds, debentures, notes or similar instruments, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations).

“Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, Special Purpose Financing Expense, accretion or accrual of discounted liabilities not constituting Indebtedness, expense resulting from discounting of Indebtedness in conjunction with recapitalization or purchase accounting, and any “additional interest” in respect of registration rights arrangements for any securities, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that there shall not be included in such Consolidated Net Income:

(1) any net income (loss) of any Unrestricted Subsidiary and (solely for purposes of determining the amount available for Restricted Payments under clause (a)(3)(A) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,”) any net income (loss) of any Person that is not the Company or a Subsidiary, except that the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below),

(2) solely for purposes of determining the amount available for Restricted Payments under clause (a)(3)(A) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Notes, the Senior Subordinated Notes, the Indenture or the Senior Subordinated Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue Date), except that the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause),

(3) any gain or loss realized upon (x) the sale, abandonment or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors) or (y) the disposal, abandonment or discontinuation of operations of the Company or any Restricted Subsidiary, and any income (loss) from disposed, abandoned or discontinued operations,

(4) any extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges (or any amortization thereof) associated with the Transactions or any acquisition, merger or consolidation, whether or not completed), any severance, relocation, consolidation, closing, integration, facilities opening, business optimization, transition or restructuring costs, charges or expenses, any signing, retention or completion bonuses, and any costs associated with curtailments or modifications to pension and post-retirement employee benefit plans,

(5) the cumulative effect of a change in accounting principles,

(6) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments,

(7) any unrealized gains or losses in respect of Currency Agreements,

(8) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

(9) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards,

(10) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary,

(11) any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments),

(12) any impairment charge or asset write-off, including any charge or write-off related to intangible assets, long-lived assets or investments in debt and equity securities, and any amortization of intangibles,

(13) any fees and expenses (or amortization thereof), and any charges or costs, in connection with any acquisition, Investment, Asset Disposition, issuance of Capital Stock, issuance, repayment or refinancing of Indebtedness, or amendment or modification of any agreement or instrument relating to any Indebtedness (in each case, whether or not completed, and including any such transaction consummated prior to the Issue Date),

(14) any accruals and reserves established or adjusted within twelve months after the Issue Date that are established as a result of the Transactions, and any changes as a result of adoption or modification of accounting policies, and

(15) to the extent covered by insurance and actually reimbursed (or the Company has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365 day period)), any expenses with respect to liability or casualty events or business interruption.

Notwithstanding the foregoing, for the purpose of clause (a)(3)(A) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Company to increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(C) or (D) thereof.

“Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to (a) the Consolidated Indebtedness as of such date that is then secured by Liens on property or assets of the Company and its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby), minus (b) the aggregate amount of Unrestricted Cash of the Company and its Restricted Subsidiaries as of the date of the Company’s consolidated balance sheet most recently delivered under the covenant described under “—Certain Covenants—Reports and Other Information” (or, prior to the first such delivery, the most recent consolidated balance sheet of the Company and its Subsidiaries available as of the Issue Date).

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available, provided that:

(1) if since the beginning of such period the Company or any Restricted Subsidiary shall have made a Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2) if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company.

“Consolidated Tangible Assets” means, as of any date of determination, the total assets less the sum of the goodwill, net, and other intangible assets, net, in each case reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Company for which such a balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Consolidated Total Indebtedness” means, at the date of determination thereof, an amount equal to (1) the aggregate principal amount of outstanding Indebtedness of the Company and its Restricted Subsidiaries as of

such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit), Capitalized Lease Obligations and debt obligations evidenced by bonds, debentures, notes or similar instruments, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations), minus (2) the amount of Unrestricted Cash held by the Company and its Restricted Subsidiaries as of the end of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Total Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available, provided that:

(1) if since the beginning of such period the Company or any Restricted Subsidiary shall have made a Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2) if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company.

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing any obligation that does not constitute Indebtedness (a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Amounts” means the aggregate amount of capital contributions applied by the Company to permit the Incurrence of Contribution Indebtedness pursuant to clause (b)(xi) of the covenant described under “—Certain Covenants—Limitation on Indebtedness.”

“Contribution Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company or such Restricted Subsidiary after July 3, 2007 (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness (a) is incurred within 180 days after the making of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the date of Incurrence thereof.

“Credit Facilities” means one or more of (i) the Senior Term Facility, (ii) the Senior ABL Facility, (iii) the Senior Revolving Facility, (iv) the 2011 Term Facility and (v) any other facilities or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables, inventory or real estate financings (including without limitation through the sale of receivables, inventory, real estate and/or other assets to such institutions or to special purpose entities formed to borrow from such institutions against such receivables, inventory, real estate and/or other assets or the creation of any Liens in respect of such receivables, inventory, real estate and /or other assets in favor of such institutions), letters of credit or certain Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Credit Facility Indebtedness” means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of any Credit Facility, including without limitation any principal, premium, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation.

“Designated Preferred Stock” means Preferred Stock of the Company (other than Disqualified Stock) or any Parent that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate of the Company.

“Designated Senior Indebtedness” means with respect to a Person (i) the Credit Facility Indebtedness under or in respect of the Senior Credit Facilities and (ii) any other Senior Indebtedness of such Person that, at the date of determination, has an aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in an agreement or instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of the Indenture.

“Disinterested Directors” means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Company, or one or more members of the Board of Directors of a Parent, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any Parent or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the “Notes”; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“Equipment” means vehicles consisting of refrigerated straight trucks, tractor trucks, refrigerated van trailers, other trucks and trailers with refrigeration units, and other vans, trucks, tractors and trailers.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contribution” means Net Cash Proceeds, or the Fair Market Value of property or assets, received by the Company as capital contributions to the Company after July 3, 2007 or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company and not previously included in the calculation set forth in clause (a)(3)(B)(x) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” for purposes of determining whether a Restricted Payment may be made.

“Exempt Sale and Leaseback Transaction” means any Sale and Leaseback Transaction (a) in which the sale or transfer of property occurs within 90 days of the acquisition of such property by the Company or any of its Subsidiaries or (b) that involves property with a book value of $15.0 million or less and is not part of a series of related Sale and Leaseback Transactions involving property with an aggregate value in excess of such amount and entered into with a single Person or group of Persons. For purposes of the foregoing, “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Company or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary.

“Existing Senior Notes” means the Company’s 10  1/4% Senior Cash Pay Notes Due 2015 and the Company’s 10 1/4%/11% Senior Toggle Notes Due 2015, in each case issued under the Indenture, dated as of

July 3, 2008, among the Company, the Subsidiary Guarantors parties thereto from time to time and Wells Fargo Bank, National Association, as trustee.

“Fair Market Value” means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board of Directors, whose determination will be conclusive.

“Financing Disposition” means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets (a) by the Company or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets or (b) by the Company or any Subsidiary thereof to or in favor of any Special Purpose Entity that is not a Special Purpose Subsidiary.

“Fixed GAAP Date” means July 3, 2007, provided that at any time after the Issue Date, the Company may by written notice to the Trustee elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms” means (a) the definitions of the terms “Borrowing Base,” “Capitalized Lease Obligation,” “Consolidated Coverage Ratio,” “Consolidated EBITDA,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Secured Indebtedness,” “Consolidated Secured Leverage Ratio,” “Consolidated Tangible Assets,” “Consolidated Total Indebtedness,” “Consolidated Total Leverage Ratio” and “Foreign Borrowing Base,” (b) all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of the Indenture or the “Notes” that, at the Company’s election, may be specified by the Company by written notice to the Trustee from time to time.

“Foreign Borrowing Base” means the sum of (1) 95% of the book value of Inventory of Foreign Subsidiaries, (2) 85% of the book value of Receivables of Foreign Subsidiaries, (3) 85% of the book value of Equipment of Foreign Subsidiaries, (4) 85% of the book value (or if higher appraised value) of Real Property of the Company and its Foreign Subsidiaries and (5) cash, Cash Equivalents and Temporary Cash Investments of Foreign Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith. The Foreign Borrowing Base, as of any date of determination, shall not include Inventory, Equipment or Real Property the acquisition of which shall have been financed or refinanced by the Incurrence of Purchase Money Obligations pursuant to clause (b)(iv) of the covenant described under “—Certain Covenants—Limitation on Indebtedness,” to the extent such Purchase Money Obligations (or any Refinancing Indebtedness in respect thereof) shall then remain outstanding pursuant to such clause (on a pro forma basis after giving effect to an Incurrence of Indebtedness and the application of proceeds therefrom).

“Foreign Subsidiary” means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary and (b) any Restricted Subsidiary of the Company that has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), and intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof) and other assets relating to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting

Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following: If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of the Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligations” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“Holder” or “Noteholder” means the Person in whose name a “Note” is registered in the Note Register.

“Holding” means USF Holding Corp., a Delaware corporation, and any successor in interest thereto.

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“Incur” means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of indebtedness of such Person for borrowed money,

(2) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(3) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

(5) all Capitalized Lease Obligations of such Person,

(6) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

(7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,

(8) all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person, and

(9) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); provided that Indebtedness shall not include Contingent Obligations Incurred in the ordinary course of business.

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

“Inventory” means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment” in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, consultants, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value (as determined in good faith by the Company) at the time of such transfer and (iii) for purposes of clause 3(C) of paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” the amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of such redesignation. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that to the extent that the amount of Restricted Payments outstanding at any time pursuant to paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any other Rating Agency.

“Investment Grade Securities” means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investors” means (i) the CD&R Investors and the KKR Investors, (ii) any Person that acquired Voting Stock of Holding on or prior to July 3, 2007 and any Affiliate of such Person, and (iii) any of their respective successors in interest.

“Issue Date” means May 11, 2011.

“Junior Capital” means, collectively, any Indebtedness of any Parent or the Company that (i) is not secured by any asset of the Company or any Restricted Subsidiary, (ii) is expressly subordinated to the prior payment in full of the Notes on terms reasonably satisfactory to the Trustee (it being understood that subordination terms consistent with those for senior subordinated high yield debt securities issued by companies sponsored by CD&R and/or KKR are so satisfactory), (iii) has a final maturity date that is not earlier than, and provides for no scheduled payments of principal prior to, the date that is 91 days after the maturity of the Notes (other than through conversion or exchange of any such Indebtedness for Capital Stock (other than Disqualified Stock) of the Company, Capital Stock of any Parent or any other Junior Capital), (iv) has no mandatory redemption or prepayment obligations other than obligations that are subject to the prior payment in full in cash of the Notes and (v) does not require the payment of cash interest until the date that is 91 days after the maturity of the Notes.

“KKR” means Kohlberg Kravis Roberts & Co. L.P.

“KKR Investors” means KKR and each of its Affiliates.

“Liabilities” means, collectively, any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Advances” means (1) loans or advances made to directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $15.0 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under the covenant described under “—Certain Covenants—Limitation on Indebtedness.”

“Management Agreements” means, collectively, (i) the Share Subscription Agreements, each dated as of July 3, 2007, between Holding and each of the Investors party thereto, (ii) the Consulting Agreements, each dated as of July 3, 2007, among Holding and the Company and each of CD&R and KKR, or Affiliates thereof, respectively, (iii) the Indemnification Agreements, each dated as of July 3, 2007, among Holding and the Company and each of (a) CD&R and each CD&R Investor and (b) KKR and each KKR Investor, or Affiliates thereof, respectively, (iv) the Registration Rights Agreement, dated as of July 3, 2007, among Holding and the Investors party thereto and any other Person party thereto from time to time, (v) the Stockholders Agreement, dated as of July 3, 2007, by and among Holding and the Investors party thereto and any other Person party thereto from time to time, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture and (vi) any other agreement primarily providing for indemnification and/or contribution for the benefit of any Permitted Holder in respect of Liabilities resulting from, arising out of or in connection with, based upon or relating to (a) any management consulting, financial advisory, financing, underwriting or placement services or other investment banking activities, (b) any offering of securities or other financing activity or arrangement of or by any Parent or any of its Subsidiaries or (c) any action or failure to act of or by any Parent or any of its Subsidiaries (or any of their respective predecessors); in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

“Management Guarantees” means guarantees (x) of up to an aggregate principal amount outstanding at any time of $30.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $15.0 million in the aggregate outstanding at any time.

“Management Indebtedness” means Indebtedness Incurred to any Management Investor to finance the repurchase or other acquisition of Capital Stock of the Company or any Parent (including any options, warrants or other rights in respect thereof) from any Management Investor, which repurchase or other acquisition of Capital Stock is permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Management Investors” means the officers, directors, employees and other members of the management of any Parent, the Company or any of their respective Subsidiaries, or family members or relatives thereof (provided that, solely for purposes of the definition of “Permitted Holders,” such relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Company, which determination shall be conclusive), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any Parent.

“Management Stock” means Capital Stock of the Company or any Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Material Subsidiary” means any Restricted Subsidiary, other than one or more Restricted Subsidiaries designated by the Company that individually and in the aggregate (if considered a single Person) do not constitute a Significant Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Cash” from an Asset Disposition means an amount equal to the cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”), (ii) all payments made, and all installment payments required to be made, on any Indebtedness (x) that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or (y) that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, including but not limited to any payments required to be made to increase borrowing availability under any revolving credit facility, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition, (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained, indemnified or insured by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition, and (v) the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Company or any Restricted Subsidiary, in either case in respect of such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Officer” means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors).

“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Parent” means any of Holding and any Other Parent and any other Person that is a Subsidiary of Holding or any Other Parent and of which the Company is a Subsidiary. As used herein, “Other Parent” means a Person of which the Company becomes a Subsidiary after the Issue Date, provided that either (x) immediately after the Company first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of a Parent of the Company immediately prior to the Company first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Company first becoming a Subsidiary of such Person.

“Parent Expenses” means (i) costs (including all professional fees and expenses) incurred by any Parent in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, the Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Company or any Subsidiary thereof, (iii) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with or for the benefit of any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iv) other administrative and operational expenses of any Parent incurred in the ordinary course of business, and (v) fees and expenses incurred by any Parent in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Permitted Holder” means any of the following: (i) any of the Investors; (ii) any of the Management Investors, CD&R, KKR, and their respective Affiliates; (iii) any investment fund or vehicle managed, sponsored or advised by CD&R, KKR, or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (iv) any limited or general partners of, or other investors in, any CD&R Investor or KKR Investor or any Affiliate thereof, or any such investment fund or vehicle (in the case of any such limited partner or other investor, for purposes of the definition of “Change of Control,” the beneficial ownership of the Voting Stock of the Company of any such limited partner or other investor shall be limited to the extent of any Capital Stock of the Company or any Parent, or any interest therein, held by such Person that such Person shall have received by way of a dividend or distribution (on no more than a pro rata basis) from such CD&R Investor, KKR Investor, Affiliate, or investment fund or vehicle); and (v) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Company. In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture, together with its Affiliates, shall thereafter constitute Permitted Holders.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

(1) a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary);

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary (and, in each case, any Investment held by such other Person that was not acquired by such Person in contemplation of such merger, consolidation or transfer);

(3) Temporary Cash Investments, Investment Grade Securities or Cash Equivalents;

(4) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(5) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(6) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(7) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

(8) Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(9) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “—Certain Covenants—Limitation on Liens”;

(10) (1) Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition by or to or in favor of any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company, or any Parent, provided that if such Parent receives cash from the relevant Special Purpose Entity in exchange for such note, an equal cash amount is contributed by any Parent to the Company;

(11) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

(12) “Notes” or Senior Subordinated Notes;

(13) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), or Capital Stock of any Parent or Junior Capital as consideration;

(14) Management Advances;

(15) Investments in Related Businesses in an aggregate amount outstanding at any time not to exceed the greater of $175 million and 4.2% of Consolidated Tangible Assets;

(16) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of paragraph (b) of the covenant described under “—Certain Covenants—Limitation on Transactions with Affiliates” (except transactions described in clauses (i), (v) and (vi) of such paragraph), including any Investment pursuant to any transaction described in clause (ii) of such paragraph (whether or not any Person party thereto is at any time an Affiliate of the Company);

(17) any Investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Company or any of its Subsidiaries, which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable; and

(18) other Investments in an aggregate amount outstanding at any time not to exceed the greater of $200 million and 4.8% of Consolidated Tangible Assets.

If any Investment pursuant to clause (xv) or (xviii) above, or clause (vii) of paragraph (b) of the covenant described under “Certain Covenants—Limitation on Restricted Payments,” as applicable, is made in any Person that is not a Restricted Subsidiary and such Person thereafter (A) becomes a Restricted Subsidiary or (B) is merged or consolidated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, then, such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) above, respectively, and not clause (xv) or (xviii) above, or clause (vii) of paragraph (b) of the covenant described under “Certain Covenants—Limitation on Restricted Payments,” as applicable (and, in the case of the foregoing clause (A), for so long as such Person continues to be a Restricted Subsidiary unless and until such Person is merged or consolidated into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary).

“Permitted Liens” means:

(1) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

(2) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

(3) pledges, deposits or Liens in connection with workers’ compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(4) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(5) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(6) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

(7) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(8) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(9) Liens arising out of judgments, decrees, orders or awards in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(10) leases, subleases, licenses or sublicenses to or from third parties;

(11) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (1) Indebtedness Incurred in compliance with clause (b)(i), (b)(iv), (b)(v), (b)(vii), (b)(viii), (b)(ix) or (b)(x) of the covenant described under “—Certain Covenants—Limitation on Indebtedness,” or clause (b)(iii) thereof (other than the Senior Subordinated Notes and Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof), (2) Credit Facility Indebtedness Incurred in compliance with paragraph (b) of the covenant described under “—Certain Covenants—Limitation on Indebtedness,” (3) the “Notes”, (4) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, (5) Indebtedness or other obligations of any Special Purpose Entity, or (6) obligations in respect of Management Advances or Management Guarantees; in each case under the foregoing clauses (1) through (6) including Liens securing any Guarantee of any thereof;

(12) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate; provided further, that for purposes of this clause (l), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the Company, and any property or assets of such Person or any such Subsidiary shall be deemed acquired by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

(13) Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(14) any encumbrance or restriction (including, but not limited to, pursuant to put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(15) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

(16) Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, including Liens arising under or by reason of the Perishable Agricultural Commodities Act of 1930, as amended from time to time, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on receivables (including related rights), (4) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (5) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (6) in favor of the Company or any Subsidiary (other than Liens on property or assets of the Company or any Subsidiary Guarantor in favor of any Subsidiary that is not a Subsidiary Guarantor), (7) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (8) on inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods, (9) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (10) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (11) arising in connection with repurchase agreements permitted under the covenant described under “—Certain Covenants—Limitation on Indebtedness,” on assets that are the subject of such repurchase agreements or (12) in favor of any Special Purpose Entity in connection with any Financing Disposition;

(17) other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $75 million at any time outstanding; and

(18) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Indebtedness Incurred in compliance the covenant described under “—Certain Covenants—Limitation on Indebtedness,” provided that on the date of the Incurrence of such Indebtedness after giving effect to such Incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness), the Consolidated Secured Leverage Ratio shall not exceed 5.75:1.00.

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Purchase” is as defined in the definition of Consolidated Coverage Ratio.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Rating Agencies” means, collectively, Moody’s and S&P, or, if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Real Property” means land, buildings, structures and other improvements located thereon, fixtures attached thereto, and rights, privileges, easements and appurtenances related thereto, and related property interests.

“Receivable” means a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the “Notes”), (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Company, or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to the covenant described under “—Certain Covenants—Limitation on Indebtedness” or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means those businesses in which the Company or any of its Subsidiaries is engaged on the date of the Indenture, or that are similar, related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Related Taxes” means (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on payments made by any Parent other than to another Parent), required to be paid by any Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company, any of its Subsidiaries or any Parent), or being a holding company parent of the Company, any of its Subsidiaries or any Parent or receiving dividends from or other distributions in respect of the Capital Stock of the Company, any of its Subsidiaries or any Parent, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company or any of its Subsidiaries is permitted to make payments to any Parent pursuant to the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Company or any Subsidiary thereof, (y) any taxes attributable to any taxable period (or portion thereof) ending on or prior to the Issue Date, or to any Parent’s receipt of (or entitlement to) any payment in connection with the 2007 Transactions, including any payment received after the Issue Date pursuant to any agreement related to the 2007 Transactions or (z) any other federal, state, foreign or local taxes measured by income for which any Parent is liable, up to an amount not to exceed with respect to federal taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code) of which it were the common parent, or with respect to state and local taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated, combined or unitary basis as if the Company had filed a consolidated, combined or unitary return on behalf of an affiliated group consisting only of the Company and its Subsidiaries. Taxes shall include all interest and penalties with respect thereto and all additions thereto.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Restricted Payment Transaction” means any Restricted Payment permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (i) and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale” is as defined in the definition of Consolidated Coverage Ratio.

“SEC” means the Securities and Exchange Commission.

“Senior ABL Agreement” means the Credit Agreement, dated as of July 3, 2007, among the Company, the lenders party thereto from time to time; and Citicorp North America, Inc., as administrative agent and collateral agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior ABL Agreement or other credit agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior ABL Agreement).

“Senior ABL Facility” means the collective reference to the Senior ABL Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior ABL Agreement or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior ABL Facility). Without limiting the generality of the foregoing, the term “Senior ABL Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Senior Credit Agreements” means, collectively, the Senior ABL Agreement, the Senior Revolving Credit Agreement, the Senior Term Agreement and the 2011 Term Agreement.

“Senior Credit Facilities” means, collectively, the Senior ABL Facility, the Senior Revolving Credit Facility, the Senior Term Facility and the 2011 Term Facility.

“Senior Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary other than, in the case of the Company, Subordinated Obligations and, in the case of any Subsidiary Guarantor, Guarantor Subordinated Obligations.

“Senior Revolving Credit Agreement” means the Credit Agreement, dated as of July 3, 2007, among the Company; the lenders party thereto from time to time; and Citicorp North America, Inc., as administrative agent and collateral agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Revolving Credit Agreement or other credit agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Revolving Credit Agreement).

“Senior Revolving Credit Facility” means the collective reference to the Senior Revolving Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Revolving Credit Agreement or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Revolving Credit Facility). Without limiting the generality of the foregoing, the term “Senior Revolving Credit Facility” shall include any agreement

(i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Senior Subordinated Indenture” means the Indenture, dated as of July 3, 2008, among the Company, the subsidiary guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee, governing the 11 1/4%/12% Senior Subordinated Notes due 2017 of the Company, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Senior Subordinated Notes” means the “Notes” as such term is defined in the Senior Subordinated Indenture.

“Senior Term Agreement” means the Credit Agreement, dated as of July 3, 2007, among the Company; the lenders party thereto from time to time; and Citicorp North America, Inc., as administrative agent and collateral agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Term Agreement or other credit agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Term Agreement).

“Senior Term Facility” means the collective reference to the Senior Term Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Term Agreement or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Term Facility). Without limiting the generality of the foregoing, the term “Senior Term Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.

“Special Purpose Entity” means (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and /or other receivables, and/or related assets and/or (ii) acquiring, selling, leasing, financing or refinancing Real Property and/or related rights (including under leases and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets) and/or (iii) financing or refinancing in respect of Capital Stock of any Special Purpose Subsidiary.

“Special Purpose Financing” means any financing or refinancing of assets consisting of or including Receivables and/or Real Property of the Company or any Restricted Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition (including any financing or refinancing in respect of Capital Stock of a Special Purpose Subsidiary held by another Special Purpose Subsidiary).

“Special Purpose Financing Expense” means for any period, (a) the aggregate interest expense for such period on any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary, which Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), and (b) Special Purpose Financing Fees.

“Special Purpose Financing Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

“Special Purpose Financing Undertakings” means representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Company or any of its Restricted Subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes, (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the Company or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, or (iii) any Guarantee in respect of customary recourse obligations (as determined in good faith by the Company) in connection with any collateralized mortgage-backed securitization or any other Special Purpose Financing or Financing Disposition in respect of Real Property, including in respect of Liabilities in the event of any involuntary case commenced with the collusion of any Special Purpose Subsidiary or any Affiliate thereof, or any voluntary case commenced by any Special Purpose Subsidiary, under any applicable Bankruptcy Law, and (y) subject to the preceding clause (x) any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Company or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

“Special Purpose Subsidiary” means a Subsidiary of the Company that (a) is engaged solely in (x) the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and /or (ii) acquiring, selling, leasing, financing or refinancing Real Property and/or related rights (including under leases and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets), all proceeds thereof and all rights (contractual and other), collateral and/or other assets relating thereto, and/or (iii) owning or holding Capital Stock of any Special Purpose Subsidiary and/or engaging in any financing or refinancing in respect thereof, and (y) any business or activities incidental or related to such business, and (b) is designated as a “Special Purpose Subsidiary” by the Company.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

“Subordinated Obligations” means any Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter Incurred) that is expressly subordinated in right of payment to the “Notes” pursuant to a written agreement.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means any guarantee of the “Notes” that may from time to time be entered into by a Restricted Subsidiary of the Company on the Issue Date or after the Issue Date pursuant to the covenant described under “—Certain Covenants—Future Subsidiary Guarantors.”

“Subsidiary Guarantor” means any Restricted Subsidiary of the Company that enters into a Subsidiary Guarantee.

“Successor Company” shall have the meaning assigned thereto in clause (i) under “—Merger and Consolidation.”

“Tax Sharing Agreement” means the Tax Sharing Agreement, dated as of July 3, 2007, between the Company and Holding, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

“Temporary Cash Investments” means any of the following: (i) any investment in (x) direct obligations of the United States of America, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States of America or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 24 months after the date of acquisition, issued by a Person (other than that of the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than 24 months after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “BBB-” by S&P or “Baa3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Indebtedness or Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-7bbbb) as in effect on the date of the Indenture, except as otherwise provided therein.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transactions” means, collectively, any or all of the following: (i) the entry into the Indenture, and the offer and issuance of the “Notes”, (ii) the entry into the 2011 Term Facility and Incurrence of Indebtedness thereunder by one or more of the Company and its Subsidiaries, (iii) the redemption of the Existing Senior Notes, and (iv) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such corporate trust officers who shall have direct responsibility for the administration of the Indenture, or any other officer of the Trustee to whom a corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Unrestricted Cash” means cash, Cash Equivalents and Temporary Cash Investments, other than as disclosed in the consolidated financial statements of the Company as a line item on the balance sheet as “restricted cash” (excluding any escrowed amount under any Special Purpose Financing in respect of Real Property entered into in connection with the 2007 Transactions). For the avoidance of doubt, proceeds of Receivables held on deposit from time to time by or on behalf of a Special Purpose Subsidiary or its related Receivables trust shall constitute Unrestricted Cash.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (A) such designation was made at or prior to the Issue Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then either such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or such covenant shall not then be in effect. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) the Company could Incur at least $1.00 of additional Indebtedness under paragraph (a) in the covenant described under “—Certain Covenants—Limitation on Indebtedness” or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose

Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to paragraph (b) of the covenant described under “—Certain Covenants—Limitation on Indebtedness.” Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company’s Board of Directors giving effect to such designation and an Officer’s Certificate of the Company certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii) is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

“Wholly Owned Domestic Subsidiary” means as to any Person, any Domestic Subsidiary of such Person that is a Material Subsidiary of such Person, and of which such Person owns, directly or indirectly through one or more Wholly Owned Domestic Subsidiaries, all of the Capital Stock of such Domestic Subsidiary.

FORM, DENOMINATION, TRANSFER, EXCHANGE

AND BOOK-ENTRY PROCEDURES FOR THE NOTES

The Notes were issued in fully registered form, without interest coupons. The Notes were issued and may be transferred only in minimum denominations of $2,000 and integral multiple of $1,000 in excess thereof. The Notes were not issued in bearer form.

Global Notes

The Notes were issued in the form of several registered notes in global form, without interest coupons, or the “Global Notes.” Each of the Global Notes representing Notes (the “Global Notes”) were deposited with the Trustee as custodian for The Depository Trust Company, or “DTC,” and registered in the name of Cede & Co., as nominee of DTC.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the depository or to a successor of the depository or its nominee. Beneficial interests in the Global Notes may not be exchanged for securities in certificated form except in the limited circumstances described below under “—Certificated Notes.”

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Exchanges Among Global Notes

Beneficial interests in one Global Note may generally be exchanged for interests in another Global Note. A beneficial interest in a Global Note relating to a class of Notes that is transferred to a person who takes delivery through another Global Note relating to the same class of Notes will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other Global Note.

Book-entry Procedures for Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the selling noteholders are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, banks and trust companies; clearing corporations; and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the corresponding class of Notes represented by that Global Note for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have the corresponding class of Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•

will not be considered the owners or holders of the corresponding class of Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the applicable Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of the corresponding class of Notes under the applicable Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in a Global Note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments of principal, premium (if any) and interest with respect to each respective class of Notes represented by the corresponding Global Note will be made by the Trustee or Paying Agent in dollars to DTC’s nominee as the registered holder of such Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC. Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Cross-market transfers of Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or

Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear or Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

DTC has advised us that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for any subsequent exchange or conversion of Notes) only at the direction of one or more participants to whose account with DTC, interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 120 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 120 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated Notes; or

•	an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from DTC to issue such Notes in certificated form.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations relating to the ownership and disposition of the Notes. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change or to different interpretation, possibly with retroactive effect. This discussion only addresses tax considerations for purchasers who intend to hold the Notes as capital assets. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks or other financial institutions, insurance companies, dealers in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the U.S., partnerships, other pass-through entities, persons that hold the Notes as part of a straddle, hedge, conversion or other integrated transaction, U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar, “controlled foreign corporations,” or “passive foreign investment companies”). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the U.S., (ii) a corporation (or other entity taxed as a corporation) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

The term “Non-U.S. Holder” means a beneficial owner of a Note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes. For purposes of this Certain U.S. Federal Tax Considerations section only, the term “Holder” means a U.S. Holder or a Non-U.S. Holder (as those terms are defined herein).

If an entity treated as a partnership for U.S. federal income tax purposes invests in a Note, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of the entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of the Notes.

In certain circumstances, we are required to make payments on the Notes in addition to stated principal and interest. In particular, we are required to pay 101% of the face amount of any Note purchased by us at the Holder’s election after a change of control, as described above under the headings “Description of the Notes—Change of Control.” U.S. Treasury regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a Holder’s income, gain or loss with respect to the Notes to be different from those described below. For purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. We intend to treat the possibility of our making any of the above payments as remote or to treat such payments as incidental. Accordingly, we do not intend to treat the Notes as contingent payment debt instruments. Our treatment will be binding on all Holders, except a Holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the Notes were acquired by such Holder. However, our treatment is not binding on the IRS. If the IRS were to challenge our treatment, a Holder might be required to accrue income on the Notes in excess of stated interest and to treat as ordinary income, rather than capital gain, any gain recognized on the disposition of the Notes before the resolution of the contingencies. In any event, if we actually make any such additional payment, the timing, amount and character of a Holder’s income, gain or loss with respect to the Notes may be affected. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. This summary is not binding on the Internal Revenue Service (“IRS”). We have not sought, and will not seek, a ruling from the IRS with respect to any of the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements, or that a contrary position taken by the IRS would not be sustained by a court. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

U.S. Holders

Interest
In general, interest payable on the Notes will be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Market Discount

If a U.S. Holder acquires a Note at a cost that is less than its principal amount, the amount of such difference is treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment prior to maturity on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In addition, a U.S. Holder may be required to defer, until the maturity or earlier taxable disposition of a Note with market discount, the deduction of all or a portion of any interest expense on any indebtedness incurred or maintained to acquire or carry such Note.

In general, market discount will be considered to accrue ratably during the period from the acquisition date to the maturity date of such Note, unless the U.S. Holder makes an irrevocable election to accrue market discount under a constant yield method. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield method), in which case the interest deferral rule described above will not apply. This election will apply to all debt instruments acquired by the U.S. Holder in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors before making this election. Market discount included in income currently will be added to a U.S. Holder’s tax basis in the Notes.

Amortizable Bond Premium

A U.S. Holder whose basis in a Note immediately after its acquisition by such U.S. Holder exceeds all amounts payable on such Note after such purchase (other than payments of qualified stated interest) will be considered as having purchased the Note with “bond premium.” U.S. Holders generally may elect to amortize bond premium over the remaining term of the Note, using a constant yield method, as an offset to interest income. An electing U.S. Holder must reduce its tax basis in a Note by the amount of premium used to offset qualified stated interest income as set forth above. The election to amortize bond premium, once made, will apply to all debt instruments held or subsequently acquired by the U.S. Holder in or after the first taxable year to which the election apples and may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors before making this election. If an election to amortize bond premium is not made, a U.S. Holder must include all amounts of taxable interest in income without reduction for such premium, and may receive a tax benefit from the premium only in computing such U.S. Holder’s gain or loss upon a disposition of the Note.

Sale, Exchange, Retirement or Other Disposition of the Notes

Upon the sale, exchange, retirement or other disposition of a Note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange, retirement or other disposition (other than any amount attributable to accrued interest, which, if not previously included in such U.S. Holder’s income, will be taxable as interest income to such U.S. Holder) and such U.S. Holder’s “adjusted tax basis” in such Note. A U.S. Holder’s “adjusted tax basis” in a Note is generally the U.S. Holder’s cost for such Note, increased by the amount of accrued market discount (if current inclusion is elected as described in more detail above) and decreased by any amortized bond premium and the aggregate amount of payments (other than stated interest) on such Note to date. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such Note for more than one year at the time of such sale, exchange, retirement or disposition. Net long-term capital gain of certain non-corporate U.S. Holders is generally subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to a U.S. Holder with respect to payments of interest on, or proceeds from the sale, exchange, retirement or other disposition of, a Note, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payments or proceeds to a U.S. Holder that are subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9 or suitable substitute form) to the applicable withholding agent certifying that, among other things, its taxpayer identification number (which for an individual would be such individual’s Social Security number) is correct, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

Recent Legislation Relating to Net Investment Income

Recently-enacted legislation imposes a 3.8% tax on the “net investment income” of certain U.S. individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest and certain net gain from the disposition of investment property, less certain deductions. U.S. Holders should consult their tax advisors with respect to the tax consequences of the legislation described above.

Non-U.S. Holders

Subject to the discussion below concerning backup withholding:

(a)	payments of principal, interest and premium with respect to a Note owned by a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax; provided that, in the case of amounts treated as payments of interest, (i) such amounts are not effectively connected with the conduct of a trade or business in the U.S. by such Non-U.S. Holder; (ii) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (iii) such Non-U.S. Holder is not a controlled foreign corporation described in Section 957(a) of the Code that is related to us through stock ownership; (iv) such Non-U.S. Holder is not a bank whose receipt of such amounts is described in Section 881(c)(3)(A) of the Code; and (v) the certification requirements described below are satisfied; and

(b)

a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, retirement or other disposition of an Note (excluding amounts treated as payments of interest), unless (i) such gain is effectively connected with the conduct of a trade or business in the U.S. by such Non-U.S. Holder or (ii) such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of such sale, exchange, retirement or disposition and certain other conditions are met (in each case, subject to the provisions of any applicable tax treaty).

The certification requirements referred to in clause (a)(v) above generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on IRS Form W-8BEN (or suitable substitute form), signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. person. U.S. Treasury regulations provide additional rules for Notes held through one or more intermediaries or pass-through entities.

If the requirements set forth in clause (a) above are not satisfied with respect to a Non-U.S. Holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN) to the applicable withholding agent.

If a Non-U.S. Holder is engaged in the conduct of a trade or business in the U.S., and if amounts treated as interest on the Notes or as gain realized on the sale, exchange, retirement or other disposition of the Notes are effectively connected with such trade or business, such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such amounts; provided that, in the case of amounts treated as interest, such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

Generally, amounts treated as payments of interest on a Note to a Non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to such Non-U.S. Holder.

The information reporting and backup withholding rules that apply to payments of interest to a U.S. Holder generally will not apply to amounts treated as payments of interest to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.

Proceeds from the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections may be subject to information reporting, but not backup withholding, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other disposition of an Exchange Note by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal Estate Tax

An individual Non-U.S. Holder who, for U.S. federal tax purposes, is not a citizen or resident of the U.S. at the time of such Non-U.S. Holder’s death generally will not be subject to U.S. federal estate taxes on any part of the value of a Note; provided that, at the time of such Non-U.S. Holder’s death, (i) such Non-U.S. Holder does not actually or constructively own 10% or more of the combined voting power of all classes of our stock and (ii) amounts treated as interest earned on the Note are not effectively connected with the conduct of a trade or business in the U.S. by such Non-U.S. Holder.

CERTAIN ERISA CONSIDERATIONS

To ensure compliance with U.S. Internal Revenue Service Circular 230, holders of the Notes are hereby notified that any discussion of tax matters set forth in this summary was written in connection with the promotion or marketing of the Notes or matters addressed herein and was not intended or written to be used, and cannot be used by any holder, for the purpose of avoiding tax-related penalties under federal, state or local law. Each holder should seek advice based on its particular circumstances from an independent tax advisor.

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit employee benefit plans that are subject to Title I of ERISA, as well as individual retirement accounts and other plans subject to Section 4975 of the Code or any entity deemed to hold assets of a plan subject to Title I of ERISA or Section 4975 of the Code (each of which we refer to as a “Plan”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to such Plans. If we are a party in interest with respect to a Plan, the purchase and holding of the Notes by or on behalf of the Plan may be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable statutory or administrative exemption (as described below) or there were some other basis on which the transaction was not prohibited.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”).

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering investing in the Notes on behalf of or with “plan assets” of any Plan or governmental, church or foreign plan consult with their counsel regarding the relevant provisions of ERISA and the Code and applicable Similar Laws and the availability of exemptive relief applicable to the purchase, holding, and disposition of the Notes.

PLAN OF DISTRIBUTION

We are registering the Notes covered by this prospectus to permit selling noteholders to conduct public secondary trading of these Notes from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Notes offered by this prospectus. The aggregate proceeds to the selling noteholders from the sale of the Notes will be the purchase price of the Notes less any discounts and commissions. A selling noteholder reserves the right to accept and, together with their agents, to reject, any proposed purchases of Notes to be made directly or through agents.

The Notes offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling noteholders and their successors, which include their donees, pledgees or transferees or their successors-in-interest, or

•

through underwriters, broker-dealer s or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling noteholders or the purchasers of the Notes. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The selling noteholders and any underwriters, broker-dealer s or agents who participate in the sale or distribution of the Notes may be deemed to be “underwriters” within the meaning of the Securities Act. The selling noteholders identified as or affiliated with registered broker-dealers in the selling noteholders table above (under “Selling Noteholders”) are deemed to be underwriters with respect to securities sold by them pursuant to this prospectus. As a result, any profits on the sale of the Notes by such selling noteholders and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling noteholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The Notes may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more of the following transactions:

•	on any national securities exchange or quotation on which the Notes may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Notes as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the settlement of short sales;

•	pursuant to Rule 144 or Rule 144A;

•	broker-dealers may agree with the selling noteholder to sell a specified number of Notes at a stipulated price per share;

•	through any combination of the foregoing; or

•	any other method permitted pursuant to applicable law.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the Notes, the selling noteholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the Notes in the course of hedging their positions;

•	sell the Notes short and deliver the Notes to close out short positions;

•	loan or pledge the Notes to broker-dealer s or other financial institutions that in turn may sell the Notes;

•

enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Notes, which the broker-dealer or other financial institution may resell under this prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

The Notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The obligations of underwriters or dealers to purchase the Notes offered will be subject to certain conditions precedent and the terms of any agreement entered into with the underwriters. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

To our knowledge, there are currently no plans, arrangements or understandings between any selling noteholders and any underwriter, broker-dealer or agent regarding the sale of the Notes by the selling noteholders.

We have not applied, and do not intend to apply, for listing of the Notes on any national securities exchange or automated quotation system.

There can be no assurance that any selling noteholder will sell any or all of the Notes under this prospectus. Further, we cannot determine whether any such selling noteholder will transfer, devise or gift the Notes by other means not described in this prospectus. In addition, any Notes covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Notes covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The Notes may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Notes may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling noteholders and any other person participating in the sale of the Notes will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Notes by the selling noteholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Notes to engage in market-making activities with respect to the particular Notes being distributed. This may affect the marketability of the Notes and the ability of any person or entity to engage in market-making activities with respect to the Notes.

Underwriters, dealers or agents may be authorized to solicit offers by certain institutional investors to purchase securities from the selling noteholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

To the extent required, the following additional information, if applicable, will be set forth in an appropriate supplement to this prospectus in connection with the applicable offering:

•	amount of Notes to be sold;

•	the offer price of the Notes;

•	information relating to the underwriters, agents, or broker-dealers; and

•	any applicable discounts or other items constituting compensation to such underwriters, agents, or broker-dealers.

We have agreed to indemnify the selling noteholders against certain liabilities, including liabilities under the Securities Act.

The maximum compensation the selling noteholders will pay to underwriters in connection with any offering of the Notes will not exceed 8% of the maximum proceeds of such offering.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Notes to the public, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any legal counsel fees, underwriting fees, discounts or commissions or transfer taxes relating to the sale of the Notes.

LEGAL MATTERS

The validity of the Notes will be passed upon for us by Jenner & Block LLP.

EXPERTS

The consolidated financial statements as of December 29, 2012 and December 31, 2011, and for each of the three years in the period ended December 29, 2012, included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

In connection with the offering of the Notes pursuant to this prospectus, we have filed with the SEC a registration statement on Form S-1 under the Securities Act of which this prospectus forms a part. As permitted by SEC rules, this prospectus omits information included in the registration statement. For further information with respect to us, the guarantors or the offering, you should refer to the registration statement, including its exhibits. With respect to statements in this prospectus about the contents of any contract, agreement or other document, we refer you to the copy of such contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers.

You may read and copy any documents that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain further information about the public reference room. In addition, the SEC maintains an Internet website (www.sec.gov) that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC, including US Food, Inc. The SEC’s website address is included in this prospectus as an inactive textual reference only.

Regardless of whether we are subject to the reporting requirements of the Exchange Act, we have agreed that from the time we first become subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act and for so long as any of the Notes under the Indenture remain outstanding, we will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), the annual reports, information, documents and other reports that the Company is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if we were so subject.

You may also obtain a copy of the registration statement and other information that we file with the SEC at no cost by calling us or writing to us at the following address:

US Foods, Inc.

9399 W. Higgins Road, Suite 600

Rosemont, IL 60018

(847) 720-8000

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

US Foods, Inc.

Rosemont, Illinois

We have audited the accompanying consolidated balance sheets of US Foods, Inc. and subsidiaries (the “Company”) as of December 29, 2012 and December 31, 2011, and the related consolidated statements of comprehensive loss, shareholder’s equity, and cash flows for each of the three years in the period ended December 29, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of US Foods, Inc. and subsidiaries as of December 29, 2012 and December 31, 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 29, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 7, 2013

US FOODS, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 29, 2012 AND DECEMBER 31, 2011

(in thousands, except for share data)

	December 29, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$242,457	$202,691
Accounts receivable — net	1,216,612	1,133,303
Vendor receivables — net	93,025	105,869
Inventories	1,092,492	851,418
Prepaid expenses	74,499	71,277
Deferred taxes	8,034	30,915
Other current assets	33,387	40,042

Total current assets	2,760,506	2,435,515
PROPERTY AND EQUIPMENT — Net	1,706,388	1,596,817
GOODWILL	3,833,301	3,818,088
OTHER INTANGIBLES — Net	889,453	984,682
DEFERRED FINANCING COSTS	49,038	54,548
OTHER ASSETS	24,720	26,777

TOTAL ASSETS	$9,263,406	$8,916,427

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES:
Bank checks outstanding	$161,791	$205,110
Accounts payable	1,239,790	973,389
Accrued expenses and other current liabilities	388,306	391,169
Current portion of long-term debt	48,926	203,118

Total current liabilities	1,838,813	1,772,786
LONG-TERM DEBT	4,764,899	4,437,840
DEFERRED TAX LIABILITIES	365,496	344,191
OTHER LONG-TERM LIABILITIES	479,642	500,630

Total liabilities	7,448,850	7,055,447

COMMITMENTS AND CONTINGENCIES (See Note 20)
SHAREHOLDER’S EQUITY:
Common stock, $1.00 par value — authorized, issued, and outstanding, 1,000 shares	1	1
Additional paid-in capital	2,324,391	2,323,052
Accumulated deficit	(383,652)	(332,479)
Accumulated other comprehensive loss	(126,184)	(129,594)

Total shareholder’s equity	1,814,556	1,860,980

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$9,263,406	$8,916,427

See notes to consolidated financial statements.

US FOODS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE FISCAL YEARS ENDED DECEMBER 29, 2012, DECEMBER 31, 2011 AND JANUARY 1, 2011

(in thousands)

	Year Ended	Year Ended	Year Ended
	December 29,	December 31,	January 1,
	2012	2011	2011
NET SALES	$21,664,921	$20,344,869	$18,862,092
COST OF GOODS SOLD	17,971,949	16,839,850	15,451,991

Gross profit	3,692,972	3,505,019	3,410,101

OPERATING EXPENSES:
Distribution, selling and administrative costs	3,349,539	3,193,747	3,055,251
Restructuring and tangible asset impairment charges	8,923	71,892	10,512

Total operating expenses	3,358,462	3,265,639	3,065,763

OPERATING INCOME	334,510	239,380	344,338
INTEREST EXPENSE — Net	311,812	307,614	341,718
LOSS ON EXTINGUISHMENT OF DEBT	31,423	76,011	—

(Loss) income before income taxes	(8,725)	(144,245)	2,620
INCOME TAX PROVISION (BENEFIT)	42,448	(42,074)	15,585

NET LOSS	(51,173)	(102,171)	(12,965)
OTHER COMPREHENSIVE (LOSS) INCOME — Net of tax:
Changes in retirement benefit obligations, net of income tax benefit of $8,632, $11,336 and $12,224	$(14,160)	$(17,629)	$(19,018)
Changes in fair value of derivative, net of income tax provision (benefit) of $10,726, $11,256 and $(895)	17,570	17,506	(1,393)

COMPREHENSIVE LOSS	$(47,763)	$(102,294)	$(33,376)

See notes to consolidated financial statements.

US FOODS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY

FOR THE FISCAL YEARS ENDED DECEMBER 29, 2012, DECEMBER 31, 2011 AND JANUARY 1, 2011

(in thousands, except for share data)

	Number of Common Shares	Common Shares at Par Value	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss			Total Shareholder’s Equity
					Retirement Benefit Obligation	Interest Rate Swap Derivative	Total
BALANCE — January 2, 2010	1,000	$—	$2,297,389	$(217,343)	$(74,835)	$(34,225)	$(109,060)	$1,970,986
Proceeds from parent company common stock sales	—	—	4,737	—	—	—	—	4,737
Parent company common stock repurchased	—	—	(3,916)	—	—	—	—	(3,916)
Share-based compensation expense	—	—	3,482	—	—	—	—	3,482
Changes in retirement benefit obligations — net of $12,224 tax benefit	—	—	—	—	(19,018)	—	(19,018)	(19,018)
Changes in fair value of interest rate swap derivative — net of $895 tax benefit	—	—	—	—	—	(1,393)	(1,393)	(1,393)
Net loss	—	—	—	(12,965)	—	—	—	(12,965)

BALANCE — January 1, 2011	1,000	—	2,301,692	(230,308)	(93,853)	(35,618)	(129,471)	1,941,913
Proceeds from parent company common stock sales	—	—	9,960	—	—	—	—	9,960
Parent company common stock repurchased	—	—	(3,222)	—	—	—	—	(3,222)
Share-based compensation expense	—	—	14,677	—	—	—	—	14,677
Changes in retirement benefit obligations — net of $11,336 tax benefit	—	—	—	—	(17,629)	—	(17,629)	(17,629)
Changes in fair value of interest rate swap derivative — net of $11,256 tax provision	—	—	—	—	—	17,506	17,506	17,506
Other	—	1	(55)	—	—	—	—	(54)
Net loss	—	—	—	(102,171)	—	—	—	(102,171)

BALANCE — December 31, 2011	1,000	1	2,323,052	(332,479)	(111,482)	(18,112)	(129,594)	1,860,980
Proceeds from parent company common stock sales	—	—	761	—	—	—	—	761
Parent company common stock repurchased	—	—	(3,734)	—	—	—	—	(3,734)
Share-based compensation expense	—	—	4,312	—	—	—	—	4,312
Changes in retirement benefit obligations — net of $8,632 tax benefit	—	—	—	—	(14,160)	—	(14,160)	(14,160)
Changes in fair value of interest rate swap derivative — net of $10,726 tax provision	—	—	—	—	—	17,570	17,570	17,570
Net loss	—	—	—	(51,173)	—	—	—	(51,173)

BALANCE — December 29, 2012	1,000	$1	$2,324,391	$(383,652)	$(125,642)	$(542)	$(126,184)	$1,814,556

See notes to consolidated financial statements.

US FOODS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE FISCAL YEARS ENDED DECEMBER 29, 2012, DECEMBER 31, 2011 AND JANUARY 1, 2011

(in thousands)

	Year Ended	Year Ended	Year Ended
	December 29,	December 31,	January 1,
	2012	2011	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(51,173)	$(102,171)	$(12,965)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	355,892	342,732	307,522
Gain on disposal of property and equipment	(1,493)	(308)	(3,222)
Loss on extinguishment of debt	31,423	76,011	—
Tangible asset impairment charges	7,530	9,260	2,172
Amortization of deferred financing costs	18,052	18,913	18,403
Deferred tax provision (benefit)	42,142	(41,600)	14,656
Share-based compensation expense	4,312	14,677	3,482
Provision for doubtful accounts	10,701	17,567	25,980
Changes in operating assets and liabilities, net of acquisitions of businesses:
(Increase) decrease in receivables	(56,639)	(116,229)	12,505
(Increase) decrease in inventories	(214,998)	23,989	(36,216)
(Increase) decrease in prepaid expenses and other assets	(758)	(6,281)	185
Increase in accounts payable and bank checks outstanding	198,227	109,086	87,944
(Decrease) increase in accrued expenses and other liabilities	(27,299)	59,557	22,320
Decrease in securitization restricted cash	—	13,964	38,650

Net cash provided by operating activities	315,919	419,167	481,416

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses	(106,041)	(41,385)	—
Proceeds from sales of property and equipment	19,685	7,487	15,057
Purchases of property and equipment	(293,456)	(304,414)	(271,504)
Other investing	—	—	(1,837)

Net cash used in investing activities	(379,812)	(338,312)	(258,284)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt refinancing	1,269,625	900,000	—
Proceeds from other borrowings	2,031,000	225,000	—
Redemption of senior notes	—	(1,064,159)	—
Payment for debt financing costs and fees	(35,088)	(29,569)	—
Principal payments on debt and capital leases	(2,983,567)	(339,287)	(30,826)
Repurchase of senior subordinated notes	(175,338)	—	—
Proceeds from parent company common stock sales	761	9,960	4,737
Parent company common stock repurchased	(3,734)	(3,222)	(3,916)

Net cash provided by (used in) financing activities	103,659	(301,277)	(30,005)

NET INCREASE (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	39,766	(220,422)	193,127
CASH AND CASH EQUIVALENTS — Beginning of year	202,691	423,113	229,986

CASH AND CASH EQUIVALENTS — End of year	$242,457	$202,691	$423,113

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest (net of amounts capitalized)	$286,420	$229,553	$314,253
Income taxes — net of refunds	369	418	206
Property and equipment purchases included in accounts payable	25,137	48,389	28,652
Capital lease additions	21,810	—	—
Contingent consideration payable for business acquisitions	5,500	3,570	—

See notes to consolidated financial statements.

US FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 29, 2012 AND DECEMBER 31, 2011 AND FOR THE FISCAL YEARS ENDED

DECEMBER 29, 2012, DECEMBER 31, 2011 AND JANUARY 1, 2011

1.	OVERVIEW AND BASIS OF PRESENTATION

US Foods, Inc. and its consolidated subsidiaries is referred to herein as “we,” “our,” “us,” “the Company,” or “US Foods”. We are a 100% owned subsidiary of USF Holding Corp.

Ownership — On July 3, 2007 (the “Closing Date”), USF Holding Corp., through a wholly owned subsidiary, acquired all of our predecessor company’s common stock and certain related assets from Koninklijke Ahold N.V. (“Ahold”) for approximately $7.2 billion (the “Acquisition”). Through a series of related transactions, USF Holding Corp. became our direct parent company. USF Holding Corp. is a corporation formed and controlled by investment funds associated with or designated by Clayton, Dubilier & Rice, Inc., and Kohlberg Kravis Roberts & Co. (collectively the “Sponsors”).

Business Description — US Foods markets and distributes fresh, frozen and dry food and non-food products to foodservice customers throughout the United States including independently owned single location restaurants, regional concepts, national chains, hospitals, nursing homes, hotels and motels, country clubs, fitness centers, government and military organizations, colleges and universities, and retail locations.

Basis of Presentation — The Company operates on a 52-53 week fiscal year with all periods ending on a Saturday. When a 53-week fiscal year occurs, we report the additional week in the fourth quarter. The fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011 are also referred to herein as the years 2012, 2011 and 2010, respectively. The consolidated financial statements representing the 52-week fiscal year 2012 are for the calendar period January 1, 2012 through December 29, 2012. The consolidated financial statements representing the 52-week fiscal year 2011 are for the calendar period January 2, 2011 through December 31, 2011. The consolidated financial statements representing the 52-week fiscal year 2010 are for the calendar period January 3, 2010 through January 1, 2011.

Certain prior period disclosures have been reclassified to conform with current period disclosures. Also, certain omitted disclosures related to prior years have been added during the current year.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The consolidated financial statements include the accounts of US Foods and its 100% owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

Use of Estimates — The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and notes thereto. Actual results could differ from these estimates. The most critical estimates used in the preparation of the Company’s consolidated financial statements pertain to the valuation of goodwill, other intangible assets and property and equipment, accounts receivable, vendor consideration, self-insurance programs and income taxes.

Cash and Cash Equivalents — The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable — Accounts receivable primarily represent amounts due from customers in the ordinary course of business and are recorded at the invoiced amount and do not bear interest. Receivables are presented net of the allowance for doubtful accounts in the accompanying consolidated balance sheets. The Company evaluates the collectibility of its accounts receivable and determines the appropriate reserve for doubtful accounts based on a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligation, a specific allowance for doubtful accounts is recorded to reduce the receivable to the net amount reasonably expected to be collected. In addition, allowances are recorded for all other receivables based on analysis of historical trends with regards to collections, write-offs and the aging of receivables. The Company utilizes specific criteria to determine uncollectible receivables to be written off, including bankruptcy, accounts referred to outside parties for collection and accounts past due over specified periods. If the financial condition of the Company’s customers were to deteriorate, additional allowances may be required. At December 29, 2012 and December 31, 2011, the allowance for doubtful accounts was $26 million and $35 million, respectively.

Vendor Consideration and Receivables — The Company participates in various rebate and promotional incentives with its suppliers, primarily through purchase-based programs. Consideration earned under these incentives is recorded as a reduction of inventory cost as the Company’s obligations under the programs are fulfilled primarily by the purchase of product. Consideration is typically received in the form of invoice deductions, or less frequently in the form of cash payments. Changes in the estimated amount of incentives earned are treated as changes in estimates and are recognized in the period of change.

Vendor consideration is typically deducted from invoices or collected in cash within 30 days of being earned, if not sooner. Vendor receivables primarily represent the uncollected balance of vendor consideration recognized as income. Due to the process of primarily collecting the consideration by means of a deduction from the invoice paid to the vendor, the Company does not experience significant collectibility issues. The Company evaluates the collectibility of its vendor receivables based on specific vendor information and vendor collection history. At December 29, 2012 and December 31, 2011, the allowance for uncollectible vendor receivables was $4 million and $5 million, respectively.

Inventories — The Company’s inventories, consisting mainly of food and other foodservice-related products, are primarily considered finished goods. Inventory costs include the purchase price of the product and freight charges to deliver the product to the Company’s warehouses and are net of certain cash or non-cash consideration received from vendors (see “Vendor Consideration and Receivables”). The Company assesses the need for valuation allowances for slow-moving, excess and obsolete inventories by estimating the net recoverable value of such goods based upon inventory category, inventory age, specifically identified items and overall economic conditions.

The Company records inventories at the lower of cost or market using the last-in, first-out (“LIFO”) method. The base year values of beginning and ending inventories are determined using the inventory price index computation method, which “links” current costs to original costs in the base year when the Company adopted LIFO. At December 29, 2012 and December 31, 2011, the LIFO balance sheet reserves were $136 million and $123 million, respectively. As a result of changes in LIFO reserves, cost of goods sold increased $13 million, $59 million and $30 million for the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011, respectively.

Property and Equipment — Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to 40 years. Property and equipment under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the remaining terms of the leases or the estimated useful lives of the assets.

Routine maintenance and repairs are charged to expense as incurred. Applicable interest charges incurred during the construction of new facilities or development of software for internal use are capitalized as one of the elements of cost and are amortized over the useful life of the assets.

Property and equipment held and used by the Company are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. For purposes of evaluating the recoverability of property and equipment, the Company compares the carrying value of the asset or asset group to the estimated, undiscounted future cash flows expected to be generated by the long-lived asset or asset group. If the future cash flows included in a long-lived asset recoverability test do not exceed the carrying value, the carrying value is compared to the fair value of such asset. If the carrying value exceeds the fair value, an impairment charge is recorded for the excess. The Company also assesses the recoverability of its facilities classified as Assets Held for Sale. If a facility’s carrying value exceeds its fair value, less an estimated cost to sell, an impairment charge is recorded for the excess. Assets Held for Sale are not depreciated.

Impairments are recorded as a component of restructuring and tangible asset impairment charges in the consolidated statements of comprehensive loss and a reduction of the assets’ carrying value in the consolidated balance sheets. See Note 13 — Restructuring and Tangible Asset Impairment Charges for a discussion of the Company’s long-lived asset impairment charges.

Goodwill and Other Intangible Assets — Goodwill and other intangible assets include the cost of the acquired business in excess of the fair value of the net assets recorded in connection with acquisitions. Other intangible assets include customer relationships, brand names and trademarks. As required, we assess goodwill and other intangible assets with indefinite lives for impairment annually, or more frequently, if events occur that indicate an asset may be impaired. For goodwill and indefinite-lived intangible assets, our policy is to assess for impairment at the beginning of each fiscal year’s third quarter. For other intangible assets with finite lives, we assess for impairment only if events occur that indicate that the carrying amount of an asset may not be recoverable. All goodwill is assigned to the consolidated Company as the reporting unit.

The Company adopted the guidance in Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2011-08, Intangibles — Goodwill and Other (Topic 350): Testing Goodwill for Impairment, for our fiscal year 2012 goodwill impairment assessment. The amendments in this ASU allow entities the option to first perform a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying value. Under this ASU, if an entity concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the entity is required to perform the two-step impairment test for the reporting unit. The revised guidance also allows an entity, at its election, to bypass the qualitative assessment and proceed directly to step one of the two-step impairment analysis where a fair value calculation is performed. Under both the qualitative assessment and the two-step quantitative impairment test, the Company is required to evaluate events and circumstances that may affect the performance of its reporting unit and the extent to which the events and circumstances may impact the future cash flows of its reporting unit to determine whether its fair value exceeds its carrying value. The qualitative factors we evaluated included macroeconomic conditions, industry and market considerations, cost factors, overall financial performance and outlook, as well as company specific events.

Our fair value estimates of the brand name and trademark intangible assets are based on a discounted cash flow analysis. Due to the many variables inherent in estimating fair value and the relative size of the recorded indefinite-lived intangible assets, differences in assumptions may have a material effect on the results of our impairment analysis. See Note 9 — Goodwill and Other Intangibles for information on the balances carried in the consolidated balance sheets and a discussion of the Company’s impairment testing.

Self-Insurance Programs — The Company accrues estimated liability amounts for claims covering general liability, fleet liability, workers’ compensation and group medical insurance programs. The amounts in excess of certain levels are fully insured. The Company accrues its estimated liability for the self-insured medical insurance program, including an estimate for incurred but not reported claims, based on known claims and past claims history. The Company accrues an estimated liability for the general liability, fleet liability and workers’ compensation programs based on an assessment of exposure related to known claims and incurred but not reported claims, as applicable. The inherent uncertainty of future loss projections could cause actual claims to differ from our estimates. These accruals are included in accrued expenses and other long-term liabilities in the consolidated balance sheets.

Share-Based Compensation — Certain employees participate in the 2007 Stock Incentive Plan for Key Employees of USF Holding Corp. and its Affiliates, or the “Stock Incentive Plan,” which allows purchases of shares of USF Holding Corp., grants of restricted shares of USF Holding Corp. and grants of options exercisable in USF Holding Corp. shares. The Company measures compensation expense for share-based option awards at fair value at the date of grant and recognizes compensation expense over the service period for share-based awards expected to vest.

Business Acquisitions — The Company accounts for business acquisitions under the purchase method, in which assets acquired and liabilities assumed are recorded at fair value as of the date of acquisition. The operating results of the acquired companies are included in the Company’s consolidated financial statements from the date of acquisition.

Revenue Recognition — The Company recognizes revenue from the sale of product upon passage of title and customer acceptance of goods, which generally occurs at delivery. The Company grants certain customers sales incentives, such as rebates or discounts and treats these as a reduction of sales at the time the sale is recognized. Sales taxes invoiced to customers and remitted to governmental authorities are recorded on a net basis and are excluded from net sales.

Cost of Goods Sold — Cost of goods sold includes amounts paid to manufacturers for products sold, net of vendor consideration, plus the cost of transportation necessary to bring the products to the Company’s distribution facilities. Cost of goods sold excludes depreciation and amortization. The amounts presented for cost of goods sold may not be comparable to similar measures disclosed by other companies because not all calculate cost of goods sold in the same manner.

Shipping and Handling Costs — Shipping and handling costs, which include costs relating to the selection of products and their delivery to customers, are recorded as a component of distribution, selling and administrative costs in the consolidated statements of comprehensive loss. Shipping and handling costs were $1.5 billion, $1.4 billion and $1.3 billion for the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011, respectively.

Income Taxes — The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the consolidated financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized.

An uncertain tax position is recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Uncertain tax positions are recorded at the largest amount that is more likely than not to be sustained. The Company adjusts the amounts recorded for uncertain tax positions when its judgment changes as a result of the evaluation of new information not previously available. These differences are reflected as increases or decreases to income tax expense in the period in which they are determined.

Derivative Financial Instruments — The Company utilizes derivative financial instruments to manage its exposure to movements on certain variable-rate loan obligations. The Company does not use financial instruments or derivatives for trading or other speculative purposes. The Company records its interest rate derivatives in its consolidated balance sheets at fair value.

The Company’s interest rate swap derivatives are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the income effect of the hedged forecasted transactions in a cash flow hedge. The effective portions of changes in the fair value of the Company’s interest rate swap derivative financial instruments are initially reported in other comprehensive loss and the related other asset or other liability and subsequently reclassified to income when the hedged interest affects income.

Any ineffective portion of changes in the fair value of the Company’s interest rate swap derivatives are recognized directly in income. Amounts reported in accumulated other comprehensive loss related to the Company’s interest rate swap derivatives are reclassified to interest expense as interest payments are made on the Company’s variable rate debt.

In the normal course of business, the Company enters into forward purchase agreements for the procurement of fuel, electricity and product commodities related to its business. These agreements often meet the definition of a derivative. However, in such cases, the Company has elected to apply the normal purchase and sale exemption available under derivatives accounting literature and these agreements are not recorded at fair value.

Concentration Risks — Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. The Company’s cash equivalents are invested primarily in money market funds at major financial institutions. Credit risk related to accounts receivable is dispersed across a larger number of customers located throughout the United States. The Company attempts to reduce credit risk through its initial and ongoing credit evaluation of its customer’s financial condition. There were no receivables from any one customer representing more than 5% of the Company’s consolidated gross accounts receivable at December 29, 2012 and December 31, 2011.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This update requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the consolidated financial statements or in the notes to consolidated financial statements, significant amounts reclassified out of Accumulated Other Comprehensive Income by the respective line items of net income. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2012. The update does not change the items reported in other comprehensive income or when an item of other comprehensive income is reclassified to net income. As this guidance only revises the presentation and disclosures related to the reclassification of items out of accumulated other comprehensive income, the adoption of this guidance will not affect the Company’s financial position, results of operations or cash flows.

In September 2011, the FASB issued ASU No. 2011-08, Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The amendments in this ASU allow entities the option to first perform a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying value. If an entity concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the entity would be required to perform the two-step impairment test for the reporting unit. The Company adopted the guidance in ASU No. 2011-08 for its annual goodwill impairment assessment performed at the beginning of its 2012 fiscal year third quarter. Since this ASU did not change the accounting for recognizing or measuring any impairment losses which may be required, the adoption of this guidance did not affect our financial position, results of operations or cash flows. See Note 9 — Goodwill and Other Intangibles for a discussion of our 2012 annual goodwill impairment assessment.

4.	FAIR VALUE MEASUREMENTS

The Company follows the accounting standards for fair value, whereas fair value is a market-based measurement, not an entity-specific measurement. The Company’s fair value measurements are based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, fair value accounting standards establish a fair value hierarchy which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) observable inputs other than those included in Level 1 such as quoted prices for similar assets and liabilities in active or inactive markets that are observable either directly or indirectly, or other inputs that are observable or can be corroborated by observable market data; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions. Any transfers of assets or liabilities between Level 1, Level 2, and Level 3 of the fair value hierarchy will be recognized as of the end of the reporting period in which the transfer occurs. There were no transfers between fair value levels in any of the periods presented below.

The Company’s assets and liabilities measured at fair value on a recurring and nonrecurring basis as of December 29, 2012 and December 31, 2011, aggregated by the level in the fair value hierarchy within which those measurements fall are as follows (in thousands):

Description	Level 1	Level 2	Level 3	Total
Recurring fair value measurements:
Interest rate swap derivative liability	$—	$(2,034)	$—	$(2,034)

Balance at December 29, 2012	$—	$(2,034)	$—	$(2,034)

Money market funds	$64,400	$—	$—	$64,400
Interest rate swap derivative liability	—	(29,685)	—	(29,685)

Balance at December 31, 2011	$64,400	$(29,685)	$—	$34,715

Description	Level 1	Level 2	Level 3	Total
Nonrecurring fair value measurements:
Assets held for sale	$—	$—	$23,400	$23,400
Property and equipment	—	—	3,361	3,361
Contingent consideration payable for business acquisitions	—	—	5,500	5,500

Balance at December 29, 2012	$—	$—	$32,261	$32,261

Assets held for sale	$—	$—	$32,300	$32,300

Balance at December 31, 2011	$—	$—	$32,300	$32,300

Recurring Fair Value Measurements

Derivative Instruments

The Company’s objective in using interest rate swap agreements is to manage its exposure to interest rate movements on its variable-rate term loan obligations. The Company records its interest rate swap derivatives in its consolidated balance sheets at fair value. Fair value is estimated based on projections of cash flows and future interest rates. The determination of fair value includes the consideration of any credit valuation adjustments necessary, giving consideration to the creditworthiness of the respective counterparties or the Company, as appropriate.

In 2008, the Company entered into three interest rate swaps to hedge the variable cash flows associated with a variable-rate term loan (the “2007 Term Loan”). The interest rate swaps are designated as cash flow hedges of interest rate risk. The Company effectively pays a fixed rate of 6.0% on the notional amount of the term loan covered by the interest rate swaps. At December 29, 2012, the notional amount of the 2007 Term Loan hedged by the three interest rate swaps was $0.7 billion. The interest rate swaps expired in January 2013.

At December 29, 2012 and December 31, 2011, the fair value of the Company’s interest rate swap derivative financial instruments, classified under Level 2 of the fair value hierarchy, was $2 million and $30 million, respectively. The interest rate swap derivative financial instruments are included in the Company’s consolidated balance sheets in accrued expenses and other current liabilities.

The effective portions of changes in the fair value of the Company’s interest rate swap derivative financial instruments are initially reported in other comprehensive loss and subsequently reclassified to income when the hedged interest affects income. As a result of the 2012 amendments of the 2007 Term Loan (see Note 11 — Debt), the Company recognized a charge of $1 million to interest expense to reflect the ineffective portion of its interest rate swap derivative during 2012.

The effect of the Company’s interest rate swap derivative financial instruments in the consolidated statements of other comprehensive loss for the fiscal years ended December 29, 2012 and December 31, 2011, is as follows (in thousands):

Effect of Interest Rate Swap Derivative Instruments in the Consolidated Statements of Comprehensive Income (Loss)
Derivatives in Cash Flow Hedging Relationships	Amount of Loss Recognized in Other Comprehensive Loss on Derivative (Effective Portion), net of tax	Location of Loss Reclassified From Accumulated Other Comprehensive Loss	Amount of Loss Reclassified from Accumulated Other Comprehensive Loss into Income (Effective portion), net of tax	Location of Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)

For the year ended December 29, 2012:

Interest rate swap derivative	$(1,479)	Interest expense — net	$(19,049)	Interest expense — net	$645

For the year ended December 31, 2011:

Interest rate swap derivative	$(5,913)	Interest expense — net	$(23,419)	Interest expense — net	$—

The Company reclassified $1 million from accumulated other comprehensive loss as an increase to interest expense when the interest rate swaps expired in January 2013.

Credit Risk-Related Contingent Features

The Company has agreements with each of its interest rate swap derivative counterparties that contain a provision where the Company could be declared in default on its interest rate swap derivative obligations if repayment of the underlying indebtedness is accelerated by the lender due to the Company’s default on the indebtedness. The Company is not required to provide collateral to its interest rate swap derivative counterparties.

As of December 29, 2012, the fair value and termination value of the interest rate swap derivatives in a liability position related to these agreements was $2 million.

Money Market Funds

Money market funds include highly liquid investments with an original maturity of three months or less. They are valued using quoted market prices in active markets and are classified under Level 1 within the fair value hierarchy.

Nonrecurring Fair Value Measurements

Property and Equipment

Property and equipment held and used by the Company are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. During 2012 and 2011, the Company estimated the fair value of various property and equipment for purposes of recording necessary impairment charges. Fair value was estimated by the Company based on information received from real estate brokers. During 2012 and 2011, the Company recorded tangible asset impairment charges of $5 million and $4 million, respectively, for property and equipment not classified as Assets Held for Sale, to reduce the carrying value of these assets to their estimated fair value.

The Company is required to record Assets Held for Sale at the lesser of the depreciated carrying amount or estimated fair value less costs to sell. During 2012 and 2011, certain Assets Held for Sale were adjusted to equal their estimated fair value, less costs to sell, resulting in tangible asset impairment charges of $3 million and $5 million, respectively.

The amounts included in the tables above represent the estimated fair values of those property and equipment that became the new carrying amounts at the time the impairments were recorded.

Contingent Consideration Payable for Business Acquisitions

Certain 2012 business acquisitions involve contingent consideration in the event certain operating results are achieved over a one year period from the date of acquisition. The amount included in the above table represents the estimated fair value of the contingent consideration.

Other Fair Value Measurements

The carrying value of cash, restricted cash, accounts receivable, bank checks outstanding, trade accounts payable and accrued expenses approximate their fair values due to their short-term maturities.

The fair value of total debt approximated $4.9 billion and $4.5 billion as of December 29, 2012 and December 31, 2011, as compared to its aggregate carrying value of $4.8 billion and $4.6 billion, respectively. Fair value, measured under Level 3 of the fair value hierarchy, was estimated based upon a combination of the cash flows expected to be generated under the Company’s debt facilities, interest rates that are currently available to the Company for debt with similar terms and estimates of the Company’s overall credit risk.

5.	ALLOWANCE FOR DOUBTFUL ACCOUNTS

A summary of the activity in the allowance for doubtful accounts for the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011 is as follows (in thousands):

	Year Ended	Year Ended	Year Ended
	December 29, 2012	December 31, 2011	January 1, 2011
Balance at beginning of year	$35,100	$36,904	$35,171
Charged to costs and expenses	10,701	17,156	26,013
Customer accounts written off — net of recoveries	(20,195)	(18,960)	(24,280)

Balance at end of year	$25,606	$35,100	$36,904

The above table does not include the vendor receivable allowance for doubtful accounts of $4 million, $5 million and $3 million at December 29, 2012, December 31, 2011 and January 1, 2011, respectively.

6.	ACCOUNTS RECEIVABLE SECURITIZATION PROGRAM

The Company and certain of its subsidiaries participate in accounts receivable sales and related agreements (the “2012 ABS Facility”). Under the 2012 ABS Facility, which replaced the Company’s prior accounts receivable securitization program, the Company and certain of its subsidiaries sell, on a revolving basis, their eligible receivables to a 100% owned, special purpose, bankruptcy remote subsidiary of the Company (the “Receivables Company”) which in turn grants to the administrative agent for the benefit of the lenders a continuing security interest in all of its rights, title and interest in the eligible receivables (as defined by the 2012 ABS Facility). The Company consolidates the Receivables Company and, consequently, the transfer of the receivables is a transaction internal to the Company and the receivables have not been derecognized from the consolidated balance sheets. On a daily basis, cash from accounts receivable collections is remitted to the Company as additional eligible receivables are sold to the Receivables Company. If, on a weekly settlement basis, there are not sufficient eligible receivables available as collateral, the Company is required to either provide cash collateral to cover the shortfall or, in lieu of providing cash collateral to cover the shortfall, it can pay down its borrowings on the 2012 ABS Facility. Due to sufficient eligible receivables available as collateral, no cash collateral was held at December 29, 2012 or December 31, 2011.

The maximum capacity under the 2012 ABS Facility is $800 million. Borrowings under the 2012 ABS Facility were $686 million at December 29, 2012. Included in the Company’s accounts receivable balance as of December 29, 2012 was $918 million of receivables held as collateral in support of the 2012 ABS Facility. See Note 11 — Debt for a further description of the 2012 ABS Facility.

7.	RESTRICTED CASH

At December 29, 2012 and December 31, 2011, the Company had $7 million of restricted cash included in the Company’s consolidated balance sheets in other noncurrent assets. This restricted cash primarily represented security deposits and escrow amounts related to certain properties, primarily distribution centers, collateralizing the commercial mortgage-backed securities (CMBS) fixed loan facility. See Note 11 — Debt.

8.	PROPERTY AND EQUIPMENT

Property and equipment as of December 29, 2012 and December 31, 2011 consisted of the following (in thousands):

	December 29,	December 31,	Range of
	2012	2011	Useful Lives
Land	$286,758	$249,281
Buildings and building improvements	1,013,792	972,141	10 – 40 years
Transportation equipment	487,858	381,235	5 – 10 years
Warehouse equipment	263,388	234,119	5 – 12 years
Office equipment, furniture and software	446,875	365,594	3 – 7 years
Construction in process	97,556	96,434

	2,596,227	2,298,804
Less accumulated depreciation and amortization	(889,839)	(701,987)

Property and equipment — net	$1,706,388	$1,596,817

Buildings and building improvements included $32 million and $10 million of capital lease assets at December 29, 2012 and December 31, 2011, respectively. Interest capitalized was $1 million in 2012 and $3 million in 2011.

Depreciation and amortization expense of property and equipment was $217 million, $208 million and $174 million for the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011, respectively.

9.	GOODWILL AND OTHER INTANGIBLES

Goodwill and other intangible assets include the cost of the acquired business in excess of the fair value of the tangible net assets recorded in connection with acquisitions. Other intangible assets include customer relationships and brand names and trademarks. Brand names and trademarks are indefinite-lived intangible assets and, accordingly, are not subject to amortization.

Customer relationship intangible assets have definite lives and are carried at the acquired fair value less accumulated amortization. Customer relationship intangible assets are amortized on a straight line basis over the estimated useful lives (four to ten years) and amortization expense was $139 million, $135 million and $130 million for the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011, respectively. The customer relationship intangible assets acquired through 2012 business acquisitions are being amortized on a straight line basis over four years. The weighted-average remaining useful life of all customer relationship intangibles is approximately four years at December 29, 2012. Amortization of these customer relationship assets is estimated to be $145 million annually through 2015, $140 million in 2016 and $60 million in 2017.

The carrying amount of the Company’s goodwill was $3,833 and $3,818 million at December 29, 2012 and December 31, 2011, respectively. No impairment to the Company’s goodwill has been recognized since the Acquisition in 2007.

Other intangibles, net as of December 29, 2012 and December 31, 2011 consisted of the following (in thousands):

	December 29,	December 31,
	2012	2011
Customer relationships — amortizable:
Gross carrying amount	$1,366,056	$1,321,930
Accumulated amortization	(729,403)	(590,048)

Net carrying value	636,653	731,882

Brand names and trademarks — not amortizing	252,800	252,800

Total other intangibles — net	$889,453	$984,682

The 2012 increase in goodwill and customer relationships is attributable to business acquisitions. The allocation related to the Company’s acquisitions is preliminary and amounts recorded may be adjusted as the Company finalizes the purchase price valuations.

The Company completed its annual impairment assessment for goodwill and brand names and trademarks indefinite-lived intangible assets as of July 1, 2012, the first day of its fiscal third quarter with no impairments noted. As discussed in Note 2 — Summary of Significant Accounting Policies, we assessed qualitative factors for our 2012 annual goodwill impairment assessment to conclude that it is not more likely than not that the fair value of our reporting unit is less than its carrying value. The qualitative factors we evaluated included macroeconomic conditions, industry and market considerations, cost factors, overall financial performance, as well as company specific events.

10.	ASSETS HELD FOR SALE

The Company classifies its closed facilities as Assets Held for Sale at the time management commits to a plan to sell the facility and it is unlikely the plan will be changed, the facility is actively marketed and available for immediate sale and the sale is expected to be completed within one year. Due to market conditions, certain facilities may be classified as Assets Held for Sale for more than one year as the Company continues to actively market the facilities at reasonable prices. For all properties held for sale, the Company has exited operations from the facilities and, thus, the properties are no longer productive assets. Further, the Company has no history of changing its plan to dispose of a facility once the decision has been taken. At December 29, 2012 and December 31, 2011, $12 million of closed facilities were included in Assets Held for Sale for more than one year. Assets Held for Sale is included in the Company’s consolidated balance sheets in other current assets.

The changes in Assets Held for Sale for the fiscal years ended December 29, 2012 and December 31, 2011 are as follows (in thousands):

	Year Ended	Year Ended
	December 29, 2012	December 31, 2011
Balance at beginning of year	$30,405	$19,672
Transfers in	11,804	20,954
Assets sold	(16,526)	(5,329)
Tangible asset impairment charges	(2,490)	(4,892)

Balance at end of the year	$23,193	$30,405

During 2012, the Company reclassified $12 million of property and equipment from three facilities closed in 2012 and one facility closed in 2011 to Assets Held for Sale and sold four facilities previously classified as Assets Held for Sale for net proceeds of $17 million. The Company recognized a net gain on sold facilities of $1 million. During 2011, the Company closed three facilities and reclassified their property and equipment to Assets Held for Sale and sold a facility previously classified as Assets Held for Sale for net proceeds of $5 million, which approximated the carrying amount of the facility.

As discussed in Note 4 — Fair Value Measurements, during 2012 and 2011 certain Assets Held for Sale were adjusted to equal their estimated fair value less costs to sell resulting in tangible asset impairment charges of $3 million and $5 million, respectively.

11.	DEBT

The Company’s debt for the years ended December 29, 2012 and December 31, 2011 is comprised of the following (in thousands):

		Interest Rate
		at
	Contractual	December 29,	December 29,	December 31,
Debt Description	Maturity	2012	2012	2011
ABL Facility	May 11, 2016	3.43%	$170,000	$—
2012 ABS Facility	August 27, 2015	1.52	686,000	—
ABS Facility	—	—	—	683,700
2011 Term Loan	March 31, 2017	5.75	418,625	421,813
Amended 2007 Term Loan	March 31, 2017	5.75	1,684,086	—
2007 Term Loan	—	—	—	1,948,200
CMBS Fixed Facility	August 1, 2017	6.38	472,391	472,391
CMBS Floating Facility	—	—	—	170,826
Cash Flow Revolver	July 3, 2013	—	—	—
Senior Notes	June 30, 2019	8.50	975,000	400,000
Senior Subordinated Notes	June 30, 2017	11.25	355,166	521,166
Other debt	2018-2031	4.88–9.00	44,041	22,862

Total debt			4,805,309	4,640,958
Add unamortized premium			8,516	—
Less current portion of long-term debt			(48,926)	(203,118)

Long-term debt			$4,764,899	$4,437,840

Principal payments to be made on outstanding debt as of December 29, 2012 are as follows (in thousands):

2013	$48,926
2014	26,958
2015	713,122
2016	197,327
2017	2,812,653
Thereafter	1,006,323

$4,805,309

As of December 29, 2012, after consideration of the Company’s interest rate hedges, $2,554 million of the total debt was at a fixed rate and $2,260 million was at a floating rate.

Debt Refinancing

2012 Senior Subordinated Notes Redemption

On December 27, 2012, the Company entered into the following transactions in which it:

•	Redeemed $166 million in principal of its 11.25% Senior Subordinated Notes (“Senior Subordinated Notes”) due June 30, 2017; and

•

Issued an additional $175 million in principal of its 8.5% Senior Notes (“Senior Notes”) due June 30, 2019 to fund the Senior Subordinated Notes redemption. The Senior Notes were issued at 101.5% for gross proceeds of $178 million.

The redemption of the Senior Subordinated Notes resulted in a loss on extinguishment of debt of $11 million, including an early redemption premium of $9 million and a write-off of $2 million of unamortized debt issuance costs related to the Senior Subordinated Notes. Additionally, the Company incurred third party costs (principally transaction and legal fees) of $3 million relating to this transaction. An entity affiliated with one of the Company’s Sponsors held the redeemed Senior Subordinated Notes and continued to hold the remaining $355 million in principal of outstanding Senior Subordinated Notes. The remaining $355 million in principal of outstanding Senior Subordinated Notes was subsequently redeemed through the issuance of additional Senior Notes in 2013. See Note 23 — Subsequent Events for additional information.

2012 Term Loan Amendments

On June 6, 2012, the Company entered into an agreement to amend its 2007 Term Loan scheduled to mature on July 3, 2014. Holders of $1,241 million in principal of the 2007 Term Loan, as of June 6, 2012, consented to extend the maturity date of their debt holdings from July 3, 2014 to March 31, 2017. As consideration for the modification, the interest rate on the extended 2007 Term Loan was increased to Prime plus 2.5% or the London InterBank Offered Rate (“LIBOR”) plus 4.25% with a LIBOR floor of 1.5%. The Company paid fees of $4 million to the 2007 Term Loan holders in consideration for their approval and/or participation in the transaction. Additionally, the Company incurred third party costs (principally transaction and legal fees) of $3 million relating to this transaction. The amendment did not require the repayment of the 2007 Term Loan and the receipt of new loan proceeds. However, the terms of the amended 2007 Term Loan were determined to be substantially different from the original agreement and, as a consequence, the amendment was accounted for as an extinguishment of debt and the contemporaneous acquisition of new debt. The 2007 Term Loan amendment resulted in a loss on extinguishment of debt of $10 million, including the write-off of $6 million of unamortized debt issuance costs related to the 2007 Term Loan and fees paid to debt holders of $4 million. Entities affiliated with one of the Company’s Sponsors, holding $321 million of the 2007 Term Loan as of June 6, 2012, participated in the transaction.

On December 6, 2012, the Company entered into a series of transactions resulting in the refinancing of the remaining $699 million in principal of the 2007 Term Loan due July 3, 2014 in which it:

•	Issued an additional $400 million in principal of 8.5% Senior Notes due June 30, 2019, at 101.5% for proceeds of $406 million;

•	Repaid $249 million in principal of the 2007 Term Loan due July 3, 2014;

•	Extended the maturity of $450 million in principal of the 2007 Term Loan to March 31, 2017; and

•	Used the remaining proceeds from the issuance of the Senior Notes and other cash on hand to pay down approximately $150 million in borrowings under its ABL revolving loan agreement (“ABL Facility”).

As consideration for the modification, the interest rate on the $450 million in principal of extended 2007 Term Loan was increased to Prime plus 2.5% or LIBOR plus 4.25% with a LIBOR floor of 1.5%. The Company paid fees of $9 million to the 2007 Term Loan holders in consideration for their participation in the transaction. Additionally, the Company incurred third party costs (principally transaction and legal fees) of $13 million relating to these transactions. The amendment did not require the repayment of the $450 million in extended principal of the 2007 Term Loan and the receipt of new loan proceeds. A portion of the lenders holding the extended $450 million in principal 2007 Term Loan were also lenders prior to the December 6, 2012 amendment, with the remaining 2007 Term Loan principal assigned to the Company’s administrative agent and allocated to new lenders. Due to the fact that the terms of the amended 2007 Term Loan were not substantially different from the original agreement, the extension of $450 million of 2007 Term Loan principal was accounted for as a debt modification as opposed to a debt extinguishment. The amendment of the 2007 Term Loan resulted in a loss on extinguishment of debt of $9 million, consisting of $5 million of fees paid to debt holders, $2 million of third party costs, and the write-off of $2 million of 2007 Term Loan unamortized debt issuance costs not related to continuing lenders. Unamortized debt issuance costs of $1 million will be carried forward and will be amortized through March 31, 2017, the maturity date of the extended 2007 Term Loan.

2012 ABS Loan Refinancing

On August 27, 2012, the Company entered into a new ABS loan facility ( “2012 ABS Facility”), providing commitments to fund up to $800 million against certain customer accounts receivable and related assets originated by US Foods and certain other subsidiaries through August 27, 2015. The Company borrowed $686 million under the 2012 ABS Facility, substantially the entire amount available to it based on its available collateral at August 27, 2012, and used the proceeds to repay all amounts due on its previous ABS Facility. The Company paid loan fees of $2 million to the 2012 ABS Facility lenders in connection with the transaction and incurred third party costs (principally transaction and legal fees) of $1 million relating to this transaction. The refinancing resulted in the full payment of the previous ABS Facility and the contemporaneous receipt of proceeds under the 2012 ABS Facility. A portion of the lenders under the 2012 ABS Facility were also lenders under the previous ABS Facility. Due to the fact that the terms of the 2012 ABS Facility were not substantially different from the previous ABS Facility, that portion of the 2012 ABS Facility pertaining to those continuing lenders was accounted for as a debt modification as opposed to a debt extinguishment. The ABS loan refinancing resulted in a loss on extinguishment of debt of $1 million, consisting of certain third party costs related to the 2012 ABS loan refinancing and a write-off of unamortized debt issuance costs related to the previous ABS Facility.

2011 Debt Refinancing

On May 11, 2011, the Company entered into a series of transactions resulting in the redemption of the Company’s 10.25% Senior Notes due June 30, 2015 (“Old Senior Notes”) primarily with proceeds from new debt financings. The refinancing consisted of the following transactions in which the Company:

•	Redeemed all of the Old Senior Notes outstanding with an aggregate principal of $1 billion;

•	Issued $400 million in principal of 8.5% Senior Notes due June 30, 2019;

•	Entered into a new $425 million senior secured term loan facility (“2011 Term Loan”) maturing March 31, 2017; and

•	Amended the Company’s ABL Facility primarily to extend the maturity date to May 11, 2016 and initially borrowed $75 million under the ABL Facility.

The redemption of the Old Senior Notes, with an aggregate principal of $1 billion, resulted in a loss on extinguishment of debt of $76 million. Included in the loss on extinguishment of debt is an early redemption premium of $64 million and a write-off of $12 million of unamortized debt issuance costs related to the Old Senior Notes.

Following is a description of each of the Company’s debt instruments outstanding as of December 29, 2012:

•

The 2012 ABS Facility provides commitments to fund up to $800 million against certain customer accounts receivable and related assets originated by US Foods, Inc. and certain other subsidiaries through August 27, 2015. The Company has borrowed $686 million under the 2012 ABS Facility, the entire amount available to it based on its available collateral at August 27, 2012. The Company, at its option, can request additional 2012 ABS Facility borrowings up to the maximum commitment, provided sufficient eligible receivables are available as collateral. The portion of the loan held by the lenders who fund the loan with commercial paper bears interest at the lender’s commercial paper rate plus any other costs associated with the issuance of commercial paper plus 1.25% and an unused commitment fee of 0.35%. The portion of the loan held by lenders who do not fund the loan with commercial paper bears interest at LIBOR plus 1.25% and an unused commitment fee of 0.35%. See Note 6 — Accounts Receivable Securitization Program for a further description of the Company’s 2012 ABS Facility. The weighted-average interest rate for the 2012 ABS Facility was 1.57% for 2012.

•

An asset backed senior secured revolving loan facility, the ABL Facility, provides for loans of up to $1,100 million with its capacity limited by borrowing base calculations. As of December 29, 2012, the Company had $170 million of outstanding borrowings and had issued Letters of Credit totaling $290 million under the ABL Facility. Outstanding Letters of Credit included $103 million issued in favor of certain lessors securing Ahold’s contingent exposure under guarantees of our obligations with respect to certain leases and $179 million issued in favor of certain commercial insurers securing our obligations with respect to our self-insurance program. There is available capacity on the ABL Facility of $640 million at December 29, 2012, based on the borrowing base calculation. The Company can periodically elect to pay interest under the amended ABL Facility at Prime plus 1.25% or LIBOR plus 2.25% on the majority of the facility. On borrowings up to $75 million, the facility bears interest at Prime plus 2.5% or LIBOR plus 3.5%. The ABL facility also carries letter of credit fees of 2.25% and an unused commitment fee of 0.38%. The Company does not anticipate repaying all or substantially all of the outstanding ABL borrowings within the next twelve months and, accordingly, has included these borrowings in long-term debt in its consolidated balance sheet at December 29, 2012. The weighted-average interest rate for the 2012 ABL Facility was 3.15% for 2012.

•

A senior secured term loan, or the 2011 Term Loan, consists of a senior secured term loan with outstanding borrowings of $419 million at December 29, 2012. The 2011 Term Loan bears interest equal to Prime plus 3.25% or LIBOR plus 4.25%, with a LIBOR floor of 1.5%, based on a periodic election of the interest rate by the Company. Principal repayments of $1 million are payable quarterly with the balance due at maturity. The 2011 Term Loan may require mandatory repayments upon the sale of certain assets or based on excess cash flow generated by the Company, as defined in the agreement. As of December 29, 2012, entities affiliated with one of our Sponsors held $32 million of the Company’s 2011 Term Loan debt. The interest rate for all borrowings on the 2011 Term Loan was 5.75%, the LIBOR floor of 1.5% plus 4.25%, for all outstanding periods in 2012 and 2011.

•

The 2007 Term Loan, a senior secured term loan, was amended in June 2012 and December 2012. On June 6, 2012, holders of $1,241 million of 2007 Term Loan principal consented to extend the maturity date of their debt holdings from July 3, 2014 to March 31, 2017. On December 6, 2012, holders of $450 million in principal of Non-Extended 2007 Term Loan also consented to extend the maturity date of their debt holdings from July 3, 2014 to March 31, 2017. The remaining $249 million in principal of Non-Extended 2007 Term Loan was repaid. Interest on all extended borrowings (“Amended 2007 Term Loan”) was increased to Prime plus 2.5% or LIBOR plus 4.25% with a LIBOR floor of 1.5%, based on a periodic election of the interest rate by the Company. Principal repayments of $5 million are payable quarterly on the Amended 2007 Term Loan, with the balance due at maturity on March 31, 2017. At December 29, 2012, the outstanding principal of the Amended 2007 Term Loan was $1,684 million. The Amended 2007 Term Loan may require mandatory repayments upon the sale of certain assets or based on excess cash flow generated by the Company, as defined in the agreement. As of December 29, 2012, entities affiliated with one of our Sponsors held $329 million of the Amended 2007 Term Loan.

•

In 2008, the Company entered into three interest rate swaps to hedge the variable cash flows associated with the 2007 Term Loans. The interest rate swaps are designated as cash flow hedges of interest rate risk. The Company effectively pays a fixed rate of 6.0% on the notional amount of the term loan covered by the interest rate swaps. At December 29, 2012, the notional amount of the 2007 Term Loan hedged by the three interest rate swaps was $0.7 billion. The interest rate swaps fully expired in January 2013. The weighted-average interest rate for the variable portion of the 2007 Term Loan was 4.01%, 2.77% and 2.81% for 2012, 2011 and 2010, respectively.

•

The CMBS Fixed Facility provides financing of $472 million and is secured by mortgages on 38 properties, consisting primarily of distribution centers. The CMBS Fixed Facility bears interest at 6.38%. The CMBS Floating Facility matured on July 9, 2012 and its outstanding borrowings totaling $163 million were repaid with proceeds from the ABL Facility.

•

A senior secured revolving credit facility, or the Cash Flow Revolver, provides for loans of up to $100 million. There was no balance outstanding as of December 29, 2012. The Cash Flow Revolver bears interest equal to Prime plus 1.25% or LIBOR plus 2.25% and includes an unused line fee of 0.38%.

•

The unsecured Senior Notes, with outstanding principal of $975 million at December 29, 2012, bear interest at 8.5%. Unamortized original issue premium associated with 2012 Senior Notes issuances of $9 million at December 29, 2012 will be amortized as a reduction of interest expense over the remaining life of this debt facility. As of December 29, 2012, entities affiliated with our Sponsors held $20 million of the Company’s Senior Notes.

•

The unsecured Senior Subordinated Notes bear interest at 11.25% as of December 29, 2012. As of December 29, 2012, entities affiliated with one of our Sponsors held all $355 million of the Company’s Senior Subordinated Notes.

•	Other debt includes capital lease obligations of $31 million and $9 million at December 29, 2012 and December 31, 2011, respectively.

Substantially all of our assets are pledged under the various debt agreements. Debt under the 2012 ABS Facility is secured by certain designated receivables and restricted cash of the Company. The ABL Facility is secured by certain other designated receivables, inventory and tractors and trailers owned by the Company not pledged under the 2012 ABS Facility. The CMBS Fixed Facility is collateralized by mortgages on the 38 related properties. The obligations of the Company under the 2007 and 2011 Term Loans and the Cash Flow Revolver are guaranteed by security in all of the capital stock of the Company’s subsidiaries, each of the direct and indirect 100% owned domestic subsidiaries, as defined in the agreements, and are secured by substantially all assets of these subsidiaries not pledged under the 2012 ABS Facility and the CMBS Facilities. More specifically, the 2011 and 2007 Term Loans are pari passu with the Cash Flow Revolver, have priority over certain collateral securing the ABL Facility and have second priority for other collateral securing the ABL Facility. The CMBS Floating Facility was collateralized by mortgages on 15 related properties until July 9, 2012 when its outstanding borrowings were repaid. The 15 properties currently remain in the special purpose, bankruptcy remote subsidiary of the Company and are not pledged as collateral under any of the Company’s debt agreements.

The Company’s credit facilities, loan agreements and indentures contain customary covenants, including, among other things, covenants that restrict our ability to incur certain additional indebtedness, create or permit liens on assets, pay dividends, or engage in mergers or consolidations. Certain debt agreements also contain various and customary events of default with respect to the loans, including, without limitation, the failure to pay interest or principal when the same is due under the agreements, cross default provisions, the failure of representations and warranties contained in the agreements to be true and certain insolvency events. If an event of default occurs and is continuing, the principal amounts outstanding, together with all accrued unpaid interest and other amounts owed thereunder may be declared immediately due and payable by the lenders. Were such an event to occur, the Company would be forced to seek new financing that may not be on as favorable terms as our current facilities. The Company’s ability to refinance its indebtedness on favorable terms, or at all, is directly affected by the current economic and financial conditions. In addition, the Company’s ability to incur secured indebtedness (which may enable it to achieve more favorable terms than the incurrence of unsecured indebtedness) depends in part on the value of its assets, which depends, in turn, on the strength of its cash flows, results of operations, economic and market conditions and other factors. The Company is currently in compliance with all of its debt agreements.

12.	ACCRUED EXPENSES AND OTHER LONG-TERM LIABILITIES

Accrued expenses and other long-term liabilities as of December 29, 2012 and December 31, 2011 consisted of the following (in thousands):

	December 29,	December 31,
	2012	2011
Accrued expenses:
Salary, wages and bonus expenses	$60,855	$105,389
Operating expenses	66,795	66,285
Workers’ compensation, general liability and fleet liability	44,868	48,858
Group medical liability	21,701	19,635
Customer rebates and other selling expenses	60,598	52,291
Restructuring	11,696	13,280
Property and sales tax	20,790	15,911
Interest	79,951	56,894
Interest rate swap derivative	2,034	—
Other	19,018	12,626

Total accrued expenses	$388,306	$391,169

Other long-term liabilities:
Workers’ compensation, general liability and fleet liability	$114,601	$127,033
Accrued pension and postretirement benefit obligations	239,549	207,811
Restructuring	65,602	77,713
Unfunded lease obligation	28,371	29,403
Interest rate swap derivative	—	29,685
Other	31,519	28,985

Total other long-term liabilities	$479,642	$500,630

Self-Insured Liabilities — The Company has a self-insurance program for general liability, fleet liability and workers’ compensation claims. Claims in excess of certain levels are fully insured. The self-insurance liabilities, included in the table above under “Workers’ compensation, general liability and fleet liability,” are recorded at discounted present value. A summary of self-insurance liability activity for the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011 is as follows (in thousands):

	Year Ended	Year Ended	Year Ended
	December 29,	December 31,	January 1,
	2012	2011	2011
Balance at beginning of the year	$175,891	$187,694	$177,009
Charged to costs and expenses	37,763	46,127	66,338
Payments	(54,185)	(57,930)	(55,653)

Balance at end of the year	$159,469	$175,891	$187,694

13.	RESTRUCTURING AND TANGIBLE ASSET IMPAIRMENT CHARGES

As part of its ongoing efforts to reduce costs and improve operating efficiencies, starting in 2010, the Company implemented a plan to migrate from a decentralized to a functionalized organization with more processes and technologies standardized and centralized across the company. During all periods presented, the Company has incurred restructuring costs as a result of these activities. Additionally, the Company periodically closes distribution facilities due to the construction of new facilities or the consolidation of facilities.

2012 Activities — During 2012, the Company recognized restructuring and tangible asset impairment charges of $9 million. Also, the Company announced the closing of four facilities, including three distribution facilities and one administrative support facility. The closed facilities ceased operations in 2012 and were consolidated into other Company facilities. The closing of the four facilities resulted in $5 million of tangible asset impairment charges and minimal severance and related costs. During 2012, the Company recognized $3 million of net severance and related costs for initiatives to optimize and transform our business processes and systems. Also, certain Assets Held for Sale were adjusted to equal their estimated fair value less costs to sell, resulting in tangible asset impairment charges of $3 million. Additionally, the Company reversed $2 million of liabilities for unused leased facilities.

2011 Activities — During 2011, the Company announced the closing of four distribution facilities and recognized restructuring and tangible asset impairment charges of $72 million. Three of the facilities ceased operations in 2011 and the other facility closed in 2012. One facility was closed due to construction of a new facility and the operations of the remaining three closed facilities were consolidated into other Company facilities. The closing of the four distribution facilities resulted in $45 million of severance and related costs, inclusive of a $40 million multiemployer pension withdrawal charge, and $7 million of tangible asset impairment charges. The Company also recognized $17 million of severance and related costs primarily for the reorganization and centralization of various functional areas of the Company including finance, human resources, replenishment and category management and $1 million of facility closing costs. Additionally, certain other Assets Held for Sale were adjusted to equal their estimated fair value less costs to sell, resulting in tangible asset impairment charges of $2 million.

2010 Activities — During 2010, the Company completed two facility closings announced in late 2009 and recognized restructuring and tangible asset impairment charges of $11 million. The closing date of one facility was deferred until later in 2010 resulting in $6 million of additional severance and related costs before it closed in 2010. The Company recognized $2 million of severance and related costs for reorganization and centralization of certain functional areas of the Company and $2 million related to additional reductions of administrative personnel. Also, certain Assets Held for Sale were also adjusted to equal their estimated fair value less costs to sell, resulting in tangible asset impairment charges of $2 million. Additionally, the Company recognized facility closing costs of $1 million and reversed $2 million of liabilities for unused leased facilities.

Changes in the restructuring liabilities as of December 29, 2012, December 31, 2011, and January 1, 2011, are as follows (in thousands):

	Severance	Facility
	and Related	Closing
	Costs	Costs	Total
Balance at January 2, 2010	$44,127	$11,872	$55,999
Current period charges	10,181	986	11,167
Change in estimate	(670)	(2,157)	(2,827)
Payments and usage — net of accretion	(11,273)	(4,196)	(15,469)

Balance at January 1, 2011	42,365	6,505	48,870
Current period charges	64,302	1,135	65,437
Change in estimate	(2,445)	(360)	(2,805)
Payments and usage — net of accretion	(18,822)	(1,687)	(20,509)

Balance at December 31, 2011	85,400	5,593	90,993
Current period charges	4,703	51	4,754
Change in estimate	(1,575)	(1,786)	(3,361)
Payments and usage — net of accretion	(14,407)	(681)	(15,088)

Balance at December 29, 2012	$74,121	$3,177	$77,298

A summary of the restructuring and tangible asset impairment charges for the fiscal years ended December 29, 2012, December 31, 2011, and January 1, 2011, is as follows (in thousands):

	Year Ended	Year Ended	Year Ended
	December 29, 2012	December 31, 2011	January 1, 2011
Severance and related costs	$3,128	$61,857	$9,511
Facility closing costs	(1,735)	775	(1,171)
Tangible asset impairment charges	7,530	9,260	2,172

Total	$8,923	$71,892	$10,512

The $74 million of restructuring liabilities as of December 29, 2012 for severance and related costs include $67 million of multiemployer pension withdrawal liabilities relating to closed facilities, payable in monthly installments through 2031 at interest effectively at 6.5% to 6.7%.

14.	RELATED-PARTY TRANSACTIONS

The Company pays a monthly management fee of $0.8 million to investment funds associated with or designated by the Sponsors. For the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011, the Company recorded $10 million, $10 million and $11 million in management fees and related expenses, respectively, reported as distribution, selling and administrative costs in the consolidated statements of comprehensive loss. Affiliates of one of our Sponsors received transaction fees of $3 million for services relating to the 2012 debt refinancing transactions. During the fiscal year ended January 1, 2011, USF Holding Corp. and the Company paid an affiliate of one of the Sponsors $1 million for financial advisory and management services.

As discussed in Note 11 — Debt, entities affiliated with the Sponsors hold various positions in some of our debt facilities and participated in our 2012 refinancing transactions. At December 29, 2012, entities affiliated with the Sponsors held $736 million in principal of the Company’s debt facilities. In January 2013, $355 million in principal of outstanding Senior Subordinated Notes held by an entity affiliated with one of the Sponsors was redeemed through the issuance of additional Senior Notes. See Note 23 — Subsequent Events for additional information.

15.	SHARE-BASED COMPENSATION AND USF HOLDING CORP. COMMON SHARE ISSUANCES

The Stock Incentive Plan provides for the sale of USF Holding Corp. common shares to US Foods’ named executive officers, other key employees and directors as well as the grant of (i) share options to purchase common shares, (ii) share appreciation rights and (iii) restricted shares of USF Holding Corp. to certain individuals. The Board of Directors of USF Holding Corp., or the Compensation Committee of the Board, is authorized to select the officers, employees and directors eligible to participate in the Stock Incentive Plan and either the Board or the Compensation Committee may determine the specific number of shares to be offered or options, share appreciation rights or restricted shares to be granted to an individual employee or director. A maximum of approximately 31.5 million shares is reserved for issuance under the Stock Incentive Plan.

The Company measures compensation expense for share-based equity awards at fair value at the date of grant and recognizes compensation expense over the service period for awards expected to vest. Total compensation expense related to share-based payment arrangements was $4 million, $15 million and $3 million for 2012, 2011 and 2010, respectively. No share-based compensation cost was capitalized as part of the cost of an asset during 2012, 2011 and 2010. The total income tax benefit recorded in the consolidated statement of comprehensive loss was $1 million, $6 million, and $1 million during 2012, 2011 and 2010, respectively.

USF Holding Corp. Common Share Issuances — Certain employees of US Foods have purchased shares of USF Holding Corp., pursuant to a management stockholder’s agreement associated with the Stock Incentive Plan. These shares are subject to the terms and conditions (including certain restrictions) of each management stockholder’s agreement and other documents signed at the time of purchase, as well as transfer limitations pursuant to applicable law. The Company measures fair value of USF Holding Corp. shares on a quarterly basis using the combination of a market approach and an income approach. The share price determined for a particular quarter end is the price which employee purchases and company repurchases are made for the subsequent quarter. Shares were purchased by employees in 2012 at prices of $5.00 to $6.00 per share. Shares were purchased by employees in 2011 at prices of $5.00 and $5.50 per share. Shares were purchased by employees in 2010 at a price of $4.50 per share.

The related shares and net proceeds, including loan activity and share costs, of the employee share purchases, which were contributed to the Company by USF Holding Corp. in fiscal year 2012, were as follows (in thousands):

	Number of	Net Proceeds
Stock Incentive Plan — Employee Shares	Shares	Contributed
Issued and outstanding at December 31, 2011	7,169	$33,885
Issued	52	761
Repurchased	(436)	(2,724)

Outstanding at December 29, 2012	6,785	$31,922

Share Option Awards — The Company granted Time Options and Performance Options to purchase common shares of USF Holding Corp. to certain employees of the Company (collectively the “Options”). These Options are subject to the restrictions set forth in the Stock Option Agreements. Shares purchased pursuant to option exercises would be governed by the restrictions in the Stock Incentive Plan and management stockholder’s agreements. The Company also has the right, but not the obligation, to require employees to sell purchased shares back to the Company if such employees cease employment with the Company. USF Holding Corp. contributes shares to the Company upon exercise of options or grants of other awards.

The Time Options vest and become exercisable ratably over five years on the last day of each fiscal year end beginning with the fiscal year issued.

The Performance Options vest and become exercisable ratably over five years on the last day of each fiscal year end beginning with the fiscal year issued, provided that the Company achieves an annual operating performance target as defined in the applicable stock option agreements (“Stock Option Agreements”). The Stock Option Agreements also provide for “catch-up vesting” of the Performance Options if an annual operating performance target is not achieved, but a cumulative operating performance target is achieved. The Company did not achieve either the annual or cumulative operating performance target for 2012 and, accordingly, did not record a compensation charge for the Performance Options in 2012. The Company achieved the annual operating performance target in 2011 and recorded a compensation charge for the Performance Options in 2011. The Company did not achieve either the annual or cumulative operating performance target for 2010 and 2009 and, accordingly, did not record a compensation charge for the Performance Options in 2010 and 2009. In 2011, the prior year performance targets were modified and the Company recorded a vesting charge of $6 million for 2010 and 2009.

The Options are nonqualified options with exercise prices equal to the estimated value of a share of USF Holdings Corp. stock at the date of the grant. The Options have exercise prices of $4.50 to $6.00 per share and generally have a 10-year life. The fair value of each option award is estimated as of the date of grant using a Black-Scholes option-pricing model, using the fair value of our shares as an input.

The weighted-average assumptions for options granted for the fiscal years ended December 29, 2012, December 31, 2011, and January 1, 2011, are included in the following table:

	Year Ended	Year Ended	Year Ended
	December 29,	December 31,	January 1,
	2012	2011	2011
Expected volatility	35.0%	30.0%	30.0%
Expected dividends	0.0%	0.0%	0.0%
Risk-free rate	0.9%	1.2%	1.7%
Expected term (in years) 10-year options	6.7	6.5	6.1

Expected volatility is calculated based on the historical volatility of public companies similar to USF Holding Corp. The risk-free interest rate is the implied zero-coupon yield for U.S. Treasury securities having a maturity approximately equal to the expected term, as of the grant dates. The assumed dividend yield is zero because we have not historically paid dividends and do not have any current plans to pay dividends. Due to a lack of relevant historical data, the simplified approach was used to determine the expected term of the options.

A summary of options outstanding as of December 29, 2012 and changes during the fiscal year then ended is presented below:

	Time Options	Performance Options	Total Options	Weighted- Average Fair Value	Weighted- Average Exercise Price	Weighted - Average Remaining Contractual Years
Outstanding at December 31, 2011	10,707,770	10,707,770	21,415,540	$1.99	$4.90
Granted	565,626	565,626	1,131,252	$2.05	$5.95
Exercised	(425,500)	(425,500)	(851,000)	$2.21	$5.00
Forfeited	(247,318)	(247,318)	(494,636)	$1.74	$4.99

Outstanding at December 29, 2012	10,600,578	10,600,578	21,201,156	$2.03	$4.93	7

Vested and exercisable at December 29, 2012	7,854,223	6,681,874	14,536,097	$2.09	$4.92	7

The weighted-average grant date fair value of options granted in 2012, 2011 and 2010 was $2.05, $1.75 and $1.74, respectively. In 2012, 2011 and 2010, the Company recorded $2 million, $14 million and $3 million, respectively, in compensation expense related to the Options. The stock compensation expense, representing the fair value of stock options vested during the year, is reflected on the Company’s consolidated statements of comprehensive loss in distribution, selling and administrative costs. During 2012, 425,550 Time Options and 425,550 Performance Options were exercised by terminating employees for a cash outflow of $0.9 million, representing the excess of fair value over exercise price. During 2011, 131,000 Time Options and 131,000 Performance Options were exercised by terminating employees for a cash outflow of $0.1 million, representing the excess of fair value over exercise price. No options were exercised during 2010. As of December 29, 2012, there was $13 million of total unrecognized compensation costs related to nonvested options expected to vest under the Stock Option Agreements. That cost is expected to be recognized over a weighted-average period of 3 years. As of December 29, 2012, 7 million nonvested options are expected to vest in future years.

Restricted Shares — Certain employees of the Company received 481,702, 251,111 and 467,223 Restricted Shares in 2012, 2011 and 2010, respectively, of USF Holding Corp. (“Restricted Shares”) granted pursuant to the Stock Incentive Plan. Restricted Shares vest and become exercisable ratably over periods of two to five years. Under certain circumstances, as defined in the Stock Incentive Plan, the Restricted Shares are subject to accelerated vesting if there is a change in control. The summary of nonvested Restricted Shares as of December 29, 2012 and changes during the fiscal year then ended is presented below:

		Weighted-
		Average
	Restricted	Fair
	Shares	Value
Nonvested at December 31, 2011	485,223	$5.50
Granted	481,702	6.00
Vested	(340,023)	6.00
Forfeited	(34,059)	6.00

Nonvested at December 29, 2012	592,843	$6.00

The weighted-average grant date fair values for Restricted Shares granted in 2012, 2011 and 2010 were $6.00, $5.50 and $4.50, respectively. Expense of $2 million, $1 million and $0.4 million related to the Restricted Shares was recorded in distribution, selling and administrative costs during 2012, 2011 and 2010, respectively. The total fair value of Restricted Shares vested during 2012 was $2 million. As of December 29, 2012, there was $3 million of unrecognized compensation cost related to the Restricted Shares that we expect to recognize over a weighted-average period of three years.

Equity Appreciation Rights — The Company has an Equity Appreciation Rights (“EAR”) Plan for certain employees. Each EAR represents one phantom share of the common stock of USF Holding Corp. The EARs become vested and payable, primarily, at the time of a qualified public offering of equity shares or a change in control. EARs are forfeited upon termination of the participant’s employment with the Company. The EARs will be settled in cash upon vesting and, accordingly, are considered liability instruments. Certain employees of the Company received 511,800 EARs during 2012 at an exercise price of $5.75 per share. As of December 29, 2012, there were a total of 1,941,300 EARs outstanding with a weighted average exercise price of $5.00 per share.

As the EARs are liability instruments, the fair value of the awards is remeasured each reporting period until the award is settled. Since vesting is contingent upon performance conditions currently not considered probable, no compensation costs have been recorded to date for the EARs.

16.	LEASES

The Company leases various warehouse and office facilities and certain equipment under operating and capital lease agreements that expire at various dates and in some instances contain renewal provisions. The Company expenses operating lease costs, including any scheduled rent increases, rent holidays or landlord concessions, on a straight-line basis over the lease term. The Company also has an unfunded lease obligation on its Perth Amboy, New Jersey distribution facility through 2023.

The Company is obligated under the above mentioned noncancelable lease agreements to make future minimum lease payments, together with contractual sublease income, as of December 29, 2012 as follows (in thousands):

	Unfunded Lease Obligation	Capital Leases	Operating Leases	Sublease Income	Net

2013	$3,819	$2,039	$40,735	$(1,930)	$44,663
2014	4,172	3,171	33,711	(1,907)	39,147
2015	4,172	3,237	28,864	(1,840)	34,433
2016	4,269	3,304	24,524	(1,325)	30,772
2017	4,269	3,371	20,132	(702)	27,070
Thereafter	28,169	27,385	79,157	—	134,711

Total minimum lease payments (receipts)	48,870	42,507	$227,123	$(7,704)	$310,796

Less amount representing interest	(16,696)	(11,432)

Present value of minimum lease payments	$32,174	$31,075

Total lease expense, included in distribution, selling and administrative costs in the Company’s consolidated statements of comprehensive loss, for operating leases for the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011 was $50 million, $54 million and $56 million, respectively.

17.	RETIREMENT PLANS

The Company has defined benefit and defined contribution retirement plans for its employees. Also, the Company contributes to various multiemployer plans under collective bargaining agreements and provides certain health care benefits to eligible retirees and their dependents.

Company Sponsored Defined Benefit Plans — The Company maintains several qualified retirement plans and a nonqualified retirement plan (“Retirement Plans”) that pay benefits to certain employees at retirement, using formulas based on a participant’s years of service and compensation. In addition, the Company maintains a postemployment health and welfare plan for certain employees of which components are included in the tables below under Other Postretirement Plans. Amounts related to defined benefit plans recognized in the consolidated financial statements are determined on an actuarial basis.

The components of net pension and other postretirement benefit costs for each fiscal year are as follows (in thousands):

	Pension Benefits
	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended January 1, 2011
Components of net periodic pension cost:
Service cost	$25,819	$22,405	$18,989
Interest cost	38,404	36,013	33,826
Expected return on plan assets	(41,621)	(38,295)	(34,488)
Amortization of prior service cost	102	102	102
Amortization of net loss	14,572	11,541	7,059
Settlements	17,840	—	—

Net periodic pension costs	$55,116	$31,766	$25,488

	Other Postretirement Plans
	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended January 1, 2011
Components of net periodic postretirement benefit costs:
Service cost	$140	$138	$120
Interest cost	512	546	595
Amortization of net loss (gain)	34	44	(6)

Net periodic other post-retirement benefit costs	$686	$728	$709

Net period pension expense for 2012 includes an $18 million settlement charge resulting from lump-sum payments to former employees participating in several Company sponsored pension plans.

Changes in plan assets and benefit obligations recorded in other comprehensive loss for pension and other postretirement benefits for the fiscal years ended December 29, 2012, December 31, 2011, and January 1, 2011, are as follows (in thousands):

	Pension Benefits
	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended January 1, 2011
Changes recognized in other comprehensive loss :
Actuarial loss	$(54,059)	$(41,101)	$(37,754)
Prior service cost	(620)	—	—
Amortization of prior service cost	102	102	102
Amortization of net loss	14,572	11,541	7,059
Settlements	17,840	—	—

Net periodic pension costs	$(22,165)	$(29,458)	$(30,593)

	Other Postretirement Plans
	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended January 1, 2011
Changes recognized in other comprehensive loss:
Actuarial (loss) gain	$(661)	$449	$(643)
Amortization of net loss (gain)	34	44	(6)

Net periodic other post-retirement benefit costs	$(627)	$493	$(649)

The funded status of the defined benefit plans for the fiscal years ended December 29, 2012, December 31, 2011, and January 1, 2011, is as follows (in thousands):

	Pension Benefits
	December 29, 2012	December 31, 2011	January 1, 2011

Change in benefit obligation:
Benefit obligation at beginning of period	$762,771	$676,048	$589,995
Service cost	25,819	22,405	18,989
Interest cost	38,404	36,013	33,825
Actuarial loss	82,840	52,900	55,701
Plan amendments	620	—	—
Settlements	(68,627)	(225)	(225)
Benefit disbursements	(45,838)	(24,370)	(22,237)

Benefit obligation at end of period	795,989	762,771	676,048

Change in plan assets:
Fair value of plan assets at beginning of period	564,651	502,947	440,483
Return on plan assets	70,403	50,094	52,435
Employer contribution	46,179	36,205	32,491
Settlements	(68,627)	(225)	(225)
Benefit disbursements	(45,838)	(24,370)	(22,237)

Fair value of plan assets at end of period	566,768	564,651	502,947

Net amount recognized	$(229,221)	$(198,120)	$(173,101)

	Other Postretirement Plans
	December 29, 2012	December 31, 2011	January 1, 2011

Change in benefit obligation:
Benefit obligation at beginning of period	$10,653	$11,065	$10,795
Service cost	140	138	120
Interest cost	512	546	595
Employee contributions	297	411	416
Actuarial loss (gain)	661	(449)	643
Benefit disbursements	(906)	(1,058)	(1,504)

Benefit obligation at end of period	11,357	10,653	11,065

Change in plan assets:
Fair value of plan assets at beginning of period	—	—	—
Employer contribution	609	647	1,088
Employee contributions	297	411	416
Benefit disbursements	(906)	(1,058)	(1,504)

Fair value of plan assets at end of period	—	—	—

Net amount recognized	$(11,357)	$(10,653)	$(11,065)

	Pension Benefits
	December 29, 2012	December 31, 2011	January 1, 2011
Amounts recognized in the consolidated balance sheets consist of the following:
Accrued benefit obligation — current	$(401)	$(332)	$(225)
Accrued benefit obligation — noncurrent	(228,820)	(197,788)	(172,876)

Net amount recognized in the consolidated balance sheets	$(229,221)	$(198,120)	$(173,101)

Amounts recognized in accumulated other comprehensive loss consist of the following:
Prior service cost	$(1,030)	$(513)	$(615)
Net loss	(203,647)	(181,999)	(152,439)

Net liability recognized in accumulated other comprehensive loss	$(204,677)	$(182,512)	$(153,054)

Additional information:
Accumulated benefit obligation	$733,626	$721,874	$642,250
Unfunded accrued pension cost	(24,544)	(15,608)	(20,047)

	Other Postretirement Plans
	December 29, 2012	December 31, 2011	January 1, 2011
Amounts recognized in the consolidated balance sheets consist of the following:
Accrued benefit obligation — current	$(628)	$(630)	$(700)
Accrued benefit obligation — noncurrent	(10,729)	(10,023)	(10,365)

Net amount recognized in the consolidated balance sheets	$(11,357)	$(10,653)	$(11,065)

Amounts recognized in accumulated other comprehensive loss consist of the following:
Net loss	$(1,063)	$(436)	$(929)

Net liability recognized in accumulated other comprehensive loss	$(1,063)	$(436)	$(929)

Additional information — unfunded accrued benefit cost	$(10,294)	$(10,217)	$(10,136)

	Pension Benefits	Other Postretirement Benefits
Amounts expected to be amortized from accumulated other comprehensive loss in the next fiscal year:
Net loss	$13,029	$112
Prior service cost	198	—

Net expected to be amortized	$13,227	$112

Assumptions used to determine benefit obligations at period-end and net pension costs were as follows:

	Pension Benefits
	December 29, 2012	December 31, 2011	January 1, 2011

Benefit obligation:
Discount rate	4.29%	5.08%	5.38%
Annual compensation increase	3.6%	4.0%	4.0%
Net cost:
Discount rate	5.08%	5.38%	5.90%
Expected return on plan assets	7.25%	7.50%	7.75%
Annual compensation increase	4.0%	4.0%	4.0%

	Other Postretirement Plans
	December 29, 2012	December 31, 2011	January 1, 2011
Benefit obligation — discount rate	3.90%	4.95%	5.10%
Net cost — discount rate	4.95%	5.10%	5.70%

The measurement dates for the pension and other postretirement benefit plans were December 29, 2012, December 31, 2011 and January 1, 2011.

A health care cost trend rate is used in the calculations of postretirement medical benefit plan obligations. The assumed healthcare trend rates for the fiscal years ended December 29, 2012, December 31, 2011, and January 1, 2011, are as follows:

	December 29, 2012	December 31, 2011	January 1, 2011

Immediate rate	7.50%	7.80%	8.00%
Ultimate trend rate	4.50%	4.50%	4.50%
Year the rate reaches the ultimate trend rate	2028	2028	2028

A one percent change in the rate would result in a change to the postretirement medical plan obligation of less than $1 million. Retirees covered under these plans are responsible for the cost of coverage in excess of the subsidy, including all future cost increases.

For guidance in determining the discount rate, the Company determines the implied rate of return on a hypothetical portfolio of high-quality fixed-income investments for which the timing and amount of cash outflows approximates the estimated payouts of the pension plans. The discount rate assumption is reviewed annually and revised as deemed appropriate.

The expected long-term rate of return on plan assets is derived from a mathematical asset model that incorporates assumptions as to the various asset class returns, reflecting a combination of historical performance analysis and the forward-looking views of the financial markets regarding the yield on long-term bonds and the historical returns of the major stock markets. The rate of return assumption is reviewed annually and revised as deemed appropriate.

The Company’s investment objective for our Company sponsored plans is to provide a common investment platform and investment managers, overseen by the Company’s Retirement Administration Committee, which will adopt and maintain an asset allocation strategy for the plans’ assets designed to address the Retirement Plans’ liability structure. The Company has developed an asset allocation policy and rebalancing policy, and reviews the major asset classes, through consultation with investment consultants, at least quarterly to determine if the plan assets are performing as expected. The Company’s 2012 strategy targeted a mix of 50% equity securities and 50% long-term debt securities and cash equivalents. The actual mix of investments at December 29, 2012 was 48% equity securities and 52% long-term debt securities and cash equivalents. The Company plans to manage the actual mix of investments to achieve its target mix.

The following table (in thousands) sets forth by level within the fair value hierarchy the assets of the Company’s defined benefit plans assets. See Note 4 — Fair Value Measurements for a detailed description of the three-tier fair value hierarchy.

	Asset Fair Value as of December 29, 2012
	Level 1	Level 2	Level 3	Total

Cash and cash equivalents	$2,079	$—	$—	$2,079
Common collective trust funds:
Cash equivalents	—	8,178	—	8,178
Domestic equities	—	189,872	—	189,872
International equities	—	28,529	—	28,529
Mutual funds:
Domestic equities	24,060	—	—	24,060
International equities	31,346	—	—	31,346
Long-term debt securities:
Corporate debt securities:
Domestic	—	137,457	—	137,457
International	—	20,341	—	20,341
U.S. government securities	—	112,681	—	112,681
Government agencies securities	—	9,343	—	9,343
Other	—	2,882	—	2,882

	$57,485	$509,283	$—	$566,768

	Asset Fair Value as of December 31, 2011
	Level 1	Level 2	Level 3	Total

Cash and cash equivalents	$8,345	$—	$—	$8,345
Common collective trust funds:
Cash equivalents	—	4,119	—	4,119
Domestic equities	—	205,947	—	205,947
International equities	—	25,865	—	25,865
Mutual funds:
Domestic equities	23,926	—	—	23,926
International equities	28,787	—	—	28,787
Long-term debt securities:
Corporate debt securities:
Domestic	—	114,489	—	114,489
International	—	18,002	—	18,002
U.S. government securities	—	120,698	—	120,698
Government agencies securities	—	8,568		8,568
Other	—	1,944	—	1,944
Investment contract	—	—	3,961	3,961

	$61,058	$499,632	$3,961	$564,651

A description of the valuation methodologies used for assets measured at fair value is as follows:

•	Cash and cash equivalents are valued at original cost plus accrued interest.

•

Common collective trust funds are valued at the net asset value of the shares held at the end of the reporting period. This class represents investments in actively managed common collective trust funds that invest primarily in equity securities which may include common stocks, options and futures. Investments are valued at the net asset value per share multiplied by the number of shares held as of the measurement date.

•	Mutual funds are valued at the closing price reported on the active market on which individual funds are traded.

•	Long-term debt securities are valued at the estimated price a dealer will pay for the individual securities.

•	The investment contract is valued at contract value, which approximates fair value.

The investment contract was classified as a Level 3 asset in the fair value hierarchy. A summary of changes in the fair value of this Level 3 asset for the fiscal year ended December 29, 2012 and December 31, 2011 is as follows (in thousands):

	December 29, 2012	December 31, 2011
Balance at beginning of period	$3,961	$3,788
Net realized gain on assets	—	173
Sales and settlements — net	(3,961)	—

Balance at end of period	$—	$3,961

Estimated future benefit payments, under Company sponsored plans as of December 29, 2012, are as follows (in thousands):

	Pension	Postretirement
	Benefits	Plans
2013	$31,969	$629
2014	32,662	712
2015	34,006	798
2016	34,927	850
2017	37,369	870
Subsequent five years	211,348	4,486

Estimated required and discretionary contributions expected to be contributed by the Company to the Retirement Plans in 2013 total $49 million.

Other Company Sponsored Benefit Plans — Employees are eligible to participate in a defined contribution 401(k) plan which provides that under certain circumstances the Company may make matching contributions of up to 50% of the first 6% of a participant’s compensation. The Company’s contributions to this plan were $25 million, $23 million and $21 million in the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011, respectively. The Company, at its discretion, may make additional contributions to the 401(k) Plan. In 2011, the Company made a $2 million discretionary contribution primarily for the benefit of eligible non-exempt employees. The Company made no discretionary contributions under the 401(k) plan in fiscal years 2012 and 2010.

Multiemployer Pension Plans — The Company contributes to numerous multiemployer pension plans under the terms of collective bargaining agreements that cover certain of its union-represented employees. The Company does not administer these multiemployer pension plans.

The risks of participating in multiemployer pension plans differ from traditional single-employer defined benefit plans as follows:

•	Assets contributed to a multiemployer pension plan by one employer may be used to provide benefits to the employees of other participating employers;

•	if a participating employer stops contributing to a multiemployer pension plan, the unfunded obligations of the plan may be borne by the remaining participating employers; and

•	if the Company elects to stop participation in a multiemployer pension plan, the Company may be required to pay a withdrawal liability based upon the underfunded status of the plan.

The Company’s participation in multiemployer pension plans for the year ended December 29, 2012 is outlined in the tables below. The Company considers significant plans to be those plans to which the Company contributed more than 5% of total contributions to the plan in a given plan year or for which the Company believes its estimated withdrawal liability, should it decide to voluntarily withdraw from the plan, may be material to the Company. For each plan that is considered individually significant to the Company, the following information is provided:

•	The EIN/Plan Number column provides the Employee Identification Number (“EIN”) and the three-digit plan number (“PN”) assigned to a plan by the Internal Revenue Service.

•

The most recent Pension Protection Act (“PPA”) zone status available for 2012 and 2011 is for the plan years beginning in 2012 and 2011, respectively. The zone status is based on information provided to participating employers by each plan and is certified by the plan’s actuary. A plan in the red zone has been determined to be in critical status, based on criteria established under the Internal Revenue Code (the “Code”), and is generally less than 65% funded. A plan in the yellow zone has been determined to be in endangered status, based on criteria established under the Code, and is generally less than 80% funded. A plan in the green zone has been determined to be neither in critical status nor in endangered status, and is generally at least 80% funded.

•

The FIP/RP Status Pending/Implemented column indicates plans for which a financial improvement plan (“FIP”) or a rehabilitation plan (“RP”) is either pending or has been implemented. In addition to regular plan contributions, participating employers may be subject to a surcharge if the plan is in the red zone.

•	The Surcharge Imposed column indicates whether a surcharge has been imposed on participating employers contributing to the plan.

•	The Expiration Dates column indicates the expiration dates of the collective-bargaining agreements to which the plans are subject.

PPA Zone Status
Pension Fund	EIN / Plan Number	2012	2011	FIP/RP Status Pending / Implemented	Surcharge Imposed	Expiration Dates
Central States, Southeast and Southwest Areas Pension Fund	36-6044243 / 001	Red	Red	Implemented	Yes	4/30/13 to 4/30/16
Western Conference of Teamsters Pension Trust Fund (1)	91-6145047 / 001	Green	Green	N/A	No	11/16/12 to 10/1/15 (2)
Minneapolis Food Distributing Industry Pension Plan (1)	41-6047047 / 001	Yellow	Yellow	Implemented	No	3/31/14
Teamster Pension Trust Fund of Philadelphia and Vicinity (1)	23-1511735 001	Yellow	Yellow	Pending	No	2/8/12 to 3/10/12(3)
Truck Drivers & Helpers Local 355 Pension Fund (1)	52-0951433 001	Yellow	Yellow	Pending	No	3/15/15
Local 703 I.B. of T. Grocery and Food Employees’ Pension Plan	36-6491473 / 001	Green	Green	N/A	No	6/30/13
United Teamsters Trust Fund A	13-5660513 / 001	Red	Red	Implemented	Yes	5/30/15
Warehouse Employees Local 169 and Employers Joint Pension Fund (1)	23-6230368 / 001	Red	Red	Implemented	Yes	2/8/12(4)
Warehouse Employees Local No. 570 Pension Fund	52-6048848 / 001	Green	Green	N/A	No	3/15/15

(1)	The plan has elected to utilize special amortization provisions provided under the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010.
(2)	The Company is a party to multiple collective bargaining agreements requiring contributions to this pension fund. A collective bargaining agreement within this pension fund expired in 2012 and continues to operate under an extension.
(3)	The Company is a party to three collective bargaining agreements requiring contributions to this pension fund. The agreements expired in 2012 and continue to operate under extensions.
(4)	The collective bargaining agreement for this pension fund is operating under an extension.

The following table provides information about the Company’s contributions to its multiemployer pension plans. For plans that are not individually significant to the Company, the total amount of USF contributions is aggregated.

	USF Contributions (1) (2)			USF Contributions Exceed 5% of
Pension	(in thousands)			Total Plan Contributions (3)
Fund	2012	2011	2010	2011	2010
Central States, Southeast and Southwest Areas Pension Fund	$3,389	$3,059	$2,932	No	No
Western Conference of Teamsters Pension Trust Fund	8,309	7,965	7,390	No	No
Minneapolis Food Distributing Industry Pension Plan	4,235	3,985	3,868	Yes	Yes
Teamster Pension Trust Fund of Philadelphia and Vicinity	2,808	2,685	2,687	No	No
Truck Drivers and Helpers Local 355 Pension Fund	1,491	1,338	1,297	Yes	Yes
Local 703 I.B. of T. Grocery and Food Employees’ Pension Plan	1,017	885	833	Yes	Yes
United Teamsters Trust Fund A	1,144	930	806	Yes	Yes
Warehouse Employees Local 169 and Employers Joint Pension Fund	961	948	911	Yes	Yes
Warehouse Employees Local No. 570 Pension Fund	969	878	922	Yes	Yes
Other Funds	3,935	3,768	4,437	-	-

	$28,258	$26,441	$26,083

(1)	Contributions made to these plans during the Company’s fiscal year, which may not coincide with the plans’ fiscal years.
(2)	Contributions do not include payments related to multiemployer pension withdrawals as described in Note 13 — Restructuring and Tangible Asset Impairment Charges.
(3)	Indicates where the Company was listed in the respective multiemployer plan Form 5500 for the applicable plan year as having made more than 5% of total contributions to the plan.

If the Company elected to voluntarily withdraw from a multiemployer pension plan, it would be responsible for its proportionate share of the plan’s unfunded vested liability. Based on the latest information available from plan administrators, the Company estimates its aggregate withdrawal liability from the multiemployer pension plans in which it participates to be approximately $230 million as of December 29, 2012. This estimate excludes $67 million of multiemployer pension plan withdrawal liabilities recorded in the Company’s consolidated financial statements related to closed facilities as of December 29, 2012 and as further described in Note 13 — Restructuring and Tangible Asset Impairment Charges. Actual withdrawal liabilities incurred by the Company, if it were to withdraw from one or more plans, could be materially different from the estimates noted herein based on better or more timely information from plan administrators or other changes impacting the respective plan’s funded status.

18.	INCOME TAXES

The income tax provision (benefit) for the fiscal years ended December 29, 2012, December 31, 2011, and January 1, 2011, consisted of the following (in thousands):

	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended January 1, 2011
Current:
Federal	$7	$(42)	$(42)
State	299	(432)	971

Current income tax provision (benefit)	306	(474)	929

Deferred:
Federal	37,635	(43,551)	6,670
State	4,507	1,951	7,986

Deferred income tax provision (benefit)	42,142	(41,600)	14,656

Total income tax provision (benefit)	$42,448	$(42,074)	$15,585

The Company’s effective income tax rates for the fiscal years ended December 29, 2012, December 31, 2011 and January 2, 2010 were (487)%, 29% and 595%, respectively. The determination of the Company’s overall effective tax rate requires the use of estimates. The effective tax rate reflects the income earned and taxed in U.S. federal and various state jurisdictions. Tax law changes, increases and decreases in permanent differences between book and tax items, changes in valuation allowances, tax credits and the Company’s change in income from each jurisdiction all affect the overall effective tax rate.

The reconciliation of the provisions for income taxes from continuing operations at the U.S. federal statutory income tax rate of 35% to the Company’s income taxes for the fiscal years ended December 29, 2012, December 31, 2011, and January 1, 2011, is as follows (in thousands):

	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended January 1, 2011
Federal income tax (benefit) expense computed at statutory rate	$(3,054)	$(50,486)	$917
Increase (decrease) in income taxes resulting from:
State income taxes — net of federal income tax benefit	(24)	(4,983)	307
Statutory rate and apportionment change	(1,000)	(74)	(486)
Change in reserves	—	—	3,051
Non-deductible expenses	2,215	1,964	2,324
Return to accrual reconciliation	29	494	2,881
Valuation allowance for deferred tax assets	43,748	10,769	4,532
Net operating loss expirations	634	772	1,568
Other	(100)	(530)	491

Total income tax provision (benefit)	$42,448	$(42,074)	$15,585

Temporary differences and carryforwards that created significant deferred tax assets and liabilities at December 29, 2012 and December 31, 2011 were as follows (in thousands):

	December 29, 2012	December 31, 2011
Deferred tax assets:
Allowance for doubtful accounts	$10,204	$15,329
Accrued employee benefits	32,211	52,172
Restructuring reserves	39,131	42,264
Workers’ compensation, general liability and auto liabilities	62,353	68,656
Deferred income	1,506	1,979
Deferred financing costs	11,234	—
Pension liability	75,233	64,886
Interest rate derivative liability	795	11,613
Net operating loss carryforwards	215,443	209,548
Other accrued expenses	15,241	14,581

Total gross deferred tax assets	463,351	481,028
Less valuation allowance	(128,844)	(85,685)

Total net deferred tax assets	334,507	395,343

Deferred tax liabilities:
Property and equipment	(139,365)	(140,018)
Inventories	(20,263)	(31,278)
Intangibles	(532,341)	(537,323)

Total deferred tax liabilities	(691,969)	(708,619)

Net deferred tax liability	$(357,462)	$(313,276)

The net deferred tax liability is presented in the December 29, 2012 and December 31, 2011 consolidated balance sheets as follows (in thousands):

	2012	2011
Current deferred tax asset	$8,034	$30,915
Noncurrent deferred tax liability	(365,496)	(344,191)

Net deferred tax liability	$(357,462)	$(313,276)

A summary of the activity in the valuation allowance for the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011 is as follows (in thousands):

	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended January 1, 2011
Balance at beginning of period	$85,685	$74,916	$70,384
Charged to expense	43,748	10,769	4,532
Other	(589)	—	—

Balance at end of period	$128,844	$85,685	$74,916

As of December 29, 2012, the Company has recorded valuation allowances of $44 million and $85 million for federal and state net operating loss carryforwards, respectively, based upon expected future utilization. The Company also has a federal minimum tax credit carryforward of approximately $1 million.

As of December 29, 2012, we have tax affected federal and state net operating loss carryforwards of $125 million and $90 million, respectively, which will expire at various dates from 2013 to 2032.

The Company’s net operating loss carryforwards expire as follows (in millions):

	Federal	State	Total
2013-2017	$—	$9	$9
2018-2022	8	31	39
2023-2027	31	36	67
2028-2032	86	14	100

	$125	$90	$215

The Company recognizes an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits.

A reconciliation of the beginning and ending amount of unrecognized tax benefits as of December 29. 2012, December 31, 2011, and January 1, 2011, is as follows (in thousands):

Balance at January 2, 2010	$61,758
Gross increases due to positions taken in prior years	969
Gross decreases due to positions taken in prior years	(1,027)
Gross increases due to positions taken in current year	111
Decreases due to lapses of statute of limitations	(197)
Decreases due to changes in tax rates	(7)

Balance at January 1, 2011	61,607
Gross increases due to positions taken in prior years	70
Gross decreases due to positions taken in prior years	(802)
Decreases due to lapses of statute of limitations	(92)
Decreases due to changes in tax rates	(385)

Balance at December 31, 2011	60,398
Gross decreases due to positions taken in prior years	(333)
Gross increases due to positions taken in current year	71
Decreases due to lapses of statute of limitations	(73)
Decreases due to changes in tax rates	(436)

Balance at December 29, 2012	$59,627

The Company recognizes interest and penalties related to uncertain tax positions in interest expense — net in its consolidated statements of comprehensive loss. As of December 29, 2012, the Company had approximately $2 million of accrued interest and penalties related to uncertain tax positions.

The reversal of the unrecognized tax benefits that would affect our effective tax rate, if recognized, would be $53 million.

The Company files U.S. and state income tax returns in jurisdictions with varying statutes of limitations. Our 2007 through 2011 U.S. federal tax years and various state tax years from 2001 through 2011 remain subject to income tax examinations by the relevant taxing authorities. Ahold has agreed to indemnify the Company for preclosing consolidated federal and certain combined state income taxes and the Company is generally responsible for all other taxes.

19.	BUSINESS ACQUISITIONS

During 2012, the Company purchased five foodservice distributors for cash of $106 million, plus contingent consideration of $6 million, in order to expand its presence in certain geographic areas. The acquisitions were purchases which have been or are being integrated into our foodservice distribution network. The following table summarizes the purchase price allocations for the 2012 business acquisitions as follows (in thousands):

Accounts receivable	$25,083
Inventories	26,076
Property and equipment	21,107
Goodwill	15,213
Other intangible assets	44,126
Accounts payable	(16,634)
Accrued expenses and other current liabilities	(8,930)

Cash used in acquisitions	$106,041

The 2012 acquisitions, individually and in the aggregate, did not materially affect the Company’s results of operations or financial position. Actual net sales and operating earnings of the businesses acquired were less than 2% of the Company’s consolidated results and, therefore, pro forma information has not been provided.

The Company also paid cash totaling $41 million for business acquisitions made during 2011.

Certain acquisitions involve contingent consideration in the event certain operating results are achieved over periods of up to two years. As of December 29, 2012, the Company has accrued $6 million of contingent consideration relating to acquisitions.

20.	COMMITMENTS AND CONTINGENCIES

Purchase Commitments — The Company enters into purchase orders with vendors and other parties in the ordinary course of business. Additionally, the Company has a limited number of purchase contracts with certain vendors that require the Company to buy a predetermined volume of goods which are not recorded in its consolidated balance sheets. As of December 29, 2012, the Company’s purchase orders and purchase commitments, to be delivered in 2013 were $801 million. The Company has no material purchase commitments subsequent to 2013. Purchase commitments for 2013 include the following (in thousands):

Inventory ordered — not received	$595,522
Vendor purchase contracts	83,399
Diesel fuel forward purchases	121,733

Total purchase commitments	$800,654

Indemnification by Ahold for Certain Matters — In connection with the Acquisition, Ahold committed to indemnify and hold harmless the Company from and against damages (which includes losses, liabilities, obligations, and claims of any kind) and litigation costs (including attorneys’ fees and expenses) suffered, incurred or paid after the Closing Date relating to certain matters. The Company was responsible for the first $40 million of damages and litigation expenses incurred after the closing of the Acquisition and Ahold’s indemnification obligations apply to any such damages and litigation expenses as may be incurred after the Closing Date in excess of $40 million. As of the end of its 2009 fiscal year, the Company had incurred $40 million in costs related to these matters; therefore, any future litigation expenses related to the aforementioned matters are subject to the rights of indemnification from Ahold. As of December 29, 2012, no material amounts are due to the Company from Ahold under the indemnification agreement.

Legal Proceedings — The Company is involved in a number of legal proceedings arising from the conduct of its business. The legal proceedings discussed below, whether pending, threatened or unasserted, if decided adversely to or settled by the Company, may result in liabilities material to the Company’s financial condition or results of operations. The Company has recognized provisions with respect to its proceedings, where appropriate, which are reflected in the Company’s consolidated balance sheets. The Company’s policy is to expense attorney fees as incurred.

Pricing Litigation — In October 2006, two customers filed a putative class action against the Company and Ahold. In December 2006, an amended complaint was filed naming a third plaintiff. The complaint focuses on certain pricing practices of the Company in contracts with some of its customers. In February 2007, the Company filed a motion to dismiss the complaint. In August 2007, two additional customers of the Company filed putative class action complaints. These two additional lawsuits are based upon the pricing practices at issue in the case described in the first two sentences of this paragraph. In November 2007, the Judicial Panel on Multidistrict Litigation ordered the transfer of the two subsequently filed lawsuits to the jurisdiction in which the first lawsuit was filed, the U.S. District Court for the District of Connecticut, for consolidated or coordinated proceedings. In June 2008, the Plaintiffs filed their consolidated and amended class action complaint; the Company moved to dismiss this complaint. In August 2009, the Plaintiffs filed a motion for class certification. In December 2009, the court issued a ruling on the Company’s motion to dismiss, dismissing Ahold from the case and also dismissing certain of the plaintiffs’ claims. On November 30, 2011, the court issued its ruling granting the plaintiffs’ motion to certify the class. On April 4, 2012, the U.S. Court of Appeals for the Second Circuit granted the Company’s request to appeal the district court’s decision which granted class certification. The appeal is fully briefed and the parties await a date for oral argument before the appeals court. In the meantime, the case continues through the discovery stage. The Company believes it has meritorious defenses to the remaining claims and continues to vigorously defend against the lawsuit. The Company does not believe at this time that an unfavorable outcome from this matter is probable and, accordingly, no such liability has been recorded. Due to the inherent uncertainty of legal proceedings, it is reasonably possible the Company could suffer a loss as a result of this matter. An estimate of a possible loss or range of loss from this matter cannot be made. However, any potential liability is subject to the Company’s rights of indemnification from Ahold to the extent and as described above.

California 2010 Labor Code Claim — In April 2010, a putative class action complaint was filed against the Company in California alleging the Company failed to meet its obligations under the California Labor Code related to the provision of meals and breaks for certain drivers. The case has been removed to federal court. In December 2011, the parties reached a tentative settlement of all claims, subject to court approval, and the Company recorded a liability of $3 million to reflect the settlement. In September 2012, the court entered final approval of the settlement which the Company paid into the court’s escrow account in October 2012. Our Third Party Administrator is currently processing claims and finalizing payment to the identified class members.

Eagan Multiemployer Pension Withdrawal Liability — In 2008, the Company completed the closure of its Eagan, Minnesota and Fairfield, Ohio divisions and recorded a liability of approximately $40 million for the related multiemployer pension withdrawal liability. In 2010, the Company received formal notice and demand for payment of a $40 million withdrawal liability, which is payable in monthly installments through November 2023. During the third quarter 2011, the Company was assessed an additional $17 million multiemployer pension withdrawal liability for the Eagan facility. The parties have agreed to arbitrate this matter and discovery commenced during the third quarter of 2012. The Company believes it has meritorious defenses against the assessment for the additional pension withdrawal liability and intends to vigorously defend itself against the claim. The Company does not believe, at this time, that a loss from such obligation is probable and, accordingly, no liability has been recorded. However, it is reasonably possible the Company may ultimately be required to pay an amount up to $17 million.

California 2009 Labor Code Claim — In February 2009, a putative class action complaint was filed against the Company in state court in California by a sales representative employed by the Company alleging that the Company has failed to meet its obligations under the California Labor Code with respect to the reimbursement of certain business expenses to the Company’s California-based sales representatives. The complaint sought reimbursement of the business expenses and interest thereon, as well as injunctive relief and attorneys’ fees and costs. In November 2009, the parties reached a tentative settlement of all claims at a court mandated mediation session. In March 2010, the Company paid the $15 million settlement it had recorded in the fourth quarter of 2009 into the court’s escrow account. In June 2010, the court approved the settlement agreement. On July 11, 2011, the Court issued an order closing the case.

Other — In addition to the legal proceedings described above, the Company and its subsidiaries are parties to a number of other legal proceedings arising out of their business operations. The Company believes that the ultimate resolution of these other proceedings will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or cash flows. Such other legal proceedings, however, are subject to inherent uncertainties and the outcome of individual matters is not predictable. It is possible that the Company could be required to make expenditures, in excess of established provisions, in amounts that cannot reasonably be estimated. However, the Company believes that the ultimate resolution of these other proceedings will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or cash flows.

21.	GUARANTOR AND NON-GUARANTOR CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The following consolidating schedules present condensed financial information of (i) the Company; (ii) certain of its subsidiaries (Guarantors) that guarantee certain obligations of the Company (the Senior Notes; the ABL Facility; the 2011 Term Loan; the Amended 2007 Term Loan; and the Cash Flow Revolver); and (iii) its other subsidiaries (Non-Guarantors). The Guarantors under the Senior Notes are identical to the Guarantors under the ABL Facility; the 2011 Term Loan; the Amended 2007 Term Loan; and the Cash Flow Revolver. Separate financial statements and other disclosures with respect to the Guarantor subsidiaries have not been provided because the Company believes the following information is sufficient, as the Guarantor subsidiaries are 100% owned by the Company and all guarantees under the Senior Notes are full and unconditional and joint and several, subject to certain release provisions which the Company has concluded are customary and therefore consistent with the Company’s ability to present condensed financial information of the Guarantors. Under the Senior Notes, a Guarantor subsidiary’s guarantee may be released when any of the following occur: (i) the sale of the Guarantor subsidiary or all of its assets; (ii) a merger or consolidation of the Guarantor subsidiary with and into the Company or another Guarantor subsidiary; (iii) upon the liquidation of the Guarantor subsidiary following the transfer of all of its assets to the Company or another Guarantor subsidiary; (iv) the rating on the securities is changed to investment grade; (v) the requirements for legal defeasance or covenant defeasance or discharge of the obligation have been satisfied; (vi) the Guarantor subsidiary is declared unrestricted for covenant purposes; or (vii) the Guarantor subsidiary’s guarantee of other indebtedness is terminated or released.

Notwithstanding the aforementioned customary release provisions under the Senior Notes, (i) each subsidiary guarantee is in place throughout the life of the Senior Notes, and no Guarantor may elect to opt out or cancel its guarantee solely at its option; (ii) there are no restrictions, limitations or caps on the guarantees; and (iii) there are no provisions that would delay the payments that would be required of the Guarantors under the guarantees.

	Condensed Consolidating Balance Sheet December 29, 2012 (in thousands)
	US Foods, Inc.	Guarantors	Non-Guarantors	Eliminations	Consolidated
Accounts receivable — net	$283,325	$31,303	$901,984	$—	$1,216,612
Inventories	1,041,628	50,864	—	—	1,092,492
Other current assets	357,830	5,937	87,635	—	451,402
Property and equipment	834,116	85,486	786,786	—	1,706,388
Goodwill	3,833,301	—	—	—	3,833,301
Other intangibles	889,453	—	—	—	889,453
Investments in subsidiaries	1,319,079	—	—	(1,319,079)	—
Intercompany receivables	—	573,654	—	(573,654)	—
Other assets	61,977	17	34,964	(23,200)	73,758

Total assets	$8,620,709	$747,261	$1,811,369	$(1,915,933)	$9,263,406

Accounts payable	$1,204,529	$35,113	$148	$—	$1,239,790
Other current liabilities	561,032	12,334	25,657	—	599,023
Long-term debt	3,628,391	—	1,136,508	—	4,764,899
Intercompany payables	549,633	—	24,021	(573,654)	—
Other liabilities	862,568	—	5,770	(23,200)	845,138
Shareholder’s equity	1,814,556	699,814	619,265	(1,319,079)	1,814,556

Total liabilities and shareholder’s equity	$8,620,709	$747,261	$1,811,369	$(1,915,933)	$9,263,406

	Condensed Consolidating Balance Sheet December 31, 2011 (in thousands)
	US Foods, Inc.	Guarantors	Non-Guarantors	Eliminations	Consolidated
Accounts receivable — net	$260,248	$31,849	$841,206	$—	$1,133,303
Inventories	807,655	43,763	—	—	851,418
Other current assets	371,016	5,955	73,823	—	450,794
Property and equipment	700,474	74,654	821,689	—	1,596,817
Goodwill	3,818,088	—	—	—	3,818,088
Other intangibles	984,682	—	—	—	984,682
Investments in subsidiaries	1,088,818	—	—	(1,088,818)	—
Intercompany receivables	—	566,055		(566,055)	—
Other assets	69,904	19	11,402	—	81,325

Total assets	$8,100,885	$722,295	$1,748,120	$(1,654,873)	$8,916,427

Accounts payable	$941,179	$31,841	$369	$—	$973,389
Other current liabilities	612,248	15,548	171,601	—	799,397
Long-term debt	3,281,749	—	1,156,091		4,437,840
Intercompany payables	566,055	—	—	(566,055)	—
Other liabilities	838,674	—	6,147	—	844,821
Shareholder’s equity	1,860,980	674,906	413,912	(1,088,818)	1,860,980

Total liabilities and shareholder’s equity	$8,100,885	$722,295	$1,748,120	$(1,654,873)	$8,916,427

	Condensed Consolidating Statement of Comprehensive Income (Loss) Year Ended December 29, 2012 (in thousands)
	US Foods, Inc.	Guarantors	Non-Guarantors	Eliminations	Consolidated
Net sales	$21,087,568	$577,353	$94,387	$(94,387)	$21,664,921
Cost of goods sold	17,503,932	468,017	—	—	17,971,949

Gross profit	3,583,636	109,336	94,387	(94,387)	3,692,972

Operating expenses:
Distribution, selling and admininstrative	3,306,527	95,300	58,883	(111,171)	3,349,539
Restructuring and tangible asset impairment charges	6,158	—	2,765	—	8,923

Total operating expenses	3,312,685	95,300	61,648	(111,171)	3,358,462

Operating income	270,951	14,036	32,739	16,784	334,510
Interest expense — net	265,719	19	46,074	—	311,812
Loss on extinguishment of debt	30,627	—	796	—	31,423
Other expense (income) — net	100,078	(16,784)	(100,078)	16,784	—

(Loss) income before income taxes	(125,473)	30,801	85,947	—	(8,725)
Income tax provision	13,767	—	28,681	—	42,448
Equity in earnings of subsidiaries	88,067	—	—	(88,067)	—

Net (loss) income	(51,173)	30,801	57,266	(88,067)	(51,173)
Other comphrehensive income	3,410	—	—	—	3,410

Comprehensive (loss) income	$(47,763)	$30,801	$57,266	$(88,067)	$(47,763)

	Condensed Consolidating Statement of Comprehensive Income (Loss) Year Ended December 31, 2011 (in thousands)
	US Foods, Inc.	Guarantors	Non-Guarantors	Eliminations	Consolidated
Net sales	$19,759,156	$585,713	$95,584	$(95,584)	$20,344,869
Cost of goods sold	16,363,613	476,237	—	—	16,839,850

Gross profit	3,395,543	109,476	95,584	(95,584)	3,505,019

Operating expenses:
Distribution, selling and admininstrative	3,135,044	94,532	72,575	(108,404)	3,193,747
Restructuring and tangible asset impairment charges	68,700	—	3,192	—	71,892

Total operating expenses	3,203,744	94,532	75,767	(108,404)	3,265,639

Operating income	191,799	14,944	19,817	12,820	239,380
Interest expense (income) — net	277,212	(15,822)	46,224	—	307,614
Loss on extinguishment of debt	76,011	—	—	—	76,011
Other expense (income) — net	103,469	(25,782)	(90,507)	12,820	—

(Loss) income before income taxes	(264,893)	56,548	64,100	—	(144,245)
Income tax (benefit) provision	(68,355)	—	26,281	—	(42,074)
Equity in earnings of subsidiaries	94,367	—	—	(94,367)	—

Net (loss) income	(102,171)	56,548	37,819	(94,367)	(102,171)
Other comphrehensive loss	(123)	—	—	—	(123)

Comprehensive (loss) income	$(102,294)	$56,548	$37,819	$(94,367)	$(102,294)

	Condensed Consolidating Statement of Comprehensive Income (Loss) Year Ended January 1, 2011 (in thousands)
	US Foods, Inc.	Guarantors	Non-Guarantors	Eliminations	Consolidated
Net sales	$18,311,183	$550,909	$97,494	$(97,494)	$18,862,092
Cost of goods sold	15,008,858	443,133	—	—	15,451,991

Gross profit	3,302,325	107,776	97,494	(97,494)	3,410,101

Operating expenses:
Distribution, selling and admininstrative	3,007,896	94,071	59,256	(105,972)	3,055,251
Restructuring and tangible asset impairment charges	8,852	—	1,660	—	10,512

Total operating expenses	3,016,748	94,071	60,916	(105,972)	3,065,763

Operating income	285,577	13,705	36,578	8,478	344,338
Interest expense (income) — net	330,155	(31,527)	43,090	—	341,718
Other expense (income) — net	134,333	(51,102)	(91,709)	8,478	—

(Loss) income before income taxes	(178,911)	96,334	85,197	—	2,620
Income tax (benefit) provision	(11,919)	—	27,504	—	15,585
Equity in earnings of subsidiaries	154,027	—	—	(154,027)	—

Net (loss) income	(12,965)	96,334	57,693	(154,027)	(12,965)
Other comphrehensive loss	(20,411)	—	—	—	(20,411)

Comprehensive (loss) income	$(33,376)	$96,334	$57,693	$(154,027)	$(33,376)

	Condensed Consolidating Statement of Cash Flows Year Ended December 29, 2012 (in thousands)
	US Foods, Inc.	Guarantors	Non-Guarantors	Consolidated
Net cash provided by operating activities	$250,365	$34,832	$30,722	$315,919

Cash flows from investing activities:
Acquisition of businesses	(106,041)	—	—	(106,041)
Proceeds from sales of property and equipment	12,264	—	7,421	19,685
Purchases of property and equipment	(258,566)	(34,876)	(14)	(293,456)

Net cash (used in) provided by investing activities	(352,343)	(34,876)	7,407	(379,812)

Cash flows from financing activities:
Proceeds from debt refinancing	583,625	—	686,000	1,269,625
Proceeds from other borrowings	2,031,000	—	—	2,031,000
Payment for debt financing costs	(31,648)	—	(3,440)	(35,088)
Principal payments on debt and capital leases	(2,129,041)	—	(854,526)	(2,983,567)
Repurchase of senior subordinated notes	(175,338)	—	—	(175,338)
Capital (distributions) contributions	(133,837)	—	133,837	—
Proceeds from parent company common stock sales	761	—	—	761
Parent company common stock repurchased	(3,734)	—	—	(3,734)

Net cash provided by (used in) financing activities	141,788	—	(38,129)	103,659

Net increase (decrease) in cash and cash equivalents	39,810	(44)	—	39,766
Cash and cash equivalents — beginning of year	201,092	1,599	—	202,691

Cash and cash equivalents — end of year	$240,902	$1,555	$—	$242,457

	Condensed Consolidating Statement of Cash Flows Year Ended December 31, 2011 (in thousands)
	US Foods, Inc.	Guarantors	Non-Guarantors	Consolidated
Net cash provided by operating activities	$369,532	$12,012	$37,623	$419,167

Cash flows from investing activities:
Acquisition of businesses	(41,385)	—	—	(41,385)
Proceeds from sales of property and equipment	2,454	—	5,033	7,487
Purchases of property and equipment	(289,380)	(15,023)	(11)	(304,414)

Net cash (used in) provided by investing activities	(328,311)	(15,023)	5,022	(338,312)

Cash flows from financing activities:
Proceeds from debt refinancing	900,000	—	—	900,000
Proceeds from other borrowings	225,000	—	—	225,000
Redemption of senior notes	(1,064,159)	—	—	(1,064,159)
Payment for debt financing costs	(29,569)	—	—	(29,569)
Principal payments on debt and capital leases	(331,015)	—	(8,272)	(339,287)
Capital contributions (distributions)	34,373	—	(34,373)	—
Proceeds from parent company common stock sales	9,960	—	—	9,960
Parent company common stock repurchased	(3,222)	—	—	(3,222)

Net cash used in financing activities	(258,632)	—	(42,645)	(301,277)

Net decrease in cash and cash equivalents	(217,411)	(3,011)	—	(220,422)
Cash and cash equivalents — beginning of year	418,503	4,610	—	423,113

Cash and cash equivalents — end of year	$201,092	$1,599	$—	$202,691

	Condensed Consolidating Statement of Cash Flows Year Ended January 1, 2011 (in thousands)
	US Foods, Inc.	Guarantors	Non-Guarantors	Consolidated
Net cash provided by operating activities	$402,335	$32,968	$46,113	$481,416

Cash flows from investing activities:
Proceeds from sales of property and equipment	10,362	—	4,695	15,057
Purchases of property and equipment	(230,567)	(32,668)	(8,269)	(271,504)
Other investing	(1,837)	—	—	(1,837)

Net cash used in investing activities	(222,042)	(32,668)	(3,574)	(258,284)

Cash flows from financing activities:
Principal payments on debt and capital leases	(21,446)	—	(9,380)	(30,826)
Capital contributions (distributions)	33,159	—	(33,159)	—
Proceeds from parent company common stock sales	4,737	—	—	4,737
Parent company common stock repurchased	(3,916)	—	—	(3,916)

Net cash provided by (used in) financing activities	12,534	—	(42,539)	(30,005)

Net increase in cash and cash equivalents	192,827	300	—	193,127
Cash and cash equivalents — beginning of year	225,676	4,310	—	229,986

Cash and cash equivalents — end of year	$418,503	$4,610	$—	$423,113

22.	BUSINESS SEGMENT INFORMATION

The Company operates in one business segment based on how the Chief Operating Decision Maker (“CODM”), the Chief Executive Officer, views the business for purposes of evaluating performance and making operating decisions. The Company markets and distributes fresh, frozen and dry food and non-food products to foodservice customers throughout the United States.

We use a centralized management structure, and Company strategies and initiatives are implemented and executed consistently across the organization to maximize value to the organization as a whole. We use shared resources for sales, procurement, and general and administrative costs across each of our distribution centers. Our distribution centers form a single network to reach our customers; it is common for a single customer to make purchases from several different distribution centers. Capital projects, whether for cost savings or generating incremental revenue, are typically evaluated based on estimated economic returns to the organization as a whole (e.g., net present value, return on investment).

The measure used by the CODM to assess operating performance is Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss), plus interest expense, net, provision (benefit) for income taxes and depreciation and amortization adjusted for (i) Sponsor fees, (ii) restructuring and tangible and intangible asset impairment charges, (iii) share-based compensation expense, (iv) other gains, losses or charges as permitted under the Company’s debt agreements and (v) the non-cash impact of LIFO adjustments. Costs to optimize and transform our business are noted as business transformation costs in the table below and are added to EBITDA in arriving at Adjusted EBITDA as permitted under the Company’s debt agreements. Business transformation costs include costs related to functionalization and significant process and systems redesign in the Company’s replenishment, finance, category management and human resources functions; company rebranding; cash & carry retail store strategy and implementation and process and system redesign related to the Company’s sales model.

The aforementioned items are specified as items to add to EBITDA in arriving at Adjusted EBITDA per the Company’s debt agreements and, accordingly, our management includes such adjustments when assessing the operating performance of the business.

The following is a quantitative reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP financial performance measure, which is net income (loss):

	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended January 1, 2011
	(in thousands)
Adjusted EBITDA	$840,750	$812,118	$736,224
Adjustments:
Sponsor fees (1)	(10,242)	(10,206)	(10,654)
Restructuring and tangible asset impairment (2)	(8,923)	(71,892)	(10,512)
Share-based compensation expense (3)	(4,312)	(14,677)	(3,484)
LIFO reserve change (4)	(13,213)	(59,300)	(30,047)
Legal (5)	—	(3,000)	(607)
Loss on extinguishment of debt (6)	(31,423)	(76,011)	—
Pension settlement (7)	(17,840)	—	—
Business transformation costs (8)	(74,900)	(44,700)	(18,802)
Other (9)	(20,918)	(26,231)	(10,258)

EBITDA	658,979	506,101	651,860
Interest expense, net	(311,812)	(307,614)	(341,718)
Income tax benefit (provision)	(42,448)	42,074	(15,585)
Depreciation and amortization expense	(355,892)	(342,732)	(307,522)

Net loss	$(51,173)	$(102,171)	$(12,965)

(1)	Consists of management fees paid to the Sponsors.
(2)	Restructuring and tangible asset impairment charges primarily consist of facility closing, severance and related costs and tangible asset impairment charges.
(3)	Share-based compensation expense represents costs recorded for Share Option Awards and Restricted Share Awards granted.
(4)	Consists of changes in the LIFO reserve.
(5)	Legal includes settlement costs accrued in 2011 for a class action matter and costs incurred for Ahold related legal matters in 2010.
(6)	The 2012 loss on extinguishment of debt consists of an early redemption premium and a write-off of unamortized debt issuance costs related to the Senior Subordinated Notes redemption, fees paid to debt holders, certain third party costs and the write-off of unamortized debt issuance costs related to the 2007 Term Loan amendments, certain third party costs related to the 2012 ABS Facility and a write-off of unamortized debt issuance costs related to the previous ABS Facility. The 2011 loss on extinguishment of debt consists of an early redemption premium and a write-off of unamortized debt issuance costs related to the May 2011 debt refinancing transactions.
(7)	Consists of a non-recurring charge resulting from lump-sum payment settlements to former employees participating in several Company sponsored pension plans.
(8)	Consists of costs to functionalize and optimize our business processes and systems, as well as implement our new brand image.
(9)	Other includes gains, losses or charges as permitted under the Company’s debt agreements.

The following table presents the sales mix for the Company’s principal product categories for the years ended December 29, 2012, December 31, 2011 and January 1, 2011:

	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended January 1, 2011
	(in thousands)
Meats and seafood	$7,445,636	$6,851,675	$6,301,736
Dry grocery products	4,214,890	3,939,459	3,640,456
Refrigerated and frozen grocery products	3,373,764	3,170,696	3,041,560
Equipment, disposables and supplies	2,075,323	1,952,317	1,864,661
Dairy	2,221,986	2,135,695	1,859,850
Beverage products	1,322,961	1,267,969	1,193,014
Produce	1,010,361	1,027,058	960,815

	$21,664,921	$20,344,869	$18,862,092

No single customer accounted for more than 10% of the Company’s consolidated net sales for 2012, 2011 or 2010. However, customers purchasing through one group purchasing organization accounted for 11.2%, 10.9% and 10.1% of the Company’s consolidated net sales in 2012, 2011 and 2010, respectively.

23.	SUBSEQUENT EVENTS

The Company evaluated subsequent events through March 7, 2013, the date its consolidated financial statements were available to be issued. No material subsequent events have occurred since December 29, 2012 that required recognition or disclosure in these consolidated financial statements, except the matters noted below.

In January 2013, the Company issued an additional $375 million in principal of its 8.5% Senior Notes due June 30, 2019 and used the proceeds to redeem the remaining $355 million in principal of its 11.25% Senior Subordinated Notes due June 30, 2017. The Senior Subordinated Notes were held by an entity affiliated with one of the Company’s Sponsors. The Company will record a loss on extinguishment of debt of approximately $24 million in the first quarter of 2013, including an early redemption premium and a write-off of unamortized debt issuance costs related to the Senior Subordinated Notes.

* * * * * *

US FOODS, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except for share data)

	March 30,	December 29,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$149,102	$242,457
Accounts receivable — net	1,268,933	1,216,612
Vendor receivables — net	132,049	93,025
Inventories	1,086,997	1,092,492
Prepaid expenses	83,360	74,499
Deferred taxes	8,034	8,034
Other current assets	27,940	33,387

Total current assets	2,756,415	2,760,506
PROPERTY AND EQUIPMENT — Net	1,742,283	1,706,388
GOODWILL	3,833,301	3,833,301
OTHER INTANGIBLES — Net	852,556	889,453
DEFERRED FINANCING COSTS	46,986	49,038
OTHER ASSETS	23,397	24,720

TOTAL ASSETS	$9,254,938	$9,263,406

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES:
Bank checks outstanding	$165,794	$161,791
Accounts payable	1,289,931	1,239,790
Accrued expenses and other current liabilities	354,780	388,306
Current portion of long-term debt	54,816	48,926

Total current liabilities	1,865,321	1,838,813
LONG-TERM DEBT	4,802,805	4,764,899
DEFERRED TAX LIABILITIES	378,800	365,496
OTHER LONG-TERM LIABILITIES	482,243	479,642

Total liabilities	7,529,169	7,448,850

COMMITMENTS AND CONTINGENCIES (See Note 15)
SHAREHOLDER’S EQUITY:
Common stock, $1.00 par value — authorized, issued, and outstanding, 1,000 shares	1	1
Additional paid-in capital	2,327,436	2,324,391
Accumulated deficit	(478,360)	(383,652)
Accumulated other comprehensive loss	(123,308)	(126,184)

Total shareholder’s equity	1,725,769	1,814,556

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$9,254,938	$9,263,406

See notes to unaudited consolidated financial statements.

US FOODS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME (Unaudited)

(In thousands)

	13-Weeks Ended
	March 30,	March 31,
	2013	2012
NET SALES	$5,404,922	$5,259,726
COST OF GOODS SOLD	4,495,783	4,383,285

Gross profit	909,139	876,441
OPERATING EXPENSES:
Distribution, selling and administrative costs	883,970	810,142
Restructuring and tangible asset impairment charges	1,792	6

Total operating expenses	885,762	810,148

OPERATING INCOME	23,377	66,293
INTEREST EXPENSE—Net	81,826	71,594
LOSS ON EXTINGUISHMENT OF DEBT	23,967	—

Loss before income taxes	(82,416)	(5,301)
INCOME TAX PROVISION (BENEFIT)	12,292	(1,812)

NET LOSS	(94,708)	(3,489)
OTHER COMPREHENSIVE INCOME (LOSS)—Net of tax:
Changes in interest rate swap derivative, net of income tax provision of $847 and $2,481	542	3,859
Changes in retirement benefit obligations, net of income tax provision of $1,101 and $1,359	2,334	2,114

COMPREHENSIVE (LOSS) INCOME	$(91,832)	$2,484

See notes to unaudited consolidated financial statements.

US FOODS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	13-Weeks Ended
	March 30, 2013	March 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(94,708)	$(3,489)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	94,178	83,924
Gain on disposal of property and equipment	(548)	(326)
Loss on extinguishment of debt	23,967	—
Tangible asset impairment charges	1,860	—
Amortization of deferred financing costs	4,670	4,786
Amortization of Senior Notes original issue premium	(833)	—
Deferred tax provision (benefit)	12,327	(1,769)
Share-based compensation expense	3,800	1,644
Provision (credit) for doubtful accounts	6,565	(3,320)
Changes in operating assets and liabilities, net of acquisitions of businesses:
Increase in receivables	(96,938)	(141,940)
Decrease (increase) in inventories	5,496	(182,546)
Increase in prepaid expenses and other assets	(8,286)	(7,363)
Increase in accounts payable and bank checks outstanding	65,213	255,683
Decrease in accrued expenses and other liabilities	(26,867)	(70,771)

Net cash used in operating activities	(10,104)	(65,487)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of property and equipment	3,463	3,688
Purchases of property and equipment	(54,599)	(124,926)
Acquisition of businesses	—	(861)

Net cash used in investing activities	(51,136)	(122,099)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt refinancing	388,125	—
Proceeds from debt borrowings	456,000	439,000
Payment for debt financing costs and fees	(6,065)	—
Principal payments on debt and capital leases	(494,276)	(342,005)
Repurchase of senior subordinated notes	(375,144)	—
Proceeds from parent company stock sales	54	200
Parent company common stock repurchased	(809)	—

Net cash (used in) provided by financing activities	(32,115)	97,195

NET DECREASE IN CASH AND CASH EQUIVALENTS	(93,355)	(90,391)
CASH AND CASH EQUIVALENTS — Beginning of period	242,457	202,691

CASH AND CASH EQUIVALENTS — End of period	$149,102	$112,300

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest (net of amounts capitalized)	$119,658	$94,366
Income taxes refunded — net of payments	(7)	(15)
Property and equipment purchases included in accounts payable	14,067	19,358
Capital lease additions	49,947	—

See notes to unaudited consolidated financial statements.

US FOODS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	OVERVIEW AND BASIS OF PRESENTATION

US Foods, Inc. and its consolidated subsidiaries is referred to herein as “we,” “our,” “us,” “the Company,” or “US Foods”. We are a 100% owned subsidiary of USF Holding Corp.

Ownership — On July 3, 2007 (the “Closing Date”), USF Holding Corp., through a wholly owned subsidiary, acquired all of our predecessor company’s common stock and certain related assets from Koninklijke Ahold N.V. (“Ahold”) for approximately $7.2 billion (the “Acquisition”). Through a series of related transactions, USF Holding Corp. became our direct parent company. USF Holding Corp. is a corporation formed and controlled by investment funds associated with or managed by Clayton, Dubilier & Rice, Inc. (“CD&R”), and Kohlberg Kravis Roberts & Co. (“KKR”) (collectively the “Sponsors”).

Business Description — US Foods markets and distributes fresh, frozen and dry food and non-food products to foodservice customers throughout the United States including independently owned single location restaurants, regional concepts, national chains, hospitals, nursing homes, hotels and motels, country clubs, fitness centers, government and military organizations, colleges and universities, and retail locations.

Basis of Presentation — The Company operates on a 52-53 week fiscal year with all periods ending on a Saturday. When a 53-week fiscal year occurs, we report the additional week in the fourth quarter. The accompanying unaudited consolidated financial statements include the accounts of US Foods, Inc. and its wholly owned subsidiaries. All intercompany transactions have been eliminated.

The accompanying unaudited consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all the information and disclosures required by GAAP for complete financial statements. These unaudited consolidated financial statements and related notes should be read in conjunction with the audited consolidated financial statements for the fiscal year ended December 29, 2012, filed as part of the Company’s Registration Statements on Form S-4 (Registration Nos. 333-185732 and 333-187667) with respect to the exchange offers, which were declared effective April 5, 2013. The consolidated financial statements reflect all adjustments that are, in the opinion of management, necessary for the fair presentation of the financial position, results of operations and cash flows for the interim periods presented. The results of operations for interim periods are not necessarily indicative of the results that might be achieved for a full year.

Public Filer Status — On May 2, 2013, the Company’s two concurrent offers to exchange $1,350 million aggregate principal amount of outstanding 8.5% Senior Notes due 2019 (“Senior Notes”) for a like principal amount of notes registered under the Securities Act of 1933, as amended (the “Securities Act”) expired. As a result of the issuance of registered Senior Notes in connection with the exchange offers, the Company has become subject to rules and regulations of the SEC applicable to issuers of securities registered under the Securities Act, including periodic and current reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. As of the expiration of the exchange offers on May 2, 2013, approximately $1,324 million in aggregate principal amount of Senior Notes had been validly tendered into the exchange offers. The Company did not receive any proceeds as a result of the exchange offers.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company’s significant accounting policies are presented in Note 2 to the Company’s consolidated financial statements for the fiscal year ended December 29, 2012, filed as part of the Company’s Registration

Statements on Form S-4 (Registration Nos. 333-185732 and 333-187667). The following selected accounting policies should be read in conjunction with those discussed in those registration statements.

Use of Estimates — The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and notes thereto. Actual results could differ from these estimates. The most critical estimates used in the preparation of the Company’s consolidated financial statements pertain to the valuation of goodwill, other intangible assets and property and equipment, accounts receivable, vendor consideration, self-insurance programs and income taxes.

Inventories — The Company’s inventories, consisting mainly of food and other foodservice-related products, are primarily considered finished goods. Inventory costs include the purchase price of the product and freight charges to deliver the product to the Company’s warehouses and are net of certain cash or non-cash consideration received from vendors. The Company assesses the need for valuation allowances for slow-moving, excess and obsolete inventories by estimating the net recoverable value of such goods based upon inventory category, inventory age, specifically identified items and overall economic conditions.

The Company records inventories at the lower of cost or market using the last-in, first-out (“LIFO”) method. The base year values of beginning and ending inventories are determined using the inventory price index computation method, which “links” current costs to original costs in the base year when the Company adopted LIFO. At March 30, 2013 and December 29, 2012, the LIFO balance sheet reserves were $138 million and $136 million, respectively. As a result of changes in LIFO reserves, cost of goods sold increased $2 million and decreased $2 million in the 13-weeks ended March 30, 2013 and March 31, 2012, respectively.

Property and Equipment — Property and equipment are stated at depreciated cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to 40 years. Property and equipment under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the remaining terms of the leases or the estimated useful lives of the assets. At March 30, 2013 and December 29, 2012, property and equipment, net included accumulated depreciation of $941 million and $890 million, respectively. Depreciation expense was $57 million and $51 million for the 13-weeks ended March 30, 2013 and March 31, 2012, respectively.

Property and equipment held and used by the Company are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. For purposes of evaluating the recoverability of property and equipment, the Company compares the carrying value of the asset or asset group to the estimated, undiscounted future cash flows expected to be generated by the long-lived asset or asset group. If the future cash flows included in a long-lived asset recoverability test do not exceed the carrying value, the carrying value is compared to the fair value of such asset. If the carrying value exceeds the fair value, an impairment charge is recorded for the excess. The Company also assesses the recoverability of its facilities classified as Assets Held for Sale. If a facility’s carrying value exceeds its fair value, less an estimated cost to sell, an impairment charge is recorded for the excess. Assets Held for Sale are not depreciated.

Impairments are recorded as a component of restructuring and tangible asset impairment charges in the consolidated statements of comprehensive loss and a reduction of the assets’ carrying value in the consolidated balance sheets. See Note 10 — Restructuring and Tangible Asset Impairment Charges for a discussion of the Company’s long-lived asset impairment charges.

Goodwill and Other Intangible Assets — Goodwill and other intangible assets include the cost of the acquired business in excess of the fair value of the net assets recorded in connection with acquisitions. Other intangible assets include customer relationships, brand names and trademarks. As required, we assess goodwill and other intangible assets with indefinite lives for impairment annually, or more frequently, if events occur that indicate an asset may be impaired. For goodwill and indefinite-lived intangible assets, our policy is to assess for impairment at the beginning of each fiscal year’s third quarter. For other intangible assets with finite lives, we assess for impairment only if events occur that indicate that the carrying amount of an asset may not be recoverable. All goodwill is assigned to the consolidated Company as the reporting unit.

Business Acquisitions — The Company accounts for business acquisitions under the acquisition method, in which assets acquired and liabilities assumed are recorded at fair value as of the date of acquisition. The operating results of the acquired companies are included in the Company’s consolidated financial statements from the date of acquisition. Acquisitions, individually and in the aggregate, did not materially affect the Company’s results of operations or financial position for any period presented. The 2012 acquisitions have been or are being integrated into our foodservice distribution network. Certain acquisitions involve contingent consideration in the event certain operating results are achieved over periods of up to two years. As of March 30, 2013 and December 29, 2012, the Company has accrued $6 million of contingent consideration relating to acquisitions.

Revenue Recognition — The Company recognizes revenue from the sale of product upon passage of title and customer acceptance of goods, which generally occurs at delivery. The Company grants certain customers sales incentives, such as rebates or discounts and treats these as a reduction of sales at the time the sale is recognized. Sales taxes invoiced to customers and remitted to governmental authorities are recorded on a net basis and are excluded from net sales.

Cost of Goods Sold — Cost of goods sold includes amounts paid to manufacturers for products sold, net of vendor consideration, plus the cost of transportation necessary to bring the products to the Company’s distribution facilities. Cost of goods sold excludes depreciation and amortization. The amounts presented for cost of goods sold may not be comparable to similar measures disclosed by other companies because not all companies calculate cost of goods sold in the same manner.

Income Taxes — The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the consolidated financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized.

An uncertain tax position is recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Uncertain tax positions are recorded at the largest amount that is more likely than not to be sustained. The Company adjusts the amounts recorded for uncertain tax positions when its judgment changes as a result of the evaluation of new information not previously available. These differences are reflected as increases or decreases to income tax expense in the period in which they are determined.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This update requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of Accumulated Other Comprehensive Income by the respective line items of net income. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. The update does not change the items reported in other comprehensive income or when an item of other comprehensive income is reclassified to net income. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2012. As this guidance only revises the presentation and disclosures related to the reclassification of items out of accumulated other comprehensive income, the Company’s adoption of this guidance in the first quarter of 2013 did not affect its financial position, results of operations or cash flows. See Note 13 – Reclassifications Out of Accumulated Other Comprehensive Income, which presents the disclosures required by this update.

4.	FAIR VALUE MEASUREMENTS

The Company follows the accounting standards for fair value, whereas fair value is a market-based measurement, not an entity-specific measurement. The Company’s fair value measurements are based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, fair value accounting standards establish a fair value hierarchy which prioritizes the inputs used in measuring fair value as follows: Level 1- observable inputs such as quoted prices in active markets; Level 2- observable inputs other than those included in Level 1 such as quoted prices for similar assets and liabilities in active or inactive markets that are observable either directly or indirectly, or other inputs that are observable or can be corroborated by observable market data; and Level 3- unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions. Any transfers of assets or liabilities between Level 1, Level 2, and Level 3 of the fair value hierarchy will be recognized as of the end of the reporting period in which the transfer occurs. There were no transfers between fair value levels in any of the periods presented below.

The Company’s assets and liabilities measured at fair value on a recurring basis as of March 30, 2013 and December 29, 2012, aggregated by the level in the fair value hierarchy within which those measurements fall, are as follows (in thousands):

Description	Level 1	Level 2	Level 3	Total
Recurring fair value measurements:
Money market funds	$20,000	$—	$—	$20,000

Balance at March 30, 2013	$20,000	$—	$—	$20,000

Recurring fair value measurements:
Interest rate swap derivative liability	$—	$(2,034)	$—	$(2,034)

Balance at December 29, 2012	$—	$(2,034)	$—	$(2,034)

Description	Level 1	Level 2	Level 3	Total
Nonrecurring fair value measurements:
Assets held for sale	$—	$—	$10,930	$10,930

Balance at March 30, 2013	$—	$—	$10,930	$10,930

Nonrecurring fair value measurements:
Assets held for sale	$—	$—	$23,400	$23,400
Property and equipment	—	—	3,361	3,361
Contingent consideration payable for business acquisitions	—	—	5,500	5,500

Balance at December 29, 2012	$—	$—	$32,261	$32,261

Recurring Fair Value Measurements

Derivative Instruments

The Company’s objective in using interest rate swap agreements from time to time is to manage its exposure to interest rate movements on a variable-rate term loan obligation. The Company recorded its interest rate swap derivatives in its consolidated balance sheets at fair value. Fair value was estimated based on projections of cash flows and future interest rates. The determination of fair value included the consideration of any credit valuation adjustments necessary, giving consideration to the creditworthiness of the respective counterparties or the Company, as appropriate.

In 2008, the Company entered into three interest rate swaps to hedge the variable cash flows associated with a variable-rate term loan (the “2007 Term Loan”). The interest rate swaps were designated as cash flow hedges of interest rate risk. The Company effectively paid a fixed rate of 6.0% on the notional amount of the term loan covered by the interest rate swaps. The interest rate swaps expired in January 2013.

At December 29, 2012, the fair value of the Company’s interest rate swap derivative financial instruments, classified under Level 2 of the fair value hierarchy, was $2 million. The interest rate swap derivative financial instruments were included in the Company’s consolidated balance sheets in accrued expenses and other current liabilities.

The effect of the Company’s interest rate swap derivative financial instruments in the consolidated statement of other comprehensive loss for the 13-weeks ended March 30, 2013 and March 31, 2012, is as follows (in thousands):

Effect of Interest Rate Swap Derivative Instruments in the Consolidated Statements of Comprehensive Income (Loss)
Derivatives in Cash Flow Hedging Relationships	Amount of Loss Recognized in Other Comprehensive Loss on Derivative (Effective Portion), net of tax	Location of Loss Reclassified From Accumulated Other Comprehensive Loss	Amount of Loss Reclassified from Accumulated Other Comprehensive Loss into Income (Effective portion), net of tax	Location of Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Income Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)

For the 13-weeks ended March 30, 2013:

Interest rate swap derivative	$(255)	Interest expense — net	$(797)	Interest expense — net	$645

For the 13-weeks ended March 31, 2012:

Interest rate swap derivative	$(1,267)	Interest expense — net	$(5,126)	Interest expense — net	$—

The Company reclassified $1 million from accumulated other comprehensive loss as an increase to interest expense when the interest rate swaps expired in January 2013 and recognized a credit to interest income of $1 million related to the ineffective portion of the interest rate swap derivatives.

Money Market Funds

Money market funds include highly liquid investments with an original maturity of three months or less. They are valued using quoted market prices in active markets and are classified under Level 1 within the fair value hierarchy. The Company held no money market funds at December 29, 2012.

Nonrecurring Fair Value Measurements

Property and Equipment

Property and equipment held and used by the Company are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. No impairments to the Company’s long-lived assets were recognized during the first quarters of 2013 and 2012.

The Company is required to record Assets Held for Sale at the lesser of the depreciated carrying amount or estimated fair value less costs to sell. During the first quarter of 2013, certain Assets Held for Sale were adjusted to equal their estimated fair value, less costs to sell, resulting in tangible asset impairment charges of $2 million. No impairments to the Company’s Assets Held for Sale were recognized during the first quarter of 2012. Fair value was estimated by the Company based on information received from real estate brokers. The amounts included in the tables above, classified under Level 3 within the fair value hierarchy, represent the estimated fair values of those property and equipment that became the new carrying amounts at the time the impairments were recorded.

Other Fair Value Measurements

The carrying value of cash, restricted cash, accounts receivable, bank checks outstanding, accounts payable, accrued expenses and contingent consideration payable for business acquisitions approximate their fair values due to their short-term maturities.

The fair value of total debt approximated $5.0 billion and $4.9 billion as of March 30, 2013 and December 29, 2012, as compared to its aggregate carrying value of $4.8 billion. Fair value was estimated based upon a combination of the cash flows expected to be generated under the Company’s debt facilities, interest rates that are currently available to the Company for debt with similar terms and estimates of the Company’s overall credit risk.

5.	ACCOUNTS RECEIVABLE FINANCING PROGRAM

The Company and certain of its subsidiaries participate in accounts receivable sales and related agreements (the “2012 ABS Facility”). Under the 2012 ABS Facility, which replaced the Company’s prior accounts receivable securitization program, the Company and certain of its subsidiaries sell, on a revolving basis, their eligible receivables to a 100% owned, special purpose, bankruptcy remote subsidiary of the Company (the “Receivables Company”) which in turn grants to the administrative agent for the benefit of the lenders a continuing security interest in all of its rights, title and interest in the eligible receivables (as defined by the 2012 ABS Facility). The Company consolidates the Receivables Company and, consequently, the transfer of the receivables is a transaction internal to the Company and the receivables have not been derecognized from the consolidated balance sheets. On a daily basis, cash from accounts receivable collections is remitted to the Company as additional eligible receivables are sold to the Receivables Company. If, on a weekly settlement basis, there are not sufficient eligible receivables available as collateral, the Company is required to either provide cash collateral to cover the shortfall or, in lieu of providing cash collateral to cover the shortfall, it can pay down its borrowings on the 2012 ABS Facility. Due to sufficient eligible receivables available as collateral, no cash collateral was held at March 30, 2013 or December 29, 2012.

The maximum capacity under the 2012 ABS Facility is $800 million. Borrowings under the 2012 ABS Facility were $686 million at March 30, 2013 and December 29, 2012. Included in the Company’s accounts receivable balance as of March 30, 2013 and December 29, 2012 was $925 million and $918 million, respectively, of receivables held as collateral in support of the 2012 ABS Facility. See Note 9 — Debt for a further description of the 2012 ABS Facility.

6.	RESTRICTED CASH

At March 30, 2013 and December 29, 2012, the Company had $7 million of restricted cash included in the Company’s consolidated balance sheets in other noncurrent assets. This restricted cash primarily represented security deposits and escrow amounts related to certain properties, primarily distribution centers, collateralizing the commercial mortgage-backed securities (“CMBS”) fixed loan facility. See Note 9— Debt.

7.	GOODWILL AND OTHER INTANGIBLES

Goodwill and other intangible assets include the cost of the acquired business in excess of the fair value of the tangible net assets recorded in connection with acquisitions. Other intangible assets include customer relationships and brand names and trademarks. Brand names and trademarks are indefinite-lived intangible assets and, accordingly, are not subject to amortization.

Customer relationship intangible assets with definite lives are carried at the acquired fair value less accumulated amortization. Customer relationship intangible assets are amortized over the estimated useful lives (four to ten years). Amortization expense was $37 million and $33 million for the 13-weeks ended March 30, 2013 and March 31, 2012, respectively.

The carrying amount of the Company’s goodwill was $3,833 million at March 30, 2013 and December 29, 2012. No impairment to the Company’s goodwill has been recognized since the Acquisition in 2007.

Other intangibles, net consisted of the following (in thousands):

	March 30,	December 29,
	2013	2012
Customer relationships — amortizable:
Gross carrying amount	$1,366,056	$1,366,056
Accumulated amortization	(766,300)	(729,403)

Net carrying value	599,756	636,653

Brand names and trademarks — not amortizing	252,800	252,800

Total other intangibles — net	$852,556	$889,453

The Company completed its annual impairment assessment for goodwill and brand names and trademarks indefinite-lived intangible assets as of July 1, 2012, the first day of its fiscal third quarter with no impairments noted. We assessed qualitative factors for our 2012 annual goodwill impairment assessment to conclude that it is not more likely than not that the fair value of our reporting unit is less than its carrying value. The qualitative factors we evaluated included macroeconomic conditions, industry and market considerations, cost factors, overall financial performance, as well as company specific events. Our fair value estimates of the brand name and trademark indefinite-lived intangible assets are based on a discounted cash flow analysis. Due to the many variables inherent in estimating fair value and the relative size of the recorded indefinite-lived intangible assets, differences in assumptions may have a material effect on the results of our impairment analysis.

8.	ASSETS HELD FOR SALE

The Company classifies its closed facilities as Assets Held for Sale at the time management commits to a plan to sell the facility and it is unlikely the plan will be changed, the facility is actively marketed and available for immediate sale and the sale is expected to be completed within one year. Due to market conditions, certain facilities may be classified as Assets Held for Sale for more than one year as the Company continues to actively market the facilities at reasonable prices. For all properties held for sale, the

Company has exited operations from the facilities and, thus, the properties are no longer productive assets. Further, the Company has no history of changing its plan to dispose of a facility once the decision has been taken. At March 30, 2013 and December 29, 2012, $12 million of closed facilities were included in Assets Held for Sale for more than one year. Assets Held for Sale is included in the Company’s consolidated balance sheets in other current assets.

The change in Assets Held for Sale for the 13-weeks ended March 30, 2013 is as follows (in thousands):

Balance at beginning of period	$23,193
Assets sold	(2,614)
Tangible asset impairment charges	(1,860)

Balance at end of the period	$18,719

During the first quarter of 2013, the Company sold a facility previously classified as Assets Held for Sale for net proceeds of $3 million, which approximated its carrying value. As discussed in Note 4 — Fair Value Measurements, during the first quarter of 2013, certain Assets Held for Sale were adjusted to equal their estimated fair value less costs to sell resulting in tangible asset impairment charges of $2 million.

9.	DEBT

The Company’s debt at March 30, 2013 and December 29, 2012 is comprised of the following (in thousands):

Debt Description	Contractual Maturity	Interest Rate at March 30, 2013	March 30, 2013	December 29, 2012
ABL Facility	May 11, 2016	3.24%	$145,000	$170,000
2012 ABS Facility	August 27, 2015	1.50	686,000	686,000
2011 Term Loan	March 31, 2017	5.75	416,500	418,625
Amended 2007 Term Loan	March 31, 2017	5.75	1,673,886	1,684,086
CMBS Fixed Facility	August 1, 2017	6.38	472,391	472,391
Cash Flow Revolver	July 3, 2013	—	—	—
Senior Notes	June 30, 2019	8.50	1,350,000	975,000
Senior Subordinated Notes	June 30, 2017	11.25	—	355,166
Obligations under capital leases	2019-2025	5.75 – 9.00	80,144	31,075
Other debt	2018-2031	4.48 – 4.88	12,893	12,966

Total debt			4,836,814	4,805,309
Add unamortized premium			20,808	8,516
Less current portion of long-term debt			(54,817)	(48,926)

Long-term debt			$4,802,805	$4,764,899

As of March 30, 2013, $1,915 million of the total debt was effectively at a fixed rate and $2,921 million was at a floating rate.

Debt Refinancing

Senior Subordinated Notes Redemption

On January 16, 2013, the Company completed a series of transactions in which it:

•

Redeemed the remaining $355 million in aggregate principal amount of its 11.25% Senior Subordinated Notes (“Senior Subordinated Notes”) due June 30, 2017 at a price equal to 105.625% of the principal amount of such Senior Subordinated Notes, plus accrued and unpaid interest to the redemption date; and

•

Issued an additional $375 million in aggregate principal amount of its 8.5% Senior Notes due June 30, 2019 to fund the Senior Subordinated Notes redemption. The Senior Notes were issued at a price equal to 103.5% of the principal amount for gross proceeds of $388 million. Entities affiliated with KKR, one of the Company’s Sponsors, were initial purchasers of $6 million in aggregate principal of Senior Notes.

The redemption of the Senior Subordinated Notes resulted in a loss on extinguishment of debt of $24 million, including an early redemption premium of $20 million and a write-off of $4 million of unamortized debt issuance costs related to the Senior Subordinated Notes. Additionally, the Company incurred third party costs (principally transaction and legal fees) of $6 million relating to this transaction. An entity affiliated with CD&R, one of the Company’s Sponsors, held all of the redeemed Senior Subordinated Notes.

Following is a description of each of the Company’s debt instruments outstanding as of March 30, 2013:

•

The 2012 ABS Facility provides commitments to fund up to $800 million against certain customer accounts receivable and related assets originated by US Foods, Inc. and certain of its subsidiaries through August 27, 2015. The Company has borrowed $686 million under the 2012 ABS Facility, the entire amount available to it based on its available collateral at August 27, 2012. The Company, at its option, can request additional 2012 ABS Facility borrowings up to the maximum commitment, provided sufficient eligible receivables are available as collateral. The portion of the loan held by the lenders who fund the loan with commercial paper bears interest at the lender’s commercial paper rate plus any other costs associated with the issuance of commercial paper plus 1.25% and an unused commitment fee of 0.35%. The portion of the loan held by lenders who do not fund the loan with commercial paper bears interest at the London InterBank Offered Rate (“LIBOR”) plus 1.25% and an unused commitment fee of 0.35%. See Note 5 — Accounts Receivable Financing Program for a further description of the Company’s 2012 ABS Facility.

•

An asset backed senior secured revolving loan facility, the ABL Facility, provides for loans of up to $1,100 million with its capacity limited by borrowing base calculations. As of March 30, 2013, the Company had $145 million of outstanding borrowings and had issued Letters of Credit totaling $294 million under the ABL Facility. Outstanding Letters of Credit included $100 million issued in favor of certain lessors securing Ahold’s contingent exposure under guarantees of our obligations with respect to certain leases, $179 million issued in favor of certain commercial insurers securing our obligations with respect to our self-insurance program and letters of credit of $15 million for other obligations. There is available capacity on the ABL Facility of $661 million at March 30, 2013, based on the borrowing base calculation. As of March 30, 2013, the Company can periodically elect to pay interest under the amended ABL Facility at Prime plus 1.0% or LIBOR plus 2.0% on the majority of the facility. On borrowings up to $75 million, the facility bears interest at Prime plus 2.25% or LIBOR plus 3.25%. The ABL facility also carries letter of credit fees of 2.0% and an unused commitment fee of 0.25%. The Company anticipates repaying all or substantially all of the outstanding ABL borrowings at times during the next twelve months and reborrowing funds under the facility as needed. The Company anticipates its borrowing base capacity will exceed its ABL facility borrowing needs at all times within the next twelve months and, accordingly, it has included these borrowings in long-term debt in its consolidated balance sheet at March 30, 2013.

•

A senior secured term loan, or the 2011 Term Loan, consists of a senior secured term loan with outstanding borrowings of $416 million at March 30, 2013. The 2011 Term Loan bears interest equal to Prime plus 3.25% or LIBOR plus 4.25%, with a LIBOR floor of 1.5%, based on a periodic election of the interest rate by the Company. Principal repayments of $1 million are payable quarterly with the balance due at maturity. The 2011 Term Loan may require mandatory repayments upon the sale of certain assets or based on excess cash flow generated by the Company, as defined in the agreement. As of March 30, 2013, entities affiliated with KKR, one of our Sponsors, held $32 million of the Company’s 2011 Term Loan debt. The interest rate for all borrowings on the 2011 Term Loan was 5.75%, the LIBOR floor of 1.5% plus 4.25%, for all outstanding periods in 2013 and 2012.

•

The Amended 2007 Term Loan consists of a senior secured term loan with outstanding borrowings of $1,674 million at March 30, 2013. Interest is at Prime plus 3.25% or LIBOR plus 4.25% with a LIBOR floor of 1.5%, based on a periodic election of the interest rate by the Company. Principal repayments of $5 million are payable quarterly on the Amended 2007 Term Loan, with the balance due at maturity on March 31, 2017. The Amended 2007 Term Loan may require mandatory repayments upon the sale of certain assets or based on excess cash flow generated by the Company, as defined in the agreement. As of March 30, 2013, entities affiliated with KKR, one of our Sponsors, held $320 million of the Amended 2007 Term Loan. In 2008, the Company entered into three interest rate swaps to hedge the variable cash flows associated with the Amended 2007 Term Loan. The interest rate swaps, designated as cash flow hedges of interest rate risk, fully expired in January 2013.

•	The CMBS Fixed Facility provides financing of $472 million and is secured by mortgages on 38 properties, consisting primarily of distribution centers. The CMBS Fixed Facility bears interest at 6.38%.

•

A senior secured revolving credit facility, or the Cash Flow Revolver, provides for loans of up to $100 million. There was no balance outstanding as of March 30, 2013. The Cash Flow Revolver bears interest equal to Prime plus 1.25% or LIBOR plus 2.25% and includes an unused line fee of 0.38%.

•

The unsecured Senior Notes, with outstanding principal of $1,350 million at March 30, 2013, bear interest at 8.5%. Unamortized original issue premium associated with the 2013 and 2012 Senior Notes issuances of $21 million at March 30, 2013 will be amortized as a reduction of interest expense over the remaining life of this debt facility. As of March 30, 2013, entities affiliated with KKR, one of our Sponsors, held $20 million of the Company’s Senior Notes.

Substantially all of our assets are pledged under the various debt agreements. Debt under the 2012 ABS Facility is secured by certain designated receivables and restricted cash of the Company. The ABL Facility is secured by certain other designated receivables, inventory and tractors and trailers owned by the Company not pledged under the 2012 ABS Facility. The CMBS Fixed Facility is collateralized by mortgages on the 38 related properties. The obligations of the Company under the Amended 2007 Term Loan, 2011 Term Loan and the Cash Flow Revolver are guaranteed by security in all of the capital stock of the Company’s subsidiaries, each of the direct and indirect 100% owned domestic subsidiaries, as defined in the agreements, and are secured by substantially all assets of these subsidiaries not pledged under the 2012 ABS Facility and the CMBS Facilities. More specifically, the 2011 Term Loan and the Amended 2007 Term Loans are pari passu with the Cash Flow Revolver, have priority over certain collateral securing the ABL Facility and have second priority for other collateral securing the ABL Facility. The former CMBS Floating Facility was collateralized by mortgages on 15 related properties until July 9, 2012 when its outstanding borrowings were repaid. Currently, 14 properties remain in the special purpose, bankruptcy remote subsidiary of the Company and are not pledged as collateral under any of the Company’s debt agreements.

The Company’s credit facilities, loan agreements and indentures contain customary covenants, including, among other things, covenants that restrict our ability to incur certain additional indebtedness, create or permit liens on assets, pay dividends, or engage in mergers or consolidations. Certain debt agreements also contain various and customary events of default with respect to the loans, including, without limitation, the failure to pay interest or principal when the same is due under the agreements, cross default provisions, the failure of representations and warranties contained in the agreements to be true and certain insolvency events. If an event of default occurs and is continuing, the principal amounts outstanding, together with all accrued unpaid interest and other amounts owed thereunder may be declared immediately due and payable by the lenders. Were such an event to occur, the Company would be forced to seek new financing that may not be on as favorable terms as our current facilities. The Company’s ability to refinance its indebtedness on favorable terms, or at all, is directly affected by the current economic and financial conditions. In addition, the Company’s ability to incur secured indebtedness (which may enable it to achieve more favorable terms than the incurrence of unsecured indebtedness) depends in part on the value of its assets, which depends, in turn, on the strength of its cash flows, results of operations, economic and market conditions and other factors. The Company is currently in compliance with all of its credit facilities.

10.	RESTRUCTURING AND TANGIBLE ASSET IMPAIRMENT CHARGES

During 2013, certain Assets Held for Sale were adjusted to equal their estimated fair value less costs to sell resulting in tangible asset impairment charges of $2 million. During 2013, a reversal of an excess liability for an unused leased facility was substantially offset by minimal severance costs incurred. During 2012, the Company recognized minimal residual severance costs relating to 2011 initiatives.

A summary of the restructuring charges during the 13-weeks ended March 30, 2013 and March 31, 2012 is as follows (in thousands):

	13-Weeks Ended
	March 30,	March 31,
	2013	2012
Severance and related costs	$469	$6
Facility closing costs	(537)	—
Tangible asset impairment charges	1,860	—

Total	$1,792	$6

The following table summarizes the changes in the restructuring liabilities for the 13-weeks ended March 30, 2013 (in thousands):

	Severance	Facility
	and Related	Closing
	Costs	Costs	Total
Balance at December 29, 2012	$74,121	$3,177	$77,298
Current period charges	477	94	571
Change in estimate	(8)	(631)	(639)
Payments and usage — net of accretion	(2,817)	(311)	(3,128)

Balance at March 30, 2013	$71,773	$2,329	$74,102

The $72 million of restructuring liabilities as of March 30, 2013 for severance and related costs include $65 million of multiemployer pension withdrawal liabilities relating to closed facilities, payable in monthly installments through 2031 at interest effectively at 6.5% to 6.7%.

11.	RELATED PARTY TRANSACTIONS

The Company pays a $0.8 million monthly management fee to investment funds associated with or managed by the Sponsors. For each of the 13-week periods ended March 30, 2013 and March 31, 2012, the Company recorded management fees and related expenses of $3 million, reported as distribution, selling and administrative costs in the consolidated statements of comprehensive loss. Affiliates of KKR, one of the Company’s Sponsors, received transaction fees of $1 million for services relating to the 2013 debt refinancing transaction.

As discussed in Note 9 — Debt, entities affiliated with the Sponsors hold various positions in some of our debt facilities and participated in our 2013 debt refinancing transaction. Entities affiliated with KKR, one of the Company’s Sponsors, were initial purchasers of $6 million in aggregate principal of Senior Notes sold in January 2013. At March 30, 2013, entities affiliated with KKR held $372 million in principal of the Company’s debt facilities.

12.	RETIREMENT PLANS

The Company has defined benefit and defined contribution retirement plans for its employees. Also, the Company contributes to various multiemployer plans under collective bargaining agreements and provides certain health care benefits to eligible retirees and their dependents.

The components of net pension and other post retirement benefit costs for the periods presented are as follows (in thousands):

	13-Weeks Ended
	Pension Benefits		Other Postretirement Plans
	March 30, 2013	March 31, 2012	March 30, 2013	March 31, 2012
Service cost	$8,030	$6,426	$38	$35
Interest cost	8,368	9,447	108	128
Expected return on plan assets	(10,482)	(10,329)	—	—
Amortization of prior service cost	50	26	—	—
Amortization of net loss	3,257	3,440	28	8

Net periodic benefit costs	$9,223	$9,010	$174	$171

During the 13-weeks ended March 30, 2013 and March 31, 2012, the Company reclassified $3 million out of accumulated other comprehensive income to distribution, selling and administrative costs relating to retirement benefit obligations.

The Company contributed $9 million and $7 million to its defined benefit and other postretirement plans during the 13-week periods ended March 30, 2013 and ended March 31, 2012, respectively. The Company anticipates making $49 million in contributions, including payments described above, to its pension plans and other postretirement plans during fiscal year 2013.

13.	RECLASSIFICATIONS OUT OF ACCUMULATED OTHER COMPREHENSIVE LOSS

The following table presents of amounts reclassified out of accumulated other comprehensive loss by component for the periods presented as follows (in thousands):

	13-Weeks Ended
Accumulated Other Comprehensive Loss Components	March 30, 2013	March 31, 2012	Affected Line Item in the Statement Where Net Income is Presented
Defined benefit pensions plans:
Balance at beginning of period (1)	$(125,642)	$(111,482)

Other comprehensive income before reclassifications	—	—
Amortization of prior service cost	50	26	Distribution, selling and administration (2)
Amortization of net loss	3,285	3,447	Distribution, selling and administration (2)

	3,335	3,473	Total before income tax
	1,001	1,359	Income tax provision

Net current period comprehensive income	2,334	2,114	Net of tax

Balance at end of period (1)	$(123,308)	$(109,368)

Interest rate swap derivative cash flow hedge:
Balance at beginning of period (1)	$(542)	$(18,112)

Other comprehensive income before reclassifications	(653)	(2,082)
Amounts reclassified from other comprehensive income	2,042	8,422	Interest expense–net

	1,389	6,340	Total before income tax
	847	2,481	Income tax provision

	542	3,859	Net of tax

Balance at end of period (1)	$—	(14,253)

Accumulated Other Comprehensive Loss end of period (1)	$(123,308)	$(123,621)

(1)	Amounts are presented net of tax.
(2)	Included in the computation of net periodic pension costs. See Note – 12 Retirement Plans for additional information.

14.	INCOME TAXES

The Company’s effective income tax rates for the 13-week periods ended March 30, 2013 and March 31, 2012, were (15)% and 34%, respectively. The determination of the Company’s overall effective tax rate requires the use of estimates. The effective tax rate reflects the income earned and taxed in various U.S. federal and state jurisdictions. Tax law changes, increases and decreases in permanent differences between book and tax items, tax credits and the Company’s change in income from each jurisdiction all affect the overall effective tax rate.

The effective tax rate for the quarter ended March 30, 2013 varied from the federal statutory rate of 35% primarily due to expenses not deductible for federal income tax purposes and an $11 million increase in our valuation allowance as a result of increased deferred tax assets (net operating losses) not covered by future reversals of deferred tax liabilities. For the 13-weeks ended March 30, 2013, the Company has utilized an annual effective tax rate for purposes of determining its year-to-date tax expense, excluding the effect of tax expense on the amortization of its tax goodwill, which was instead measured discretely by quarter to calculate income taxes resulting in the valuation allowance being recognized ratably during 2013 consistent with the tax amortization of goodwill. For the 13-week period ended March 30, 2013, the Company concluded that the use of the expected annual effective tax rate, but excluding the effective rate effects of the tax goodwill amortization was more appropriate than use of the comprehensive expected annual effective tax rate.

Management concluded that to use the forecast annual rate with the amortization of tax goodwill included would not be reliable for use in quarterly reporting of income taxes due to such rate’s significant sensitivity to minimal changes in forecasted annual pre-tax earnings. The impact of including the tax goodwill amortization in the annual effective tax rate computation, as applied to the quarterly pre-tax loss of $82 million, would be distortive to the financial statements. It is as a result of that effect that management concluded that the readers of the financial statements would best benefit from a tax provision for the quarter that reflects the accretion of the valuation allowance on a discrete, ratable basis.

We have a valuation allowance against our net deferred tax assets (excluding “naked credits”). Naked credits refer to deferred tax liabilities associated with the tax amortization of goodwill and indefinite lived intangible assets that are not amortized for financial reporting purposes. The deferred tax liability remains on the balance sheet indefinitely until such time the related assets are impaired or the business to which those assets relate are disposed. As the deferred tax liability could have an indefinite life, it is not netted against our deferred tax assets when determining the required valuation allowance. The valuation allowance was established based upon management’s assessment of all available evidence, both positive and negative, including current and historical operating results and potential tax-planning strategies. The conclusion was based primarily on our cumulative pretax losses in recent years and the need to generate significant amounts of taxable income in future periods in order to utilize existing deferred tax assets. Given the Company’s cumulative loss position, there was no reliance placed upon future income projections. The valuation allowance was $129 million at December 29, 2012. Our deferred tax assets, related to federal and state net operating losses, increased $11 million during the 13-weeks ending March 30, 2013, which resulted in the valuation allowance increasing by $11 million at March 30, 2013. We intend to maintain a full valuation allowance on our deferred tax assets until sufficient positive evidence related to sources of future taxable income exists to support a reversal of the valuation allowance.

The effective tax rate for the quarter ended March 31, 2012 varied from the federal statutory rate of 35% primarily due to changes in the valuation allowance, partially offset by the effect of state income taxes.

15.	COMMITMENTS AND CONTINGENCIES

Purchase Commitments — The Company enters into purchase orders with vendors and other parties in the ordinary course of business. The Company has a limited number of long-term purchase contracts with vendors that require it to buy a predetermined volume of goods.

Indemnification by Ahold for Certain Matters — In connection with the Acquisition, Ahold committed to indemnify and hold harmless the Company from and against damages (which includes losses, liabilities, obligations, and claims of any kind) and litigation costs (including attorneys’ fees and expenses) suffered, incurred or paid after the Closing Date relating to certain matters. The Company was responsible for the first $40 million of damages and litigation expenses incurred after the closing of the Acquisition related to such matters and Ahold’s indemnification obligations apply to any such damages and litigation expenses as may be incurred after the Closing Date in excess of $40 million. As of the end of its 2009 fiscal year, the Company had incurred $40 million in costs related to these matters; therefore, any future litigation expenses related to the aforementioned matters are subject to the rights of indemnification from Ahold. As of March 30, 2013, no material amounts are due to the Company from Ahold under the indemnification agreement.

Legal Proceedings — The Company is involved in a number of legal proceedings arising from the conduct of its business. The legal proceedings discussed below, whether pending, threatened or unasserted, if decided adversely to or settled by the Company, may result in liabilities material to the Company’s financial condition or results of operations. The Company has recognized provisions with respect to its proceedings, where appropriate, which are reflected in the Company’s consolidated balance sheets. The Company’s policy is to expense attorney fees as incurred.

California 2010 Labor Code Claim — In April 2010, a putative class action complaint was filed against the Company in California alleging the Company failed to meet its obligations under the California Labor Code related to the provision of meals and breaks for certain drivers. The case has been removed to federal court. In December 2011, the parties reached a tentative settlement of all claims, subject to court approval, and the Company recorded a liability of $3 million to reflect the settlement. In September 2012, the court entered final approval of the settlement which the Company paid into the court’s escrow account in October 2012. The Third Party Administrator is currently finalizing payment to the identified class members in accordance with the court approved settlement.

Eagan Multiemployer Pension Withdrawal Liability — In 2008, the Company completed the closure of its Eagan, Minnesota and Fairfield, Ohio divisions and recorded a liability of approximately $40 million for the related multiemployer pension withdrawal liability. In 2010, the Company received formal notice and demand for payment of a $40 million withdrawal liability, which is payable in monthly installments through November 2023. During the third quarter 2011, the Company was assessed an additional $17 million multiemployer pension withdrawal liability for the Eagan facility. The parties have agreed to arbitrate this matter and discovery commenced during the third quarter of 2012. The Company believes it has meritorious defenses against the assessment for the additional pension withdrawal liability and intends to vigorously defend itself against the claim. The Company does not believe, at this time, that a loss from such obligation is probable and, accordingly, no liability has been recorded. However, it is reasonably possible the Company may ultimately be required to pay an amount up to $17 million.

Pricing Litigation — In October 2006, two customers filed a putative class action against the Company and Ahold. In December 2006, an amended complaint was filed naming a third plaintiff. The complaint focuses on certain pricing practices of the Company in contracts with some of its customers. In February 2007, the Company filed a motion to dismiss the complaint. In August 2007, two additional customers of the Company filed putative class action complaints. These two additional lawsuits are based upon the pricing practices at issue in the case described in the first two sentences of this paragraph. In November 2007, the Judicial Panel on Multidistrict Litigation ordered the transfer of the two subsequently filed lawsuits to the jurisdiction in which the first lawsuit was filed, the U.S. District Court for the District of Connecticut, for consolidated or coordinated proceedings. In June 2008, the Plaintiffs filed their consolidated and amended class action complaint; the Company moved to dismiss this complaint. In August 2009, the Plaintiffs filed a motion for class certification. In December 2009, the court issued a ruling on the Company’s motion to dismiss, dismissing Ahold from the case and also dismissing certain of the plaintiffs’ claims. On November 30, 2011, the court issued its ruling granting the plaintiffs’ motion to certify the class. On April 4, 2012, the U.S. Court of Appeals for the Second Circuit granted the Company’s request to appeal the district court’s decision which granted class certification. Oral argument will be held on May 29, 2013 before the appeals court. In the meantime, the case continues through the discovery stage. The Company believes it has meritorious defenses to the remaining claims and continues to vigorously defend against the lawsuit. The Company does not believe at this time that an unfavorable outcome from this matter is probable and, accordingly, no such liability has been recorded. Due to the inherent uncertainty of legal proceedings, it is reasonably possible the Company could suffer a loss as a result of this matter. An estimate of a possible loss or range of loss from this matter cannot be made. However, any potential liability is subject to the Company’s rights of indemnification from Ahold to the extent and as described above.

Other—In addition to the legal proceedings described above, the Company and its subsidiaries are parties to a number of other legal proceedings arising out of their business operations. Such other legal proceedings, however, are subject to inherent uncertainties and the outcome of individual matters is not predictable. It is possible that the Company could be required to make expenditures, in excess of established provisions, in amounts that cannot reasonably be estimated. However, the Company believes that the ultimate resolution of these other proceedings will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or cash flows.

16.	GUARANTOR AND NON-GUARANTOR CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The following consolidating schedules present condensed financial information of (i) the Company; (ii) certain of its subsidiaries (Guarantors) that guarantee certain obligations of the Company (the Senior Notes; the ABL Facility; the 2011 Term Loan; the Amended 2007 Term Loan; and the Cash Flow Revolver); and (iii) its other subsidiaries (Non-Guarantors). The Guarantors under the Senior Notes are identical to the Guarantors under the ABL Facility; the 2011 Term Loan; the Amended 2007 Term Loan; and the Cash Flow Revolver. Separate financial statements and other disclosures with respect to the Guarantor subsidiaries have not been provided because the Company believes the following information is sufficient, as the Guarantor subsidiaries are 100% owned by the Company and all guarantees under the Senior Notes are full and unconditional and joint and several, subject to certain release provisions which the Company has concluded are customary and therefore consistent with the Company’s ability to present condensed financial information of the Guarantors. Under the Senior Notes, a Guarantor subsidiary’s guarantee may be released when any of the following occur: (i) the sale of the Guarantor subsidiary or all of its assets; (ii) a merger or consolidation of the Guarantor subsidiary with and into the Company or another Guarantor subsidiary; (iii) upon the liquidation of the Guarantor subsidiary following the transfer of all of its assets to the Company or another Guarantor subsidiary; (iv) the rating on the securities is changed to investment grade; (v) the requirements for legal defeasance or covenant defeasance or discharge of the obligation have been satisfied; (vi) the Guarantor subsidiary is declared unrestricted for covenant purposes; or (vii) the Guarantor subsidiary’s guarantee of other indebtedness is terminated or released.

Notwithstanding the aforementioned customary release provisions under the Senior Notes, (i) each subsidiary guarantee is in place throughout the life of the Senior Notes, and no Guarantor may elect to opt out or cancel its guarantee solely at its option; (ii) there are no restrictions, limitations or caps on the guarantees; and (iii) there are no provisions that would delay the payments that would be required of the Guarantors under the guarantees.

	Condensed Consolidating Balance Sheet March 30, 2013
	(in thousands)
	US Foods, Inc.	Guarantors	Non-Guarantors	Eliminations	Consolidated
Accounts receivable — net	$299,168	$31,819	$937,946	$—	$1,268,933
Inventories	1,034,826	52,171	—	—	1,086,997
Other current assets	306,477	6,775	87,233	—	400,485
Property and equipment	868,475	85,309	788,499	—	1,742,283
Goodwill	3,833,301	—	—	—	3,833,301
Other intangibles	852,556	—	—	—	852,556
Investments in subsidiaries	1,341,015	—	—	(1,341,015)	—
Intercompany receivables	—	588,661	—	(588,661)	—
Other assets	59,147	17	34,419	(23,200)	70,383

Total assets	$8,594,965	$764,752	$1,848,097	$(1,952,876)	$9,254,938

Accounts payable	$1,249,062	$40,869	$—	$—	$1,289,931
Other current liabilities	536,081	13,343	25,966	—	575,390
Long-term debt	3,653,975	12,322	1,136,508	—	4,802,805
Intercompany payables	551,605	—	37,056	(588,661)	—
Other liabilities	878,473	—	5,770	(23,200)	861,043
Shareholder’s equity	1,725,769	698,218	642,797	(1,341,015)	1,725,769

Total liabilities and shareholder’s equity	$8,594,965	$764,752	$1,848,097	$(1,952,876)	$9,254,938

	Condensed Consolidating Balance Sheet
	December 29, 2012
	(in thousands)
	US Foods, Inc.	Guarantors	Non-Guarantors	Eliminations	Consolidated
Accounts receivable — net	$283,325	$31,303	$901,984	$—	$1,216,612
Inventories	1,041,628	50,864	—	—	1,092,492
Other current assets	357,830	5,937	87,635	—	451,402
Property and equipment	834,116	85,486	786,786	—	1,706,388
Goodwill	3,833,301	—	—	—	3,833,301
Other intangibles	889,453	—	—	—	889,453
Investments in subsidiaries	1,319,079	—	—	(1,319,079)	—
Intercompany receivables	—	573,654	—	(573,654)	—
Other assets	61,977	17	34,964	(23,200)	73,758

Total assets	$8,620,709	$747,261	$1,811,369	$(1,915,933)	$9,263,406

Accounts payable	$1,204,529	$35,113	$148	$—	$1,239,790
Other current liabilities	561,032	12,334	25,657	—	599,023
Long-term debt	3,628,391	—	1,136,508	—	4,764,899
Intercompany payables	549,633	—	24,021	(573,654)	—
Other liabilities	862,568	—	5,770	(23,200)	845,138
Shareholder’s equity	1,814,556	699,814	619,265	(1,319,079)	1,814,556

Total liabilities and shareholder’s equity	$8,620,709	$747,261	$1,811,369	$(1,915,933)	$9,263,406

	Condensed Consolidating Statement of Comprehensive Income (Loss)
	13-Weeks Ended March 30, 2013
	(in thousands)
	US Foods, Inc.	Guarantors	Non-Guarantors	Eliminations	Consolidated
Net sales	$5,264,586	$140,336	$23,568	$(23,568)	$5,404,922
Cost of goods sold	4,383,434	112,349	—	—	4,495,783

Gross profit	881,152	27,987	23,568	(23,568)	909,139
Operating expenses:
Distribution, selling and admininstrative	872,964	23,494	15,565	(28,053)	883,970
Restructuring and tangible asset impairment charges	402	—	1,390	—	1,792

Total operating expenses	873,366	23,494	16,955	(28,053)	885,762

Operating income	7,786	4,493	6,613	4,485	23,377
Interest expense — net	70,723	—	11,103	—	81,826
Loss on extinguishment of debt	23,967	—	—	—	23,967
Other expense (income) — net	27,001	(4,485)	(27,001)	4,485	—

(Loss) income before income taxes	(113,905)	8,978	22,511	—	(82,416)
Income tax provision	4,502	—	7,790	—	12,292
Equity in earnings of subsidiaries	23,699	—	—	(23,699)	—

Net (loss) income	(94,708)	8,978	14,721	(23,699)	(94,708)
Other comphrehensive income	2,876	—	—	—	2,876

Comprehensive (loss) income	$(91,832)	$8,978	$14,721	$(23,699)	$(91,832)

	Condensed Consolidating Statement of Comprehensive Income (Loss)
	13-Weeks Ended March 31, 2012
	(in thousands)
	US Foods, Inc.	Guarantors	Non-Guarantors	Eliminations	Consolidated
Net sales	$5,115,859	$143,867	$23,697	$(23,697)	$5,259,726
Cost of goods sold	4,266,024	117,261	—	—	4,383,285

Gross profit	849,835	26,606	23,697	(23,697)	876,441
Operating expenses:
Distribution, selling and admininstrative	798,993	23,312	15,229	(27,392)	810,142
Restructuring and tangible asset impairment charges	6	—	—	—	6

Total operating expenses	798,999	23,312	15,229	(27,392)	810,148

Operating income	50,836	3,294	8,468	3,695	66,293
Interest expense — net	60,143	19	11,432	—	71,594
Other expense (income) — net	22,643	(3,695)	(22,643)	3,695	—

(Loss) income before income taxes	(31,950)	6,970	19,679	—	(5,301)
Income tax (benefit) provision	(8,408)	—	6,596	—	(1,812)
Equity in earnings of subsidiaries	20,053	—	—	(20,053)	—

Net (loss) income	(3,489)	6,970	13,083	(20,053)	(3,489)
Other comphrehensive income	5,973	—	—	—	5,973

Comprehensive income (loss)	$2,484	$6,970	$13,083	$(20,053)	$2,484

	Condensed Consolidating Statement of Cash Flows
	13-Weeks Ended March 30, 2013
	(in thousands)
	US Foods, Inc.	Guarantors	Non-Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(17,839)	$961	$6,774	$(10,104)

Cash flows from investing activities:
Proceeds from sales of property and equipment	3,463	—	—	3,463
Purchases of property and equipment	(53,712)	(887)	—	(54,599)

Net cash used in investing activities	(50,249)	(887)	—	(51,136)

Cash flows from financing activities:
Proceeds from debt refinancing	388,125	—		388,125
Proceeds from other borrowings	456,000	—	—	456,000
Payment for debt financing costs	(6,065)	—	—	(6,065)
Principal payments on debt and capital leases	(494,169)	(107)		(494,276)
Repurchase of senior subordinated notes	(375,144)	—	—	(375,144)
Capital contributions (distributions)	6,774	—	(6,774)	—
Proceeds from parent company common stock sales	54	—	—	54
Parent company common stock repurchased	(809)	—	—	(809)

Net cash used in financing activities	(25,234)	(107)	(6,774)	(32,115)

Net decrease in cash and cash equivalents	(93,322)	(33)	—	(93,355)
Cash and cash equivalents — beginning of period	240,902	1,555	—	242,457

Cash and cash equivalents — end of period	$147,580	$1,522	$—	$149,102

	Condensed Consolidating Statement of Cash Flows
	13-Weeks Ended March 31, 2012
	(in thousands)
	US Foods, Inc.	Guarantors	Non-Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(96,289)	$21,742	$9,060	$(65,487)

Cash flows from investing activities:
Acquisition of businesses	(861)	—	—	(861)
Proceeds from sales of property and equipment	500	—	3,188	3,688
Purchases of property and equipment	(103,248)	(21,678)	—	(124,926)

Net cash (used in) provided by investing activities	(103,609)	(21,678)	3,188	(122,099)

Cash flows from financing activities:
Proceeds from debt borrowings	439,000	—	—	439,000
Principal payments on debt and capital leases	(334,349)	—	(7,656)	(342,005)
Capital contributions (distributions)	4,592	—	(4,592)	—
Proceeds from parent company common stock sales	200	—	—	200

Net cash provided by (used in) financing activities	109,443	—	(12,248)	97,195

Net (decrease) increase in cash and cash equivalents	(90,455)	64	—	(90,391)
Cash and cash equivalents — beginning of period	201,092	1,599	—	202,691

Cash and cash equivalents — end of period	$110,637	$1,663	$—	$112,300

17.	BUSINESS SEGMENT INFORMATION

The Company operates in one business segment based on how the Chief Operating Decision Maker (“CODM”), the Chief Executive Officer, views the business for purposes of evaluating performance and making operating decisions. The Company markets and distributes fresh, frozen and dry food and non-food products to foodservice customers throughout the United States.

We use a centralized management structure, and Company strategies and initiatives are implemented and executed consistently across the organization to maximize value to the organization as a whole. We use shared resources for sales, procurement, and general and administrative costs across each of our distribution centers. Our distribution centers form a single network to reach our customers; it is common for a single customer to make purchases from several different distribution centers. Capital projects, whether for cost savings or generating incremental revenue, are typically evaluated based on estimated economic returns to the organization as a whole (e.g., net present value, return on investment).

The measure used by the CODM to assess operating performance is Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss), plus interest expense, net, provision (benefit) for income taxes and depreciation and amortization adjusted for (i) Sponsor fees, (ii) restructuring and tangible and intangible asset impairment charges, (iii) share-based compensation expense, (iv) other gains, losses or charges as specified under the Company’s debt agreements and (v) the non-cash impact of LIFO adjustments. Costs to optimize and transform our business are noted as business transformation costs in the table below and are added to EBITDA in arriving at Adjusted EBITDA as specified under the Company’s debt agreements.

Business transformation costs include costs related to functionalization and significant process and systems redesign in the Company’s replenishment, finance, category management and human resources functions; company rebranding; cash & carry retail store strategy and implementation; and process and system redesign related to the Company’s sales model.

The aforementioned items are specified as items to add to EBITDA in arriving at Adjusted EBITDA per the Company’s debt agreements and, accordingly, our management includes such adjustments when assessing the operating performance of the business.

The following is a quantitative reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net loss for the periods indicated (in thousands):

	13-Weeks Ended
	March 30,	March 31,
	2013	2012
Adjusted EBITDA	$156,485	$177,520
Adjustments:
Sponsor fees (1)	(2,567)	(2,603)
Restructuring and tangible asset impairment charges (2)	(1,792)	(6)
Share-based compensation expense (3)	(3,800)	(1,644)
LIFO reserve change (4)	(1,890)	2,243
Loss on extinguishment of debt (5)	(23,967)	—
Business transformation costs (6)	(13,900)	(18,705)
Other (7)	(14,981)	(6,588)

EBITDA	93,588	150,217
Interest expense, net	(81,826)	(71,594)
Income tax (provision) benefit	(12,292)	1,812
Depreciation and amortization expense	(94,178)	(83,924)

Net loss	$(94,708)	$(3,489)

(1)	Consists of management fees paid to the Sponsors.
(2)	Restructuring and tangible asset impairment charges primarily consist of facility closing, severance and related costs and tangible asset impairment charges.
(3)	Share-based compensation expense represents costs recorded for Share Option Awards and Restricted Share Awards granted.
(4)	Consists of changes in the LIFO reserve.
(5)	The 2013 loss on extinguishment of debt consists of an early redemption premium and a write-off of unamortized debt issuance costs related to the Senior Subordinated Notes redemption.
(6)	Consists of costs to functionalize and optimize our business processes and systems.
(7)	Other includes gains, losses or charges as specified under the Company’s debt agreements.

*******

$26,183,000

8.5% Senior Notes due 2019

PROSPECTUS

                    , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following sets forth the expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with distribution of the Notes registered hereby. Other than the SEC registration fee, the amounts set forth below are estimates:

SEC registration fee	$3,571
Printing expenses	$40,000
Accounting fees and expenses	$90,000
Legal fees and expenses	$75,000
Miscellaneous	$25,000

Total	$233,571
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Registrants Incorporated or Organized under Delaware Law

US Foods, Inc. and Trans-Porte, Inc. are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of US Foods, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. The Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of Trans-Porte, Inc. also provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL.

Great North Imports, LLC and US Foods Culinary Equipment and Supplies, LLC are limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Amended and Restated Limited Liability Company Agreements of Great North Imports, LLC and US Foods Culinary Equipment and Supplies, LLC, respectively, provide for the indemnification of any member or officer of the company to the fullest extent permitted by the Delaware Limited Liability Company Act.

Registrant Incorporated or Organized under Nevada Law

E&H Distributing, LLC is a limited liability company organized under the laws of the State of Nevada. Section 86.421 of the Nevada Revised Statutes (the “NRS”) permits a Nevada limited liability company to indemnify any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the limited liability company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving in certain capacities at the request of the limited liability company. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified. A Nevada limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In either case, however, to be entitled to indemnification, the person to be indemnified must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 86.431 of the NRS also provides that to the extent a manager, member, employee or agent of a Nevada limited liability company has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 86.441 of the NRS permits a Nevada limited liability company, in its articles of organization, operating agreement or other agreement, to provide for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 86.461 of the NRS permits a Nevada limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s managers, members employees or agents, or any persons serving in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as managers, members, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

The Limited Liability Company Agreement of E&H Distributing, LLC provides for the indemnification of any member or officer of the company to the fullest extent permitted by the NRS.

Indemnification Agreements

Investment funds associated with or managed by Clayton, Dubilier & Rice, LLC (“CD&R”) and Kohlberg Kravis Roberts & Co (“KKR”, and together with CD&R, the “Sponsors”) have entered into indemnification agreements with US Foods, Inc., USF Holding Corp., and stockholders of USF Holding Corp. affiliated with the Sponsors, pursuant to which USF Holding Corp. and US Foods, Inc. will indemnify the Sponsors, the stockholders of USF Holding Corp. affiliated with the Sponsors and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons, against certain liabilities arising out of performance of the consulting agreements with the Sponsors and certain other claims and liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On December 6, 2012, US Foods, Inc. (the “Company”) issued $400 million in principal amount of 8.5% Senior Notes, due 2019 (the “Notes”) in a private placement. On December 27, 2012, the Company issued $175 million in principal amount of Notes, at 101.5% of the face value of such Notes. On January 16, 2013, the Company issued $375 million in aggregate principal amount of Notes at 103.5% of the face value of such Notes in a private placement for gross proceeds of $388 million. The Notes in the foregoing private placements described were sold to Deutsche Bank Securities Inc., KKR Capital Markets LLC, Citigroup Global Markets, Inc., BMO Capital Markets Corp., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Natixis Securities Americas LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Rabo Securities USA, Inc. (collectively, the “Initial Purchasers”) in transactions exempt from registration in reliance upon Section 4(2) of the Securities Act. In connection with the private placements, the Initial Purchasers also entered into exchange and registration rights agreements with the Company.

The Initial Purchasers held the Notes or resold Notes (1) to qualified institutional buyers in reliance on the exemptions afforded by Rule 144A promulgated under the Securities Act and (2) in offshore transactions in reliance on the exemptions afforded by Regulation S promulgated under the Securities Act.

The Notes were guaranteed by the subsidiary guarantors listed under the Guarantor Registrants Table on the cover page of this Registration Statement on Form S-1.

ITEM  16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) A list of exhibits filed with this Registration Statement on Form S-1 is set forth in the Exhibit Index and is incorporated herein by reference.

(b) Financial schedules are omitted because they are not applicable or not required, or because the information is included herein in our financial statements and/or the notes related thereto.

(c) Not applicable.

ITEM 17. UNDERTAKINGS

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, US Foods, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Rosemont in the State of Illinois on July 12, 2013.

US FOODS, INC. (Registrant)

By:	/S/ JOHN A. LEDERER
	Name:	John A. Lederer
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 12, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ JOHN A. LEDERER John A. Lederer	President, Chief Executive Officer, and Director (Principal Executive Officer)

/S/ ALLAN D. SWANSON Allan D. Swanson	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

/S/ JULIETTE W. PRYOR Juliette W. Pryor	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, E&H Distributing, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Rosemont in the State of Illinois on July 12, 2013.

E&H DISTRIBUTING, LLC (Registrant)

By:	/S/ JOHN A. LEDERER
	Name:	John A. Lederer
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 12, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ JOHN A. LEDERER John A. Lederer	President, Chief Executive Officer, and Director (Principal Executive Officer)

/S/ ALLAN D. SWANSON Allan D. Swanson	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

/S/ JULIETTE W. PRYOR Juliette W. Pryor	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Trans-Porte, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Rosemont in the State of Illinois on July 12, 2013.

TRANS-PORTE, INC. (Registrant)

By:	/S/ JOHN A. LEDERER
	Name:	John A. Lederer
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 12, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ JOHN A. LEDERER John A. Lederer	President, Chief Executive Officer, and Director (Principal Executive Officer)

/S/ ALLAN D. SWANSON Allan D. Swanson	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

/S/ JULIETTE W. PRYOR Juliette W. Pryor	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Great North Imports, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Rosemont in the State of Illinois on July 12, 2013.

GREAT NORTH IMPORTS, LLC (Registrant)

By:	/S/ JOHN A. LEDERER
	Name:	John A. Lederer
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 12, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ JOHN A. LEDERER John A. Lederer	President, Chief Executive Officer, and Director (Principal Executive Officer)

/S/ ALLAN D. SWANSON Allan D. Swanson	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

/S/ JULIETTE W. PRYOR Juliette W. Pryor	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, US Foods Culinary Equipment & Supplies, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Rosemont in the State of Illinois on July 12, 2013.

US FOODS CULINARY EQUIPMENT & SUPPLIES, LLC (Registrant)

By:	/S/ JOHN A. LEDERER
	Name:	John A. Lederer
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 12, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ JOHN A. LEDERER John A. Lederer	President, Chief Executive Officer, and Director (Principal Executive Officer)

/S/ ALLAN D. SWANSON Allan D. Swanson	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

/S/ JULIETTE W. PRYOR Juliette W. Pryor	Director

EXHIBIT INDEX.

Exhibit Number	Document Description

3.1.1	Restated Articles of Incorporation of US Foods, Inc. (f/k/a U.S. Foodservice, Inc. f/k/a JP Foodservice Distributors, Inc.), incorporated herein by reference to Exhibit 3.1.1 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

3.1.2	Certificate of Amendment of Certificate of Incorporation of US Foods, Inc. (f/k/a U.S. Foodservice, Inc. f/k/a JP Foodservice Distributors, Inc.) with respect to the name change from JB Foodservice Distributors, Inc. to U.S. Foodservice, Inc., incorporated herein by reference to Exhibit 3.1.2 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

3.1.3	Certificate of Amendment of Certificate of Incorporation of US Foods, Inc. (f/k/a U.S. Foodservice, Inc.) with respect to the name change from U.S. Foodservice, Inc. to US Foods, Inc., incorporated herein by reference to Exhibit 3.1.3 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

3.2	Amended and Restated By-Laws of US Foods, Inc., incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

3.3	Articles of Formation of E&H Distributing, LLC, incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

3.4	Limited Liability Company Agreement of E&H Distributing, LLC, incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

3.5	Amended and Restated Certificate of Incorporation of Trans-Porte, Inc., incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

3.6	Amended and Restated By-Laws of Trans-Porte, Inc., incorporated herein by reference to Exhibit 3.6 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

3.7.1	Certificate of Formation of Great North Imports, LLC (f/k/a USF NDG, LLC), incorporated herein by reference to Exhibit 3.7.1 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

3.7.2	Certificate of Amendment to the Certificate of Formation of Great North Imports, LLC (f/k/a USF NDG, LLC), incorporated herein by reference to Exhibit 3.7.2 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

3.8	Amended and Restated Limited Liability Company Agreement of Great North Imports, LLC (f/k/a USF NDG, LLC), incorporated herein by reference to Exhibit 3.8 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

3.9.1	Certificate of Formation of US Foods Culinary Equipment & Supplies, LLC (f/k/a Next Day Gourmet, LLC), incorporated herein by reference to Exhibit 3.9.1 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

3.9.2	Certificate of Amendment to the Certificate of Formation of US Foods Culinary Equipment & Supplies, LLC (f/k/a Next Day Gourmet, LLC), incorporated herein by reference to Exhibit 3.9.2 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

Exhibit Number	Document Description

3.10	Amended and Restated Limited Liability Company Agreement of US Foods Culinary Equipment & Supplies, LLC (f/k/a Next Day Gourmet, LLC), incorporated herein by reference to Exhibit 3.10 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

4.1.1	Indenture, dated as of May 11, 2011, among US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), as Issuer, the Subsidiary Guarantors party thereto, and Wilmington Trust, National Association (f/k/a Wilmington FSB), as Trustee, incorporated herein by reference to Exhibit 4.1.1 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

4.1.2	First Supplemental Indenture, dated December 6, 2012, among US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), as Issuer, the Subsidiary Guarantors party thereto, and Wilmington Trust, National Association (f/k/a Wilmington FSB), as Trustee, incorporated herein by reference to Exhibit 4.1.2 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

4.1.3	Second Supplemental Indenture, dated December 27, 2012, among US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), as Issuer, the Subsidiary Guarantors party thereto, and Wilmington Trust, National Association (f/k/a Wilmington FSB), as Trustee, incorporated herein by reference to Exhibit 4.1.3 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

4.1.4	Third Supplemental Indenture, dated January 16, 2013, among US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), as Issuer, the Subsidiary Guarantors party thereto, and Wilmington Trust, National Association (f/k/a Wilmington FSB), as Trustee, incorporated herein by reference to Exhibit 4.1.4 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed February 8, 2013.

4.2	Exchange and Registration Rights Agreement, dated as of May 11, 2011, by and among US Foods, Inc., the Guarantors party thereto, and Deutsche Bank Securities Inc., as the representative of the initial purchasers, incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

4.3	Exchange and Registration Rights Agreement, dated as of December 6, 2012, by and among US Foods, Inc., the Guarantors party thereto, and Deutsche Bank Securities Inc., as the representative of the initial purchasers, incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

4.4	Exchange and Registration Rights Agreement, dated as of December 27, 2012, by and among US Foods, Inc., the Guarantors party thereto, and Deutsche Bank Securities Inc., as the representative of the initial purchasers, incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

4.5	Exchange and Registration Rights Agreement, dated as of January 16, 2013, by and among US Foods, Inc., the Guarantors party thereto, and Deutsche Bank Securities Inc., as the representative of the initial purchasers, incorporated herein by reference to Exhibit 4.5 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed February 8, 2013.

4.6	Form of 8.5% Senior Notes due 2019 (included in Exhibit 4.1.1).

5.1	Opinion of Jenner & Block LLP, incorporated herein by reference to Exhibit 5.1 to the Registration Statement on Form S-1 (File No. 333-189142) of US Foods, Inc. filed June 6, 2013.

10.1	Stockholders Agreement of USF Holding Corp., dated as of July 3, 2007, among USF Holding Corp., US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), and each of the stockholders whose name appears on the signature pages thereof or who subsequently becomes a stockholder thereby, incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

Exhibit Number	Document Description

10.2	Letter Agreement, dated as of November 23, 2009, amending and restating Original Consulting Agreement among US Foods, Inc. (f/k/a U.S. Foodservice, Inc.) and Kohlberg Kravis Roberts & Co. L.P., incorporated herein by reference to Exhibit 10.2 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.3	Letter Agreement, dated as of November 23, 2009, amending and restating Original Consulting Agreement among US Foods, Inc. (f/k/a U.S. Foodservice, Inc.) and Clayton, Dubilier & Rice, LLC (successor in interest to Clayton, Dubilier & Rice, Inc.), incorporated herein by reference to Exhibit 10.3 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.4	Amended and Restated Indemnification Agreement, dated as of November 23, 2009, by and among USF Holding Corp., US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), KKR 2006 Fund, L.P., KKR PEI Investments, L.P., KKR Partners III L.P., OPERF Co-Investment LLC, and Kohlberg Kravis Roberts & Co. L.P., incorporated herein by reference to Exhibit 10.4 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.5	Amended and Restated Indemnification Agreement, dated as of November 23, 2009, by and among USF Holding Corp., US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), Clayton, Dubilier & Rice Fund VII, L.P., Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., CD&R Parallel Fund VII, L.P., CDR USF Co-Investor No.2, L.P., Clayton, Dubilier & Rice, Inc., Clayton, Dubilier & Rice, LLC and Clayton, Dubilier & Rice Holdings, L.P., incorporated herein by reference to Exhibit 10.5 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.6	Indemnification Priority and Information Sharing Agreement, dated as of April 15, 2010, among the funds managed by Clayton, Dubilier & Rice, LLC, set forth on Annex 1, CDR Manager, Clayton, Dubilier & Rice Holdings, L.P., Clayton, Dubilier & Rice, Inc. and US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), incorporated herein by reference to Exhibit 10.6 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.7	Indemnification Priority and Information Sharing Agreement, dated as of April 15, 2010, among the funds managed by Kohlberg Kravis Roberts & Co. L.P., KKR, and US Foods, Inc. (f/k/a U.S. Foodservice Inc.), incorporated herein by reference to Exhibit 10.7 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.8	Form of Management Stockholder’s Agreement, incorporated herein by reference to Exhibit 10.8 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.9	Form of Sale Participation Agreement, incorporated herein by reference to Exhibit 10.9 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.10	Form of Subscription Agreement, incorporated herein by reference to Exhibit 10.10 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.11	Annual Incentive Plan of US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), incorporated herein by reference to Exhibit 10.11 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed March 15, 2013.

10.12	2007 Stock Incentive Plan of US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), incorporated herein by reference to Exhibit 10.12 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.13	Form of Stock Option Agreement, incorporated herein by reference to Exhibit 10.13 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed March 15, 2013.

Exhibit Number	Document Description

10.14	Form of 2012 Restricted Stock Unit Agreement, incorporated herein by reference to Exhibit 10.14 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed March 15, 2013.

10.15	Form of Restricted Stock Award Agreement, incorporated herein by reference to Exhibit 10.15 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed March 15, 2013.

10.16	2013 Annual Incentive Plan of US Foods, Inc., incorporated herein by reference to Exhibit 10.16 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed March 15, 2013.

10.17	Severance Agreement, dated September 21, 2010, by and between US Foods, Inc. (f/k/a U.S. Foodservice Inc.) and John A. Lederer, incorporated herein by reference to Exhibit 10.17 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.18	Severance Agreement, dated June 12, 2009, by and between and between US Foods, Inc. (f/k/a U.S. Foodservice Inc.) and Allan Swanson, incorporated herein by reference to Exhibit 10.18 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.19	Severance Agreement, dated August 10, 2009, by and between and between US Foods, Inc. (f/k/a U.S. Foodservice Inc.) and Stuart Schuette, incorporated herein by reference to Exhibit 10.19 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.20	Severance Agreement, dated April 1, 2011, by and between and between US Foods, Inc. (f/k/a U.S. Foodservice Inc.) and Pietro Satriano, incorporated herein by reference to Exhibit 10.20 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.21	Severance Agreement, dated June 12, 2009, by and between and between US Foods, Inc. (f/k/a U.S. Foodservice Inc.) and David Esler, incorporated herein by reference to Exhibit 10.21 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.22.1	Term Loan Credit Agreement (2007 Term Facility), dated July 3, 2007, among US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), as Borrower, the several Lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Term Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Natixis, as Senior Managing Agent, incorporated herein by reference to Exhibit 10.22.1 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.22.2	Amendment No. 1, dated June 6, 2012, to the 2007 Term Facility, entered into among US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), each of the other Loan Parties as defined therein, Citicorp North America, Inc., as administrative agent for the lenders, and the Lenders party thereto, incorporated herein by reference to Exhibit 10.22.2 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.22.3	Amendment No. 2, dated December 6, 2012, to the 2007 Term Facility, entered into among US Foods, Inc., each of the other Loan Parties as defined therein, Citicorp North America, Inc., as administrative agent for the lenders, and the Lenders party thereto, incorporated herein by reference to Exhibit 10.22.3 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.23	Guarantee and Collateral Agreement, dated July 3, 2007, by US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), as Borrower and certain of its Subsidiaries in favor of Citicorp North America, Inc., as Administrative Agent and as Term Collateral Agent, incorporated herein by reference to Exhibit 10.23 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

Exhibit Number	Document Description

10.24	Revolving Credit Agreement, dated as of July 3, 2007, among US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), as the Parent Borrower, certain Subsidiaries of the Parent Borrower signatory thereto, the several Lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent, Revolving Collateral Agent, and Issuing Lender, Deutsche Bank Securities Inc., as Syndication Agent, and Natixis, as Senior Managing Agent, incorporated herein by reference to Exhibit 10.24 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.25	Revolving Guarantee and Collateral Agreement, dated as of July 3, 2007, made by US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), as Borrower and certain of its Subsidiaries in favor of Citicorp North America, Inc., as Administrative Agent and as Revolving Collateral Agent, incorporated herein by reference to Exhibit 10.25 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.26.1	ABL Credit Agreement (Senior ABL Facility), dated July 3, 2007, among US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), as the Parent Borrower, certain Subsidiaries of the Parent Borrower signatory thereto, the several Lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent, ABL Collateral Agent, and Issuing Lender, Deutsche Bank Securities Inc., as Syndication Agent, and Natixis, as Senior Managing Agent, incorporated herein by reference to Exhibit 10.26.1 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.26.2	Amendment No. 1, dated May 11, 2011 to the Senior ABL Facility, among US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), as the Parent Borrower, certain Subsidiaries of the Parent Borrower signatory thereto, the several Lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent, ABL Collateral Agent, and Issuing Lender, incorporated herein by reference to Exhibit 10.26.2 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.26.3	Amendment No. 2, dated November 28, 2011 to the Senior ABL Facility, among US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), as the Parent Borrower, certain Subsidiaries of the Parent Borrower signatory thereto, the several Lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent, ABL Collateral Agent, and Issuing Lender, incorporated herein by reference to Exhibit 10.26.3 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.26.4	Amendment No. 3, dated August 15, 2012 to the Senior ABL Facility, among US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), as the Parent Borrower, certain Subsidiaries of the Parent Borrower signatory thereto, the several Lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent, ABL Collateral Agent, and Issuing Lender, incorporated herein by reference to Exhibit 10.26.4 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.27	ABL Guarantee and Collateral Agreement, dated as of July 3, 2007, made by US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), as the Parent Borrower and the several Subsidiary Borrowers signatory thereto, in favor of Citicorp North America, Inc., as Administrative Agent and as ABL Collateral Agent, incorporated herein by reference to Exhibit 10.27 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.28.1	Credit Agreement (2011 Term Facility), dated May 11, 2011, among US Foods, Inc. (f/k/a/ U.S. Foodservice, Inc.), as the Borrower, the several Lenders from time to time party thereto, and Citicorp North America, Inc., as Administrative Agent and Collateral Agent, incorporated herein by reference to Exhibit 10.28 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

Exhibit Number	Document Description

10.28.2*	First Amendment, dated as of June 7, 2013, to the 2011 Term Facility, among US Foods, Inc., as the Borrower, the other Loan Parties thereto, Citicorp North America, Inc., as administrative agent and collateral agent and the Lenders and other financial institutions party thereto.

10.29	Guarantee and Collateral Agreement, dated as of May 11, 2011, among U.S. Foods, Inc. (f/k/a/ U.S. Foodservice, Inc.), as Borrower and certain of its Subsidiaries in favor of Citicorp North America, Inc., as Administrative Agent and as Term Collateral Agent, incorporated herein by reference to Exhibit 10.29 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

10.30	2007 Stock Incentive Plan for Key Employees of USF Holdings Corp. as amended, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-185732) of US Foods, Inc. filed May 30, 2013.

10.31	Form of Management Stockholder’s Agreement, incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 333-185732) of US Foods, Inc. filed May 30, 2013.

10.32	Form of Sale Participation Agreement, incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 333-185732) of US Foods, Inc. filed May 30, 2013.

10.33	Form of Stock Option Agreement, incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 333-185732) of US Foods, Inc. filed May 30, 2013.

10.34	Form of Restricted Stock Unit Agreement, incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 333-185732) of US Foods, Inc. filed May 30, 2013.

10.35	Form of Restricted Stock Award Agreement, incorporated herein by reference to Exhibit 10.6 to the Current Report on Form 8-K (File No. 333-185732) of US Foods, Inc. filed May 30, 2013.

12.1	Statements re Computation of Ratio of Earnings to Fixed Charges, incorporated herein by reference to Exhibit 12.1 to the Registration Statement on Form S-1 (File No. 333-189142) of US Foods, Inc. filed June 6, 2013.

21.1	Subsidiaries of US Foods, Inc., incorporated herein by reference to Exhibit 21.1 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

23.1*	Consent of Deloitte & Touche LLP.

23.2	Consent of Jenner & Block LLP (included in Exhibit 5.1).

24.1	Power of Attorney, incorporated herein by reference to the signature pages to the Registration Statement on Form S-1 (File No. 333-189142) of US Foods, Inc. filed June 6, 2013.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, National Association, as trustee under the Indenture, dated as of May 11, 2011, among US Foods, Inc., as Issuer, the Subsidiary Guarantors party thereto, and Wilmington Trust, National Association (f/k/a Wilmington Trust FSB), as Trustee, incorporated herein by reference to Exhibit 25.1 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed December 28, 2012.

101†	Interactive Data File.

*	Filed herewith.
†	Furnished with the Registration Statement on Form S-1 (File No. 333-189142) of US Foods, Inc. filed June 6, 2013.